Filed Pursuant to Rule 424(b)(3)

Registration No. 333-251653

PROSPECTUS SUPPLEMENT

Desktop Metal, Inc.

192,707,982 Shares of Class A Common Stock

25,010,494 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus supplement further supplements and updates the prospectus dated June 3, 2021, relating to the resale of up to 192,707,982 shares of our Class A common stock by the selling securityholders named in the prospectus (including their pledgees, donees, transferees or other successors-in-interest) and the issuance by us of up to 25,010,494 shares of Class A common stock upon the exercise of warrants.

This prospectus supplement incorporates into such prospectus the information (other than information that is furnished and not deemed filed) contained in our attached:

•	Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on July 29, 2021;

•	Amendment to Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on August 12, 2021; and

•	Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 11, 2021, or the Quarterly Report.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “DM”. On August 19, 2021, the closing sale price of our Class A common stock as reported on the NYSE was $7.34.

We are an “emerging growth company” under the applicable rules of the Securities and Exchange Commission and, as such, have elected to comply with certain reduced public company disclosure requirements for our filings with the Securities and Exchange Commission.

Our business and investment in our Class A common stock involve significant risks. These risks are described in the section titled “Risk Factors” in the Quarterly Report.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 20, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2021

Desktop Metal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38835	83-2044042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Third Avenue Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(978) 224-1244

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2021, the Board of Directors (the “Board”) of Desktop Metal, Inc. (f/k/a Trine Acquisition Corp.) (the “Company”) appointed James Eisenstein to fill a vacancy and serve as a member of the Board as a Class II Director. Mr. Eisenstein was also appointed to serve on the Nominating and Corporate Governance Committee of the Board. Mr. Eisenstein will receive compensation in accordance with the Company’s compensation arrangements for non-employee directors. There was no arrangement or understanding pursuant to which Mr. Eisenstein was elected as a director. Mr. Eisenstein has also entered into the Company’s standard indemnification agreement for directors and officers.

On July 28, 2021, the Company issued a press release announcing Mr. Eisenstein’s appointment to the Board (the “Press Release”). The Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 27, 2021, the Company held its 2021 annual meeting of stockholders (the “Annual Meeting”). Proxies for the meeting were solicited in accordance with the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

I.	To elect the following persons as Class I directors until the Company’s 2024 annual meeting of stockholders. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Dayna Grayson	139,511,048	107,965	101,411	20,616,475
Steve Papa	137,853,889	1,762,746	103,789	20,616,475
Bilal Zuberi	139,439,973	174,207	106,244	20,616,475

II.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2021. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain
160,015,565	159,475	161,859

Based on the foregoing votes, Dayna Grayson, Steve Papa and Bilal Zuberi were elected as directors and the appointment of Deloitte & Touche LLP was ratified.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desktop Metal, Inc.

Date:	July 29, 2021	By:	/s/ Ric Fulop
		Name:	Ric Fulop
		Title:	Chief Executive Officer

Exhibit 99.1

DESKTOP METAL ANNOUNCES APPOINTMENT OF JAMES EISENSTEIN AS NEW DIRECTOR

July 28, 2021 - BOSTON – Desktop Metal, Inc. (NYSE: DM) today announced the appointment of James Eisenstein to its Board of Directors effective as of July 27, 2021. Eisenstein was also appointed to serve on the Nominating and Corporate Governance Committee of the Board.

Eisenstein has more than 30 years of leadership experience in both public and private technology companies, including an extensive background in M&A and industrial consolidation. He has founded several multi-billion-dollar companies including American Tower Corporation (NYSE: AMT) which today has a market cap of over $120 billion, and Eaton Towers Limited, the largest tower operator in Africa until its sale in 2019 for $1.9 billion. He is currently Founder, Chairman and Chief Executive Officer of Grupo TorreSur, the largest independent wireless tower company in Latin America. Eisenstein is a graduate of Georgetown University, and he holds an M.B.A. from The Wharton School and a J.D. from the University of Pennsylvania Law School.

“We are delighted to welcome Jimmy to the Board,” said Ric Fulop, Founder and CEO of Desktop Metal. “I’ve worked with Jimmy over the past few years as he was a Limited Partner in one of Desktop Metal's early investors, and I have no doubt his expertise and experience will prove to be an invaluable addition to our Board of Directors.”

"I am excited about joining the Desktop Metal Board,” said Eisenstein. “Desktop Metal has been a revolutionary force in additive manufacturing and I look forward to contributing to its continued growth and expansion.”

About Desktop Metal

Desktop Metal, Inc., based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions, from rapid prototyping to mass production. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, the company is addressing the unmet challenges of speed, cost, and quality to make additive manufacturing an essential tool for engineers and manufacturers around the world. Desktop Metal was selected as one of the world’s 30 most promising Technology Pioneers by the World Economic Forum and named to MIT Technology Review’s list of 50 Smartest Companies. For more information, visit www.desktopmetal.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to the risks and uncertainties set forth in Desktop Metal, Inc.'s filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Desktop Metal, Inc. assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations:

Jay Gentzkow

(781) 730-2110

jaygentzkow@desktopmetal.com

Media Relations:

Lynda McKinney

(978) 224-1282

lyndamckinney@desktopmetal.com

# # #

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 11, 2021

Date of Report (Date of earliest event reported)

DESKTOP METAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38835	83-2044042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

63 3rd Avenue

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(978) 224-1244

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	DM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A (Amendment No. 1) amends and restates in its entirety the Form 8-K (the “Original 8-K”) filed on August 11, 2021 by Desktop Metal, Inc. to update Item 7.01, to file Exhibits 2.1, 10.1, 10.2 and 99.6 and to re-file Exhibits 99.3 and 99.5. Except as set forth herein, this Amendment No. 1 does not amend or update any other information set forth in the Original 8-K, and we have not updated disclosures contained therein to reflect any events that may have occurred at a date subsequent to the filing of the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On August 11, 2021, Desktop Metal, Inc., a Delaware corporation (the “Company” or “DM”), issued a press release announcing its entry into an Agreement and Plan of Merger, dated as of August 11, 2021 (the “Merger Agreement”), by and among the Company, Texas Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Texas Merger Sub II, LLC., a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and The ExOne Company, a Delaware corporation (“ExOne”), pursuant to which, subject to the terms and conditions set forth therein, (i) Merger Sub I will merge with and into ExOne, with ExOne as the surviving corporation and (ii) Merger Sub II will merge with and into ExOne (the “Mergers”), with Merger Sub II surviving the Mergers as a wholly owned subsidiary of the Company.

The board of directors of each of DM and ExOne have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of ExOne (“ExOne Shares”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by DM, ExOne, Merger Sub I or Merger Sub II) will be converted into the right to receive $8.50 per ExOne Share and a number of shares of Class A common stock of DM, $0.0001 par value per share (a “DM Share”) equal to an Exchange Ratio subject to adjustment to ensure that (i) the cash consideration in the Mergers does not exceed 45% of the total consideration in the Mergers and (ii) the number of DM Shares to be issued in the Mergers does not exceed 19.9% of the issued and outstanding DM Shares.

The “Exchange Ratio” means:

•	If the Average Stock Price (as defined below) is greater than $9.70, then the Exchange Ratio will be 1.7522;

•	If the Average Stock Price (as defined below) is between (or equal to) $9.70 and $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the Average Stock Price; or

•	If the Average Stock Price (as defined below) is less than $7.94, then the Exchange Ratio will be 2.1416.

“Average Stock Price” means the average of the volume weighted averages of the trading prices of DM Shares on the New York Stock Exchange on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the effective time of the Mergers.

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Treatment of Equity

The Merger Agreement provides that, at the Effective Time, each outstanding unvested option to purchase ExOne common stock (“ExOne Unvested Option”) shall be assumed by DM and converted into an option to purchase a number of DM Shares equal to the product obtained by multiplying the number of shares of ExOne common stock subject to such option by the Exchange Ratio. Each outstanding vested option to purchase ExOne common stock (“ExOne Vested Option”) shall be cancelled and the holder thereof shall be entitled to receive the consideration payable to holders of ExOne Shares, minus the relevant exercise price of such ExOne Vested Option (so long as such ExOne Vested Option’s exercise price is less than the consideration to be received). Each award of restricted shares of ExOne common stock subject to the ExOne Change of Control Severance Plan (“ExOne COC RSAs”) shall vest in accordance with the terms of such plan and (i) the shares subject to the vested portion of such ExOne COC RSA shall be cancelled and the holder of such ExOne COC RSA shall be entitled to receive the consideration payable to holders of ExOne Shares and (ii) any remaining unvested portion of the ExOne COC RSA shall be assumed by DM and converted into an award of restricted shares of DM Class A common stock consisting of a number of DM Shares equal to the product of the number of unvested shares of ExOne common stock subject to such ExOne COCR SA multiplied by the Exchange Ratio. Each award of restricted shares of ExOne common stock (“ExOne RSAs”) shall vest and the holder of such ExOne RSA shall be entitled to receive the consideration payable to holders of ExOne Shares. Each award granted under the 2021 Executive Stock Performance Program shall be converted into ExOne Shares (the “ESPP Award”), determined based on actual performance for the portion of the performance period through the Effective Time as determined by the ExOne compensation committee, and such ExOne Shares shall vest in accordance with the ExOne Change of Control Severance Plan and (a) the vested portion of such ExOne Shares shall be entitled to receive the consideration payable to holders of ExOne Shares and (b) the unvested portion of such ExOne Shares shall be subject to service-based vesting terms as provided under the ESPP Award and shall be assumed by DM and converted into an award of restricted shares of DM Class A common stock consisting of a number of DM Shares equal to the product of the number of unvested shares of ExOne Shares subject to the ESPP Award multiplied by the Exchange Ratio.

Conditions to the Merger

The consummation of the Mergers is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of ExOne common stock entitled to vote thereon, (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order by any governmental entity in effect that seeks to enjoin, make illegal, delay or otherwise restrain or prohibits the consummation of the Merger, (iv) NYSE’s approval of the DM Shares to be issued in the Merger being listed on the NYSE, (v) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of DM and ExOne contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement, (vi) delivery of a tax opinion by McGuireWoods LLP, or if McGuireWoods LLP is unable or unwilling to deliver such opinion, of Latham & Watkins LLP, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Mergers, taken together, will qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended, (vii) the absence of a material adverse effect with respect to each of DM and ExOne and (viii) the registration statement registering the merger consideration becoming effective.

Certain Other Terms of the Merger Agreement

DM, ExOne, and Merger Sub each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by DM and ExOne to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, to refrain from taking certain actions specified in the Merger Agreement and to use commercially reasonable efforts to cause the conditions of the Merger to be satisfied. Subject to certain exceptions, the Merger Agreement also requires ExOne to call and hold a stockholders’ meeting and requires the board of directors of each of ExOne and DM to approve, and recommend approval, as applicable, of the transactions contemplated by the Merger Agreement.

ExOne is restricted from soliciting any acquisition proposals, or engaging in any discussions related to such proposals, although ExOne may engage in discussions related to a superior proposal subject to certain conditions.

ExOne’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event (each as defined in the Merger Agreement) (after giving DM at least four business days’ notice and an opportunity to negotiate an alternative transaction) or if the board of directors determines that the failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law.

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The Merger Agreement provides for certain termination rights for both DM and ExOne. If either party terminates the Merger Agreement as a result of ExOne’s failure to obtain stockholder approval of the Mergers, or DM terminates the Merger Agreement as a result of ExOne’s breach of any of its representations, warranties, covenants or agreements in the Merger Agreement, which could not or is not cured within 30 days or the outside date specified in the Merger Agreement, then ExOne will be required to pay DM a termination fee of $11,500,000 (the “Termination Fee”) upon the closing of an acquisition of ExOne that is signed within twelve months following such termination. If DM terminates the Merger Agreement as a result of a change in recommendation by the ExOne board of directors prior to the ExOne stockholder approval having been obtained, then ExOne will be required to pay DM the Termination Fee within 2 business days. If the Merger Agreement is terminated as a result of the uncured breach of certain of DM’s covenants, DM will be required to pay the Termination Fee to ExOne within 2 business days.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about DM or ExOne or to modify or supplement any factual disclosures about DM or ExOne in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of DM and ExOne made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by DM and ExOne in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to DM’s or ExOne’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Support Agreements

In connection with the Merger Agreement, each of Kent Rockwell, the Chairman of ExOne’s Board of Directors, Rockwell Forest Products, Inc. and John Hartner, ExOne’s Chief Executive Officer, entered into a Voting and Support Agreement with DM, Merger Sub I and Merger Sub II (the “Support Agreements”). The Support Agreements generally require that the stockholders party thereto vote in favor of approving the adoption of the Merger Agreement and the Mergers and against any actions that can impede, interfere with or adversely affect the consummation of the Mergers or the performance by ExOne of its obligations under the Merger Agreement. The Support Agreements will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the stockholders to DM following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), (c) the Effective Time and (d) upon mutual written consent of the stockholder, DM and the other parties thereto.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the full text of the Support Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

On August 11, 2021, Desktop Metal, Inc., a Delaware corporation (the “Company” or “DM”) issued a press release announcing its financial results for the second quarter of fiscal year 2021. A copy of the press release is attached to this report as Exhibit 99.5.

Item 7.01 Regulation FD Disclosure

On August 11, 2021, Desktop Metal, Inc., a Delaware corporation (the “Company” or “DM”), issued a press release announcing its entry into an Agreement and Plan of Merger, dated as of August 11, 2021 (the “Merger Agreement”), by and among the Company, Texas Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and The ExOne Company, a Delaware corporation (“ExOne”), pursuant to which, subject to the terms and conditions set forth therein, (i) Merger Sub I will merge with and into ExOne, with ExOne as the surviving corporation and (ii) Merger Sub II will merge with and into ExOne (the “Mergers”), with Merger Sub II surviving the Mergers as a wholly owned subsidiary of the Company.

3

On August 11, 2021, DM and ExOne held a conference call for the financial community to discuss second quarter 2021 financial results and plans to acquire ExOne (the “Joint Conference Call”). A copy of the full transcript of the Joint Conference Call is attached hereto as Exhibit 99.6.

On August 11, 2021, copies of the documents furnished as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 were disseminated by the Company in connection with the announcement of the Merger.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references such information.

Cautionary Note Regarding Forward Looking Statements

This communication relates to a proposed business combination transaction between Desktop Metal and ExOne. This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding the anticipated benefits of the proposed transaction, anticipated impact of the proposed transaction on Desktop Metal’s and ExOne’s future results of operations and financial position, the amount and timing of synergies from the proposed transaction, the anticipated closing date, and other aspects of Desktop Metal’s and ExOne’s operations or results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Each of Desktop Metal and ExOne has based these forward-looking statements on current information and their respective management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this communication and are subject to a number risks and uncertainties, including, without limitation, the following: the impact of the COVID-19 pandemic on Desktop Metal’s and ExOne’s business, including their suppliers and customers; the effect of the transaction (or announcement thereof) on the ability of Desktop Metal or ExOne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom they do business; risks that the transaction disrupts current plans and operations; the ability of Desktop Metal and ExOne to consummate the proposed transaction in a timely manner or at all, including the ability to secure regulatory approvals; impact to Desktop Metal’s business if the transaction is not consummated; successful integration of Desktop Metal’s and ExOne’s businesses and realization of synergies and benefits; the ability of Desktop Metal to implement business plans, forecasts and other expectations following the completion of the transaction; risk that actual performance and financial results following completion of the transaction differ from projected performance and results; and business disruption following the transaction. A more fulsome discussion of the risks related to the proposed transaction will be included in the proxy statement/prospectus. For additional information about other risks and uncertainties that could cause actual results of the transaction to differ materially from those described in the forward-looking statements in this communication of Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the Securities Exchange Commission (“SEC”), including without limitation the “Risk Factors” and/or other information included in the Form 8-K to be filed by Desktop Metal in connection with the transaction, the Form 10-Q filed with the SEC on August 11, 2021 and such other reports as Desktop Metal has filed or may file with the SEC from time to time. For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to ExOne’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by applicable law, neither Desktop Metal nor ExOne will update any forward-looking statements to reflect new information, future events, changed circumstances or otherwise.

4

Additional Information and Where to Find It

In connection with the proposed transaction, Desktop Metal intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement of ExOne and a prospectus with respect to shares of Desktop Metal’s common stock to be issued in the proposed transaction (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF DESKTOP METAL AND EXONE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement/prospectus will be mailed to stockholders of ExOne in connection with meeting to be held to request approval of the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Desktop Metal at its website, ir.desktopmetal.com, or from ExOne at its website, investor.exone.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Desktop Metal, ExOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning Desktop Metal’s participants is set forth in the proxy statement, filed June 17, 2021, for Desktop Metal’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Information concerning ExOne’s participants is set forth in the proxy statement, filed April 1, 2021, for ExOne’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Additional information regarding the interests of such participants in the solicitation of proxies, including direct and indirect interests, in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

5

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 11, 2021, by and among Desktop Metal, Inc., Texas Merger Sub I, Inc., Texas Merger Sub II, Inc., and The ExOne Company

10.1	Voting and Support Agreement, dated as of August 11, 2021, by and among Desktop Metal, Inc., Texas Merger Sub I, Inc., Texas Merger Sub II, Inc., S. Kent Rockwell, and Rockwell Forest Products, Inc.

10.2	Voting and Support Agreement, dated as of August 11, 2021, by and among Desktop Metal, Inc., Texas Merger Sub I, Inc., Texas Merger Sub II, Inc., and John F. Hartner

99.1	Press Release entitled “Desktop Metal to Acquire ExOne, Cementing its Leadership in Additive Manufacturing for Mass Production” jointly issued by DM and ExOne on August 11, 2021*

99.2	Joint Conference Call Script, dated August 11, 2021*

99.3	Investor Presentation, dated August 11, 2021

99.4	Employee Email from Ric Fulop, Chief Executive Officer, dated August 11, 2021*

99.5	Press Release entitled “Desktop Metal Announces Second Quarter 2021 Financial Results” issued by DM on August 11, 2021

99.6	Transcript of the Joint Conference Call, dated August 11, 2021

* Previously furnished with Original 8-K.

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2021	DESKTOP METAL, INC.

	By:	/s/ Meg Broderick
	Name:	Meg Broderick
	Title:	General Counsel and Corporate Secretary

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

DESKTOP METAL, INC.,

TEXAS MERGER SUB I, INC.,

TEXAS MERGER SUB II, LLC

and

THE EXONE COMPANY

Dated as of August 11, 2021

Page

Article I	THE MERGERS	2

Article II	MERGER CONSIDERATION; CONVERSION OF STOCK	4

Article III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	13

-i-

(continued)

Article IV	REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II	40

-ii-

(continued)

Page

Section 4.19	Sufficiency of Funds	53
Section 4.20	Brokers	53
Section 4.21	No Other Representations and Warranties	53

Article V	COVENANTS	54

Article VI	CONDITIONS PRECEDENT	75

Section 6.1	Conditions to Each Party’s Obligations to Effect Merger I	75
Section 6.2	Conditions to Obligations of Parent, Merger Sub II and Merger Sub I	76
Section 6.3	Conditions to Obligations of the Company	76

-iii-

(continued)

Page

Article VII	TERMINATION, AMENDMENT AND WAIVER	78

Article VIII	GENERAL PROVISIONS	82

-iv-

ANNEX, EXHIBIT AND SCHEDULE INDEX

Annex I	Defined Term Index

Exhibit A	Form of Certificate of Formation of the Surviving Company
Exhibit B	Form of Operating Agreement of the Surviving Company
Exhibit C	Form of Support Agreement
Exhibit D-1	Form of Parent S-4 Tax Certificate
Exhibit D-2	Form of Company S-4 Tax Certificate
Exhibit D-3	Form of Parent Closing Tax Certificate
Exhibit D-4	Form of Company Closing Tax Certificate

Schedule 6.1(c)	Required Regulatory Approvals

-v-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2021 (this “Agreement”), is by and among DESKTOP METAL, INC., a Delaware corporation (“Parent”), Texas Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and THE EXONE COMPANY, a Delaware corporation (the “Company”). An index of defined terms is provided in Annex I attached hereto.

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub I will be merged with and into the Company with the Company as the Surviving Corporation (“Merger I”), in accordance with the Delaware General Corporation Law (the “DGCL”), whereby each share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares and Dissenting Shares, will be converted into the right to receive the Merger Consideration;

WHEREAS, immediately after the Effective Time, Parent will cause the Company, as the surviving corporation in Merger I, to merge with and into Merger Sub II, with Merger Sub II as the surviving company in such merger (“Merger II” and, together with Merger I, the “Mergers”), in accordance with Section 1.2, on the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “LLC Act”);

WHEREAS, for U.S. federal income tax purposes, it is intended that Merger I and Merger II, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement will be, and hereby is, adopted as a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, each of the Company Board, the Parent Board, the board of directors of Merger Sub I and the board of managers of Merger Sub II has approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the transactions contemplated by this Agreement, certain holders of shares of Company Common Stock have entered into a Support Agreement, dated as of the date hereof (the “Support Agreement”), in the form attached hereto as Exhibit C, with Parent;

WHEREAS, the Company Board has unanimously, upon the terms and subject to the conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) recommended that the Company’s stockholders adopt this Agreement;

WHEREAS, Parent, as the sole stockholder of Merger Sub I and the sole member of Merger Sub II, has adopted and approved this Agreement, and the consummation of the Mergers and the other transactions contemplated hereby on behalf of Merger Sub I and Merger Sub II, pursuant to an action by written consent, which consent by its terms shall become effective immediately following the execution of this Agreement by the parties hereto; and

WHEREAS, each of Parent, Merger Sub I, Merger Sub II and the Company desires to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein and also to prescribe various conditions to the transactions contemplated herein;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

Article I

THE MERGERS

Section 1.1           Merger I.

(a)               On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub I shall be merged with and into the Company at the Effective Time. The separate corporate existence of Merger Sub I shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). Merger I shall have the effects set forth in this Agreement and specified in the DGCL.

(b)               At the Effective Time, the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law. At the Effective Time, the bylaws of the Company shall be amended and restated to conform to the bylaws of Merger Sub I as in effect immediately prior to the Effective Time except that the name of the Surviving Corporation shall be The ExOne Company and as such shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

(c)               The Parties shall take all necessary actions such that the directors of Merger Sub I immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of Merger Sub I immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and applicable Law.

Section 1.2           Merger II.

(a)               Immediately after the Effective Time in accordance with the DGCL and the LLC Act, Parent will cause the Surviving Corporation to merge with and into Merger Sub II, the separate corporate existence of the Surviving Corporation shall thereupon cease, Merger Sub II shall continue as the surviving entity (the “Surviving Company”) and all of the rights and obligations of the Surviving Corporation under this Agreement shall be deemed the rights and obligations of the Surviving Company. Merger II shall have the effects set forth in this Agreement, the DGCL and Section 18-209(g) of the LLC Act. As of the Second Effective Time, the certificate of formation and operating agreement of the Surviving Company shall be in the forms attached hereto as Exhibit A and Exhibit B, respectively.

(b)               Parent shall take all actions as may be necessary such that (i) the directors of the Surviving Corporation immediately prior to the Second Effective Time shall be the managers of the Surviving Company from and after the Second Effective Time and (ii) the officers of the Surviving Corporation immediately prior to the Second Effective Time shall be the officers of the Surviving Company from and after the Second Effective Time, in the case of clause (i) or (ii), as applicable, until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of formation and operating agreement and applicable Law.

Section 1.3           Closing Date Rule Methodology. The parties acknowledge and agree that for purposes of determining the value of Parent Common Stock to be received by stockholders of the Company pursuant to the transactions contemplated by this Agreement under Revenue Procedure 2018-12, 2018-6 IRB 349 (“Rev. Proc. 2018-12”), (i) the “Safe Harbor Valuation Method” within the meaning of Rev. Proc. 2018-12 will be the Average of the Daily Volume Weighted Average Prices as described in Section 4.01(1) of Rev. Proc. 2018-12; (ii) the “Measuring Period” within the meaning of Section 4.02 of Rev. Proc. 2018-12 will be the twenty (20) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the Effective Time; (iii) the “specified exchange” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be NYSE; and (iv) the “authoritative reporting source” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be Bloomberg L.P. The parties further agree that the valuation of Parent Common Stock by reference to the methodology described in this Section 1.3 is intended to qualify for the “Safe Harbor Valuation Method” within the meaning of Section 4.01 of Rev. Proc. 2018-12, and no party shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

Section 1.4           Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (including Merger I and Merger II) will take place at 8:00 a.m., New York, New York time, on a date to be specified by the parties, such date to be no later than the third (3rd) Business Day after satisfaction or waiver of all of the conditions set forth in Article VI (other than conditions that may only be satisfied on the Closing Date, but subject to the satisfaction of such conditions), by electronic exchange of documents and signatures, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 1.5           Effective Times. Concurrently with the Closing, the Company and Merger Sub I shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger I”) executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL in order to effect Merger I. Merger I shall become effective at the time Certificate of Merger I shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in Certificate of Merger I (such date and time hereinafter referred to as “Effective Time”). Upon the terms and subject to the conditions set forth in this Agreement, immediately following the Effective Time, and as part of an integrated transaction, Surviving Corporation and Merger Sub II shall file with the Secretary of State of the State of Delaware a certificate of merger (“Certificate of Merger II” and each of which, including the Certificate of Merger I, may be referred to as a “Certificate of Merger”) satisfying the applicable requirements of the DGCL and the LLC Act as well as any other filings or recordings required to be made under the LLC Act or the DGCL in connection with Merger II. Merger II shall become effective at the time Certificate of Merger II shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in Certificate of Merger II (such date and time hereinafter referred to as the “Second Effective Time”).

Article II

MERGER CONSIDERATION; CONVERSION OF STOCK

Section 2.1           Effect on Capital Stock. At the Effective Time, by virtue of Merger I and without any action on the part of Parent, Merger Sub I or the Company, or the holder of any share of Company Common Stock:

(a)               Conversion of Merger Sub I Common Stock. Each share of capital stock of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b)               Cancellation of Certain Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or is owned by any Parent Company or any Acquired Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist (the “Excluded Shares”), and no consideration or payment shall be delivered or deliverable in exchange therefor.

(c)               Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (A) the Excluded Shares and (B) the Dissenting Shares will, by virtue of Merger I and without any action on the part of the holder thereof, be converted into the right to receive, in accordance with the terms of this Agreement, (i) the Per Share Cash Consideration (as it may be adjusted), without interest, from Parent and (ii) a number of validly issued, fully paid and non-assessable shares of Parent Class A common stock, par value $0.0001 per share (“Parent Common Stock”), equal to the Exchange Ratio, as it may be adjusted, (such amount of Parent Common Stock, the “Per Share Stock Consideration”) and, if applicable, cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.3(e) (the Per Share Cash Consideration and the Per Share Stock Consideration the “Merger Consideration”).

(d)         Treatment of Company Common Stock. From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding, shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”) shall automatically be converted into and thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificates have been converted pursuant to this Section 2.1.

(e)       Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares of Company Common Stock pursuant to Section 262 of the DGCL and who otherwise complies in all respects with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into Merger Consideration as provided in Section 2.1(c), but rather the holders of Dissenting Shares shall be entitled to only those rights as are granted by Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the “fair value” of such Dissenting Shares as determined in accordance with Section 262 of the DGCL); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and shall have become exchangeable solely for the right to receive, the Merger Consideration as provided in Section 2.1(c) (without interest and less any amounts entitled to be deducted or withheld pursuant to Section 2.5) upon the surrender of the Certificates of Book Entry Shares previously representing such Dissenting Shares. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and actions with respect to such demands at Parent’s sole expense. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, (i) make any payment with respect to, or settle or offer to settle, any such demands, (ii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL, or (iii) agree to do any of the foregoing.

(f)          Adjustment.

(i)          Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the outstanding shares of Parent Common Stock or the outstanding shares of Company Common Stock or the securities convertible into or exercisable for shares of Parent Common Stock or shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration and any other similarly dependent items, as the case may be (including the treatment of Company Equity Awards in Section 2.4), shall be appropriately adjusted to provide the holders of shares of Company Common Stock and Company Equity Awards the same economic effect as contemplated by this Agreement prior to such adjustment.

(ii)         Notwithstanding anything in this Agreement to the contrary other than Section 2.1(f)(iii), to the extent that the sum of (A) the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time, plus (B) the aggregate number of shares of Parent Common Stock for which the Company Options to be assumed pursuant to Section 2.4(a) are exercisable as of the Effective Time, plus (C) the aggregate number of shares of Parent Common Stock to be issued in connection with the cancellation of Company Options pursuant to Section 2.4(b) at the Effective Time, plus (D) the aggregate number of shares of Parent Common Stock subject to the Parent RSAs to be issued pursuant to Section 2.4(c) and Section 2.4(e) at of the Effective Time, would exceed 19.9% of Parent’s issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time (19.9% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), then (x) the Exchange Ratio shall be reduced (the amount of such reduction, the “Exchange Ratio Reduction Number”) to the minimum extent necessary such that the sum of (1) the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time, plus (2) the aggregate number of shares of Parent Common Stock for which the Company Options to be assumed pursuant to Section 2.4(a) are exercisable as of the Effective Time, plus (3) the aggregate number of shares of Parent Common Stock to be issued in connection with the cancellation of Company Options pursuant to Section 2.4(b) at the Effective Time plus (4) the aggregate number of shares of Parent Common Stock subject to the Parent RSAs to be issued pursuant to Section 2.4(c) and Section 2.4(e) at of the Effective Time, equals the Maximum Share Number and (y) the Per Share Cash Consideration shall be increased by the amount in cash equal to the Exchange Ratio Reduction Number multiplied by the Per Share Cash Consideration.

(iii)        Notwithstanding anything in this Agreement to the contrary, if the quotient, expressed as a percentage, obtained by dividing (A) the Per Share Stock Consideration by (B) the sum of the Per Share Stock Consideration plus the Per Share Cash Consideration (for this purpose, including any other amounts treated as consideration other than stock of Parent, as determined pursuant to Treasury Regulations Section 1.368-1(e)) (the “Threshold Percentage”) (determined without regard to this sentence) is less than 45%, then the Per Share Cash Consideration shall be reduced, and the Per Share Stock Consideration shall be increased on a dollar-for-dollar basis with such reduction, by an amount that would be necessary to cause the recomputed Threshold Percentage to equal 45%; provided, however, that this Section 2.1(f)(iii) shall not cause the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time to exceed the Maximum Share Number. To the extent the adjustment described in this Section 2.1(f)(iii) would otherwise cause the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time to exceed the Maximum Share Number, then, notwithstanding Section 2.1(f)(ii), the Per Share Cash Consideration shall be reduced as set forth in this Section 2.1(f)(iii) without a corresponding increase in the Per Share Stock Consideration. This Section 2.1(f)(iii) (including the defined terms used herein) is intended to cause this Agreement to satisfy the requirements of Treasury Regulations Section 1.368-1(e) (treating not less than 45% as a “substantial part” solely for such purpose) and shall be interpreted in a manner consistent therewith.

(g)         Effects of Merger II. At the Second Effective Time, by virtue of Merger II and without any action on the part of Parent, Merger Sub II or the Surviving Corporation, each share of common stock, par value $0.01 per share, of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time, shall automatically be cancelled and retired and shall cease to exist, and no consideration or payment shall be delivered or deliverable in exchange therefor. The limited liability company interests in Merger Sub II shall not be affected and shall remain outstanding as the limited liability company interests of the Surviving Company, and Parent shall continue as the sole member of the Surviving Company.

Section 2.2        Appointment of Exchange Agent. Prior to the Closing, Parent shall appoint a bank or trust company to act as exchange agent (the “Exchange Agent”), the identity and the terms of appointment of which to be reasonably acceptable to the Company, for the payment of the Merger Consideration and shall enter into an agreement relating to the Exchange Agent’s responsibilities with respect thereto, in form and substance reasonably acceptable to the Company.

Section 2.3          Exchange of Certificates.

(a)         Prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) shares of Parent Common Stock (which shall be in uncertificated book-entry form) representing the full number of shares of Parent Common Stock necessary to pay the aggregate Per Share Stock Consideration and (ii) all of the cash necessary to pay the aggregated Per Share Cash Consideration, and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Parent Common Stock pursuant to Section 2.3(c) (such shares of Parent Common Stock and cash provided to the Exchange Agent, together with any dividends or other distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall deliver the Parent Common Stock and cash contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(b)         Parent shall instruct the Exchange Agent to mail, as soon as reasonably practicable after the Effective Time (and in any event within five (5) Business Days following the Effective Time), to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form as prepared by Parent and reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates (or duly executed affidavit of loss in lieu thereof) in exchange for the Merger Consideration. Upon surrender of a Certificate (or duly executed affidavit of loss in lieu thereof) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent (and reasonably acceptable to the Company), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash and the number of whole shares of Parent Common Stock (which shall be in uncertificated book-entry form) which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock as set forth in Section 2.3(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made and shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Any holder of any Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c) shall not be required to deliver a Certificate or an executed letter of transmittal or any other deliverables to the Exchange Agent to receive the Merger Consideration. In lieu thereof, each holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver, as soon as reasonably practicable after the Effective Time, the applicable Merger Consideration pursuant to the provisions of this Article II, including any cash in lieu of fractional shares of Parent Common Stock as set forth in Section 2.3(e), and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.3(c), and the Book-Entry Share so exchanged shall be forthwith cancelled.

(c)         No dividends or other distributions declared or paid with a record date after the Effective Time with respect to the Parent Common Stock shall be paid to the holder of any unsurrendered Certificate of Book-Entry Share until the holders of such Certificate or Book-Entry Shares shall surrender such Certificate or Book-Entry Shares in accordance with Section 2.3(b). Subject to applicable Law, following surrender of any Certificate formerly representing shares of Company Common Stock (or affidavit of loss in lieu thereof) or conversion of Book-Entry Shares pursuant to Section 2.3(b), there shall be paid to the holder of the shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or delivery, as the case may be, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender or delivery, as the case may be, and a payment date subsequent to such surrender or delivery payable with respect to such whole shares of Parent Common Stock.

(d)         Until surrendered as contemplated by this Section 2.3, each Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration as contemplated by this Agreement and any dividends or other distributions payable pursuant to Section 2.3(c). After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Company or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(e)         Fractional Shares.

(i)          No fractional shares of Parent Common Stock shall be issued hereunder, but in lieu thereof each holder of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.3(e), a cash payment in lieu of such fractional share of Parent Common Stock representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) in one or more transactions of shares of Parent Common Stock equal to the excess of (A) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.3(a)(i) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of shares of Company Common Stock pursuant to Section 2.1(c) (such excess, the “Excess Shares”). The Company and Parent acknowledge that payment of the cash consideration in lieu of issuing fractional shares of Parent Common Stock was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares of Parent Common Stock. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of Company Common Stock that would otherwise receive fractional shares of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE in the manner provided in the following paragraph.

(ii)        The sale of the Excess Shares by the Exchange Agent, as agent for the holders of Company Common Stock that would otherwise receive fractional shares of Parent Common Stock, shall be executed on the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of Company Common Stock that would otherwise receive fractional shares of Parent Common Stock (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Common Stock that would otherwise receive fractional shares of Parent Comment Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock would otherwise be entitled.

(f)         Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock that were converted into the right to receive the Merger Consideration for twelve (12) months after the Effective Time shall be delivered to Parent, and any holder of shares of Company Common Stock that were converted into the right to receive the Merger Consideration who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for the Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.1(c) and Section 2.3(c).

(g)         None of Parent, Merger Sub I, Merger Sub II, the Company, the Surviving Corporation, the Surviving Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund (including any amounts delivered to Parent in accordance with Section 2.3(f)) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Immediately prior to the date on which any Merger Consideration or any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.1(c) and Section 2.3(c) in respect of a share of Parent Common Stock would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such share of Company Common Stock shall, to the extent permitted by Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(h)        In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable and customary amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and the cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Article II had such lost, stolen or destroyed Certificate been surrendered.

(i)          The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, that no monetary losses on such investment thereof shall affect the Merger Consideration payable hereunder and, following any such losses, Parent shall promptly provide additional funds to the Exchange Agent, for the benefit of the holders of shares of Company Common Stock that were converted into the right to receive the Merger Consideration, for exchange in accordance with this Article II, in the amount of such losses to the extent that the amount then in the Exchange Fund is insufficient to pay the cash portion of the Merger Consideration that remains payable. Any interest and other income resulting from such investments shall be paid to Parent.

Section 2.4          Company Equity Awards.

(a)         At the Effective Time, each unvested Company Option granted under the Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be assumed by Parent and be converted into an option to purchase a number of shares of Parent Common Stock (“Parent Option Awards”) (A) equal to the product obtained by multiplying (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (y) the Exchange Ratio (rounding down to the nearest whole share of Parent Common Stock), and (B) at an exercise price per share of Parent Common Stock (rounded up to the nearest cent) equal to the quotient obtained by dividing (x) the exercise price per share of Company Common Stock immediately prior to the Effective Time by (y) the Exchange Ratio, it being understood that the exercise price and the number of shares of Parent Common Stock for which each assumed Company Option is exercisable is intended to be determined in a manner consistent with the requirements of Section 409A of the Code and the rules and regulations promulgated thereunder. Except as otherwise set forth in this Section 2.4(a), each Parent Option Award issued pursuant to this Section 2.4(a) shall continue to have, and shall be subject to the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding Company Option immediately prior to the Effective Time, except that each reference to the Company shall be deemed to be a reference to Parent.

(b)        At the Effective Time, each vested Company Option (including any Company Options that vest at the Effective Time) granted under the Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be cancelled at the Effective Time, and the holder of such Company Option will be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option, less applicable Tax withholdings (the “Option Cancellation Consideration”); provided, however, that if the per share exercise price payable with respect to any Company Option exceeds the Merger Consideration, then such Company Option shall be cancelled without payment of any consideration with respect thereto. The Option Cancellation Consideration shall be paid in the same proportion of cash and Parent Common Stock as the proportion of cash and Parent Common Stock paid with respect to a share of Company Common Stock pursuant to Section 2.1(d) and, if applicable, cash will be paid in lieu of fractional shares of Parent Common Stock.

(c)         At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Restricted Stock Award that is subject to the terms of the COC Severance Plan (each, a “COC Restricted Stock Award”), shall vest as of the Effective Time in accordance with the terms of the COC Severance Plan and (i) the shares subject to the vested portion of the COC Restricted Award shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such vested portion of the COC Restricted Stock Award entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration, and (ii) any portion of the COC Restricted Stock Award that remains subject to any vesting, forfeiture or other lapse restrictions after the Effective Time (after taking into account the accelerated vesting granted under the COC Severance Plan), shall be assumed and converted at the Effective Time into an award of restricted shares of Parent Common Stock (“Parent RSAs”) in exchange for the remaining unvested portion of a COC Restricted Stock Award consisting of a number of shares of Parent Common Stock (rounded to the nearest whole share) equal to the product of (i) the number of remaining unvested shares of Company Common Stock subject to such COC Restricted Stock Award multiplied by (ii) the Exchange Ratio. Except as otherwise set forth in this Section 2.4(c), each award of Parent RSAs assumed pursuant to this Section 2.4(c) shall continue to have, and shall be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding COC Restricted Stock Award immediately prior to the Effective Time, except that each reference to the Company shall be deemed to be a reference to Parent.

(d)         At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Restricted Stock Award that is not subject to the COC Severance Plan, that is outstanding as of immediately prior to the Effective Time, shall vest as of the Effective Time and shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Restricted Stock Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Stock Award.

(e)         At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each award granted under the 2021 Executive Stock Performance Program (“ESPP Awards”) outstanding immediately prior to the Effective Time shall be converted into shares of Company Common Stock with the number of shares of Company Common Stock determined based on actual performance for the portion of the performance period through the Effective Time as reasonably determined by the compensation committee of the Company. Such shares of Company Common Stock shall vest as of the Effective Time in accordance with the terms of the COC Severance Plan and (i) the shares subject to the vested portion of the ESPP Award shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such vested portion of the ESPP Award entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration, and (ii) the unvested portion of the ESPP Award shall be subject to service-based vesting terms as provided under the ESPP Award and, to the extent unvested at the Effective Time, shall be assumed and converted at the Effective Time into Parent RSAs as provided in Section 2.4(b).

(f)          Prior to the Effective Time, the Company shall pass such resolutions and take such other actions as are necessary so as to cause the treatment of the Company Equity Awards as contemplated by this Section 2.4.

(g)        Any payments due pursuant to this Section 2.4, shall be made promptly by Parent following the Effective Time, and in any event within ten (10) Business Days, in accordance with the Surviving Company’s and/or Parent’s payroll practices or the payroll practices of their respective Affiliates.

Section 2.5         Withholding. Each of the Company, Parent, Merger Sub I, the Surviving Corporation, the Surviving Company and the Exchange Agent (together with any of their respective paying agents) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable state, local or non-U.S. Law with respect to Taxes. If an aforementioned party determines that any such deduction or withholding is required with respects payable to any holder of Company Common Stock (other than deduction or withholding required (i) with respect to compensatory payments, (ii) as a result of the Company’s failure to provide the FIRPTA Certificate as set forth in Section 6.2(d), or (iii) as the result of such holder’s failure to provide an IRS Form W-9 or W-8, as applicable), such party shall use commercially reasonable efforts to (i) notify the Person to whom such deduction or withholding is required in writing of such proposed deduction and withholding (along with the grounds therefor) prior to deducting and withholding from any portion of any amount payable hereunder and (ii) give such Person a reasonable opportunity to mitigate or eliminate such deduction or withholding. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in the Disclosure Letter delivered by the Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (with specific reference to the representations and warranties in this Article III to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections), or (b) disclosed in the Company SEC Documents (excluding exhibits and other information incorporated therein) filed with, or furnished to, the United States Securities and Exchange Commission (the “SEC”) and publicly available on the SEC’s EDGAR website not less than two (2) Business Days prior to the date of this Agreement (excluding any disclosures contained in the “Risk Factors” section thereof, any disclosure contained in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature, in each case other than any specific factual information contained therein, which shall not be excluded), provided, that disclosure in such Company SEC Documents shall not be deemed to modify or qualify the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4 or 3.21, the Company represents and warrants to Parent, Merger Sub I and Merger Sub II as follows:

Section 3.1         Organization, Standing and Power; Subsidiaries.

(a)         Section 3.1(a) of the Company Disclosure Letter contains (i) a complete and accurate list of the name and jurisdiction of organization of each Acquired Company (each of the Company and its Subsidiaries is referred to herein as an “Acquired Company” and, collectively, as the “Acquired Companies”), (ii) the Company’s percentage ownership of each Acquired Company (other than the Company) that is not a wholly owned Subsidiary of the Company and (iii) the jurisdictions in which the Company and each of its Subsidiaries is qualified to conduct business, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has no Subsidiaries other than the entities identified in Section 3.1 of the Company Disclosure Letter. None of the Acquired Companies has any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any other entity, other than those set forth in Section 3.1 of the Company Disclosure Letter. Each Acquired Company (A) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (B) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (C) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)         The Company has made available to Parent true, correct and complete copies of the certificate of incorporation of the Company, as amended through the date of this Agreement (as so amended, the “Company Charter”), the bylaws of the Company, as amended through the date of this Agreement (as so amended, the “Company Bylaws”), and the comparable charter and organizational documents of each Subsidiary of the Company, in each case as amended through the date of this Agreement (collectively, the “Company Organizational Documents”). The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws.

(c)         The Company or another Acquired Company owns directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Company, free and clear of any security interests, liens, claims, pledges, charges, mortgages or other encumbrances (collectively, “Liens”) of any nature whatsoever, except for restrictions on transfer under securities Laws and Permitted Liens, and all of such outstanding shares of capital stock or other equity interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for equity interests in the Subsidiaries of the Company, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any equity interest in any Person, or has any obligation to acquire any such equity interest other than as set forth on Section 3.1(c)(ii) of the Company Disclosure Letter.

Section 3.2         Capital Stock.

(a)         The authorized capital stock of the Company consists of 250,000,000 shares, with a par value of $0.01 per share, of which 200,000,000 shares are designated as the Company Common Stock and 50,000,000 shares are designated as preferred stock (“Company Preferred Stock”). As of the close of business on August 10, 2021, there are:

(i)          22,218,142 shares of Company Common Stock issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and issued free of preemptive rights;

(ii)         no shares of Company Preferred Stock issued or outstanding;

(iii)        no shares of Company Common Stock held in the Company’s treasury;

(iv)       459,487 shares of Company Common Stock reserved for future grants pursuant to the Company Equity Plan;

(v)        533,414 shares of Company Common Stock subject to outstanding Company Options at a weighted average exercise price of $9.38; and

(vi)       135,391 shares of Company Common Stock subject to outstanding Company Restricted Stock Awards.

(b)        The Company has made available to Parent a true, correct and complete copy of the Company Equity Plan as of the date of this Agreement pursuant to which the Company has granted Company Equity Awards and the forms of all material award agreements evidencing such grants. Section 3.2(b) of the Company Disclosure Letter sets forth the following information as of the date of this Agreement with respect to each outstanding Company Equity Award: (i) the name of the holder of such Company Equity Award; (ii) the type of Company Equity Award; (iii) the number of shares of Company Common Stock subject to such Company Equity Award (both “target” and maximum amounts); (iv) the date on which such Company Equity Award was granted; (v) the extent to which such Company Equity Award is vested as of the date of this Agreement and the dates and extent to which such Company Equity Award is scheduled to become vested after the date of this Agreement; (vi) the exercise price (if applicable); and (vii) the expiration date (if applicable). All Company Equity Awards were granted under the Company Equity Plan.

(c)         Except for the Company Equity Awards and the related award agreements, there are no outstanding or existing (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company (other than such Company Equity Awards); (ii) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) relating to the issued or unissued capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (other than such Company Equity Awards); (iii) obligations of the Company to repurchase, redeem or otherwise acquire (other than any obligations under the Company Equity Awards or the Company Equity Plan) any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; (iv) phantom stock, restricted stock units or other contractual rights the value of which is determined in whole or in part by reference to the value of any capital stock of the Company (other than such Company Equity Awards) and there are no outstanding stock appreciation rights issued by the Company with respect to the capital stock of the Company (any such rights described in this clause (iv), “Company Stock Equivalents”); (v) voting trusts or other agreements or understandings to which the Company or, to the knowledge of the Company, any of its officers or directors is a party with respect to the voting of capital stock of the Company other than the Support Agreements; or (vi) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of the Company may vote (“Company Voting Debt”).

(d)        As of the date of this Agreement, there are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.

(e)         From August 10, 2021 through the execution of this Agreement, except for the issuance of shares of Company Common Stock issued upon the exercise of outstanding Company Options under the Company Equity Plan in accordance with its terms, the Company has not issued any shares of its capital stock or Company Equity Awards, or securities convertible into or exchangeable for such capital stock.

Section 3.3         Authority.

(a)         The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, in the case of Merger I, to the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholder Meeting (the “Company Stockholder Approval”), to consummate the transactions contemplated by this Agreement (such transactions, including Merger I and Merger II, the “Transactions”). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Transactions, subject to obtaining the Company Stockholder Approval and filing Certificate of Merger I and Certificate of Merger II with the Secretary of State of the State of Delaware as required by the DGCL and the LLC Act. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the counterparties hereto) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting or relating to creditors’ rights generally (whether now or hereafter in effect) and (ii) is subject to general principles of equity (the “Enforceability Limitations”).

(b)        The Company’s Board of Directors (the “Company Board”), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, Merger I, Merger II and the other Transactions, (ii) determining that this Agreement and Transactions are advisable and in the best interests of the Company and its stockholders, (iii) directing that this Agreement be submitted to a vote of the stockholders of the Company for adoption at the Company Stockholder Meeting, and (iv) resolving to make the Company Recommendation. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company required under applicable Law, Contract or otherwise to approve the Transactions.

Section 3.4          No Conflict; Consents and Approvals.

(a)        The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, do not and will not (i) conflict with or violate the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vii) of Section 3.4(b) have been obtained and all filings and notifications described in such clauses have been made and any waiting periods related thereto have terminated or expired, conflict with or violate any U.S. or non-U.S. federal, state or local law, statute, code, directive, ordinance, rule, regulation, order, Judgment, writ, stipulation, award, injunction, decree or other enforceability requirements imposed by a Governmental Entity (collectively, “Law”), in each case that is applicable to any Acquired Company or by which any of its assets or properties is subject or bound, (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, any Company Material Contract, (iv) result in any breach or violation of any Company Plan (including any award agreement thereunder) or (v) result in the creation of any Lien upon any of the material properties or assets of any of the Acquired Companies, other than, in the case of clauses (ii), (iii), (iv) and (v) above, any such items that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)        The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, do not and will not require any consent, clearance, approval, waiting period expiration or termination, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any U.S. or non-U.S. federal, state or local government or governmental or regulatory (including stock exchange or other self-regulatory organization) authority, agency, court, judicial body, legislature, commission, agency or other governmental body (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (ii) compliance with any applicable international, federal or state securities or “blue sky” Laws, (iii) the filing of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt, termination or expiration, as applicable, of waivers, consents, clearances, approvals, waiting periods or agreements required under Regulatory Laws, (iv) the filing with the Secretary of State of the State of Delaware of Certificate of Merger I and Certificate of Merger II, in each case, as required by the DGCL, (v) compliance with applicable rules and regulations of NASDAQ, (vi) compliance with Federal Acquisition Regulation Subpart 42.12 with respect to novation and change of name requirements applicable to Government Contracts; (vii) notifications and filings with the Defense Counterintelligence and Security Agency of the U.S. Department of Defense and any other applicable Cognizant Security Agency under the National Industrial Security Program Operating Manual and any other applicable national or industrial security regulations, (viii) as otherwise set forth in Section 3.4(b) of the Company Disclosure Letter, or (ix) where the failure to obtain such consents, approvals, orders, licenses, authorizations or permits of, or to make such filings, registrations or declarations with or notifications to, any Governmental Entity, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.5          SEC Reports; Financial Statements.

(a)         The Company has timely filed or furnished all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by the Company with the SEC since March 14, 2019 (all such forms, reports, statements, schedules, certifications, exhibits and other information incorporated therein, and other documents, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment filed or furnished prior to the date hereof, each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”), and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed or furnished. Except to the extent that information in any Company SEC Document has been revised or superseded by a Company SEC Document filed or furnished prior to the date hereof, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent has made available to the Company true and complete copies of all material correspondence between the SEC, on the one hand, and Parent or any of its Subsidiaries, on the other hand, occurring between March 14, 2019 and the date of this Agreement. The Company has made available to Parent true and complete copies of all material correspondence between the SEC, on the one hand, and the Company or any of its Subsidiaries, on the other hand, occurring between March 14, 2019 and the date of this Agreement. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC staff with respect to any Company SEC Document. To the knowledge of the Company, as of the date of this Agreement, no Company SEC Document is the subject of ongoing SEC review or outstanding SEC comment or investigation No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act, and no Subsidiary of the Company is subject to the periodic reporting requirements of any non-U.S. Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.

(b)         The audited consolidated financial statements of the Company and its consolidated Subsidiaries (including any related notes thereto) that are included in the Company SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or permitted by the SEC under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company and its consolidated Subsidiaries (including any related notes thereto) that are included in the Company SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (x) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (y) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (z) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated (and except that the unaudited financial statements may not contain all footnotes and are subject to normal and recurring year-end adjustments).

(c)         The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of SOX, and based on the most recent such assessment concluded that such controls were effective. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since March 14, 2019 and except as otherwise described in the Company SEC documents, the Company has not identified any significant deficiency or material weakness in the design or operation of its internal control over financial reporting or fraud, whether or not material, that involved management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d)        Since January 1, 2020, (i) the Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and (ii) the statements contained in such certifications are accurate.

(e)         Since January 1, 2020, (i) no Acquired Company has, nor, to the knowledge of the Company, has any director, officer or employee of any of the Acquired Companies or the independent registered public accounting firm of the Company, received in writing any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any of the Acquired Companies or their respective internal controls, including any material complaint, allegation, assertion or claim that any of the Acquired Companies has engaged in unlawful accounting or auditing practices and (ii) no attorney representing any of the Acquired Companies has reported evidence of a material violation of the securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(f)         There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC documents and, to the knowledge of the Company, none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, or to the knowledge of the Company, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened in writing, in each case, regarding any accounting practices of the Acquired Companies.

Section 3.6        No Undisclosed Liabilities. No Acquired Company has any liabilities or obligations required under GAAP to be recorded on the balance sheet of such Acquired Company, except for liabilities and obligations (a) disclosed, reflected or reserved against in the Company’s consolidated balance sheet as at March 31, 2021 (or the notes thereto), (b) incurred in the ordinary course of business since March 31, 2021 consistent with past practice and consistent in nature and amount with those set forth on the Company’s consolidated balance sheet as at March 31, 2021, (c) arising out of or in connection with the preparation and negotiation of this Agreement or consummation of the Transactions, or (d) that, individually or in the aggregate, would not be material to the Acquired Companies, taken as a whole.

Section 3.7        Information Supplied None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus and any other documents filed by the Company with the SEC in connection herewith will comply in all material respects with the requirements of applicable Law, including the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub I or Merger Sub II for inclusion or incorporation by reference in the Form S-4 or Proxy Statement/Prospectus.

Section 3.8        Absence of Certain Changes or Events. Since March 31, 2021 to the date of this Agreement (a) the businesses of the Acquired Companies have been conducted in the ordinary course of business in all material respects, and (b) there has not been any event, development, change or state of circumstances that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. Except as set forth on Section 3.8 of the Company Disclosure Letter, since March 31, 2021 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, clauses (iv), (v), (vii), (viii), (xi), (xii), (xiii), (xiv), (xv), (xvi) or (xvii) of Section 5.1 had the covenants therein applied since March 31, 2021.

Section 3.9        Legal Proceedings. (i) There is no suit, action, proceeding, arbitration, mediation, hearing, investigation or subpoena (each, an “Action”) pending or, to the knowledge of the Company, threatened against any Acquired Company or any Acquired Company’s properties or assets that individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, and (ii) no Acquired Company nor any of its properties or assets is subject to any Judgment that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.10       Compliance with Laws; Permits.

(a)         (i) The Acquired Companies are in, and at all times since January 1, 2020, have been in, compliance with all Laws applicable to them or by which any of their businesses, activities, assets or properties are bound, except for such violations or noncompliance, individually or in the aggregate, that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (ii) since January 1, 2020, none of the Acquired Companies has received any written communication from a Governmental Entity that alleges that any Acquired Company is not in compliance with any Law, except for such noncompliance, individually or in the aggregate, that has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the knowledge of the Company, except for routine audits or inspections, no investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries in writing an intention to conduct any such investigation, except for such investigations the outcomes of which, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect.

(b)        Except as, individually or in the aggregate, would not reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, the Acquired Companies and their respective Affiliates, directors, officers and employees are in, and at all times since January 1, 2019, have been in, compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)), and any other applicable foreign or domestic anticorruption or anti-bribery Laws (collectively, the “Fraud and Bribery Laws”), and none of the Acquired Companies nor, to the knowledge of the Company, any of their respective Affiliates, directors, officers, employees, agents or other representatives acting on any Acquired Company’s behalf have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable law governing or relating to corrupt practices or money laundering.

(c)         Except as, individually or in the aggregate, is not or would not reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, the Acquired Companies and their respective Affiliates, directors, officers and employees are in, and at all times within the past five (5) years, have been in, compliance with applicable Sanctions and Export Control Laws. Without limiting the foregoing, except as, individually or in the aggregate, is not or would not reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, there are no pending or threatened claims or investigations by any Governmental Entity against or involving any of the Acquired Companies with respect to any actual or alleged violations of Export Control Laws or Sanctions.

(d)         None of the Acquired Companies nor any of their directors, officers, or employees, or any other Persons acting for or on behalf of any of the foregoing, is or has been within the past five (5) years (i) a Sanctioned Person; (ii) subject to debarment or any list-based designations under the Export Control Laws; or (iii) engaged in a transaction or dealing, direct or indirect, with or involving a Sanctioned Person or a person subject to debarment or any list-based designations under the Export Control Laws (except as set forth in Section 3.10(d) of the Company Disclosure Letter).

(e)         The Company has implemented and maintains policies and procedures to promote compliance with Sanctions Laws and Export Control Laws.

(f)          The Acquired Companies have in effect all material permits, licenses, grants, easements, clearances, variances, exceptions, consents, certificates, exemptions, registrations, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, have not or would not reasonably be expected to have a Company Material Adverse Effect. All material Permits of the Acquired Companies are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the knowledge of the Company, except as, individually or the in aggregate, would not reasonably be expected to be material and adverse to the Acquired Companies, taken as a whole, each employee of any of the Acquired Companies has in effect all material Permits necessary for such employee to carry on the business of the Acquired Companies as now conducted by such employee. Except as has not had or would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, (i) no Permit has been revoked, suspended, terminated or materially impaired in any manner since January 1, 2019, (ii) neither the Company nor any of its Subsidiaries is in default or violation, in any respect, of any of the Company Permits and (iii) since January 1, 2020, neither the Company nor any Company Subsidiary has received any written notice regarding any of the matters set forth in the foregoing clauses (i) and (ii).

Section 3.11       Benefit Plans.

(a)         Section 3.11(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Plan (including each severance, deferred compensation, retirement, retiree medical, equity or equity-based, retention or change in control plan, policy, agreements, contracts, program or arrangement) as of the date of this Agreement. “Company Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, including any “multiemployer plan” (within the meaning of ERISA Section 3(37)), and any other employee benefit or compensation plan, policy, agreements, contracts, program or arrangement, including any stock purchase, stock option, other equity-based compensation, severance, change-in-control, bonus, retention, incentive, deferred compensation, pension, retirement, profit-sharing, savings, sick leave, vacation pay, leave, welfare, disability, health, medical, life insurance, fringe benefit, flexible spending account, written consulting or written employment plan, policy, program, practice, agreement or arrangement, whether or not subject to ERISA, in each case (i) that is sponsored, maintained or contributed to (or required to be contributed to) by any Acquired Company, (ii) to which any Acquired Company is a party or (iii) under which any of the Acquired Companies has any current or future liability (including contingent liability). Notwithstanding the foregoing, for purposes of the warranty set forth in this Section 3.11, “Company Plan” shall not include any statutory non-U.S. plans maintained solely by a Governmental Entity with respect to which any Acquired Company is obligated to make contributions or comply with under applicable Law. With respect to each material Company Plan (including each severance, deferred compensation, retirement, retiree medical, equity or equity-based, retention or change in control plan, policy, program or arrangement), the Company has made available to Parent a current, accurate and complete copy of, to the extent applicable: (i) all plan documents, including all amendments (or, with respect to any unwritten material Company Plan, a summary of the material terms thereof), (ii) all related trust agreements or other funding instruments and insurance contracts and policies, (iii) the most recent determination, advisory or opinion letter issued by the U.S. Internal Revenue Service (the “IRS”) with respect to such plan, (iv) the current summary plan description and any summaries of material modifications, (v) the most recently filed Form 5500 (including all schedules thereto), (vi) all material correspondence with any Governmental Entity involving a material Company Plan within the three (3) years immediately prior to the date hereof and (vii) any nondiscrimination, coverage or similar annual tests performed during the last three (3) plan years, in each case as of the date of this Agreement.

(b)         With respect to the Company Plans:

(i)         each such Company Plan has been established and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, including all filing and disclosure requirements, except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole;

(ii)         each such Company Plan intended to be qualified under Section 401(a) of the Code has received or is entitled to rely on a currently effective favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified, and, to the knowledge of the Company, nothing has occurred and no fact or circumstance exists that could reasonably be expected to cause any such Company Plan to not be so qualified;

(iii)        there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any of such Company Plans or to the assets of any of the trusts under any of such Company Plans (other than routine claims for benefits) that, in any case, would reasonably be expected to result, individually or in the aggregate, in material liability to the Acquired Companies, taken as a whole;

(iv)       each such Company Plan subject to the Laws of any jurisdiction outside of the United States (A) has been maintained and operated in accordance with all applicable requirements of such Laws, (B) if intended to qualify for special Tax treatment, has met all requirements for such treatment, and (C) if intended to be funded or book-reserved, is fully funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions, and the Acquired Companies have complied with all their respective obligations under such non-U.S. Law with respect to such Company Plans, except as in each case of (A), (B) and (C) of this clause (iv) would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole; and

(v)        except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole, all contributions required to be made to any Company Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the records of the Company in accordance with GAAP.

(c)        No Acquired Company nor any of its current or former Company ERISA Affiliates has, at any time during the last six (6) years, contributed to, been obligated to contribute to or has any liability (including contingent liability) with respect to (i) any “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) any employee benefit plan, program or arrangement that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (iii) a multiple employer plan subject to Section 4063 or 4064 of ERISA or (iv) a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA).

(d)         No Acquired Company has any obligations for post-employment medical, dental, vision, prescription drug or other welfare benefits for any of their respective former or current employees or their eligible dependents, except for the coverage continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or other similar Law.

(e)         None of the Acquired Companies nor any of their respective Company ERISA Affiliates has any liability that would be material to the Acquired Companies, taken as a whole, on account of any violation of the health care requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code.

(f)            Except as otherwise set forth in Section 3.11(f) of the Company Disclosure Letter or as otherwise provided herein, the Transactions will not, either alone or together with any other event, (i) entitle any current or former employee, director, or independent contractor of any of the Acquired Companies to any bonus, incentive, severance or other compensatory payment or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, or increase the amount of compensation or benefits allocable or payable to any current or former employee, director, or independent contractor, or trigger any material obligation pursuant to, any Company Plan or (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Plan.

(g)           Except as would not be material to the Acquired Companies, taken as a whole, each Company Plan that is subject to Section 409A of the Code has been maintained in compliance in form and operation with the requirements of Section 409A of the Code. No Acquired Company has any obligation to reimburse any person for any excise Tax, including any excise Tax imposed under Section 409A or 4999 of the Code. No Company Options are subject to Section 409A of the Code. None of the Company Options are “incentive stock options” as defined in Section 422 of the Code.

(h)           Except as set forth on Section 3.11(h) of the Company Disclosure Letter, no amount or benefit that has been or could be received (whether in cash or property or the vesting of property) by any current or former employee, officer, director or service provider of the Acquired Companies who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) as a result of any of the transactions contemplated by this Agreement.

Section 3.12         Labor Matters.

(a)           Except as set forth on Section 3.12(a) of the Company Disclosure Letter, no Acquired Company is a party to, or is bound by, any collective bargaining agreement or similar agreement with any labor union, labor organization or works council, and no Acquired Company has been a party to or bound by any such agreement within the last three years.

(b)           Since January 1, 2020, there has been no: (i) to the knowledge of the Company, organizational activity (including without limitation any petition or demand for recognition or election) or threat thereof by or with respect to any employees of any of the Acquired Companies, or (ii) strike, picketing, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of any of the Acquired Companies, whether engaged in collective action or not.

(c)            Each Acquired Company has complied with all applicable Laws relating to wages, hours, immigration, employee and independent contractor classification, discrimination in employment, collective bargaining and all other Laws pertaining to employment and labor, including the Worker Adjustment and Retraining Notification Act and comparable state, local and federal Laws, whether domestic or international (“WARN”), and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except as has not had, and would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole.

(d)           There is no, and within the past three years there has not been any, Action pending or, to the knowledge of the Company, threatened by or on behalf of any employee or independent contractor or group of employees or independent contractors (in each case, current or former) of any of the Acquired Companies, including any charge, grievance, complaint or investigation alleging violation of any local, state, federal or other Law related to labor or employment, whether domestic or international, including without limitation, Laws related to wages and hours (including the Fair Labor Standards Act and comparable state or local Laws), immigration, discrimination in employment, collective bargaining, workplace health and safety, plant layoffs or shutdowns (including WARN) or any other Action before or under the jurisdiction of the Office of Federal Contract Compliance Programs, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the U.S. or any State Department of Labor, or any other Governmental Entity, in each case except as, individually or in the aggregate, has not had, and would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole.

(e)           Without limiting the generality of the foregoing, each employee of an Acquired Company who works in the United States or any non-U.S. jurisdiction is duly authorized to work in the United States or such other non-U.S. jurisdiction, respectively, and the Acquired Companies have complied in all material respects with applicable Laws concerning each such current employee’s employment eligibility verification, including with respect to Forms I-9 for U.S. employees.

(f)            Section 3.12(f) of the Company Disclosure Letter sets forth an approximate headcount as of the date of this Agreement of all of the employees of the Acquired Companies by jurisdiction.

Section 3.13         Environmental Matters.

(a)           Except as, individually or in the aggregate, has not resulted in, and would not reasonably be expected to have a Company Material Adverse Effect: (i) each Acquired Company is, and at all times since January 1, 2020 has been, in compliance with all applicable Environmental Laws, and possesses and is in compliance with all Environmental Permits necessary for its operations; (ii) there are no Materials of Environmental Concern due to the activities of any of the Acquired Companies present within any Leased Company Real Property or, to the knowledge of the Company, on, under or emanating from any Leased Company Real Property or any third-party waste disposal locations or any property formerly owned or operated by any of the Acquired Companies, except under circumstances that are not reasonably likely to result in liability of any of the Acquired Companies under any applicable Environmental Laws; (iii) there are no above ground or underground storage tanks utilized by any of the Acquired Companies at any Leased Company Real Property, and the Acquired Companies have made all required filings and notifications in connection with any of their use or storage of Materials of Environmental Concern required by Environmental Laws; (iv) no Acquired Company has received any unresolved written notification alleging that it is liable for, or has received a written request for information from any Governmental Entity pursuant to Environmental Laws regarding its potential liability in connection with, any release or threatened release of, or the exposure of any Person to, Materials of Environmental Concern at any location; and (v) to the knowledge of the Company, no Acquired Company has received any unresolved written claim or complaint, or is currently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened.

(b)          For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)             “Environmental Laws” means all applicable non-U.S., federal, state or local statutes, directives, regulations, ordinances, treaties, codes or decrees protecting the quality of the ambient air, soil, surface water or groundwater, or indoor air, or regulating or imposing standards of care in respect of the use, handling, release and disposal of, or exposure of Persons to, Materials of Environmental Concern, including those relating to electronic waste recycling, as such are in effect as of the date of this Agreement and any common law related to such;

(ii)            “Environmental Permits” means all permits, licenses, registrations, approvals and other authorizations required under applicable Environmental Laws; and

(iii)           “Materials of Environmental Concern” means any pollutant, contaminant, hazardous, acutely hazardous, or toxic substance or waste, dangerous good, radioactive material, petroleum (including crude oil, any fraction thereof and refined petroleum products), asbestos and asbestos-containing materials, polychlorinated biphenyls, or any other chemical, material or substance, whether man-made or naturally occurring, which is defined in, regulated under or for which liability is imposed under any Law or common law related to pollution or protection of human health or the environment as a result of its hazardous or deleterious properties.

(c)           Notwithstanding any other provision of this Agreement, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, and this Section 3.13 sets forth the Company’s sole and exclusive representations and warranties with respect to Materials of Environmental Concern, Environmental Laws and other environmental matters.

Section 3.14          Taxes. Except as otherwise set forth in Section 3.14 of the Company Disclosure Letter:

(a)            All material income and other material Tax Returns that are required to have been filed by or with respect to any Acquired Company have been timely filed (taking into account any properly obtained extension of time within which to file such Tax Returns), and all such Tax Returns are true, correct and complete in all material respects and disclose all material Taxes required to paid by or with respect to any Acquired Company for the periods covered thereby.

(b)           The Acquired Companies have timely, properly and in accordance with applicable Law paid all material Taxes which may be due and owing by or with respect to any of them (whether or not shown or required to be shown on any Tax Return).

(c)           All material Taxes that any Acquired Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity.

(d)           There is not pending or, to the knowledge of the Company, threatened any audit, examination, investigation or other Action with respect to any material Taxes of any Acquired Company.

(e)           All deficiencies asserted in writing or assessments made in writing as a result of any examination by any Tax authority of material Tax Returns filed by or with respect to any Acquired Company or with respect to any Taxes of any Acquired Company have been paid in full or otherwise finally resolved.

(f)            No Acquired Company has waived in writing any statute of limitations with respect to Taxes which waiver is currently in effect, and no written request for such a waiver is currently outstanding.

(g)           No Acquired Company has constituted a “distributing corporation” or a “controlled corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law) (i) in the three years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions.

(h)           No Acquired Company is a party to any material Tax allocation, Tax sharing, Tax indemnity or Tax reimbursement agreement or arrangement (other than a customary agreement or arrangement contained in an ordinary course commercial agreement not primarily related to Taxes and other than pursuant to any agreement or arrangement solely among the Acquired Companies).

(i)            No Acquired Company has any liability for Taxes of any other Person (i) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), except as a result of being a member of a consolidated, affiliated or similar combined group the common parent of which is the Company, (ii) as a transferee or successor, or (iii) by Contract (other than a customary agreement or arrangement contained in an ordinary course commercial agreement not primarily related to Taxes and other than pursuant to any agreement or arrangement solely among the Acquired Companies), or (iv) otherwise.

(j)            No claim has been received in writing by any Acquired Company from any Tax authority in a jurisdiction where such Acquired Company has not filed Tax Returns of a particular type that such Acquired Company is or may be subject to material Tax by, or required to file Tax Returns with respect to material Taxes in, such jurisdiction, in each case with respect to such particular type of Tax.

(k)            No Acquired Company will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing Date, (ii) any installment sale, open transaction, or other transaction on or prior to the Closing Date, (iii) a prepaid amount received (or deferred revenue recognized) or paid, prior to the Closing Date, or (iv) an election under Section 108(i) of the Code (or any similar provision of state, local, or non-U.S. Law). No Acquired Company has made an election pursuant to Section 965(h) of the Code.

(l)            There are no Liens for a material amount of Taxes upon any property or assets of any Acquired Company, except for Permitted Liens.

(m)          No Acquired Company has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(n)           No Acquired Company has taken or agreed to take any action, or is aware of the existence of any fact or circumstance, that could reasonably be expected to impede or prevent the Mergers, taken together, from qualifying as a “reorganization” under Section 368(a) of the Code.

(o)           The Acquired Companies are in material compliance with all transfer pricing Laws, and all related material documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.

(p)           No Acquired Company has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

Section 3.15         Contracts.

(a)            Section 3.15(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of each of the following Contracts (other than any Company Plan and any Contract filed as an exhibit to the Company SEC Documents filed prior to the date of this Agreement) to which any Acquired Company is a party or by which any Acquired Company or any of its assets or businesses is subject or bound:

(i)             any Contract that involves the obligation or potential obligation of any of the Acquired Companies to make any “earn-out” or similar payments to any Person relating to any prior acquisition made by an Acquired Company that has not been satisfied and fully terminated prior to the date of this Agreement;

(ii)            any indenture, loan or credit agreement, security agreement, guarantee, note, mortgage, letter of credit, reimbursement agreement or other Contract, in any such case relating to indebtedness or of any Acquired Company having an outstanding principal amount in excess of $500,000, in the aggregate (except for such indebtedness between the Acquired Companies or guaranties by any Acquired Company of indebtedness of any Acquired Company);

(iii)           any Contract relating to any joint venture or partnership material to the Acquired Companies, taken as a whole;

(iv)          any Contract with a supplier or vendor of any of the Acquired Companies to which any of the Acquired Companies made payments of more than $1,000,000 during the fiscal year ended December 31, 2020 (each, a “Material Supplier”), other than (A) any such Contract that is terminable by any Acquired Company upon notice of ninety (90) days or less without penalty and (B) purchase orders in the ordinary course of business;

(v)           any Contract with a customer of any of the Acquired Companies from which any of the Acquired Companies received payments of more than $1,500,000 during the fiscal year ended December 31, 2020 (each, a “Material Customer”), other than (A) any such Contract that is terminable by any Acquired Company upon notice of ninety (90) days or less without penalty and (B) purchase orders in the ordinary course of business;

(vi)           any material collective bargaining agreement or similar agreement with any labor union, labor organization or works council;

(vii)         any Contract that grants any rights of first refusal or rights of first offer to any Person with respect to any material asset or equity interests of any of the Acquired Companies;

(viii)        any Contract that is a settlement with any Governmental Entity or any other Person to which any of the Acquired Companies is subject to ongoing obligations that are material to the Acquired Companies, taken as a whole;

(ix)           Any Contract that is between the Company or any of its Subsidiaries, on the one hand, and a Governmental Entity, on the other hand, involving the purchase or sale of goods or the provision of services for the benefit of, or by, a Governmental Entity, in each case, accounting for revenues in excess of $500,000;

(x)            any Contract purporting to indemnify or hold harmless any director, officer or employee of any of the Acquired Companies (other than the Company Charter, the Company Bylaws and the organizational documents of the Company’s Subsidiaries);

(xi)           any Contract that purports to limit in any material respect either the type of business in which the Company or any of its Affiliates may engage or the manner of locations in which any Acquired Company may so engage in any business;

(xii)          any Contract that contains a standstill or similar agreement pursuant to which the Company or its Subsidiaries has agreed not to acquire assets or securities of any other party to such Contract or any of such other party’s Affiliates;

(xiii)        any Contract that contains a “most favored nation” provision that materially restricts the business of the Company and its Subsidiaries, taken as a whole;

(xiv)         except for transactions between or among the Company and its Subsidiaries, any Contract that was entered into during the five (5)-year period prior to the date of this Agreement relating to the acquisition or disposition by the Company or any of its Subsidiaries of any equity interests or assets (whether by merger, amalgamation, consolidation, stock purchase, asset purchase or otherwise);

(xv)          any Contract that is disclosed by the Company pursuant to Item 404 of Regulation S-K under the Securities Act;

(xvi)        any Contract to which the Company is a party, or by which the Company is otherwise bound that: (A) grants a license or interest (including any covenant, release, immunity or other right) in any Intellectual Property or Technology owned or purported to be owned by the Company, but excluding non-exclusive licenses granted to customers in the ordinary course of business; or (B) relates to the acquisition, transfer, use, development, sharing or license or grant of any other right in any material Technology or Intellectual Property; and

(xvii)        any stockholder, voting trust, or similar Contract relating to the voting of Company Common Stock or other equity interests of the Company.

Each Contract entered into prior to the date of this Agreement that is filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, excluding those compensatory plans described in Item 601(b)(10)(iii) of Regulation S-K under the Securities Act, and each Contract listed as of the date of this Agreement in Section 3.15(a) of the Company Disclosure Letter, a “Company Material Contract.”

(b)           The Company has made available to Parent true and complete copies of each Company Material Contract (including any amendments, supplements or modifications thereto) as of the date of this Agreement. Each Company Material Contract is valid and binding on each Acquired Company party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except in each case for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there is no breach or default under any Company Material Contract by any of the Acquired Companies party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by any of the Acquired Companies party thereto or, to the knowledge of the Company, any other party thereto.

Section 3.16        Insurance. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, all insurance policies of the Acquired Companies are in full force and effect and all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date). Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2020, each of the Acquired Companies has been continuously insured in such amounts and with respect to such risks and losses as management has reasonably determined to be appropriate. Since January 1, 2020, no Acquired Company has received any written notice of cancellation, default, non-renewal or termination with respect to any material insurance policy of any of the Acquired Companies (other than ordinary course termination notices with respect to coverage as to which there was no lapse). All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by or on behalf of the Company or any of its Subsidiaries provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain such policies that have not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.17         Properties.

(a)            Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of all real property owned by the Company or any of its Subsidiaries (collectively, the “Owned Company Real Property”). With respect to the Owned Company Real Property: (i) the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Company Real Property or any material portion thereof and (ii) there are no outstanding options, rights of first refusal, rights of first offer, rights of reverter or other third party rights to purchase such Owned Company Real Property that are material to the Acquired Companies, taken as a whole.

(b)           Section 3.17(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all material real property leased by any of the Acquired Companies (the “Leased Company Real Property” and together with the Owned Company Real Property, the “Real Property”). The Company has made available to Parent complete and correct copies of each lease, sublease, license, occupancy agreement, concession and other agreements (written or oral) with respect thereto (including all amendments, extensions, renewals, guaranties and other agreements with respect to Leased Company Real Property, and in the case of any oral agreement, a written summary of the material terms thereof) (each a “Company Real Property Lease”). Except as, individually or in the aggregate, has not had and would not reasonably be expected to reasonably be expected to have a Company Material Adverse Effect, (1) neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Company Real Property Lease, and to the knowledge of the Company as of the date of this Agreement, no event or circumstance has occurred or exists that with or without notice or lapse of time or both would constitute a breach or default thereunder by the Company or and of its Subsidiaries, and (2) each Company Real Property Lease is a valid and binding obligation of the Company or a Subsidiary of the Company, as applicable, and is in full force and effect and enforceable against the applicable Company or Subsidiary of the Company. Each Acquired Company has a good and valid leasehold interest in each Leased Company Real Property free and clear of all Liens, except for Permitted Liens. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, no Acquired Company has leased, licensed or otherwise granted to any Person (other than the other Acquired Companies) the right to use or occupy any parcel of Leased Company Real Property or any portion thereof.

(c)           Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no condemnation, expropriation or other proceeding in eminent domain pending or, to the knowledge of the Company, threatened, affecting any of the Real Property.

(d)           With respect to the Real Property or any asset of the Company or any of its Subsidiaries, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid title to such property or asset, free and clear of all Liens, other than any Permitted Liens.

(e)           Except as listed on Section 3.17(e) of the Company Disclosure Letter, the Company has not received written notice of an outstanding violation of any applicable Law relating to any material part of the Real Property or written notice of condemnation, special assessment or the like, with respect thereto which, in any such case, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.18         Intellectual Property; Software.

(a)            The Company has made available a true, correct and complete list, as of the date of this Agreement, of all issued Patents and pending applications for Patents, registered Trademarks and pending applications to register Trademarks, and registered Copyrights and applications to register Copyrights, in each case that are included in the Company Owned Intellectual Property and are material to the business of the Company. All registration, renewal and maintenance fees and taxes due and payable on or before the Closing Date and necessary to maintain in effect the applications and registrations listed pursuant to the preceding sentence have been paid, except to the extent that an Acquired Company has elected not to maintain such applications or registrations in the ordinary course of business and except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)           Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) one or more Acquired Companies exclusively owns all right, title and interest in the Company Owned Intellectual Property and Company Owned Technology, free and clear of any Liens (other than Permitted IP Encumbrances) or has a valid right to use any other Intellectual Property and Technology used or held for use in, and necessary for the conduct of, the Company’s business and (ii) the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, will not, cause the loss of any ownership of any Company Owned Intellectual Property or Company Owned Technology, or loss of license rights granted to an Acquired Company in and to any Company Intellectual Property (other than Company Owned Intellectual Property).

(c)           Except as set forth on Section 3.18(c) of the Company Disclosure Letter, or individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the business of the Acquired Companies (including the Company Software, Company Owned Intellectual Property and Company Owned Technology), as presently conducted, does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person; and (ii) as of the date of this Agreement, there are no Actions (including infringement, misappropriation, interference, derivation, reexamination, inter partes review, ex parte reexamination, inter partes reexamination, post-grant review or covered business method review, reissue, opposition, nullity or cancelation proceeding) pending or presently threatened in writing against or to the knowledge of the Company affecting any Acquired Company with respect to the business of the Acquired Companies or entered against any Acquired Company, in each case that relates to any Company Owned Intellectual Property, Company Owned Technology, Company Products or Company Software.

(d)           To the knowledge of the Company, since January 1, 2020, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company Owned Intellectual Property, Company Owned Technology, Company Products or Company Software, in each case in a manner that would reasonably be expected to have a Company Material Adverse Effect.

(e)           Except to the extent that the Acquired Companies have desired to disclose trade secrets included in the Company Owned Intellectual Property, Company Owned Technology, Company Products or Company Software, the Acquired Companies have taken commercially reasonable measures to maintain the confidentiality of trade secrets included in the Company Owned Intellectual Property, Company Owned Technology, Company Products and Company Software, except as would not reasonably be expected to have a Company Material Adverse Effect.

(f)            To the knowledge of the Company, the Company owns or has a right to access and use all the material Company IT Systems, as such material Company IT Systems are currently used by the Acquired Companies, except as would not reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies maintain policies and procedures that are designed to protect the confidentiality, integrity and security of the Company IT Systems and the Company Data. To the knowledge of the Company, the Company IT Systems (i) are reasonably adequate for the current operation of the Company and (ii), have not, including in relation to any data stored or processed therein, including Company Data, ceased operating in any material respect, had any substantial feature or key component rendered unusable or suffered any security breach or unauthorized access to, deletion or other misuse of, any Company Data since January 1, 2018, and all material vulnerabilities identified therein have been promptly rectified, in each case except as would not reasonably be expected to have a Company Material Adverse Effect.

(g)          As of the date of this Agreement, there are no Actions pending, or presently threatened in writing against any Acquired Company, claiming that Open Source Code licensed to the Company is incorporated by an Acquired Company into or distributed by an Acquired Company with any material Company owned proprietary Software in a manner that requires the Company to disclose the source code for such Company owned proprietary Software for no fees or to license any patents in connection with such software, in each case except as would not reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies are in material compliance with the terms and conditions of all licenses for the Open Source Code. No Acquired Company has: (i) incorporated Open Source Code into, or combined or linked Open Source Code with, the Company Products or Company Software or; (ii) distributed Open Source Code in conjunction with any Company Products or Company Software or; or (iii) used Open Source Code to develop, distribute or provide the Company Products or Company Software, in such a way that, with respect to the foregoing clause (i), (ii) or (iii): (A) creates, or purports to create any obligation for an Acquired Company with respect to any Company Intellectual Property (other than the underlying Open Source Code); (B) revokes, or purports to revoke, the license of any Intellectual Property embodied by the Open Source Code if an Acquired Company asserts any Intellectual Property owned by the Acquired Company against any Person; or (C) grants, or purports to grant, to any third party, any rights or immunities under any Company Owned Intellectual Property (including using any Open Source Code with respect to the foregoing clause (i), (ii) or (iii) that require, as a condition of use, modification and/or distribution of such Open Source Code that other Software incorporated into, derived from or distributed with such Open Source Code be (1) disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, or (3) be redistributable at no charge).

(h)           The Acquired Companies are, and at all times since January 1, 2019 have been, in compliance with all applicable Laws pertaining to privacy, data protection, data transfer, consumer protection, or social security number protection, including all privacy and security breach disclosure Laws and implementing Laws (“Privacy Laws”), the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party (collectively, the “Privacy Commitments”), except for such violations or non-compliance that have not had, or would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2019, none of the Acquired Companies has received written notice of any, and to the knowledge of the Company, there is no, material violation of any Privacy Commitments through the date hereof. No action, audit, assessment, suit, legal proceeding, investigation, administrative enforcement proceeding or arbitration proceeding before any court, administrative body or other Governmental Entity has been filed or commenced against any Acquired Company nor, to the knowledge of the Company, threatened against any Acquired Company, alleging any failure to comply with any applicable Privacy Laws, and no Acquired Company has incurred any material liabilities under any such Laws. The execution, delivery and performance of this Agreement and the transactions contemplated herein comply, and will comply, in all material respects, with all Privacy Commitments of the Acquired Companies. To the knowledge of the Company, none of the Acquired Companies is subject to any contractual requirements, privacy policies or other legal obligations that, at the Effective Time and as a result of the Transactions, would prohibit the Acquired Companies at the Effective Time from receiving or using Company Data substantially in the manner in which the Acquired Companies receive and use such Company Data immediately prior to the Effective Time.

(i)            All Company Data owned by an Acquired Company and all Intellectual Property therein, are owned by an Acquired Company free and clear of all Liens (excluding Permitted IP Encumbrances), and all Company Data and Intellectual Property therein are not subject to any Contract containing any assignment or license of, or covenant not to assert or enforce any rights to the Company Data. The Acquired Companies have, in all material respects, all necessary and required rights to license, use, sublicense and distribute the Company Data to conduct the business of the Company as presently conducted.

(j)            No Acquired Company is subject to an obligation to grant licenses, covenants not to sue or similar rights to any Person under any Company Owned Intellectual Property or Company Owned Technology in connection with any membership or participation in, or contribution to, any standards-setting bodies, industry groups, patent non-assertion pacts or pooling arrangements or similar organizations (“Standards Organizations”). No Patent included in the Company Owned Intellectual Property (A) is, or (B) has been identified by any Acquired Company, to the knowledge of the Company, any other Person, as essential to any Standards Organization or any standard promulgated by any Standards Organization.

(k)           Except as set forth on Section 3.18(k) of the Company Disclosure Letter, or as would not reasonably be expected to, either individually or in the aggregate, be material to the Acquired Companies taken as a whole, in each case in which any Acquired Company has engaged or hired an employee, contractor or consultant that has created or developed any Company Products, Company Software or any Intellectual Property or Technology for or on behalf of an Acquired Company, the Acquired Company has obtained: (i) a valid and present assignment, either by operation of Law or written agreement, of all right, title and interest in the Company Intellectual Property associated therewith; (ii) confidentiality obligations in favor of the Acquired Company; and (iii) a waiver of any moral rights (to the extent possible under applicable Law) that such Person may possess in any such Intellectual Property and Technology.

(l)            The representations and warranties set forth in this Section 3.18 are the only representations and warranties being made by the Company in this Agreement with respect to any title, ownership, encumbrances, or infringement, misappropriation or other violation of or with respect to Intellectual Property.

(m)          For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Company Data” means all data contained in the Company IT Systems or the Acquired Companies’ databases (including all Personal Data) and all other information and data compilations necessary to the business of, the Acquired Companies;

“Company Intellectual Property” means all Company Owned Intellectual Property and all Intellectual Property in which any Acquired Company has (or purports to have) a license or similar right and is used in the conduct of the business of any Acquired Company;

“Company IT Systems” means all information technology and computer systems (including Company Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data or information, whether or not in electronic format, necessary to the conduct of the business of the Acquired Companies;

“Company Owned Intellectual Property” means Intellectual Property owned by any Acquired Company or in which any Acquired Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person, or otherwise);

“Company Owned Technology” means Technology owned by any Acquired Company or in which any Acquired Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person, or otherwise);

“Company Products” means each product and service developed, marketed, licensed, sold, performed, produced, serviced, distributed or otherwise made available by any Acquired Company, including any product or service currently under development by an Acquired Company;

“Company Software” means Software owned by any Acquired Company or in which any Acquired Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person or otherwise);

“Copyrights” means all copyrights and other similar legal rights in works of authorship;

“Domain Names” means all rights in internet web sites and internet domain names;

“Intellectual Property” means collectively Patents, Trademarks, Domain Names, Copyrights and trade secret rights;

“Open Source Code” means any software code or other material that is distributed as “free software” or “open source software” or is otherwise distributed under a similar licensing or distribution model. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License or Sun Community Source License, or any other license described by the Open Source Initiative as set forth on www.opensource.org;

“Patents” means all U.S. and non-U.S. patents, patent and all related continuations, continuations-in-part, divisionals, reissues, renewals, re-examinations, substitutions, extensions, supplementary protection certificates and later-filed non-U.S. counterparts thereto;

“Permitted IP Encumbrance” means any matters of record, license, Lien and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Acquired Companies as currently conducted;

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, customer or account number, or any other piece of information that alone or together with other information allows the identification of a natural person or information comprising of any “personal information” or “personal data” (each as defined by applicable Laws);

“Software” means computer software, including source code, object, executable or binary code, objects, comments, screens, user interfaces, algorithms, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith;

“Technology” means all Software, technical data, subroutines, tools, materials, invention disclosures, improvements, apparatus, creations, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, documentation, user manuals and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein; and

“Trademarks” means U.S., state and non-U.S. trade names, logos, trade dress, assumed business names, registered and unregistered trademarks, service marks and other similar designations of source or origin, and any common law rights, registrations and applications to register the foregoing.

Section 3.19       Affiliate Transactions No material relationship, direct or indirect, exists between any Acquired Company, on the one hand, and any officer, director or other Affiliate (other than any Acquired Company) of the Company, on the other hand, that is required to be described under Item 404 of Regulation S-K under the Securities Act in the Company SEC Documents, which is not described therein. To the knowledge of the Company, no Affiliate has threatened in writing (including by email) to terminate, modify or cancel its business relationship (in whole or in substantial part) with any of the Acquired Companies following the Effective Time.

Section 3.20       Government Contracts. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) each Government Contract (i) where the aggregate revenues during the calendar year ended December 31, 2020, was in excess of $500,000 or (ii) that requires access to classified information, in each case that is to be performed in whole or in part after the date of this Agreement (each, a “Material Government Contract”) to which any Acquired Company is a party was legally awarded, is binding on the Company or the applicable Acquired Company, and is in full force and effect, (b) no such Material Government Contract or Government Contract Bid is currently the subject of bid or award protest proceedings, (c) the Acquired Companies are in compliance with the terms and conditions of each such Material Government Contract or Government Contract Bid, (d) since January 1, 2020, neither a Governmental Entity nor any prime contractor or subcontractor has notified any Acquired Company in writing that it has, or is alleged to have, breached or violated any applicable Law, representation, certification, disclosure, clause, provision or requirement pertaining to any such Government Contract or Government Contract Bid, (e) since January 1, 2020, no Acquired Company has made any voluntary disclosure (or mandatory disclosure pursuant to Federal Acquisition Regulation (“FAR”) 52.203-13) to any Governmental Entity with respect to any alleged irregularity, misstatement, omission, fraud or price mischarging, or other violation of applicable Law, arising under or relating to a Government Contract and (f) since January 1, 2020, no Acquired Company nor any of their respective “Principals” (as defined in FAR 52.209-5) has been debarred, suspended, declared nonresponsible or ineligible, or excluded, or to the knowledge of the Company, proposed for debarment, suspension or exclusion, from participation in or the award of contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity.

Section 3.21       Brokers. Except for Stifel, Nicolaus & Company, Incorporated (“Stifel”), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions. True, correct and complete copies of all engagement letters between the Company and Stifel relating to the transactions contemplated by this Agreement have been made available to Parent solely for informational purposes.

Section 3.22       Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.17, no Takeover Laws or any anti-takeover provision in the Company Charter or the Company Bylaws are, or at the Effective Time will be, applicable to the Company, this Agreement, Merger I, Merger II or any of the other Transactions. For purposes of this Agreement, “Takeover Laws” shall mean Section 203 of the DGCL and any “moratorium,” “control Company Common Stock acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations.

Section 3.23       Fairness Opinion. The Company Board has received the opinion of Stifel, dated the date of this Agreement, that, as of such date and subject to certain assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of shares of Company Common Stock, pursuant to the Agreement is fair from a financial point of view to such holders, which opinion will be made available to Parent solely for informational purposes following execution of the Agreement.

Section 3.24       Material Customers and Suppliers. At no time since January 1, 2021 has the Company or any of its Subsidiaries (i) been in any material dispute with any of its Material Customers or Material Suppliers, or (ii) to the knowledge of the Company, received any written notice from any Material Customer or Material Supplier to the effect that such Material Customer or Material Supplier has suspended, terminated or materially reduced, or intends to suspend, terminate or materially reduce, its relationship with the Company or any of its Subsidiaries.

Section 3.25       Ownership of Company Shares. Neither the Company nor any of its Subsidiaries or any “affiliate” or “associate” of such entity is, nor at any time during the last three (3) years has it been, an “interested stockholder” of Parent, Merger Sub I or Merger Sub II, in each case, as such terms are defined in Section 203(c) of the DGCL.

Section 3.26       No Other Representations and Warranties. Notwithstanding anything herein to the contrary, the representations and warranties of the Company expressly set forth in this Article III are and shall constitute the sole and exclusive representations and warranties made with respect to the Company and its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties referred to in previous sentence, none of the Company, its Subsidiaries or any other Person has made or is making any express or implied representations or warranty, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries. Except for the representations and warranties expressly set forth in this Article III, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries, are hereby expressly disclaimed. The Company hereby acknowledges and agrees that, except for the representations and warranties set forth in Article IV (in each case as qualified and limited by the Parent Disclosure Letter), (a) none of Parent or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or its Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Company or its Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement or the transactions contemplated hereby, and (b) to the fullest extent permitted by law, none of Parent or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or other obligation of any kind or nature to the Company or its Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, or the use by the Company or any of its Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by Parent or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to the Company or any of its Affiliates, stockholders, or Representatives, or any other Person, in “data rooms,” confidential information memoranda or otherwise, in each case in anticipation or contemplation of the Mergers or any other transaction contemplated by this Agreement, and (subject to the express representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in Article IV (in each case as qualified and limited by the Parent Disclosure Letter)) none of the Company or any of its Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof).

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II

Except as (a) set forth in the Disclosure Letter delivered by Parent to the Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (with specific reference to the representations and warranties in this Article III to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections), or (b) disclosed in the Parent SEC Documents (excluding exhibits and other information incorporated therein) filed with, or furnished to, the SEC and publicly available on the SEC’s EDGAR website not less than two (2) Business Days prior to the date of this Agreement (excluding any disclosures contained in the “Risk Factors” section thereof, any disclosure contained in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature in each case other than any specific factual information contained therein, which shall not be excluded), Parent, Merger Sub I and Merger Sub II jointly and severally represent and warrant to the Company as follows:

Section 4.1           Organization, Standing and Power.

(a)           Each of Parent, Merger Sub I and Merger Sub II (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b)          Parent has made available to the Company true, correct and complete copies of the certificate of incorporation of Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), the bylaws of Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”), and, if requested by the Company, the comparable charter and organizational documents of Merger Sub I and Merger Sub II, in each case as amended through the date of this Agreement.

Section 4.2           Capital Stock.

(a)           The authorized capital stock of Parent consists of 550,000,000 shares of stock, consisting of 500,000,000 shares of Parent Common Stock with a par value of $0.0001 per share and 50,000,000 shares of preferred stock with a par value of $0.0001 per share (the “Parent Preferred Stock”). As of the close of business on August 10, 2021, there are:

(i)             260,680,560 shares of Parent Common Stock outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and issued free of preemptive rights;

(ii)            no shares of Parent Preferred Stock issued or outstanding;

(iii)           no shares of Parent Preferred Stock and 32,083 shares of Parent Common Stock were held by Parent as treasury shares;

(iv)           21,880,443 shares of Parent Common Stock reserved for future grants pursuant to the Parent Stock Plans;

(v)           15,486,926 shares of Parent Common Stock subject to outstanding Parent Stock Options at a weighted average exercise price of $1.60;

(vi)          132,363 Parent Restricted Shares; and

(vii)         5,095,358 shares of Parent Common Stock subject to outstanding Parent Restricted Stock Units.

(b)           Section 4.2(b) of the Parent Disclosure Letter sets forth a true, correct and complete list of all equity plans (the “Parent Equity Plan”) pursuant to which Parent has granted Parent Restricted Shares, Parent Restricted Stock Units and Parent Stock Options (collectively, “Parent Stock Awards”).

(c)           As of the date of this Agreement, except for the Parent Stock Awards referred to in Section 4.2(b) and the related award agreements or as otherwise set forth on Section 4.2(c) of the Parent Disclosure Letter, there are no outstanding or existing (i) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent (other than such Parent Stock Awards); (ii) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) relating to the issued or unissued capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (other than such Parent Stock Awards); (iii) obligations of Parent to repurchase, redeem or otherwise acquire (other than any obligations under the Parent Stock Awards or the Parent Equity Plans) any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent; (iv) phantom stock, restricted stock units or other contractual rights the value of which is determined in whole or in part by reference to the value of any capital stock of Parent (other than any obligations under the Parent Stock Awards or the Parent Equity Plans)and there are no outstanding stock appreciation rights issued by Parent with respect to the capital stock of Parent; (v) voting trusts or other agreements or understandings to which Parent or, to the knowledge of Parent, any of its officers or directors is a party with respect to the voting of capital stock of Parent; or (vi) bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of Parent may vote.

(d)           As of the date of this Agreement, there are no accrued and unpaid dividends with respect to any outstanding shares of Parent Common Stock.

(e)           From August 10, 2021 through the execution of this Agreement, except for the issuance of shares of Parent Common Stock issued upon the exercise of outstanding Parent Stock Options under the Parent Stock Plans in accordance with its terms, Parent has not issued any shares of its capital stock or Parent Stock Options, or securities convertible into or exchangeable for such capital stock.

Section 4.3           Authority.

(a)           Each of Parent, Merger Sub I and Merger Sub II has all necessary corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to (i) the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub I, (ii) the adoption of this Agreement by Parent in its capacity as sole stockholder of Surviving Corporation, and (iii) the adoption of this Agreement by Parent in its capacity as sole member of Merger Sub II, to consummate the Share Issuance and the Transactions. The execution, delivery and performance of this Agreement by Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company and the consummation by Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company of the Share Issuance and the Transactions have been duly authorized by all necessary corporate or limited liability company action on the part of Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company, and, except as set forth in clauses (i), (ii), (iii) and (iv) of this Section 4.3(a), no other corporate or limited liability company proceedings on the part Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company are necessary to approve this Agreement or to consummate the Share Issuance or any of the Transactions. This Agreement has been duly executed and delivered by Parent, Merger Sub I and Merger Sub II and (assuming the due authorization, execution and delivery by the counterparties hereto) constitutes the valid and binding obligation of Parent, Merger Sub I and Merger Sub II, enforceable against each of Parent, Merger Sub I and Merger Sub II in accordance with its terms, subject to the Enforceability Limitations.

(b)           The Parent’s Board of Directors (the “Parent Board”), at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement, Merger I, Merger II, the Share Issuance and the other Transactions and (ii) determining that the terms of Merger I, Merger II, the Share Issuance and the other Transactions are advisable and in the best interests of Parent and its stockholders.

Section 4.4           No Conflict; Consents and Approvals.

(a)           The execution, delivery and performance of this Agreement by each of Parent, Merger Sub I and Merger Sub II, and the consummation by each of Parent, Merger Sub I and Merger Sub II of the Share Issuance and the Transactions, do not and will not (i) conflict with or violate the Parent Charter, the Parent Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of Section 4.4(b) have been obtained and all filings and notifications described in such clauses have been made and any waiting periods related thereto have terminated or expired, conflict with or violate any Law, in each case that is applicable to any Parent Company or by which any of its assets or properties is subject or bound, (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, or acceleration of, any Contract that is material to the business of the Parent Companies, (iv) result in any breach or violation of any Parent Stock Plans (including any award agreement thereunder), or (v) result in the creation of any Lien upon any of the material properties or assets of any of the Parent Companies, other than, in the case of clauses (ii), (iii), (iv) and (v) above, any such items that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b)           The execution, delivery and performance of this Agreement by each of Parent, Merger Sub I and Merger Sub II, and the consummation by each of Parent, Merger Sub I and Merger Sub II of the Share Issuance and the Transactions, do not and will not require any consent, clearance, approval, waiting period expiration or termination, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (i) compliance with the applicable requirements of the Securities Act (and the rules and regulations promulgated thereunder) and the Exchange Act (and the rules and regulations promulgated thereunder), (ii) compliance with any applicable international, federal or state securities or “blue sky” Laws, (iii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, clearances, approvals, waiting periods or agreements required under Regulatory Laws, (iv) such filings as are necessary to comply with the rules and regulations of the applicable requirements of the NYSE, (v) the filing with the Secretary of State of the State of Delaware of Certificate of Merger I and Certificate of Merger II, in each case as required by the DGCL or the LLC Act and (vi) where the failure to obtain such consents, approvals, orders, licenses, authorizations or permits of, or to make such filings, registrations or declarations with or notifications to, any Governmental Entity, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5           SEC Reports; Financial Statements.

(a)           Parent has timely filed or furnished all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by Parent with the SEC since March 14, 2019 (all such forms, reports, statements, schedules, certifications, exhibits and other information incorporated therein, and other documents, collectively, the “Parent SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment filed or furnished prior to the date hereof, each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and SOX, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed or furnished. Except to the extent that information in any Parent SEC Document has been revised or superseded by a Parent SEC Document filed or furnished prior to the date hereof, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC staff with respect to any Parent SEC Document. To the knowledge of Parent, as of the date of this Agreement, no Parent SEC Document is the subject of ongoing SEC review or SEC comment or investigation. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act, and no Subsidiary of Parent is subject to the periodic reporting requirements of any non-U.S. Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.

(b)           The audited consolidated financial statements of Parent and its consolidated Subsidiaries (including any related notes thereto) that are included in the Parent SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or permitted by the SEC under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries at the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of Parent and its consolidated Subsidiaries (including any related notes thereto) that are included in the Parent SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (x) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (y) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (z) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated (and except that the unaudited financial statements may not contain all footnotes and are subject to normal and recurring year-end adjustments).

(c)           Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. Parent has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent has disclosed, based on its most recent evaluation, to Parent’s outside auditors and the audit committee of the Parent Board (i) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Since March 14, 2019 and except as otherwise described in the Parent SEC Documents, Parent has not identified any significant deficiency or material weakness in the design or operation of its internal control over financial reporting or fraud, whether or not material, that involved management or other employees who have a significant role in Parent’s internal control over financial reporting.

(d)           Since March 14, 2019, (i) the Chief Executive Officer and the Chief Financial Officer of Parent have signed, and Parent has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and (ii) the statements contained in such certifications are accurate.

(e)           Since March 14, 2019, (i) no Parent Company has, nor, to the knowledge of Parent, any director, officer or employee of any of the Parent Companies or the independent registered public accounting firm of Parent, received in writing any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any of the Parent Companies or their respective internal controls, including any material complaint, allegation, assertion or claim that any of the Parent Companies has engaged in unlawful accounting or auditing practices and (ii) no attorney representing any of the Parent Companies has reported evidence of a material violation of the securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent.

(f)            There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Parent SEC Documents and, to the knowledge of Parent, none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, or to the knowledge of Parent, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened in writing, in each case, regarding any accounting practices of the Parent Companies.

Section 4.6           No Undisclosed Liabilities. No Parent Company has any liabilities or obligations required under GAAP to be recorded on the balance sheet of such Parent Company, except for liabilities and obligations (a) reflected or reserved against in Parent’s consolidated balance sheet as at March 31, 2021 (or the notes thereto), (b) incurred in the ordinary course of business since March 31, 2021 consistent with past practice and consistent in nature and amount with those set forth on Parent’s consolidated balance sheet as at March 31, 2021, (c) arising out of or in connection with this Agreement, the Share Issuance or the Transactions or (d) that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.7           Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and any other documents filed by Parent with the SEC in connection herewith will comply in all material respects with the requirements of applicable Law, including the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4 or Proxy Statement/Prospectus.

Section 4.8           Absence of Certain Changes or Events. Since March 31, 2021 to the date of this Agreement, (a) the businesses of the Parent Companies have been conducted in the ordinary course of business in all material respects, and (b) there has not been any event, development, change or state of circumstances that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.9           Legal Proceedings. As of the date of this Agreement, (i) there is no Action pending or, to the knowledge of Parent, threatened against the Parent Companies, any of the Parent Companies’ properties or assets that individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, and (ii) none of the Parent Companies, nor any of its properties or assets is subject to any Judgment that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.10       Compliance with Laws; Permits.

(a)               The Parent Companies are in, and at all times since January 1, 2020, have been in, compliance with all Laws applicable to them or by which any of their assets or properties are bound, except for such violations or noncompliance, individually or in the aggregate, that have not had, and would not reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2020, none of the Parent Companies has received any written communication from a Governmental Entity that alleges that any Parent Company is not in compliance with any material Law, except for such noncompliance, individually or in the aggregate, that has not had and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b)               Except as, individually or in the aggregate, would not reasonably be expected to result in a material liability to the Parent Companies, taken as a whole, the Parent Companies and their respective Affiliates, directors, officers and employees are in, and at all times since January 1, 2020, have been in, compliance in all material respects with the Fraud and Bribery Laws, and none of the Parent Companies nor, to the knowledge of Parent, any of their respective Affiliates, directors, officers, employees, agents or other representatives acting on any Parent Company’s behalf have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

(c)               The Parent Companies have in effect all material Permits necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, would not reasonably be expected to have, a Parent Material Adverse Effect. All material Permits of the Parent Companies are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. To the knowledge of Parent, except as, individually or in the aggregate, would not reasonably be expected to be material and adverse to the Parent Companies, taken as a whole, each employee of any of the Parent Companies has in effect all material Permits necessary for such employee to carry on the business of the Parent Companies as now conducted by such employee.

Section 4.11       Benefit Plans.

(a)               For purposes of this Agreement, “Parent Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), including any “multiemployer plan” (within the meaning of ERISA Section 3(37)), and any other stock purchase, stock option, other equity-based compensation, severance, change-in-control, bonus, retention, incentive, deferred compensation, pension, retirement, profit-sharing, savings, sick leave, vacation pay, welfare, disability, health, medical, life insurance, material fringe benefit, flexible spending account, written consulting or written employment plan, policy, program or arrangement, whether or not subject to ERISA, in each case (i) that is sponsored, maintained or contributed to (or required to be contributed to) by any Parent Company, (ii) to which any Parent Company is a party or (iii) under which any of the Parent Companies has any current or future liability (including contingent liability).

(b)               With respect to the Parent Plans:

(i)                 each Parent Plan has been established and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, including all filing and disclosure requirements, except as would not reasonably be expected to result in a Parent Material Adverse Effect;

(ii)              each Parent Plan intended to be qualified under Section 401(a) of the Code has received or is entitled to rely on a currently effective favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified, and, to the knowledge of Parent, nothing has occurred and no fact or circumstance exists that could reasonably be expected to cause any such Parent Plan to not be so qualified;

(iii)            there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Parent, threatened, relating to any of the Parent Plans or to the assets of any of the trusts under any of the Parent Plans (other than routine claims for benefits) that, in any case, would reasonably be expected to result in a Parent Material Adverse Effect; and

(iv)             each Parent Plan subject to the Laws of any jurisdiction outside of the United States (A) has been maintained and operated in accordance with all applicable requirements of such Laws, (B) if intended to qualify for special Tax treatment, has met all requirements for such treatment, and (C) if intended to be funded or book-reserved, is substantially funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions except as would not, in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

(c)               No Parent Company nor any of its current or former Parent ERISA Affiliates has, at any time during the last six (6) years, contributed to, been obligated to contribute to or has any liability (including contingent liability) with respect to (i) any “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) any employee benefit plan, program or arrangement that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (iii) a multiple employer plan subject to Section 4063 or 4064 of ERISA or (iv) a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA).

Section 4.12       Labor Matters. No Parent Company is a party to, or is bound by, any collective bargaining agreement or similar agreement with any labor union, labor organization or works council, and no Parent Company has been a party to or bound by any such agreement within the last three years. No Parent Company is obligated under any agreement to recognize or bargain with any labor organization, representative, union, or works council. Since January 1, 2020, there has been no: (i) to the knowledge of Parent, organizational activity (including without limitation any petition or demand for recognition or election) or threat thereof by or with respect to any employees of any of the Parent Companies, or (ii) strike, picketing, work stoppage or lockout, or, to the knowledge of Parent, threat thereof, by or with respect to any employees of any of the Parent Companies, whether engaged in collective action or not, except where such strike, picketing, work stoppage, or lockout has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Each Parent Company has complied in all material respects with all applicable Laws relating to wages, hours, immigration, discrimination in employment, collective bargaining and all other Laws pertaining to employment and labor, including WARN, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. There is no, and within the past three years there has not been any, Action pending or, to the knowledge of Parent, threatened by or on behalf of any employee or independent contractor or group of employees or independent contractors (in each case, current or former) of any of the Parent Companies, including any charge, grievance, complaint or investigation alleging material violation of any local, state, federal or other Law related to labor or employment, whether domestic or international, including without limitation, Laws related to wages and hours (including the Fair Labor Standards Act and comparable state or local Laws), immigration, discrimination in employment, collective bargaining, workplace health and safety, plant layoffs or shutdowns (including WARN) or any other Action before or under the jurisdiction of the Office of Federal Contract Compliance Programs, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the U.S. or any State Department of Labor, or any other Governmental Entity, in each case except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Without limiting the generality of the foregoing, each employee of a Parent Company who works in the United States or any non-U.S. jurisdiction is duly authorized to work in the United States or such other non-U.S. jurisdiction, respectively, and the Acquired Companies have complied in all material respects with applicable Laws concerning each such current and former employee’s employment eligibility verification, including with respect to Forms I-9 for U.S. employees.

Section 4.13       Environmental Matters . Except as, individually or in the aggregate, has not resulted in, and would not reasonably be expected to have a Parent Material Adverse Effect: (i) each Parent Company is, and at all times since January 1, 2020, has been, in compliance with all applicable Environmental Laws, and possesses and is in compliance with all Environmental Permits necessary for its operations; (ii) there are no Materials of Environmental Concern due to the activities of any of the Parent Companies present within any real property owned or leased by any Parent Company or, to the knowledge of Parent, on, under or emanating from any such real property or any property formerly owned or operated by any of the Parent Companies, except under circumstances that are not reasonably likely to result in liability of any of the Parent Companies under any applicable Environmental Laws; (iii) there are no above ground or underground storage tanks utilized by any of the Parent Companies at any such real property, and the Parent Companies have made all required filings and notifications in connection with any of their use or storage of Materials of Environmental Concern required by Environmental Laws; (iv) since January 1, 2020, no Parent Company has received any written notification alleging that it is liable for, or has received a written request for information from any Governmental Entity pursuant to Environmental Laws regarding its potential liability in connection with, any release or threatened release of, or the exposure of any Person to, Materials of Environmental Concern at any location; and (v) since January 1, 2020, no Parent Company has received any written claim or complaint, or is currently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Parent, no such matter has been threatened.

Section 4.14       Taxes. Except as otherwise set forth in Section 4.14 of the Parent Disclosure Letter:

(a)               All material income and other material Tax Returns that are required to have been filed by or with respect to any Parent Company have been timely filed (taking into account any properly obtained extension of time within which to file such Tax Returns), and all such Tax Returns are true, correct and complete in all material respects and disclose all material Taxes required to paid by or with respect to any Parent Company for the periods covered thereby.

(b)               The Parent Companies have timely, properly and in accordance with applicable Law paid all material Taxes which may be due and owing by or with respect to any of them (whether or not shown or required to be shown on any Tax Return).

(c)               All material Taxes that any Parent Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity.

(d)               There is not pending or, to the knowledge of Parent, threatened any audit, examination, investigation or other Action with respect to any material Taxes of any Parent Company.

(e)               All deficiencies asserted in writing or assessments in writing made as a result of any examination by any Tax authority of material Tax Returns filed by or with respect to any Parent Company or with respect to any Taxes of any Parent Company have been paid in full or otherwise finally resolved.

(f)                No Parent Company has waived in writing any statute of limitations with respect to a material amount of Taxes which waiver is currently in effect, and no written request for such a waiver is currently outstanding.

(g)               No Parent Company has constituted a “distributing corporation” or a “controlled corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law) (i) in the three years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions.

(h)               No Parent Company is a party to any material Tax allocation, Tax sharing, Tax indemnity or Tax reimbursement agreement or arrangement (other than a customary agreement or arrangement contained in an ordinary course commercial agreement not primarily related to Taxes and other than pursuant to any agreement or arrangement solely among Parent Companies).

(i)                 No Parent Company has any liability for Taxes of any other Person (other than another Parent Company) (i) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), except as a result of being a member of a consolidated, affiliated or similar combined group the common parent of which is Parent, or (ii) as a transferee or successor.

(j)                 No claim has been received in writing by any Parent Company from any Tax authority in a jurisdiction where such Parent Company has not filed Tax Returns of a particular type that such Parent Company is or may be subject to material Tax by, or required to file Tax Returns with respect to material Taxes in, such jurisdiction, in each case with respect to such particular type of Tax.

(k)               No Parent Company will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing Date, (ii) any installment sale, open transaction, or other transaction on or prior to the Closing Date, (iii) a prepaid amount received (or deferred revenue recognized) or paid, prior to the Closing Date, or (iv) an election under Section 108(i) of the Code (or any similar provision of state, local, or non-U.S. Law). No Parent Company has made an election pursuant to Section 965(h) of the Code.

(l)                 There are no Liens for a material amount of Taxes upon any property or assets of any Parent Company, except for Permitted Liens.

(m)             No Parent Company has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(n)               Neither Parent nor the Merger Subs have taken or agreed to take any action or is aware of the existence of any fact or circumstance, that could reasonably be expected to impede or prevent the Mergers, taken together, from qualifying as a “reorganization” under Section 368(a) of the Code. Merger Sub I is, at all times since its formation has been, and at all times prior to the Effective Time will be, a direct, wholly owned subsidiary of Parent. Merger Sub II is, at all times since its formation has been, and at all times through and including the Second Effective Time will be, a direct, wholly owned subsidiary of Parent and an entity disregarded as separate from Parent for U.S. federal income Tax purposes under Treasury Regulations Section 301.7701-3.

(o)               The Parent Companies are in material compliance with all transfer pricing Laws, and all related material documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.

(p)               No Parent Company has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

Section 4.15       Contracts. Each Contract that is material to the Parent Companies (each a, “Parent Material Contract”) is valid and binding on each Parent Company party thereto and, to the knowledge of Parent, each other party thereto, and is in full force and effect, except in each case for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have, a Parent Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have, a Parent Material Adverse Effect, there is no breach or default under any Parent Material Contract by any of the Parent Companies party thereto or, to the knowledge of the Parent, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by any of the Parent Companies party thereto or, to the knowledge of the Parent, any other party thereto.

Section 4.16       Intellectual Property.

(a)               Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (i) one or more Parent Companies exclusively owns all right, title and interest in the Parent Owned Intellectual Property, free and clear of any Liens (other than Permitted IP Encumbrances) or has a valid right to use any other Intellectual Property used or held for use in, and necessary for the conduct of, the Parent’s business and (ii) the execution, delivery and performance of this Agreement by Parent, and the consummation by Parent, Merger Sub I or Merger Sub II of the Share Issuance or the Transactions, will not, cause the loss of any ownership of any Parent Owned Intellectual Property, or loss of license rights granted to a Parent Company in and to any Parent Intellectual Property.

(b)               Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect: (i) the Parent’s business, as presently conducted, does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person; and (ii) as of the date of this Agreement: (A) there are no Actions (including infringement, misappropriation, interference, derivation, reexamination, inter partes review, ex parte reexamination, inter partes reexamination, post-grant review or covered business method review, reissue, opposition, nullity or cancelation proceeding) pending or, to the knowledge of Parent, presently threatened in writing against any Parent Company with respect to the Parent’s business and (B), to the knowledge of Parent, there are there are no infringement or misappropriation Actions currently pending with respect to any Parent Owned Intellectual Property.

(c)               To the knowledge of Parent, since January 1, 2020, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Parent Owned Intellectual Property, in each case in a manner that would reasonably be expected to have a Parent Material Adverse Effect.

(d)               Except to the extent that the Parent Companies have desired to disclose trade secrets included in the Parent Owned Intellectual Property, the Parent Companies have taken commercially reasonable measures to maintain the confidentiality of trade secrets included in the Parent Owned Intellectual Property, except as would not reasonably be expected to have a Parent Material Adverse Effect.

(e)               The representations and warranties set forth in this Section 4.16 are the only representations and warranties being made by Parent, Merger Sub I or Merger Sub II in this Agreement with respect to any title, ownership, encumbrances, or infringement, misappropriation or other violation of or with respect to Intellectual Property.

(f)                For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Parent Intellectual Property” means all Parent Owned Intellectual Property and all Intellectual Property in which any Parent Company has (or purports to have) a license or similar right and is used in the conduct of Parent’s business; and

“Parent Owned Intellectual Property” means Intellectual Property owned by any Parent Company or in which any Parent Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person, or otherwise).

Section 4.17       Ownership of Parent Shares. Neither Parent nor Merger Sub I or Merger Sub II nor any of their respective Subsidiaries or the “affiliates” or “associates” of such entity is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company, in each case, as defined in Section 203(c) of the DGCL.

Section 4.18       Ownership and Operations of Merger Sub I and Merger Sub II. Each of Merger Sub I and Merger Sub II has been formed solely for the purpose of engaging in the Transactions and, except for matters incidental to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. All of the issued and outstanding capital stock of Merger Sub I is, and at the Effective Time will be, owned directly or indirectly by Parent. Parent owns, and at the Effective Time will own, directly or indirectly all of the outstanding membership interests of Merger Sub II.

Section 4.19       Sufficiency of Funds. Parent will have, as of Closing, sufficient available funds to pay all obligations of Parent, Merger Sub I and Merger Sub II under this Agreement including all amounts due under Article II and all out of pocket expenses of Parent, Merger Sub I, Merger Sub II and the Surviving Corporation arising from the consummation of the transactions contemplated under this Agreement.

Section 4.20       Brokers. Except for Credit Suisse Securities (USA) LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Share Issuance or the Transactions.

Section 4.21       No Other Representations and Warranties. Notwithstanding anything herein to the contrary, the representations and warranties of Parent, Merger Sub I and Merger Sub II expressly set forth in this Article IV are and shall constitute the sole and exclusive representations and warranties made with respect to Parent and its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties referred to in previous sentence, none of Parent, its Subsidiaries or any other Person has made or is making any express or implied representations or warranty, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Parent and its Subsidiaries. Except for the representations and warranties expressly set forth in this Article IV, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Parent and its Subsidiaries, are hereby expressly disclaimed. Parent, Merger Sub I and Merger Sub II hereby acknowledge and agree that, except for the representations and warranties set forth in Article III (in each case as qualified and limited by the Company Disclosure Letter), (a) none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement or the transactions contemplated hereby, and (b) to the fullest extent permitted by law, none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or other obligation of any kind or nature to the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, or the use by the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders, or Representatives, or any other Person, in “data rooms,” confidential information memoranda or otherwise, in each case in anticipation or contemplation of the Mergers or any other transaction contemplated by this Agreement, and (subject to the express representations and warranties of the Company set forth in Article III (in each case as qualified and limited by the Company Disclosure Letter)) none of Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof).

Article V

COVENANTS

Section 5.1           Conduct of Business of the Company.

(a)               Except (A) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (B) for matters set forth in Section 5.1 of the Company Disclosure Letter or otherwise expressly required or permitted by this Agreement or (C) as may be required by Law, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, (x) the Company shall, and shall cause each of its Subsidiaries to, conduct its business and the business of its Subsidiaries in all material respects in the ordinary course (other than in connection with COVID-19 Measures), and (y) shall not, and shall not permit any other Acquired Company to, do any of the following:

(i)                 amend or permit the adoption of any amendment to the charter or bylaws (or comparable organizational documents) of the Company or any Acquired Company other than in connection with internal reorganizations of Acquired Companies (other than the Company);

(ii)              adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii)            except for as otherwise described in Section 5.1 of the Company Disclosure Letter, issue, grant or sell any (A) shares of capital stock, (B) Company Voting Debt or other voting securities, (C) Company Stock Equivalents, (D) any equity or equity-based compensation awards under the Company Equity Plan or similar plan, policy, program, practice, arrangement or agreement or (E) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, any Acquired Company, other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof and in accordance with their terms under the Company Equity Plan as of the date of this Agreement;

(iv)             declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests other than any dividend or distribution by a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

(v)               enter into any interest rate, derivatives or hedging transaction (including with respect to commodities) other than in the ordinary course;

(vi)             adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests (except in connection with the cashless exercise, settlement or similar transactions (including withholding of Taxes) pursuant to the exercise of Company Options or the vesting of or elections under Code Section 83(b) relating to restricted shares of Company Common Stock outstanding as of the date hereof or permitted to be granted in accordance with this Section 5.1), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of the Company’s capital stock or other securities or the capital stock or other securities of a Subsidiary of the Company;

(vii)          make or agree to make any new capital commitments or capital expenditures other than capital commitments or capital expenditures that are not in excess of $1,250,000 in the aggregate in any calendar quarter;

(viii)        (A) acquire (whether by merger, consolidation or acquisition of equity interests or assets or otherwise) from a third party any corporation, partnership or other business organization or division thereof or a material amount of the assets thereof, or (B) sell, (whether by merger, consolidation or sale of equity interests or assets or otherwise) to a third party any Acquired Company or any business line or material assets of the Company and its Subsidiaries;

(ix)             enter into any joint venture or partnership material to the Acquired Companies, taken as a whole;

(x)               enter into any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xi)             (A) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, or guarantee any such indebtedness of any third party, issue or sell any debt securities, options, calls, warrants or other rights to acquire any debt securities of any Acquired Company, guarantee any debt securities of any third party, or amend, modify or refinance any such indebtedness (in each case of clause (A), other than (1) trade payables, documentary and standby letters of credit, guarantees and surety bonds in respect of Contracts in the ordinary course of business consistent with past practice), (2) otherwise pursuant to existing credit facilities in the ordinary course to fund working capital, capital expenditures, normal operations and any dividends permitted under this Agreement, or (3) as otherwise set forth on Section 5.1 of the Company Disclosure Letter, or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than any other Acquired Company);

(xii)          except to the extent required by applicable Law or the terms of this Agreement or any Company Plan, and except as otherwise set forth in Section 5.1 of the Company Disclosure Letter, (A) change the compensation or benefits of any current or former employee, officer, director, or independent contractor of any of the Acquired Companies other than routine merit based increases in cash compensation in the ordinary course of business consistent with past practice for non-officer level employees or independent contractors, (B) establish, enter into, materially amend, terminate or adopt any material Company Plan (or any plan, program, practice, policy, agreement or arrangement that would be a material Company Plan if in effect as of the date hereof), (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock-based compensation other than provided for by this Agreement, (D) hire or terminate (other than for cause) the employment or service of any employee or independent contractor, other than in the ordinary course of business consistent with past practice for any non-officer level employee or independent contractor; or (E) grant any rights to severance, change of control, retention or termination pay to any current or former employee, officer, director or independent contractor;

(xiii)        (A) implement or adopt any material change in its methods of accounting, except to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto, or as required by Regulation S-X of the Exchange Act or any Governmental Entities or quasi-Governmental Entities (including the Financial Accounting Standards Board or any similar organization), (B) change its fiscal year or (C) make any material change in internal accounting controls or disclosure controls and procedures;

(xiv)         (1) fail to file any material income or other Tax Return when due (after giving effect to any properly obtained extensions of time in which to make such filings), (2) make, change or revoke any material Tax election, (3) change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, (4) file any material amended Tax Return, (5) settle or compromise any audit or proceeding relating to a material amount of Taxes, (6) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, (7) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, or (8) surrender any right to claim a material Tax refund;

(xv)           commence or settle, compromise or otherwise voluntarily resolve any Action other than any Action that would not result in liability to the Acquired Companies in an amount in excess of $500,000;

(xvi)         other than in the ordinary course, enter into any agreement, arrangement or commitment to grant a license or sublicense of any material Company Intellectual Property to any third party;

(xvii)      transfer, sell or exclusively license material Company Intellectual Property to any third party;

(xviii)    (A) enter into, amend, renew or modify any Company Material Contract or Contract that would be a Company Material Contract if in effect on the date of this Agreement (other than (1) any customer Contract entered into in the ordinary course, (2) any Contract that can be terminated by any Acquired Company without penalty to the Acquired Company on ninety (90) days’ prior written notice or (3) any purchase order entered into in the ordinary course); or (B) consent to the termination of (other than a termination in accordance with its terms) any Company Material Contract or Contract permitted under this Section 5.1 to be entered into on or following the date hereof that would be a Company Material Contract (other than customer Contracts) if in effect on the date of this Agreement;

(xix)         enter into any non-compete or similar Contract that would materially impair the conduct of business of the Acquired Companies in any jurisdiction;

(xx)           effectuate a “plant closing” or “mass layoff,” as those terms are defined under WARN;

(xxi)         enter into any material new line of business;

(xxii)      except to the extent required by applicable Law, enter into, materially amend or modify any union recognition agreement, collective bargaining agreement or similar agreement with any labor union, labor organization, works council or representative body of any Acquired Company employees, or enter into negotiations regarding any such agreement;

(xxiii)    cancel any material insurance policies, or fail to renew any material insurance policies upon expiration on substantially the same terms as those in place on the date of this Agreement, to the extent insurance policies on such terms are available on commercially reasonable terms; or

(xxiv)     agree to, authorize or enter into any Contract obligating it to take any of the actions described in the foregoing clauses (i) through (xxiii).

Section 5.2           Conduct of Business of Parent, Merger Sub I and Merger Sub II.

(a)               Except (A) with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (B) for matters set forth in Section 5.2(a) of the Parent Disclosure Letter or otherwise expressly required or permitted by this Agreement or (C) as may be required by Law, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, (x) Parent shall, and shall cause each of its Subsidiaries to, conduct its business and the business of its Subsidiaries in all material respects in the ordinary course, and (y) shall not, and shall not permit any of its Subsidiaries to, do any of the following:

(i)                 amend or permit the adoption of any amendment to the Parent Charter;

(ii)              amend or permit the adoption of any amendment to the Parent Bylaws in a manner that would materially and adversely affect the holders of Company Common Stock whose shares may be converted into Parent Common Stock at the Effective Time in a manner different than holders of Parent Common Stock prior to the Effective Time;

(iii)            adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iv)             adjust, split, combine, redeem, repurchase or otherwise acquire any shares of Parent’s capital stock or other equity interests, or reclassify, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of Parent’s capital stock or other securities or the capital stock or other securities of a Subsidiary of Parent;

(v)               issue, grant, deliver, sell, pledge, dispose of or encumber any (A) shares of capital stock, or (B) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, Parent, other than (x) the Share Issuance, (y) the issuance of Parent Common Stock or awards exercisable for or convertible into Parent Common Stock, in each case, pursuant to a Parent Stock Plan or (z) the issuance of shares of capital stock in connection with any acquisition from a third party of any corporation, partnership or other business organization or division thereof or a material portion of the assets thereof that is permitted by Section 5.2(a)(vi);

(vi)             except for matters set forth in Section 5.2(a)(vi) of the Parent Disclosure Letter, make any acquisition (as that term is defined in Item 2.01 of Form 8-K) that would (A) individually or in the aggregate, result in a breach of Parent’s obligation set forth in Section 5.6(e); (B) require, individually or as part of a series of transactions, the filing of a Form 8-K under Item 2.01 of Form 8-K when completed or otherwise constitute a material acquisition required to be reported under Item 1.01 of Form 8-K; or (C) prevent or materially delay the consummation of the Closing, irrespective of the Outside Date; or

(vii)          agree to, authorize or enter into any Contract obligating it to take any of the actions described in clauses (i) through (vi) above.

(b)               During the period from the date of this Agreement to the Effective Time, each of Merger Sub I and Merger Sub II shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Section 5.3           Company Acquisition Proposals.

(a)               The Company shall, and shall cause its Representatives to, (i) immediately cease and terminate (or cause to be terminated) all existing discussions or negotiations with any Person with respect to any Company Acquisition Proposal other than the Transactions, (ii) request the prompt return or destruction of all confidential information previously made available by it or on its behalf in connection with any actual or potential Company Acquisition Proposal and (iii) terminate access by any such Person and its Affiliates and Representatives to any data room (virtual, online or otherwise) maintained by or on behalf of the Company and its Subsidiaries. The Company shall not terminate, waive, amend, release or modify in any respect any material provision of any confidentiality agreement to which any Acquired Company or any of its Affiliates is a party with respect to any Company Acquisition Proposal; provided, however, that the Company shall be entitled to waive any standstill provision included in any such confidentiality agreement or any standstill provision contained in any standstill agreement to which any Acquired Company or any of its Affiliates is a party with respect to any Company Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to a Company Acquisition Proposal if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that failure to waive such standstill would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law.

(b)               From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as permitted under this Agreement (including Section 5.3(c), Section 5.3(e) and Section 5.3(g)), the Company shall not, and shall cause its Representatives and other Acquired Companies not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly induce or facilitate the making, submission or announcement of any inquiries, proposals or offers constituting or that would reasonably be expected to lead to a Company Acquisition Proposal, (ii) make available any non-public information regarding any of the Acquired Companies to any Person (other than Parent and Parent’s or the Company’s Representatives) in response to a Company Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse or recommend any Company Acquisition Proposal, (v) make or authorize any statement, recommendation or solicitation in support of any Company Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (vi) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Company Acquisition Proposal.

(c)               Notwithstanding anything to the contrary in this Agreement (including this Section 5.3), if at any time prior to obtaining the Company Stockholder Approval, (x)(i) the Company receives a bona fide written Company Acquisition Proposal that did not arise or result from a material breach of this Section 5.3, (i) the Company may contact the Person who has made such Company Acquisition Proposal in order to clarify the terms of such Company Acquisition Proposal so that the Company Board (or any committee thereof) may inform itself about such Company Acquisition Proposal, (ii) if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and outside financial advisors) that such Company Acquisition Proposal constitutes, or would be reasonably likely to constitute or lead to, a Company Superior Proposal and (iii) the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and outside financial advisors) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and (y) the Company has not breached this Section 5.3 in any material respect with respect to such Company Acquisition Proposal, the Company may (A) make available information (including non-public information) with respect to the Acquired Companies to the Person making such Company Acquisition Proposal pursuant to a Company Acceptable Confidentiality Agreement; and (B) participate in discussions or negotiations with such Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal. The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent in writing following the receipt of any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, which notice will include the identity of the person or persons making such Company Acquisition Proposal, a written summary of the material terms of such Company Acquisition Proposal and, concurrently with the delivery thereof to the person (or its Representatives) making the Company Acquisition Proposal, any information concerning the Company, the Company Subsidiaries or their businesses, assets or properties provided or made available to such other person (or its representatives) by the Company after receipt by the Company of the Company Acquisition Proposal that was not previously provided or made available to Parent (such information and documentation, the “Company Acquisition Proposal Information”). Following the delivery of such notice, the Company shall keep Parent reasonably informed on a prompt basis (and in any event within 24 hours) of any material developments, material discussions or material negotiations and the status thereof regarding any Company Acquisition Proposal described in the immediately preceding sentence, and none of the Company or any Company Subsidiary shall enter into any Contract that would prohibit them from providing the Company Acquisition Proposal Information to Parent or its Representatives.

(d)               From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise permitted by this Agreement (including Section 5.3(e), Section 5.3(f) or Section 5.3(g)), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, qualify, or modify, in each case in a manner adverse to Parent, the Company Recommendation, (ii) adopt, authorize, recommend, endorse or otherwise declare advisable (or publicly propose to adopt, authorize, recommend or endorse) any Company Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to a Company Acquisition Proposal, (iii) approve or cause the Company to enter into any merger agreement, letter of intent or similar agreement relating to any Company Acquisition Proposal or that could lead to a Company Acquisition Proposal, (iv) fail to include the Company Recommendation in the Proxy Statement/Prospectus, (v) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer; or (vi) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i) - (vi), a “Company Adverse Recommendation Change”).

(e)               Notwithstanding anything to the contrary in this Agreement (including this Section 5.3), if prior to obtaining the Company Stockholder Approval, (i) the Company receives a bona fide written Company Acquisition Proposal that did not arise or result from a material breach of this Section 5.3, (ii) the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and outside financial advisors) that (x) such Company Acquisition Proposal constitutes a Company Superior Proposal and, in any event, (y) the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and (iii) the Company and the Company Board shall have complied with all of its obligations set forth in this Section 5.3 (including Section 5.3(f)) then, the Company may make a Company Adverse Recommendation Change.

(f)                The Company Board shall not take any action set forth in Section 5.3(e) unless the Company has (i) provided written notice to Parent (a “Notice of Company Superior Proposal”) informing Parent that the Company has determined that a Company Acquisition Proposal constitutes a Company Superior Proposal, identifying the Person making such Company Superior Proposal and providing a copy of the definitive agreement intended to effect such Company Superior Proposal and the other Company Acquisition Proposal Information, (ii) for the four (4) Business Day period following Parent’s receipt of the Notice of Company Superior Proposal (the “Company Superior Proposal Notice Period”), the Company Board shall have negotiated in good faith with Parent and considered in good faith any counteroffers or proposals, including to amend the terms and conditions of this Agreement (to the extent Parent wishes to do so), and (iii) after complying with clauses (i) and (ii), determined in good faith (after consultation with the Company’s outside legal counsel and financial advisors and taking into account any such counteroffer or proposed amendment to the terms and conditions of this Agreement) that such Company Acquisition Proposal remains a Company Superior Proposal. In the event of any material revisions to such Company Superior Proposal offered by the Person making such Company Superior Proposal (including any change in purchase price), the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(f) with respect to such new written notice, except that the Company Superior Proposal Notice Period shall be two (2) Business Days with respect to any such new written notice.

(g)               Other than in connection with circumstances involving or relating to a Company Acquisition Proposal (which shall be subject to Section 5.3(e) and Section 5.3(f) and shall not be subject to this Section 5.3(g)), prior to obtaining the Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change, in response to a Company Intervening Event only if (i) the Company Board determines in good faith (after consultation with the Company’s outside counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (ii) the Company has notified Parent in writing that it intends to effect such a Company Adverse Recommendation Change pursuant to this Section 5.3(g), which notice shall include a reasonably detailed description of the facts and circumstances giving rise to such Company Intervening Event, (iii) for a period of four (4) Business Days following the notice delivered pursuant to clause (ii) of this Section 5.3(g), the Company Board shall have negotiated in good faith with Parent and shall have considered in good faith any proposals to amend the terms and conditions of this Agreement (to the extent Parent wishes to do so) so that the failure to take such action would no longer reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; and (iv) no earlier than the end of such four (4) Business Day-period, the Company Board shall have determined in good faith (after consultation with the Company’s outside counsel and taking into account any adjustment or modification of the terms of this Agreement proposed by Parent) that the failure to take such action would still reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(h)               Nothing contained in this Section 5.3 shall prohibit the Company Board from (A) taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act, or from issuing a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its positions thereunder, or (B) making any disclosure to its stockholders if the Company Board determines in good faith (after consultation with the Company’s outside counsel) that the failure to do so would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under applicable Law; provided, however, the Company Board shall not be permitted to take any such action that constitutes a Company Adverse Recommendation Change except in compliance with Section 5.3(e) or Section 5.3(g); provided, further that any such disclosure (other than a “stop, look and listen” or similar communication of the type communicated by Rule 14d-9(f) under the Exchange Act) that addresses the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation and rejects any Company Acquisition Proposal within ten (10) Business Days after any such disclosure.

(i)                 For purposes of this Agreement:

(i)                 “Company Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that a Company Acceptable Confidentiality Agreement shall not be required to contain any standstill or similar provisions or otherwise prohibit the making or amendment of any Company Acquisition Proposal.

(ii)              “Company Acquisition Proposal” shall mean a proposal, inquiry, indication of interest or offer from any Person other than Parent providing for any (A) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company or any of its Subsidiaries, pursuant to which any such Person (including such Person’s or resulting company’s direct or indirect stockholders) would own or control, directly or indirectly, twenty percent (20%) or more of the voting power or equity of the Company, (B) sale, lease or other disposition, directly or indirectly, of assets of the Company (including the capital stock or other equity interests of any of its Subsidiaries) and/or any Subsidiary of the Company representing twenty percent (20%) or more of the consolidated assets, revenues or net income of the Acquired Companies, taken as a whole, (C) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company, (D) tender offer, exchange offer or any other transaction or series of transactions in which any Person would acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company of any group which beneficially owns or has the right to acquire beneficial ownership of, twenty percent (20%) or more of the outstanding shares of Company Common Stock or (E) any combination of the foregoing (in each case, other than Merger I and Merger II).

(iii)            “Company Superior Proposal” means any bona fide Company Acquisition Proposal that did not involve or result from a material breach of this Section 5.3 on terms which, in the good faith determination of the Company Board (after consultation with the Company’s financial advisor and outside legal counsel), are more favorable, taken as a whole, from a financial point of view to the stockholders of the Company than the Transactions; provided, that for purposes of this definition, references to “twenty percent (20%)” in the definition of “Company Acquisition Proposal” shall be deemed to be references to “fifty percent (50%)”.

Section 5.4           Preparation of the Form S-4 and Proxy Statement/Prospectus; Stockholders Meeting.

(a)               As soon as practicable following the date of this Agreement, Parent and the Company shall jointly prepare and cause to be filed with the SEC the Proxy Statement/Prospectus, in preliminary form, and Parent shall prepare and cause to be filed with the SEC the Form S-4, in which the Proxy Statement/Prospectus, in preliminary form, will be included as a prospectus. The Form S-4, including the Proxy Statement/Prospectus shall be prepared in cooperation with and remain subject in all respects to the review and comment of Parent and its legal counsel, and the Company and its legal counsel prior to filing with the SEC. Each of Parent and the Company shall use reasonable best efforts (i) to cause the Form S-4 and the Proxy Statement/Prospectus to comply in all material respects with all applicable rules, regulations and requirements of the Exchange Act or Securities Act, (ii) to promptly notify the other upon receipt of, and cooperate with each other and use reasonable best efforts to respond to, any comments or requests of the SEC or its staff, including for any amendment or supplement to the Form S-4 or Proxy Statement/Prospectus; (iii) to promptly provide the other party with copies of all written correspondence and a summary of all oral communications between it or its Representatives, on the one hand, and the SEC or its staff, on the other hand, relating to the Form S-4 or the Proxy Statement/Prospectus; (iv) to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing, (v) prior to the effective date of the Form S-4, to take all action reasonably required to be taken under any applicable state securities Laws in connection with the Parent Common Stock issuable in connection with Merger I; (vi) to use reasonable best efforts to keep the Form S-4 effective through the Closing in order to permit the consummation of Merger I; and (vii) to cooperate with, and provide the other party with a reasonable opportunity to review and comment in advance on the Form S-4 and the Proxy Statement/Prospectus (including any amendments or supplements to the Form S-4 or the Proxy Statement/Prospectus) and any substantive correspondence (including all responses to SEC comments), prior to filing with the SEC or mailing, and shall provide to the other a copy of all such filings or communications made with the SEC, except to the extent such disclosure or communication relates to a Company Acquisition Proposal. Parent shall use reasonable best efforts to obtain any necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement; provided, however, that Parent shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process in any jurisdiction. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be filed with the SEC and distributed to the holders of Company Common Stock and made available on the internet as promptly as practicable after the Form S-4 is declared effective under the Securities Act. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement/Prospectus will be made by Parent or the Company, as applicable, without the other’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other the opportunity to review and comment thereon. Parent or the Company, as applicable, will notify the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with Merger I for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication received from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be prepared promptly and, after the other party has had a reasonable opportunity to review and comment thereon, shall be filed promptly with the SEC, and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company shall cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Notwithstanding anything to the contrary in this Section 5.4(b), nothing in this Section 5.4(a) shall prohibit the Company or Parent from making any filing of any Quarterly Report on Form 10-Q, Annual Report on Form 10-K or Current Report on Form 8-K required pursuant to the Exchange Act.

(b)               The Company shall, as soon as reasonably practicable following effectiveness of the Form S-4, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of seeking the Company Stockholder Approval. The Company will conduct a broker search in anticipation of the Company Stockholder Meeting in compliance with SEC Rule 14a-3, assuming the earliest record date practicable and, from time to time, conduct additional broker searches as reasonable requested by Parent. Subject to Section 5.3(e), Section 5.3(f) and Section 5.3(g), the Company shall, through the Company Board, recommend that its stockholders adopt and approve this Agreement and the Transactions, including Merger I (the “Company Recommendation”), and shall use reasonable best efforts to (i) solicit from its stockholders proxies in favor of the adoption of this Agreement and (ii) take all other action necessary or advisable to secure the Company Stockholder Approval, and the Company Board shall not make a Company Adverse Recommendation Change. The Company, in consultation with Parent, shall set a record date for determining the Persons entitled to notice of, and to vote at, the Company Stockholder Meeting. The Company shall have the right to postpone or adjourn the Company Stockholder Meeting (A) by not more than thirty (30) days in the aggregate (1) for the absence of a quorum, (2) to allow reasonable additional time to solicit additional proxies to the extent that at such time the Company has not received a number of proxies that it reasonably believes sufficient to obtain the Company Stockholder Approval at the Company Stockholder Meeting, (3) to allow reasonable additional time to distribute any supplement or amendment to the Proxy Statement/Prospectus that the Company Board has determined in good faith to be necessary under applicable Law or to give the stockholders of the Company sufficient time to evaluate any information or disclosures that have been sent to the stockholders of Company or (4) to the extent required by applicable Law, or (B) with the written consent of Parent. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or public or private communication to the Company of any Company Acquisition Proposal or by a Company Adverse Recommendation Change unless this Agreement has been terminated in accordance with Section 7.1. The Company shall keep Parent reasonably informed as to the aggregate number of shares of Company Common Stock entitled to vote at the Company Stockholder Meeting for which proxies have been received by the Company and the number of such proxies authorizing the holder therefor to vote in favor of the adoption and approval of this Agreement and the Transactions.

Section 5.5           Access to Information; Confidentiality.

(a)               Solely for the purposes of furthering the Mergers or for integration planning related thereto, and subject to contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause its Subsidiaries to, afford to Parent and to the Representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Company’s properties, books, Contracts, personnel and records; provided, however, that such access does not unreasonably disrupt the normal operations of the Acquired Companies. This Section 5.5(a) shall not require any Acquired Company or allow Parent to perform invasive testing or evaluation (including any Phase II environmental testing) or permit any access, or to disclose any information, that in the reasonable judgment of the Company would reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or a violation of any of such Acquired Company’s obligations with respect to confidentiality if such Acquired Company shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the loss of attorney-client or other legal privilege with respect to such information or (iii) the disclosure of competitively sensitive information in the case of documents or portions of documents relating to pricing or other matters that are highly sensitive (including any Government Contract or Government Contract Bid). If any material is withheld by such Acquired Company pursuant to the preceding sentence, the Company shall inform Parent as to the general nature of what is being withheld. All information exchanged pursuant to this Section 5.5(a) shall be subject to the Mutual Confidentiality and Non-Disclosure Agreement, dated May 1, 2020, between the Company and Parent (the “Confidentiality Agreement”), as supplemented by that certain Clean Team Addendum to NDA, dated as of July 29, 2021 (the “Clean Team Agreement”), by and between Parent and Company.

(b)               Solely for the purposes of furthering the Mergers or for integration planning related thereto, and subject to contractual and legal restrictions applicable to Parent or any of its Subsidiaries, Parent shall, and shall cause its Subsidiaries to, afford to the Company and its Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of Parent’s properties, books, Contracts, personnel and records; provided, however, that such access does not unreasonably disrupt the normal operations of the Parent or its Subsidiaries. This Section 5.5(b) shall not require Parent or allow any Acquired Company to perform invasive testing or evaluation (including any Phase II environmental testing) or permit any access, or to disclose any information, that in the reasonable judgment of Parent would reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or a violation of any of Parent’s obligations with respect to confidentiality if Parent shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the loss of attorney-client or other legal privilege with respect to such information or (iii) the disclosure of competitively sensitive information in the case of documents or portions of documents relating to pricing or other matters that are highly sensitive (including any Government Contract or Government Contract Bid). If any material is withheld by Parent pursuant to the preceding sentence, Parent shall inform the Company as to the general nature of what is being withheld. All information exchanged pursuant to this Section 5.5(b) shall be subject to the Confidentiality Agreement.

Section 5.6           Further Action; Efforts.

(a)               Subject to the terms and conditions of this Agreement, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulatory Law to consummate the Transactions, and no party hereto shall fail to take or cause to be taken any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions. In furtherance and not in limitation of the foregoing, each party hereto agrees to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within ten (10) Business Days from the date hereof (unless a later date is mutually agreed between the parties) and to supply as promptly as reasonably practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other commercially reasonable actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable, including by requesting early termination of the waiting period provided for in the HSR Act, (ii) appropriate filings under any other Regulatory Law with respect to the Transactions as soon as reasonably practicable and (iii) any other necessary, proper or advisable registrations, filings and notices with respect to the Transactions. Subject to applicable Law, and except as required by any Governmental Entity, the Company shall not agree to extend any waiting period under the HSR Act or any other Regulatory Law applicable to the Transactions without the prior written consent of Parent. The filing fee for the Notification and Report Forms filed under the HSR Act and any other Regulatory Law filings in connection with the Transactions required pursuant to this Section 5.6(a) shall be split fifty percent (50%) by Parent and fifty percent (50%) by the Company.

(b)               Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or its Subsidiaries or Affiliates be required to (and the Company and its Subsidiaries and Affiliates shall not, without Parent’s prior written consent) (i) propose, negotiate, commit to, and/or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of any assets, properties, or businesses of Parent or its Subsidiaries or Affiliates or of the assets, properties, or businesses to be acquired pursuant to this Agreement, (ii) terminate, modify, or assign existing relationships, Contracts, or obligations of Parent or its Subsidiaries or Affiliates or those relating to any assets, properties, or businesses to be acquired pursuant to this Agreement, (iii) change or modify any course of conduct regarding future operations of Parent or its Subsidiaries or Affiliates or the assets, properties, or businesses to be acquired pursuant to this Agreement, or (iv) otherwise take or commit to take any other action that would limit Parent’s or its Subsidiaries’ or Affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement.

(c)               In addition, if any action or proceeding is instituted (or threatened) challenging the Transactions as violating any Regulatory Law or if any decree, order, Judgment, or injunction (whether temporary, preliminary, or permanent) is entered, enforced, or attempted to be entered or enforced by any Governmental Entity that would make the Transactions illegal or otherwise delay or prohibit the consummation of the Transactions, the parties shall have no obligation to take any action to contest, defend or litigate any such claim, cause of action, proceeding, decree, order, Judgment or injunction.

(d)               Each of Parent, Merger Sub I and Merger Sub II, on the one hand, and the Company, on the other hand, shall, in connection with obtaining requisite approvals and authorizations for the Transactions under the HSR Act or any other Regulatory Law, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any Action initiated by a private party, (ii) promptly notify the other party of any substantive communication made or received by Parent or the Company, as the case may be, from any Governmental Entity and of any communication received or given in connection with any Action by a private party, in each case regarding any of the Transactions (iii) subject to applicable Law, permit the other party a reasonable opportunity to review any substantive written communication given by it to, and consult with each other in advance of any scheduled substantive meeting or conference with, the FTC, the DOJ or any other Governmental Entity or private party, and (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend or participate. Notwithstanding the foregoing, the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other side under this Section 5.6(d) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by outside counsel to employees, officers, directors or consultants of the recipient or any of its Affiliates unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Each of the Company and Parent shall cause its respective counsel to comply with this Section 5.6(d).

(e)               During the period from the date of this Agreement until the Effective Time, except as required by this Agreement and except as set forth in Section 5.6(e) of the Parent Disclosure Letter, Parent and its Affiliates shall not, without the prior written consent of the Company, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into by Parent or any of its Affiliates that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent, Merger Sub I or Merger Sub II to consummate the transactions contemplated hereby prior to the Outside Date. Without limiting the generality of the foregoing, none of Parent or its Affiliates shall acquire (whether by merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any assets of or any equity in any other Person or any business or division thereof, if that acquisition or agreement would reasonably be expected to: (i) materially increase the risk of not obtaining approval under any Regulatory Law or the expiration or termination of any waiting period in connection with Antitrust Laws; (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement, including the Mergers or materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iii) prevent or materially delay beyond the Outside Date receipt of any Antitrust Law approval.

Section 5.7           Employee Matters.

(a)               Subject to the terms of Section 2.4(d) and this Section 5.7(a), for a period of twelve (12) months following the Effective Time, Parent shall, or shall cause a Subsidiary of Parent to, provide to each employee of the Acquired Companies who is employed immediately prior to the Effective Time (each, a “Continuing Employee”), for so long as such Continuing Employee remains in the employment of Parent and its Subsidiaries, (i) base salary or wage rate and target annual bonuses that are in the aggregate, no less favorable than the base salary or wage rate and target annual bonuses (excluding any specific performance-based goals, equity or equity-based compensation, retention, change of control, transaction or similar bonuses, severance and nonqualified deferred compensation) being provided by the Company or its Subsidiaries to such Continuing Employee immediately prior to the Effective Time; provided, that for any annual bonus programs that provide for payment in the form of Company Common Stock or equity-based awards (“Equity Bonus Programs”), such Equity Bonus Programs shall continue for the length of the current performance period, and, at the end of such period Parent shall have the option to terminate such Equity Bonus Program after paying out all amounts owed to participants, (ii) employee benefits that are in the aggregate, substantially comparable to the benefits (excluding any defined benefit pension plans, equity based compensation, change in control, retention, or retiree medical benefits) being provided by the Company or its Subsidiaries to Continuing Employees immediately prior to the Effective Time, and (iii) severance benefits that are no less favorable than those in effect with respect to such Continuing Employee as of the date hereof and as are set forth on Section 5.7(a) of the Company Disclosure Letter.

(b)               Following the Effective Time, Parent shall, or shall cause its Subsidiaries to, use reasonable best efforts so that each Continuing Employee is provided full credit for prior service with the Acquired Companies to the extent such service would be recognized if it had been performed as an employee of Parent or any of its Subsidiaries for purposes of (i) eligibility and vesting under any Parent Employee Plans but not for benefit accrual purposes of any of the Parent Employee Plans; provided that such crediting is permitted under the terms of such plans, and applicable law and does not result in duplication of benefits, and (ii) unless covered under another arrangement with or of Parent, the Surviving Corporation or the Surviving Company, determination of benefit levels under any Parent Employee Plan or policy of general application in each case relating to paid time off or severance, in either case, for which the Continuing Employees are otherwise eligible and in which the Continuing Employees are offered participation, but except where such credit would result in a duplication of benefits. For purposes of this Agreement, the term “Parent Employee Plan” means any employee benefit plan that is sponsored, maintained or contributed to (or required to be contributed to) by any Parent Company, including, without limitation, any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or “employee welfare benefit plan” (as defined in Section 3(1) of ERISA). The Company shall provide Parent or its designee all information reasonably requested to allow Parent to comply with such obligations in this Section 5.7(b).

(c)               Without limiting the foregoing, if the Continuing Employees participate in any Parent Employee Plan that provides medical, dental, vision or prescription drug benefits, Parent shall use commercially reasonable efforts (or shall use commercially reasonable efforts to cause one of its Affiliates, including, following the Closing, the Company) to (i) cause there to be waived any pre-existing condition, actively at work, waiting period and similar requirements, unless such conditions would not have been waived under the comparable Company Plans, and (ii) cause the Parent Employee Plans to honor any expenses incurred by the Continuing Employees and their eligible dependents under any corresponding Company Plan during the portion of the calendar year up to the date that coverage under a Company Plan is replaced with coverage under such Parent Employee Plan for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses. The Company shall provide Parent or its designee all information reasonably requested to allow Parent to comply with such obligations in this Section 5.7(c).

(d)               The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective on the Closing Date (and contingent upon the Closing), any Company Plan set forth on Section 5.7(d) of the Company Disclosure Letter effective as of the date set forth therein, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain any such Company Plan by providing the Company with written notice of such election at least thirty (30) days before the Effective Time. Unless Parent so provides such notice to the Company, the Company shall deliver to Parent, prior to the Closing, evidence that the Company Board has validly adopted resolutions to terminate such scheduled Company Plans on Section 5.7(c) of the Company Disclosure Letter (the form and substance of which resolutions shall be subject to review and approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed), and taken all other actions necessary to terminate such Company Plans scheduled on Section 5.7(d) of the Company Disclosure Letter, effective no later than the date immediately preceding the Closing Date.

(e)               Nothing contained herein shall be construed as requiring, Parent or any of its Affiliates (including the Surviving Company) to continue any specific employee benefit plans, or to continue the employment of any specific Person for any period of time. The provisions of this Section 5.7 are for the sole benefit of the parties to this Agreement, and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to Continuing Employees prior to, on or following the Effective Time, (ii) impede or limit Parent, the Surviving Corporation, the Surviving Company or any of their respective Affiliates from amending or terminating any Company Plan following the Effective Time or (iii) confer upon or give to any Person (including for the avoidance of doubt any current or former employees, labor unions, directors, or independent contractors of any of the Acquired Companies, or on or after the Effective Time, the Surviving Corporation, the Surviving Company or any of their respective Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies under or by reason of any provision of this Section 5.7.

(f)                At the Effective Time, the COC Severance Plan and any agreement entered into pursuant to the COC Severance Plan shall, by virtue of the Merger and without any action on the part of Parent or the Company, be assumed by Parent.

Section 5.8           Notification of Certain Matters. The Company and Parent shall promptly notify each other of the receipt of (a) any written communication received from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or (b) from any Governmental Entity in connection with this Agreement or the Transactions. The delivery of any notice pursuant to this Section 5.8 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party sending or receiving such notice.

Section 5.9           Indemnification, Exculpation and Insurance.

(a)               For a period of six (6) years from and after the Effective Time, the Surviving Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing and costs of defense to) in accordance with the Company Organizational Documents of the Acquired Companies as of the date of this Agreement each current and former director or officer of any of the Acquired Companies (each, together with such individual’s heirs, executors or administrators, an “Indemnified Party”), in each case against any losses, claims, damages, liabilities, fees and expenses (including attorneys’ fees and disbursements), Judgments, fines and amounts paid in settlement (collectively, “Losses”) in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with the fact that such Indemnified Party is or was an officer, director or fiduciary of any of the Acquired Companies at or prior to the Effective Time. For a period of six (6) years from and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the charter and bylaws (or equivalent organizational documents) of any Acquired Company as in effect immediately prior to the Effective Time with respect to acts or omissions occurring, or alleged to have occurred, prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.

(b)               The Company shall obtain, at or prior to the Effective Time, and Parent shall cooperate with the Company in connection with the Company obtaining, prepaid (or “tail”) directors’ and officers’ insurance and indemnification policies and fiduciary liability insurance policy or policies that provide coverage for events occurring prior to the Effective Time for an aggregate period of not less than six (6) years from the Effective Time (collectively, the “Continuing D&O Insurance”) that are no less favorable to the insureds (including as to terms, coverages, conditions, retentions and limits of liability) to the Company’s existing policy or, if substantially similar insurance coverage is unavailable, the best available coverage, and Parent shall cause the Surviving Company to maintain such policies in full force and effect for the full term of six (6) years and cause all obligations thereunder to be honored by the Surviving Company; provided, however, that the Company shall not pay an annual premium for the Continuing D&O Insurance in excess of three hundred fifty percent (350%) of the last annual premium paid prior to the date of this Agreement. If the Company for any reason fails to obtain such Continuing D&O Insurance at or prior to the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Company to maintain in effect the then-current policies of directors’ and officers’ insurance and indemnification and fiduciary liability insurance policies maintained by the Company with respect to acts, omissions or events occurring prior to the Effective Time; provided, that after the Effective Time, Parent shall not be required to pay annual premiums for such directors’ and officers’ insurance and indemnification policies in excess of an aggregate amount of three hundred fifty percent (350%) of the last annual premiums paid by the Company prior to the date of this Agreement for its existing directors’ and officers’ insurance and indemnification policies and annual premiums for such fiduciary liability insurance in excess of an aggregate amount of three hundred fifty percent (350%) of the last annual premiums paid by the Company prior to the date of this Agreement for its existing fiduciary liability insurance policies, but in each such case shall purchase as much coverage as reasonably practicable for each such respective three hundred fifty percent (350%) aggregate amount.

(c)               If Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets, then, and in each case, Parent and the Surviving Company shall ensure that such surviving corporation or entity or the transferees of such properties or assets assume the obligations set forth in this Section 5.9.

(d)               The rights of each Indemnified Party under this Section 5.9 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of any of the Acquired Companies or under any agreement of any Indemnified Party with any of the Acquired Companies, in each case in effect as of the date of this Agreement, or under applicable Law. The provisions of this Section 5.9 and the rights provided hereby shall survive consummation of Merger I and Merger II and are intended to benefit, and shall be enforceable by, each Indemnified Party.

Section 5.10       Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such reasonable steps as may be required or appropriate to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or who will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.11       Anti-Takeover Statutes. No party shall take any action that would cause this Agreement, Merger I, Merger II or any of the other Transactions to be subject to requirements imposed by any Takeover Law. If any Takeover Law is or may become applicable to this Agreement (including Merger I, Merger II and the other Transactions), each of the Company, Parent, Merger Sub I and Merger Sub II and their respective boards of directors (or other governing body) shall grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions.

Section 5.12       Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.13       Stockholder Litigation.

(a)               The Company shall promptly notify Parent in writing of any Action commenced after the date of this Agreement against the Company or any of its directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the Transactions (including any class action or derivative litigation, but excluding any demand for appraisal rights), which shall be governed exclusively by Section 2.1(e) and shall keep Parent reasonably informed regarding the status of any such stockholder Action. The Company shall give Parent the opportunity to participate, at Parent’s sole expense, in the defense or settlement of any such stockholder Action, shall give due consideration to Parent’s advice with respect to such stockholder Action and shall not cooperate and settle or offer to settle any such Action without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); provided, however, the foregoing shall not give Parent or Merger Subs any right to direct the defense of any such stockholder Action against the Company.

(b)               Parent shall promptly notify the Company in writing of any Action commenced after the date of this Agreement against Parent, Merger Sub I, Merger Sub II or any of their respective directors or officers by any stockholder of Parent arising out of or relating to this Agreement or the Transactions (including any class action or derivative litigation) and shall keep the Company reasonably informed regarding the status of any such stockholder Action.

Section 5.14       Public Announcements. The initial joint press release issued by Parent and the Company concerning this Agreement and the Transactions shall be in a form agreed to by Parent and the Company, and thereafter, Parent, Merger Sub I and Merger Sub II, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and shall provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to Merger I, Merger II and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by Law, court process, by obligations pursuant to any listing agreement with any national securities exchange or with respect to any Company Acquisition Proposal or Company Adverse Recommendation Change; provided, however that nothing in this Section 5.14 shall relieve the Company or Parent of their respective obligations under Section 5.3 with respect to any Company Acquisition Proposal, Company Adverse Recommendation Change or any other proposal contemplated by Section 5.3.

Section 5.15       Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with the consummation of the Transactions shall be paid by either Parent or the Surviving Company (when and as due). The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires or other documents with respect to such Taxes.

Section 5.16       Stock Exchange Listing and Delisting.

(a)               Parent shall cause the Parent Common Stock to be issued in Merger I to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

(b)               Each of Parent and the Company agree to cooperate with the other party and use reasonable best efforts in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate its registration of the shares of Company Common Stock under the Exchange Act; provided that such delisting and termination shall not be effective until the Effective Time. The Company shall use commercially reasonable efforts to enable NASDAQ or the Surviving Company to file with the SEC a Form 25 on the Closing Date.

Section 5.17       Tax Treatment.

(a)               Parent, the Company, Merger Sub I and Merger Sub II intend that the Mergers, taken together, be treated, and each of them shall use its reasonable best efforts to cause the Mergers, taken together, to be treated, for federal (and applicable state and local) income tax purposes as a “reorganization” under Section 368(a) of the Code (to which each of Parent, Merger Sub I, Merger Sub II, and the Company are to be parties under Section 368(b) of the Code), and each shall file all Tax Returns consistent with, and take no position inconsistent with, such treatment unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b)               None of Parent, the Company, Merger Sub I or Merger Sub II shall take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken that would reasonably be expected to prevent the Mergers, taken together, from constituting a “reorganization” under Section 368(a) of the Code.

(c)               Each of Parent, the Merger Subs, and the Company will use its reasonable best efforts and will cooperate with one another to obtain (i) any opinion of counsel required to be delivered in connection with the statements made in the Form S-4 and the Proxy Statement/Prospectus, and (ii) the opinion referred to in Section 6.3(d), in each case, regarding the treatment of the Mergers, taken together, as a “reorganization” under Section 368(a) of the Code. In connection with any such opinions, (i) Parent shall deliver to McGuireWoods LLP (or Latham & Watkins LLP, if applicable) a duly executed certificate in the form attached hereto as Exhibit D-1 or Exhibit D-3, as applicable (with customary assumptions, representations, exceptions and modifications thereto as shall be reasonably satisfactory in form and substance to such counsel and reasonably necessary or appropriate to enable such counsel to render such opinions) (the “Parent Tax Certificate”), (ii) the Company shall deliver to McGuireWoods LLP (or Latham & Watkins LLP, if applicable) a duly executed certificate in the form attached hereto as Exhibit D-2 or Exhibit D-4, as applicable (with customary assumptions, representations, exceptions and modifications thereto as shall be reasonably satisfactory in form and substance to such counsel and reasonably necessary or appropriate to enable each such counsel to render such opinions) (in each case of (i) and (ii), dated as of the Closing Date and at such other times as may be reasonably requested by McGuireWoods LLP (or Latham & Watkins LLP, if applicable) in connection with the filing of the Form S-4), and (iii) each of Parent and the Company shall provide such other information as reasonably requested by each such counsel for purposes of rendering such opinions.

(d)               If there is a determination within the meaning of Section 1313(a) of the Code that the Mergers, taken together, do not qualify as a “reorganization” described in Section 368(a) of the Code, Parent, the Company, Merger Sub I and Merger Sub II shall take the position for federal income tax purposes that Merger I was a qualified stock purchase within the meaning of Section 338 of the Code and Merger II qualified as a liquidation described in Section 332 of the Code.

(e)               Parent, the Company, Merger Sub I and Merger Sub II hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Section 368 of the Code Treasury Regulations Sections 1.368-2(g) and 1.368- 3(a).

(f)                Except for the covenants in this Section 5.17 and the representations set forth in Section 4.14(n) of this Agreement, none of Parent, the Merger Subs, or any of their Affiliates makes any representations or warranties to the Company or to any other Person regarding the Tax treatment of the Mergers, or any of the Tax consequences of the Transactions to the Company or any holder of Company Common Stock or Company Equity Awards. The Company acknowledges that the Company and the Company stockholders are relying solely on their own Tax advisors for Tax advice regarding this Agreement, the Mergers and the other transactions and agreements contemplated hereby; provided, that the Company may rely on the legal opinion of McGuireWoods LLP (or Latham & Watkins LLP in the event that Latham & Watkins LLP provides the legal opinion in Section 6.3(d)) solely for the purposes of Section 6.3(d).

Section 5.18       Expenses. Except as otherwise provided in this Agreement, including in Section 5.6 regarding filing fees pursuant to the HSR Act and other Regulatory Laws, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses. Parent shall, or shall cause the Surviving Company to, pay all charges and expenses of the Exchange Agent in connection with the transactions contemplated in Article II.

Section 5.19       Resignation of Directors. The Company shall use reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of (i) the resignation of all directors and officers of the Company and (ii) the resignation of such other officers and directors of the Company’s Subsidiaries as Parent shall have requested in writing and delivered to the Company not less than three (3) Business Days prior to the Closing Date, in each case, effective as of the Effective Time.

Article VI

CONDITIONS PRECEDENT

Section 6.1           Conditions to Each Party’s Obligations to Effect Merger I. The respective obligations of each party to effect Merger I are subject to the satisfaction at the Effective Time of each of the following conditions, any and all of which may be waived, in whole or in part, by Parent, Merger Sub I, Merger Sub II or the Company, as the case may be, to the extent permitted by applicable Law:

(a)               Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b)               Share Listing. The shares of Parent Common Stock issuable to the Company’s stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(c)               Other Regulatory Approvals. (i) All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act and any commitment to, or agreement with, any Governmental Entity by any party not to close the Transaction before a certain date shall have expired or been earlier terminated; and (ii) all authorizations, consents, clearances and approvals required under the Regulatory Laws set forth on Schedule 6.1(c) shall have been obtained and shall remain in full force and effect.

(d)               No Injunctions, Orders or Restraints; Illegality. No court or other Governmental Entity of competent jurisdiction shall have issued, enacted, promulgated, enforced or entered any temporary restraining order, preliminary or permanent injunction, order, Law or other legal restraint or prohibition restricting, preventing or making illegal the consummation of any of the Transactions which is still in effect.

(e)               S-4 Effectiveness. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued (and not withdrawn) by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing (and not withdrawn) by the SEC.

Section 6.2           Conditions to Obligations of Parent, Merger Sub II and Merger Sub I. The respective obligations of Parent, Merger Sub II and Merger Sub I to effect Merger I are further subject to the satisfaction at the Effective Time of each of the following conditions, any and all of which may be waived, in whole or in part, by Parent:

(a)               Representations and Warranties. The representations and warranties of the Company set forth in (i) Section 3.1 (Organization, Standing and Power; Subsidiaries), Section 3.3 (Authority), Section 3.4 (No Conflict; Consents and Approvals) and Section 3.21 (Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date), (ii) Section 3.2 (Capital Stock) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that such representations or warranties that were made as of a specific date need be true and correct in all respects, except for any de minimis inaccuracies, as of such date) and (iii) any other section of this Agreement (without regard to any materiality or Company Material Adverse Effect qualifiers contained therein) shall be true and correct in all material respects, in either case, as of the date of this Agreement and the Closing Date as though made on or as of such date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date); provided that the condition in this clause (iii) of this Section 6.2(a) shall be deemed to have been satisfied even if any representations and warranties of Company are not true and correct unless the cumulative effect of the failure of such representations and warranties of the Company, individually or in the aggregate, has resulted in or is reasonably likely to result in a Company Material Adverse Effect. Parent shall have received a certificate of an authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

(b)               Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of an authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

(c)               Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate of an authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

(d)               Certificate. The Company shall have provided a statement and accompanying IRS notice (the “FIRPTA Certificate”), each dated as of the Closing Date, issued pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)(i) certifying that the stock of the Company is not a “United States real property interest” within the meaning of Section 897 of the Code.

Section 6.3           Conditions to Obligations of the Company. The obligation of the Company to effect Merger I is further subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived, in whole or part, by the Company:

(a)               Representations and Warranties. The representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in (i) Section 4.1 (Organization, Standing and Power; Subsidiaries), Section 4.3 (Authority), Section 4.4 (No Conflict; Consents and Approvals) and Section 4.20 (Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date), (ii) Section 4.2 (Capital Stock) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that such representations or warranties that were made as of a specific date need be true and correct in all respects, except for any de minimis inaccuracies, as of such date) and (iii) any other section of this Agreement (without regard to any materiality or Parent Material Adverse Effect qualifiers contained therein) shall be true and correct in all material respects, in either case, as of the date of this Agreement and the Closing Date as though made on or as of such date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date); provided that the condition in this clause (iii) of this Section 6.3(a) shall be deemed to have been satisfied even if any representations and warranties of Parent, Merger Sub I or Merger Sub II are not true and correct unless the cumulative effect of the failure of such representations and warranties, individually or in the aggregate, has resulted in or is reasonably likely to result in a Parent Material Adverse Effect. The Company shall have received a certificate of an authorized executive officer of Parent, dated as of the Closing Date, to the foregoing effect.

(b)               Performance of Obligations of Parent, Merger Sub I and Merger Sub II. Each of Parent, Merger Sub I and Merger Sub II shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of an authorized executive officer of Parent, dated as of the Closing Date, to the foregoing effect.

(c)               Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate of an authorized executive officer of Parent, dated as of the Closing Date, to the foregoing effect.

(d)               Tax Opinion. The Company shall have received an opinion of McGuireWoods LLP, or, if McGuireWoods LLP is unable or unwilling to deliver such opinion, of Latham & Watkins LLP, in form and substance reasonably satisfactory to the Company, dated the date of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Mergers, taken together, will qualify as a “reorganization” under Section 368(a) of the Code.

Article VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1           Termination. This Agreement may be terminated and Merger I and Merger II may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, as follows (with any termination by Parent also being an effective termination by Merger Sub I and Merger Sub II):

(a)               by mutual written consent of Parent and the Company at any time;

(b)               by either Parent or the Company:

(i)                 if any court of competent jurisdiction or other Governmental Entity shall have issued, enacted, promulgated or entered a Judgment or Law or taken any other action, that restrains, enjoins or otherwise prohibits or makes illegal the consummation of Merger I, Merger II or any of the other Transactions and such Judgment or Law shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available if the party seeking to terminate this Agreement is in material breach of its obligations under Section 5.6;

(ii)              if, upon a vote taken at any duly held Company Stockholder Meeting (or at any adjournment or postponement thereof) held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if Parent shall be permitted to terminate this Agreement pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii); or

(iii)            if the Effective Time shall not have occurred on or before May 11, 2022 (the “Outside Date”); provided, however, that neither Parent nor the Company shall be permitted to terminate this Agreement pursuant to this Section 7.1(b)(iii) if the failure to consummate Merger I by such date results from a material breach by Parent, Merger Sub I or Merger Sub II (in the case of termination by Parent) or the Company (in the case of termination by the Company) of any of its representations, warranties, covenants or agreements contained in this Agreement.

(c)               by Parent:

(i)                 if the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.2 and (B) cannot be or has not been cured within the lesser of (1) thirty (30) calendar days after the giving by Parent of written notice to the Company of such breach or failure to perform (such notice to describe such breach or failure to perform in reasonable detail) and (2) the number of calendar days remaining until the Outside Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent, Merger Sub I or Merger Sub II is then in material breach of any of its material obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.1 or Section 6.3; or

(ii)              prior to obtaining the Company Stockholder Approval, if, after the date hereof, the Company Board or any committee thereof shall have (A) effected or permitted a Company Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement), or (B) failed to include in the Proxy Statement/Prospectus the Company Recommendation.

(d)               by the Company:

(i)                 if Parent, Merger Sub I or Merger Sub II breaches or fails to perform in any material respect any of its respective representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.3 and (B) cannot be or has not been cured within the lesser of (1) thirty (30) calendar days after the giving by the Company of written notice to Parent of such breach or failure to perform (such notice to describe such breach or failure to perform in reasonable detail) and (2) the number of calendar days remaining until the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if the Company is then in material breach of any of its material obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.1 or Section 6.2.

(ii)              prior to obtaining the Company Stockholder Approval, in order to enter into a definitive agreement to effect a Company Superior Proposal, provided that (i) the Company shall have complied in all material respects with all of its obligations under Section 5.3, (ii) the Company enters into such definitive agreement concurrently with such termination and (iii) the Company pays the Company Termination Fee in accordance with the procedures and within the time periods set forth in Section 7.3(a).

The party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice of such termination and the provisions of this Section 7.1 being relied on to terminate this Agreement to the other parties.

Section 7.2           Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub I, Merger Sub II or the Company (or any of their Representatives or Affiliates), except that the provisions of the last sentence of Section 5.5(a) (Access to Information; Confidentiality), the last sentence of Section 5.5(b) (Access to Information; Confidentiality), Section 5.18 (Expenses), this Section 7.2, Section 7.3 (Termination Fees), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver) and Article VIII (General Provisions) shall survive the termination of this Agreement. Notwithstanding the foregoing, in the event of the intentional breach of this Agreement or actual fraud, then the Parties agree that the Party that did not so breach or act with fraud shall be entitled to recover from the other Party any and all damages available at law or in equity incurred or suffered by such Party as a result of such breach or act.

Section 7.3           Termination Fees.

(a)               In the event that:

(i)                 this Agreement is terminated by Company or Parent pursuant to Section 7.1(b)(ii) or by Parent pursuant to Section 7.1(c)(i) and (A) prior to the Company Stockholder Meeting, a Company Competing Proposal shall have been publicly disclosed and not publicly withdrawn prior to such termination date, and (B) within twelve (12) months after the date of any such termination, (x) the Company enters into a definitive agreement with respect to any Company Competing Proposal or (y) the transactions contemplated by any Company Competing Proposal are consummated, then the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Company Termination Fee concurrently with, and contingent upon, the earlier of the entry into such agreement or the consummation of the transactions contemplated by such Company Competing Proposal regardless of the date of such consummation; or

(ii)              this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii), then the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Company Termination Fee within two (2) Business Days after such termination.

(iii)            this Agreement is terminated by the Company pursuant to Section 7.1(d)(i) for the Parent’s material breach of Section 5.2(a)(v), Section 5.2(a)(vi) or Section 5.6(e), then Parent shall pay to the Company (or its designee) by wire transfer of same day funds to the account or accounts designated by the Company or such designee the Parent Termination Fee within two (2) Business Days after such termination.

(b)               For purposes of this Section 7.3.

(i)                 “Company Competing Proposal” shall have the same meaning as Company Acquisition Proposal except that all references to “twenty percent (20%)” therein shall be changed to “fifty percent (50%)”; and

(ii)              “Company Termination Fee” means an amount in cash equal to $11,500,000.

(iii)            “Parent Termination Fee” means an amount in cash equal to $11,500,000.

(c)               In the event that Parent or its designees receive full payment of the Company Termination Fee (including interest pursuant to Section 7.3(d)) under the circumstances where a Company Termination Fee was payable, the receipt of the Company Termination Fee shall be the sole and exclusive monetary remedy for any breach of this Agreement and any and all Losses suffered or incurred by the party to which such Company Termination Fee was payable hereunder (and any of its Affiliates or any other Person), in connection with this Agreement, the termination of this Agreement, the termination or abandonment of the Transactions or any matter forming the basis for such termination, other than for the intentional breach of this Agreement or actual fraud (in which case the party that did not so breach or act with fraud shall be entitled to recover from the other party any and all damages available at law or in equity incurred or suffered by such party as a result of such breach or act).

(d)        Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, neither the Company nor Parent, Merger Sub I or Merger Sub II would enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or its designee commences a suit that results in a Judgment against the Company for all or a portion of the Company Termination Fee, the Company shall pay to Parent or its designees interest on the amount of the Company Termination Fee from the date such payment was required to be made until the date of payment at a rate equal to five percent (5%) per annum.

(e)         Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

Section 7.4        Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by written agreement of the parties hereto (by action taken by their respective boards of directors, if required) at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 7.5         Extension of Time; Waiver. At any time prior to the Effective Time, the parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, whether before or after the Company Stockholder Approval has been obtained, (a) extend the time for the performance of any of the obligations or acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties of the other party or parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements, covenants or conditions of the other party or parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any such waiver or agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party making or agreeing to make such waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Article VIII

GENERAL PROVISIONS

Section 8.1         Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants and agreements of the parties contained this Agreement shall survive the Effective Time.

Section 8.2         Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) at the time sent (provided there is no automated return email indicating that the email address is no longer valid or active or the recipient is unavailable), if by email (to be followed by delivery by another method provided for in this Section 8.2) or (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier (with proof of delivery from such recognized next-day courier). All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)          if to Parent, Merger Sub I, Merger Sub II, the Surviving Corporation or the Surviving Company, to:

Desktop Metal, Inc.

63 Third Avenue

Burlington, MA 01803

E mail: meg.broderick@desktopmetal.com

Attention: Meg Broderick

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Email:	Daniel.Hoffman@lw.com;
Jason.Morelli@lw.com

Attention: Daniel Hoffman and Jason Morelli

(ii)        if to the Company, to:

The ExOne Company

127 Industry Boulevard

North Huntington, PA 15642

E mail: loretta.benec@exone.com

Attention: Loretta Benec, General Counsel

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

Tower Two-Sixty

260 Forbes Avenue

Suite 1800

Pittsburgh, PA 15222

E mail:	hfrank@mcguirewoods.com;
swestwood@mcguirewoods.com
gregan@mcguirewoods.com

Attention:             Hannah T. Frank

Scott E. Westwood

Gary S. Regan

Section 8.3         Certain Definitions. For purposes of this Agreement, the following terms shall have the respective meanings assigned below:

“Affiliate” of any Person means any other Person that, at the time of determination, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first-mentioned Person. For purposes of this definition, the term “control” (and correlative terms) means the power, directly or indirectly, whether by contract, ownership of voting securities or otherwise, to direct or cause the direction of the management and policies of a Person;

“Average Parent Stock Price” means the average of VWAP of the Parent Common Stock on the NYSE on each of the twenty (20) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the date of the Effective Time;

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized by Law or executed order to be closed;

“COC Severance Plan” means the Company’s Change of Control Severance Plan, as amended;

“Company Equity Awards” means the Company Options and the Company Restricted Stock Awards;

“Company Equity Plan” means the Company’s 2013 Equity Incentive Plan, as amended;

“Company ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company or any of its Affiliates is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code;

“Company Intervening Event” means an event, fact, circumstance, development or occurrence after the date of this Agreement that is material to the Acquired Companies, taken as a whole, that (A) was not known or reasonably foreseeable (or the magnitude of which was not known or reasonably foreseeable) to the Company Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence (or the magnitude of which) becomes known to or by the Company Board prior to obtaining the Company Stockholder Approval and (B) does not involve or relate to (i) the receipt, existing or terms of a Company Acquisition Proposal or any matter relating thereto or consequence thereof or (ii) any facts or circumstances related to Parent;

“Company Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence (each, an “Effect”) that (1) prevents or materially impairs or delays the consummation of the Mergers or performance by the Company of any of its material obligations under this Agreement, or (2) is or would be reasonably expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Acquired Companies, taken as a whole, provided, that, clause (2) shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting general political, social or economic conditions (including changes in interest rates) or the financial, securities, capital or credit markets in the United States or elsewhere in the world, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (ii) in or affecting the industries in which the Acquired Companies operate generally, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate or (iii) resulting from or arising out of (A) any changes in GAAP or accounting standards or interpretations thereof after the date of this Agreement, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (B) any outbreak or escalation of hostilities or acts of war or terrorism, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (C) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of this Agreement, of any rule, regulation, ordinance, order, protocol, or any other Law of or by a Governmental Entity, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (D) the announcement of the Transactions with Parent, including the impact thereof on relationships, contractual or otherwise, of any Acquired Company with employees, customers, suppliers, licensors, licensees, Governmental Entities, creditors and other Persons provided that this clause (iii)(D) shall not apply to the use of Company Material Adverse Effect with respect to the representations and warranties set forth in Section 3.8, including for purposes of the condition in Section 6.2(a), (E) any litigation brought by a stockholder of Parent or of the Company relating to this Agreement or the Transactions, (F) any act of God, natural disaster or other calamity to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (G) epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place”, travel or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19), to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (H) any change in the share price or trading volume of the shares of Company Common Stock, in the Company’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of the Company to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure shall not be excluded, and may be taken into account, in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect) (to the extent permitted by this definition and not otherwise excepted by another clause of this proviso) and (I) actions taken as required by the Agreement;

“Company Option” means each option to purchase Company Common Stock granted under the Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time;

“Company Restricted Stock Award” means an award of shares of Company Common Stock that is subject to any vesting, forfeiture or other lapse restrictions granted under the Company Equity Plan;

“Contract” means any note, bond, mortgage, indenture, contract, arrangement, undertaking, purchase order, bid, agreement, lease, license or other instrument or obligation (whether written or oral), together with all amendments thereto;

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences) or any mutations thereof and/or related or associated epidemics, pandemics, or disease outbreaks;

“COVID-19 Measures” means any quarantine, isolation, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other legal requirement, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security (CARES) Act;

“Exchange Ratio” means, subject to adjustment as set forth in Section 2.1(f) of this Agreement, the number of shares of Parent Common Stock being issued for each share of Company Common Stock as the stock consideration component of the Merger Consideration, determined as follows:

(i) if the Average Parent Stock Price is greater than or equal to $9.70 (the “Ceiling Price”), then the Exchange Ratio shall be set at 1.7522;

(ii) if the Average Parent Stock Price is less than or equal to $7.94 (the “Floor Price”), then the Exchange Ratio shall be set at 2.1416;

(iii) if the Average Parent Stock Price is greater than the Floor Price or less than the Ceiling Price, then the Exchange Ratio shall be equal to the product of (A) 1.9274 multiplied by (B) the quotient of (x) $8.82 divided by (y) the Average Parent Stock Price;

“Export Control Laws” mean (a) all applicable United States trade, export control, import, and antiboycott laws and regulations, including the Arms Export Control Act (22 U.S.C. §1778), the International Emergency Economic Powers Act (50 U.S.C. §§1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter I, and the Foreign Trade Regulations (15 C.F.R. Part 30) and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law;

“Form S-4” means the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the Share Issuance, together with any amendments or supplements thereto;

“Government Contract” means any contract that is currently active in performance, or that has been active in performance at any time in the five (5) year period prior to the date of the Agreement with any Governmental Entity, any prime contractor of a Governmental Entity in its capacity as a prime contractor or any higher-tier subcontractor with respect to any such contract;

“Government Contract Bid” means any offer, quotation, bid or proposal which, if accepted or awarded, would result in a Government Contract;

“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent);

“knowledge” when used with respect to (i) the Company, means the actual knowledge of any fact, circumstance or condition of those employees of the Company identified in Section 8.3(i) of the Company Disclosure Letter and (ii) Parent, means the actual knowledge of any fact, circumstance or condition of those employees of Parent identified in Section 8.3(ii) of the Parent Disclosure Letter;

“NASDAQ” means the NASDAQ Stock Market;

“NYSE” means the New York Stock Exchange;

“Parent Companies” means Parent and its Subsidiaries;

“Parent ERISA Affiliate” means any trade or business (whether or not incorporated) that together with Parent or any of its Affiliates is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code;

“Parent Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence (each, an “Effect”) that (1) prevents or materially impairs or delays the consummation of the Mergers or performance by the Company of any of its material obligations under this Agreement, or (2) is or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Parent Companies, taken as a whole, provided, that, clause (2) shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting general political, social or economic conditions (including changes in interest rates) or the financial, securities, capital or credit markets in the United States or elsewhere in the world, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (ii) in or affecting the industries in which the Parent Companies operate generally, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate or (iii) resulting from or arising out of (A) any changes in GAAP or accounting standards or interpretations thereof after the date of this Agreement, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (B) any outbreak or escalation of hostilities or acts of war or terrorism, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (C) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of this Agreement, of any rule, regulation, ordinance, order, protocol, or any other Law of or by an Governmental Entity, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (D) the announcement of the Transactions with the Company, including the impact thereof on relationships, contractual or otherwise, of any Parent Company with employees, customers, suppliers, licensors, licensees, Governmental Entities, creditors and other Persons provided that this clause (iii)(D) shall not apply to the use of Parent Material Adverse Effect with respect to the representations and warranties set forth in Section 4.8, including for purposes of the condition in Section 6.3(a), (E) any litigation brought by a stockholder of Parent or of the Company relating to this Agreement or the Transactions, (F) any act of God, natural disaster or other calamity to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (G) epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19), to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (H) any change in the share price or trading volume of the shares of Parent Common Stock, in Parent’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of Parent to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure shall not be excluded, and may be taken into account, in determining whether there has been or would reasonably be expected to be a Parent Material Adverse Effect) (to the extent permitted by this definition and not otherwise excepted by another clause of this proviso), and (I) actions taken as required by the Agreement;

“Parent Restricted Share” means each share of Parent Common Stock that is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any Parent Stock Plan or applicable restricted stock purchase agreement or other Contract with Parent;

“Parent Restricted Stock Unit” means each restricted stock unit award relating to shares of Parent Common Stock granted under any Parent Stock Plan that is outstanding immediately prior to the Effective Time;

“Parent Stock Option” means each option to purchase Parent Common Stock granted under any Parent Stock Plan that is outstanding and unexercised immediately prior to the Effective Time;

“Parent Stock Plans” means (i) Parent’s 2015 Stock Incentive Plan, as amended, and (ii) Parent’s 2020 Incentive Award Plan, as amended;

“Per Share Cash Consideration” means $8.50 in cash, subject to adjustment as set forth in Section 2.1(f)(ii);

“Permitted Liens” means (a) statutory Liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and maintained in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or that arise in the ordinary course of business, (c) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents filed on or prior to the date hereof or that any Acquired Company is permitted to incur under Section 5.1, (d) Liens imposed or promulgated by Law with respect to real property and improvements, including building codes, zoning regulations, rights of way and public easements, that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the property to which they relate in the business as currently conducted, (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar Laws, (g) any Liens, matters of record, and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the property to which they relate in the business as currently conducted, and (h) Liens created by or through, or resulting from any facts or circumstances relating to, Parent or its Affiliates;

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

“Proxy Statement/Prospectus” means the proxy statement/prospectus to be sent to the stockholders of the Company relating to the Company Stockholder Meeting, together with any amendments or supplements thereto;

“Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act and all other U.S. federal, state or local or non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition, foreign investment or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition (such Regulatory Laws, “Antitrust Laws”) or (ii) protect the national security or the national economy of any nation or regulate foreign investment;

“Representatives” means, with respect to any Person, any officer, director or employee of such Person or any financial advisor, attorney, accountant or other agent, advisor or representative of such Person;

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom (irrespective of its status vis-à-vis the European Union); (b) any Person organized or resident in a country or territory subject to comprehensive sanctions (as of the date of this Agreement, Iran, Syria, Cuba, North Korea, and the Crimea region of Ukraine); or (c) any Person 50% or more owned or, where relevant under applicable Sanctions, controlled by any such Person or Persons or acting for or on behalf of such Person or Persons;

“Sanctions” means applicable economic or financial sanctions or trade embargoes imposed, administered, or enforced by the U.S. government, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State, the European Union or its Member States, or Her Majesty’s Treasury of the United Kingdom, or the United Nations Security Council;

“Share Issuance” means the issuance by Parent of shares of Parent Common Stock in Merger I as contemplated by this Agreement;

“Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect fifty percent (50%) or more of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

“Tax” (and, with correlative meaning, “Taxes”) means: (i) any federal, state, local or non-U.S. net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp or environmental Tax (including Taxes under Code Section 59A), escheat, unclaimed property, payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to Tax or additional amount imposed by any Governmental Entity and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file or has filed Tax Returns on a combined, consolidated, unitary or similar basis, as a result of any obligation under any agreement or arrangement (including any obligations under any Tax allocation, Tax sharing or Tax indemnity agreement or arrangement), as a result of being a transferee or successor, by Contract or otherwise;

“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax (including any attachments or schedules), including any information return, claim for refund, amended return or declaration of estimated Tax, and any amendment thereof;

“Trading Day” means any day on which the NYSE is open for trading; and

“VWAP” means, for any Trading Day, the volume-weighted average price at which the Parent Common Stock trades on NYSE as reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours.

Section 8.4        Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day other than a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day. The words “made available” to Parent and words of similar import means that the information or document (a) has been actually delivered to Parent or its advisors, counsel or other representatives, (b) has been posted to the electronic data site maintained by the Company in connection with the Transactions (including the clean room folder established pursuant to the Clean Team Agreement) or (c) has been publicly filed by the Company with the SEC, or incorporated by reference into any public filing with the SEC made by the Company; the words “made available” to the Company and words of similar import means that the information or document (a) has been actually delivered to the Company or its advisors, counsel or other representatives, (b) has been posted to the electronic data site maintained by Parent in connection with the Transactions (including the clean room folder established pursuant to the Clean Team Agreement) or (c) has been publicly filed by Parent with the SEC or incorporated by reference into any public filing with the SEC made by Parent. The terms “ordinary course” or “ordinary course of business” or words of similar import when used in this Agreement mean “ordinary course of business consistent with past practice”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.5        Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Support Agreement, the Confidentiality Agreement (although any provisions of the Confidentiality Agreement conflicting with this Agreement shall be superseded by the provisions of this Agreement) and the Clean Team Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof (except that the Confidentiality Agreement shall be deemed amended as necessary so that until the termination of this Agreement in accordance with Section 7.1 hereof, Parent, Merger Sub I, Merger Sub II and the Company shall be permitted to take the actions contemplated by this Agreement).

Section 8.6        No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except for the provisions of (i) Article II (which, from and after the Effective Time, shall be for the benefit of the holders of shares of Company Options and Company Restricted Stock Awards immediately prior to the Effective Time), (ii) Section 5.9 (Indemnification, Exculpation and Insurance) (which shall be for the benefit of the Indemnified Parties and their heirs) and (iii) Section 7.3(a) (Termination Fees), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver), this Section 8.6(iii), Section 8.7 (Governing Law), Section 8.8 (Jurisdiction; Enforcement), Section 8.9 (Assignment; Successors) and Section 8.14 (Counterparts; Execution).

Section 8.7        Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state that would cause the application of the laws of another jurisdiction.

Section 8.8        Jurisdiction; Enforcement. Each of the parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.8, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Company, Parent, Merger Sub I and Merger Sub II hereby consents to service being made through the notice procedures set forth in Section 8.2 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 8.2 shall be effective service of process for any Action in connection with this Agreement or the Transactions.

Section 8.9        Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub I or Merger Sub II may assign in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent so long as such assignment would not delay, impair or prevent consummation of the Merger, but no such assignment shall relieve Parent, Merger Sub I or Merger Sub II of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.10      Remedies. Subject to Section 7.3, the parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the Transactions, including the parties’ obligations to consummate Merger I and Merger II, and the obligation of Parent, Merger Sub I or Merger Sub II to pay, and the right of the holders of Company Common Stock to receive, the Merger Consideration) and that money damages or other legal remedies, even if available, would not be an adequate remedy for any such failure to perform or breach. Accordingly and subject to Section 7.3, each of the Company, Parent, Merger Sub I and Merger Sub II shall be entitled to specific performance of the terms hereof, an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity and no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.11       Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12       Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 8.13      Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMMITMENT LETTER OR THE TRANSACTIONS. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 8.13.

Section 8.14       Counterparts; Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery (including in .pdf format or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Signature Page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:

DESKTOP METAL, INC.

By:	/s/ Ric Fulop
Name:	Ric Fulop
Title:	Chief Executive Officer

MERGER SUB I:

TEXAS MERGER SUB I, INC.

By:	/s/ Meg Broderick
Name:	Meg Broderick
Title:	Authorized Person

MERGER SUB II:

TEXAS MERGER SUB II, LLC

By:	/s/ Meg Broderick
Name:	Meg Broderick
Title:	Authorized Person

COMPANY:

THE EXONE COMPANY

By:	/s/ John Hartner
Name:	John Hartner
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

ANNEX I

Defined Terms

Term	Section
Acquired Company, Acquired Companies	3.1(a)
Action	3.9
Affiliate	8.3
Agreement	Preamble
Antitrust Counsel Only Material	5.6(d)
Antitrust Laws	8.3
Average Parent Stock Price	8.3
Book-Entry Shares	2.1(d)
Business Day	8.3
Ceiling Price	8.3
Certificate	2.1(d)
Certificate of Merger	1.5
Certificate of Merger I	1.5
Certificate of Merger II	1.5
Clean Team Agreement	5.5(a)
Closing	1.4
Closing Date	1.4
COC Severance Plan	8.3
COC Restricted Stock Award	2.4(c)
Code	Recitals
Common Shares Trust	2.3(e)(ii)
Company	Preamble
Company Acceptable Confidentiality Agreement	5.3(i)(i)
Company Acquisition Proposal	5.3(i)(ii)
Company Acquisition Proposal Information	5.3(c)
Company Adverse Recommendation Change	5.3(d)
Company Board	3.3(b)
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Common Stock	Recitals
Company Competing Proposal	7.3(b)(i)
Company Data	3.18(m)
Company Disclosure Letter	Article III
Company Equity Awards	8.3
Company Equity Plan	8.3
Company ERISA Affiliate	8.3
Company Intellectual Property	3.18(m)
Company Intervening Event	8.3
Company IT Systems	3.18(m)
Company Material Adverse Effect	8.3
Company Material Contract	3.15(a)
Company Option	8.3
Company Organizational Documents	3.1(b)
Company Owned Intellectual Property	3.18(m)
Company Owned Technology	3.18(m)
Company Plan	3.11(a)
Company Preferred Stock	3.2(a)
Company Products	3.18(m)

-i-

Term	Section
Company Real Property Lease	3.17(b)
Company Recommendation	5.4(b)
Company Restricted Stock Award	8.3
Company SEC Documents	3.5(a)
Company Software	3.18(m)
Company Stock Equivalents	3.2(c)
Company Stockholder Approval	3.3(a)
Company Stockholder Meeting	5.4(b)
Company Superior Proposal	5.3(i)(iii)
Company Superior Proposal Notice Period	5.3(f)
Company Termination Fee	7.3(b)(ii)
Company Voting Debt	3.2(c)
Confidentiality Agreement	5.5(a)
Continuing D&O Insurance	5.9(b)
Continuing Employee	5.7(a)
Contract	8.3
Copyrights	3.18(m)
COVID-19	8.3
COVID-19 Measures	8.3
DGCL	Recitals
Dissenting Shares	2.1(e)
dollars, $, US$	8.11
Domain Names	3.18(m)
Effect	8.3
Effective Time	1.5
Enforceability Limitations	3.3(a)
Environmental Laws	3.13(b)(i)
Environmental Permits	3.13(b)(ii)
Equity Bonus Programs	5.7(a)
ERISA	3.11(a)
ESPP Awards	2.4(d)
Excess Shares	2.3(e)(i)
Exchange Act	3.4(b)
Exchange Agent	2.2
Exchange Fund	2.3(a)
Exchange Ratio	8.3
Exchange Ratio Reduction Number	2.1(f)(ii)
Excluded Shares	2.1(b)
Export Control Laws	8.3
FAR	3.20
FIRPTA Certificate	6.2(d)
Floor Price	8.3
Form S-4	8.3
Fraud and Bribery Laws	3.10(b)
GAAP	3.5(b)
Government Contract	8.3
Government Contract Bids	8.3
Governmental Entity	3.4(b)
HSR Act	3.4(b)
Indemnified Party	5.9(a)
Intellectual Property	3.18(m)
IRS	3.11(a)

-ii-

Term	Section
Judgment	8.3
knowledge	8.3
Law	3.4(a)
Leased Company Real Property	3.17(b)
Liens	3.1(c)
LLC Act	Recitals
Losses	5.9(a)
Material Customer	3.15(a)(v)
Material Government Contract	3.20
Material Supplier	3.15(a)(iv)
Materials of Environmental Concern	3.13(b)(iii)
Maximum Share Number	2.1(f)(ii)
Merger Consideration	2.1(c)
Merger I	Recitals
Merger II	Recitals
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Subs	Preamble
Mergers	Recitals
NASDAQ	8.3
Notice of Company Superior Proposal	5.3(f)
NYSE	8.3
Open Source Code	3.18(m)
Option Cancellation Consideration	2.4(b)
Outside Date	7.1(b)(iii)
Owned Company Real Property	3.17(a)
Parent	Preamble
Parent Board	4.3(b)
Parent Bylaws	4.1(b)
Parent Charter	4.1(b)
Parent Common Stock	2.1(c)
Parent Companies	8.3
Parent Disclosure Letter	Article IV
Parent Employee Plan	5.7(b)
Parent Equity Plan	4.2(b)
Parent ERISA Affiliate	8.3
Parent Intellectual Property	4.16(f)
Parent Material Adverse Effect	8.3
Parent Material Contract	4.15
Parent Option Awards	2.4(a)
Parent Owned Intellectual Property	4.16(f)
Parent Plan	4.11(a)
Parent Preferred Stock	4.2(a)
Parent RSA	2.4(c)
Parent Restricted Share	8.3
Parent Restricted Stock Unit	8.3
Parent SEC Documents	4.5(a)
Parent Stock Awards	4.2(b)
Parent Stock Option	8.3
Parent Stock Plans	8.3
Parent Tax Certificate	5.17(c)
Parent Termination Fee	7.3(b)(iii)

-iii-

Term	Section
Patents	3.18(m)
Per Share Cash Consideration	8.3
Per Share Stock Consideration	2.1(c)
Permits	3.10(f)
Permitted IP Encumbrance	3.18(m)
Permitted Liens	8.3
Person	8.3
Personal Data	3.18(m)
Privacy Commitments	3.18(h)
Privacy Laws	3.18(h)
Proxy Statement/Prospectus	8.3
Real Property	3.17(b)
Regulatory Law	8.3
Representatives	8.3
Rev. Proc. 2018-12	1.3
Sanctioned Person	8.3
Sanctions	8.3
SEC	Article III
Second Effective Time	1.5
Securities Act	3.4(b)
Share Issuance	8.3
Software	3.18(m)
SOX	3.5(a)
Standards Organizations	3.18(j)
Stifel	3.21
Subsidiary	8.3
Support Agreement	Recitals
Surviving Company	1.2(a)
Surviving Corporation	1.1(a)
Takeover Laws	3.22
Tax, Taxes	8.3
Tax Return	8.3
Technology	3.18(m)
Threshold Percentage	2.1(f)(iii)
Trademarks	3.18(m)
Trading Day	8.3
Transactions	3.3(a)
VWAP	8.3
WARN	3.12(c)

-iv-

Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND Support Agreement, dated as of August 11, 2021 (this “Agreement”), is made and entered into by and among Desktop Metal, Inc., a Delaware corporation (“Parent”), Texas Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II”), and the undersigned stockholder of the Company (as defined below) (the “Stockholder” and, together with Parent, Merger Sub I and Merger Sub II, the “Parties”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub I, Merger Sub II and The ExOne Company, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, the Stockholder Beneficially Owns and owns of record the shares of common stock, par value $0.01 per share, of the Company (the “Existing Shares”), as set forth on Exhibit A attached hereto; and

WHEREAS, as a material condition and inducement to Parent, Merger Sub I and Merger Sub II’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

Article I
DEFINITIONS and interpretations

Section 1.1            Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Covered Company Shares” means, with respect to the Stockholder, (a) any Existing Shares Beneficially Owned or owned of record by the Stockholder and (b) any Company securities of which the Stockholder has Beneficial Ownership or record ownership after the date hereof.

“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Company securities, in cash or otherwise.

Section 1.2            Interpretations.

(a)           Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b)          Where a reference in this Agreement is made to a Section or Exhibit such reference will be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument, or statute defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument, or statute as from time to time amended, modified, or supplemented, including, in the case of contracts or instruments, by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner it means that the party is legally obligated to do so under this Agreement.

Article II
VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1            Agreement to Vote.

(a)          The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the Company’s stockholders, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of the Company’s stockholders, the Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the Company’s stockholders is sought, including the Company Stockholder Approval:

(i)      appear at each such meeting or otherwise cause the Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

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(ii)      vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Company Shares:

(1)         in favor of the approval of the adoption of the Merger Agreement and the Mergers and any other action requested by Parent in furtherance thereof;

(2)         in favor of any proposal to adjourn a meeting of the Company’s stockholders to solicit additional proxies in favor of the adoption of the Merger Agreement;

(3)         against any Company Acquisition Proposal; and

(4)         against any other proposal, action or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by the Company of its obligations under the Merger Agreement or this Agreement, including (x) against any proposal, action or transaction that could reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being satisfied, or that could reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company pursuant to the Merger Agreement or this Agreement and (y) any amendments to the Company Charter or Company Bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing.

The Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Company Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (ii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(b)          Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining whether a quorum is present (if applicable) and for purposes of recording the results of the vote or consent.

Article III
OTHER COVENANTS

Section 3.1            Support. The Stockholder shall use its reasonable best efforts to provide assistance to Parent, Merger Sub I, Merger Sub II and the Company in connection with the Merger Agreement, including by supplying and providing complete and accurate information regarding the Stockholder to, and as reasonably requested by, Parent, Merger Sub I, Merger Sub II, the Company or any Governmental Entity or other Person in connection with the making of any filings to or with, or obtaining any consent of, any Governmental Entity with respect to the Merger Agreement or the Mergers.

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Section 3.2            Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Company securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 3.3            Lock-Up. The Stockholder hereby covenants and agrees that between the date hereof and the termination of this Agreement in accordance with its terms, the Stockholder will not (a) Transfer any Covered Company Shares or (b) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or materially impeding the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Company Acquisition Proposal, the Stockholder may (i) Transfer any or all of its Covered Company Shares (A) to any Affiliate of the Stockholder (B) by will or by operation of law upon the death of the Stockholder or Transfers to immediate family members, trusts for the benefit of the Stockholder or any immediate family members for estate planning purposes, or, (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, and (ii) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the Termination Date, Transfer Covered Company Shares to the Company in order to satisfy any required withholding taxes applicable upon the such vesting or exercise of such Company Equity Awards; provided, however, that in each case described in clauses (i)(A),(B) and (C) above, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Covered Company Shares or any interest in any of such Covered Company Shares is Transferred shall have executed and delivered to Parent, Merger Sub I and Merger Sub II a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. If any involuntary Transfer of any of the Covered Company Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Voting Period.

Section 3.4            Appraisal Rights. The Stockholder irrevocably and unconditionally agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Mergers, and the Stockholder hereby irrevocably and unconditionally waives any such rights of appraisal or rights to dissent that the Stockholder may have under applicable Law.

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Section 3.5            Disclosure. The Stockholder hereby authorizes Parent, Merger Sub I and Merger Sub II to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Covered Company Shares and the nature of its commitments, arrangements and understandings under this Agreement.

Section 3.6            Public Statements. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall not, and shall not permit any of its Subsidiaries to, or authorize or permit any affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Mergers or any of the other transactions contemplated by the Merger Agreement or by this Agreement that is inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent, Merger Sub I and Merger Sub II as follows:

Section 4.1            Authority Relative to this Agreement; No Violation.

(a)          The Stockholder has full legal capacity to enter into, and to perform its covenants and agreements under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent, Merger Sub I and Merger Sub II, constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.

(b)          No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Stockholder of the transactions contemplated by this Agreement.

(c)          The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or put right of any material obligation or to the loss of a material benefit under any contract or agreement to which the Stockholder is a party or (B) result in the creation of any Liens upon any of the properties or assets of the Stockholder, or (ii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (ii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

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Section 4.2            Ownership of Shares. The Stockholder Beneficially Owns and is the record owner of the Existing Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any Liens, and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares set forth opposite the Stockholder’s name on Exhibit A constitute all of the Shares Beneficially Owned or owned of record by the Stockholder. The Stockholder has the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement. As of the date hereof, the Stockholder does not Beneficially Own any shares of Parent Common Stock. Stockholder has not entered into or agreed to enter into any option, call, put, derivative, hedging, swap, forward or other similar arrangement in respect of Covered Company Shares, and has no agreement, arrangement or understanding with respect to any of the foregoing.

Section 4.3            Investigation; Litigation. (a) There is no investigation or review pending or, to the knowledge of the Stockholder, threatened by any Governmental Entity, (b) there are no actions, suits, claims, charges, litigation, arbitrations or proceedings pending or, to the knowledge of the Stockholder, threatened by or before any Governmental Entity against the Stockholder or any of its properties or assets and (c) there are no laws, executive orders, rulings, injunctions or other orders of any Governmental Entity outstanding binding on the Stockholder or any of its respective properties or assets, in each case, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

Section 4.4            Merger Agreement. The Stockholder understands and acknowledges that Parent, Merger Sub I and Merger Sub II are entering into the Merger Agreement in reliance upon, and Parent, Merger Sub I and Merger Sub II would not enter into the Merger Agreement without, the Stockholder’s execution and delivery of this Agreement.

Section 4.5            The Stockholders Have Adequate Information. The Stockholder is a sophisticated seller with respect to the Covered Company Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Covered Company Shares and has independently and without reliance upon Parent, Merger Sub I or Merger Sub II and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

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Article V
TERMINATION

Section 5.1            Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the Stockholder to Parent following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration, or imposes any restrictions on the Stockholder’s right to receive the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), in each case, without the Stockholder’s prior written consent, (c) the Effective Time and (d) the mutual written consent of the Parties (the earliest such date under clause (a), (b), (c) and (d) being referred to herein as the “Termination Date”). In the event of any such termination of this Agreement, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (x) this Article V and Article VI shall survive any such termination and each remain in full force and effect and (y) no Party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.

Article VI
MISCELLANEOUS

Section 6.1            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares.

Section 6.2            Amendment; Waiver. Subject to applicable Laws, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 6.3            Entire Agreement; Counterparts. This Agreement (including the exhibit hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment will be effective as delivery of a manually executed counterpart of this Agreement.

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Section 6.4            Governing Law; Venue; Waiver of Jury Trial; Specific Performance.

(a)          This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state that would cause the application of the laws of another jurisdiction.

(b)          Each of the parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.4(b), and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.4(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder hereby consents to service being made through the notice procedures set forth in Section 6.5 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 6.5 shall be effective service of process for any Action in connection with this Agreement or the Transactions.

(c)          EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.4c).

(d)          The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the Transactions) and that money damages or other legal remedies, even if available, would not be an adequate remedy for any such failure to perform or breach. Accordingly, each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall be entitled to specific performance of the terms hereof, an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity and no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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Section 6.5            Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) at the time sent (provided there is no automated return email indicating that the email address is no longer valid or active or the recipient is unavailable), if by email (to be followed by delivery by another method provided for in this Section 6.5) or (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier (with proof of delivery from such recognized next-day courier). All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, Merger Sub I or Merger Sub II, to:

Desktop Metal, Inc.

63 Third Avenue

Burlington, MA 01803

Attention: Meg Broderick

E mail: meg.broderick@desktopmetal.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attention: Daniel Hoffman and Jason Morelli

Email: Daniel.Hoffman@lw.com; Jason.Morelli@lw.com

if to the Stockholder, addressed to it at:

S. Kent Rockwell

127 Industry Boulevard

North Huntingdon, PA 15642

E mail: skentr@rockwellvc.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

Tower Two-Sixty

260 Forbes Avenue

Suite 1800

Pittsburgh, PA 15222

E mail:	hfrank@mcguirewoods.com;
swestwood@mcguirewoods.com
gregan@mcguirewoods.com
Attention:	Hannah T. Frank
Scott E. Westwood
Gary S. Regan

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with a copy (which shall not constitute notice) to:

Blank Rome LLP

501 Grant Street, Suite 850

Pittsburgh, PA 15219

E mail:	jbarnes@blankrome.com
mvtrainor@blankrome.com
Attention:	James J. Barnes
Masha Trainor

Section 6.6            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 6.7            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 6.8            Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.9            No Third-Party Beneficiaries. Each of the Parties agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

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Section 6.10        Construction. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 6.11        Exhibit. The Exhibits to this Agreement are hereby incorporated and made a part of this Agreement and is an integral part of this Agreement.

Section 6.12        Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

Section 6.13        Stockholder Capacity. The Stockholder is executing and entering into this Agreement solely in the Stockholder’s capacity as a Beneficial Owner and record owner of Covered Company Shares, and not in the Stockholder’s capacity as a director, officer, employee, agent or consultant of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in the capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the date first written above.

PARENT:

DESKTOP METAL, INC.

By:	/s/ Ric Fulop
Name: Ric Fulop
Title: Chief Executive Officer

MERGER SUB I:

TEXAS MERGER SUB I, INC.

By:	/s/ Meg Broderick
Name: Meg Broderick
Title: Authorized Person

MERGER SUB II:

TEXAS MERGER SUB II, LLC

By:	/s/ Meg Broderick
Name: Meg Broderick
Title: Authorized Person

[Signature Page To Voting And Support Agreement]

STOCKHOLDER:

/s/ S. Kent Rockwell
S. Kent Rockwell

ROCKWELL FOREST PRODUCTS, INC.

By:	/s/ S. Kent Rockwell
S. Kent Rockwell
President

[Signature Page To Voting And Support Agreement]

EXHIBIT A

EXISTING SHARES

Stockholder	Number of Existing Shares
Rockwell Forest Products, Inc.	4,175,493

S. Kent Rockwell	40,000

Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND Support Agreement, dated as of August 11, 2021 (this “Agreement”), is made and entered into by and among Desktop Metal, Inc., a Delaware corporation (“Parent”), Texas Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II”), and the undersigned stockholder of the Company (as defined below) (the “Stockholder” and, together with Parent, Merger Sub I and Merger Sub II, the “Parties”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub I, Merger Sub II and The ExOne Company, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, the Stockholder Beneficially Owns and owns of record the shares of common stock, par value $0.01 per share, of the Company (the “Existing Shares”), as set forth on Exhibit A attached hereto; and

WHEREAS, as a material condition and inducement to Parent, Merger Sub I and Merger Sub II’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

Article I

DEFINITIONS and interpretations

Section 1.1            Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Covered Company Shares” means, with respect to the Stockholder, (a) any Existing Shares Beneficially Owned or owned of record by the Stockholder and (b) any Company securities of which the Stockholder has Beneficial Ownership or record ownership after the date hereof.

“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Company securities, in cash or otherwise.

Section 1.2            Interpretations.

(a)          Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b)          Where a reference in this Agreement is made to a Section or Exhibit such reference will be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument, or statute defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument, or statute as from time to time amended, modified, or supplemented, including, in the case of contracts or instruments, by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner it means that the party is legally obligated to do so under this Agreement.

Article II

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1            Agreement to Vote.

(a)          The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the Company’s stockholders, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of the Company’s stockholders, the Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the Company’s stockholders is sought, including the Company Stockholder Approval:

(i)      appear at each such meeting or otherwise cause the Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)      vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Company Shares:

(1)         in favor of the approval of the adoption of the Merger Agreement and the Mergers and any other action requested by Parent in furtherance thereof;

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(2)         in favor of any proposal to adjourn a meeting of the Company’s stockholders to solicit additional proxies in favor of the adoption of the Merger Agreement;

(3)         against any Company Acquisition Proposal; and

(4)         against any other proposal, action or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by the Company of its obligations under the Merger Agreement or this Agreement, including (x) against any proposal, action or transaction that could reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being satisfied, or that could reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company pursuant to the Merger Agreement or this Agreement and (y) any amendments to the Company Charter or Company Bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing.

The Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Company Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (ii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(b)          Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining whether a quorum is present (if applicable) and for purposes of recording the results of the vote or consent.

Article III

OTHER COVENANTS

Section 3.1            Support. The Stockholder shall use its reasonable best efforts to provide assistance to Parent, Merger Sub I, Merger Sub II and the Company in connection with the Merger Agreement, including by supplying and providing complete and accurate information regarding the Stockholder to, and as reasonably requested by, Parent, Merger Sub I, Merger Sub II, the Company or any Governmental Entity or other Person in connection with the making of any filings to or with, or obtaining any consent of, any Governmental Entity with respect to the Merger Agreement or the Mergers.

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Section 3.2            Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Company securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 3.3            Lock-Up. The Stockholder hereby covenants and agrees that between the date hereof and the termination of this Agreement in accordance with its terms, the Stockholder will not (a) Transfer any Covered Company Shares or (b) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or materially impeding the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Company Acquisition Proposal, the Stockholder may (i) Transfer any or all of its Covered Company Shares (A) to any Affiliate of the Stockholder (B) by will or by operation of law upon the death of the Stockholder or Transfers to immediate family members, trusts for the benefit of the Stockholder or any immediate family members for estate planning purposes, or, (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, and (ii) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the Termination Date, Transfer Covered Company Shares to the Company in order to satisfy any required withholding taxes applicable upon the such vesting or exercise of such Company Equity Awards; provided, however, that in each case described in clauses (i)(A),(B) and (C) above, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Covered Company Shares or any interest in any of such Covered Company Shares is Transferred shall have executed and delivered to Parent, Merger Sub I and Merger Sub II a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. If any involuntary Transfer of any of the Covered Company Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Voting Period.

Section 3.4            Appraisal Rights. The Stockholder irrevocably and unconditionally agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Mergers, and the Stockholder hereby irrevocably and unconditionally waives any such rights of appraisal or rights to dissent that the Stockholder may have under applicable Law.

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Section 3.5            Disclosure. The Stockholder hereby authorizes Parent, Merger Sub I and Merger Sub II to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Covered Company Shares and the nature of its commitments, arrangements and understandings under this Agreement.

Section 3.6            Public Statements. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall not, and shall not permit any of its Subsidiaries to, or authorize or permit any affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Mergers or any of the other transactions contemplated by the Merger Agreement or by this Agreement that is inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent, Merger Sub I and Merger Sub II as follows:

Section 4.1            Authority Relative to this Agreement; No Violation.

(a)          The Stockholder has full legal capacity to enter into, and to perform its covenants and agreements under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent, Merger Sub I and Merger Sub II, constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.

(b)          No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Stockholder of the transactions contemplated by this Agreement.

(c)          The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or put right of any material obligation or to the loss of a material benefit under any contract or agreement to which the Stockholder is a party or (B) result in the creation of any Liens upon any of the properties or assets of the Stockholder, or (ii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (ii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

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Section 4.2            Ownership of Shares. The Stockholder Beneficially Owns and is the record owner of the Existing Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any Liens, and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares set forth opposite the Stockholder’s name on Exhibit A constitute all of the Shares Beneficially Owned or owned of record by the Stockholder. The Stockholder has the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement. As of the date hereof, the Stockholder does not Beneficially Own any shares of Parent Common Stock. Stockholder has not entered into or agreed to enter into any option, call, put, derivative, hedging, swap, forward or other similar arrangement in respect of Covered Company Shares, and has no agreement, arrangement or understanding with respect to any of the foregoing.

Section 4.3            Investigation; Litigation. (a) There is no investigation or review pending or, to the knowledge of the Stockholder, threatened by any Governmental Entity, (b) there are no actions, suits, claims, charges, litigation, arbitrations or proceedings pending or, to the knowledge of the Stockholder, threatened by or before any Governmental Entity against the Stockholder or any of its properties or assets and (c) there are no laws, executive orders, rulings, injunctions or other orders of any Governmental Entity outstanding binding on the Stockholder or any of its respective properties or assets, in each case, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

Section 4.4            Merger Agreement. The Stockholder understands and acknowledges that Parent, Merger Sub I and Merger Sub II are entering into the Merger Agreement in reliance upon, and Parent, Merger Sub I and Merger Sub II would not enter into the Merger Agreement without, the Stockholder’s execution and delivery of this Agreement.

Section 4.5           The Stockholders Have Adequate Information. The Stockholder is a sophisticated seller with respect to the Covered Company Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Covered Company Shares and has independently and without reliance upon Parent, Merger Sub I or Merger Sub II and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

Article V

TERMINATION

Section 5.1            Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the Stockholder to Parent following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration, or imposes any restrictions on the Stockholder’s right to receive the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), in each case, without the Stockholder’s prior written consent, (c) the Effective Time and (d) the mutual written consent of the Parties (the earliest such date under clause (a), (b), (c) and (d) being referred to herein as the “Termination Date”). In the event of any such termination of this Agreement, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (x) this Article V and Article VI shall survive any such termination and each remain in full force and effect and (y) no Party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.

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Article VI

MISCELLANEOUS

Section 6.1            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares.

Section 6.2            Amendment; Waiver. Subject to applicable Laws, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 6.3           Entire Agreement; Counterparts. This Agreement (including the exhibit hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment will be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.4            Governing Law; Venue; Waiver of Jury Trial; Specific Performance.

(a)          This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state that would cause the application of the laws of another jurisdiction.

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(b)          Each of the parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.4(b), and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.4(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder hereby consents to service being made through the notice procedures set forth in Section 6.5 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 6.5 shall be effective service of process for any Action in connection with this Agreement or the Transactions.

(c)          EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.4c).

(d)          The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the Transactions) and that money damages or other legal remedies, even if available, would not be an adequate remedy for any such failure to perform or breach. Accordingly, each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall be entitled to specific performance of the terms hereof, an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity and no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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Section 6.5            Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) at the time sent (provided there is no automated return email indicating that the email address is no longer valid or active or the recipient is unavailable), if by email (to be followed by delivery by another method provided for in this Section 6.5) or (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier (with proof of delivery from such recognized next-day courier). All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, Merger Sub I or Merger Sub II, to:

Desktop Metal, Inc.

63 Third Avenue

Burlington, MA 01803

Attention: Meg Broderick

E mail: meg.broderick@desktopmetal.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attention: Daniel Hoffman and Jason Morelli

Email: Daniel.Hoffman@lw.com; Jason.Morelli@lw.com

if to the Stockholder, addressed to it at:

John F. Hartner

127 Industry Boulevard

North Huntingdon, PA 15642

E mail: John.Hartner@exone.com

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

Tower Two-Sixty

260 Forbes Avenue

Suite 1800

Pittsburgh, PA 15222

E mail:	hfrank@mcguirewoods.com;
swestwood@mcguirewoods.com
gregan@mcguirewoods.com
Attention:	Hannah T. Frank
Scott E. Westwood
Gary S. Regan

with a copy (which shall not constitute notice) to:

Blank Rome LLP

501 Grant Street, Suite 850

Pittsburgh, PA 15219

E mail:	jbarnes@blankrome.com
mvtrainor@blankrome.com
Attention:	James J. Barnes
Masha Trainor

Section 6.6            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

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Section 6.7            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 6.8           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.9            No Third-Party Beneficiaries. Each of the Parties agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

10

Section 6.10        Construction. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 6.11        Exhibit. The Exhibits to this Agreement are hereby incorporated and made a part of this Agreement and is an integral part of this Agreement.

Section 6.12        Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

Section 6.13        Stockholder Capacity. The Stockholder is executing and entering into this Agreement solely in the Stockholder’s capacity as a Beneficial Owner and record owner of Covered Company Shares, and not in the Stockholder’s capacity as a director, officer, employee, agent or consultant of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in the capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.

[Signature Pages Follow]

11

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the date first written above.

PARENT:

DESKTOP METAL, INC.

By:	/s/ Ric Fulop
Name:Ric Fulop
Title: Chief Executive Officer

MERGER SUB I:

TEXAS MERGER SUB I, INC.

By:	/s/ Meg Broderick
Name:Meg Broderick
Title: Authorized Person

MERGER SUB II:

TEXAS MERGER SUB II, LLC

By:	/s/ Meg Broderick
Name:Meg Broderick
Title: Authorized Person

[Signature Page To Voting And Support Agreement]

STOCKHOLDER:

/s/ John F. Hartner
John F. Hartner

[Signature Page To Voting And Support Agreement]

EXHIBIT A

EXISTING SHARES

Stockholder	Number of Existing Shares
John F. Hartner	251,663

Exhibit 99.3

Desktop Metal

Desktop Metal Announces Agreement to Acquire ExOne

Conference Call

August 11, 2021

ExOne at a glance

26

—

Years of experience as a global leader in binder jetting (founded in 1995).

438

—

Installed systems across Americas, EMEA, and Asia.

28M+

—

Estimated parts printed annually across ExOne customers and adoption centers[1].

45+

—

Materials third party or customer qualified and in R&D across metals, metal composites, ceramics, and sands.

$49M

—

Backlog across direct and indirect metal printers and recurring revenue contracts.

44%

—

Sequential revenue growth in Q2-21 and 30% YoY revenue growth in 1H-21.

Desktop Metal.

4

1. Based on internal management estimates; assumes installed base printers run at 20 hours per day and 250 days per year with average metal and sand part sizes of 0.1L and 5L, respectively. Pioneer in binder jetting technology and a leader in sand 3D printing with a strong position in metal, metal composite, and ceramics 3D printing.

Accelerating the adoption of AM 2.0 for mass production

01

—

02

—

Accelerate materials innovation by leveraging combined materials engineering resources more efficiently.

03

—

Leverage combined portfolio of sand printing technologies and binders to accelerate adoption in digital castings market.

04

—

Complementary go-to-market efforts enhance customer reach and global support operations.

05

—

Margin accretion opportunity through optimization of manufacturing and supply chain efforts.

Desktop Metal

5

Acquisition nearly doubles IP portfolio to over 650 patents

Robust binder jetting IP portfolio, with more than 650 patents issued and pending overall as a result of the acquisition.

Highlights include:

- Contoured roller technology (Triple ACT)
- Ultrasonic powder dispensing (Triple ACT)
- Advanced recoater technology (Triple ACT)
- NanoFuse™ and CleanFuse™ binders
- Advanced depowdering
- Automated maintenance for sand printing
- AMClad® composite tooling processes
- Printable ceramic inserts
- Select IP on binder jetting carbon materials
- Select IP on reactive material printing
- Select IP on binder jetting of superalloys and aluminum

Pre-Transaction
Post-Transaction
370+
Desktop Metal
1.8x
650+
Combined patents
Desktop Metal
+ ExOne

Desktop Metal
6

Combined patents

Customer segmentation through Single Pass Jetting & Triple ACT

Desktop Metal

Single Pass Jetting™ on P-50

Sintered layer thickness	Throughput (e.g. volumetric output rate)
55 micron	12,000 cc/hr
…	…

Key Benefits

ExOne

Triple ACT on X1 160Pro

POWDER
ULTRASONIC HOPPER
SPREADING ROLLER
COMPACTING ROLLER

Sintered layer thickness	Throughput (e.g. volumetric output rate)
50 micron	2,400 cc/hr
100 micron	4,800 cc/hr
200 micron	9,600 cc/hr

Key Benefits

Desktop Metal. 7

• ~3 seconds per layer • 490 x 380 x 260 mm • 1200 native DPI • < 30 seconds per layer • 800 x 500 x 400 mm • 400 native DPI Meeting customers’ needs across speed, cost, resolution, and part size 50 micron 2,400 cc/hr 100 micron 4,800 cc/hr 200 micron 9,600 cc/hr 55 micron 12,000 cc/hr …… • Customizable print parameters can be quickly tuned to new materials • Larger build envelope offered • Lower part cost at mass production volumes • > 4x throughput at equivalent sintered layer thickness

Leading metal AM portfolio across speed, cost, resolution, and part size

Turkey Solutions		Mid-Volume Production Solutions		Mass Production Solutions	
ExOne InnoventPro	Desktop Metal Shop System™	ExOne X1 25Pro®	Desktop Metal Production System™ P-1	ExOne X1 160Pro™	Desktop Metal Production System™ P-50

+ DM Furnace + DM Software		+ DM Software		+ DM Software	
Throughput / Day [1]					
4 L / day	15 L / Day	21 L / Day	21 L / Day	57 L / Day	247 L / Day
Build Box Size					
3 L or 5 L	4 L – 16 L	25 L	1 L	160 L	48 L

- Complementary technology portfolios fill in the gaps between turnkey solutions and high-performance, mass production offerings
- Product portfolio combines throughput and flexibility to address the full spectrum of applications across speed, cost, resolution, and part size
- Opportunity to evolve ExOne offerings into more turnkey solutions through the addition of Desktop Metal proprietary front-end software (e.g. sintering simulation) and furnace technology
- Portfolio enables combined company to focus more on next frontiers of AM, including full process automation, quality control, and additional scale

Desktop Metal
8

1. Assumes constant layer thickness of 50 microns (sintered) and 15 min turnaround time between prints. 4 L / day 15 L / Day 21 L / Day 21 L / Day 57 L / Day 247 L / Day 3 L or 5 L 4 L – 16 L 25 L 1 L 160 L 48 L • • • •

Accelerating the adoption of AM 2.0 for mass production

01

—

02

—

Accelerate materials innovation by leveraging combined materials engineering resources more efficiently.

03

—

Leverage combined portfolio of sand printing technologies and binders to accelerate adoption in digital castings market.

04

—

Complementary go-to-market efforts enhance customer reach and global support operations.

05

—

Margin accretion opportunity through optimization of manufacturing and supply chain efforts.

Desktop Metal.
9

Increasing material choice for AM customers

Significant experience qualifying the same set of materials across DM and ExOne separately
225+
Qualified Materials
Desktop Metal
25+
metals and ceramics qualified and R&D
45+
metals and ceramics qualified and R&D
ExOne

- Opportunity to accelerate new material introductions by reducing redundant qualification efforts and leveraging the combined materials science expertise and binder technologies
  - Provide customers with more choice and address wider range of applications than on a standalone basis
  - Continue to grow combined materials science team and more efficiently collaborate for faster innovation
- ExOne adds 23 qualified materials to Desktop Metal's library, now approaching 250 materials
  - Additional 50+ materials under R&D across the combined companies

Desktop Metal
10

• • • • • Significant experience qualifying the same set of materials across DM and ExOne separately Potential to leverage combined metal materials portfolio across all binder jetting platforms

Accelerating the adoption of AM 2.0 for mass production

01

—

02

—

Accelerate materials innovation by leveraging combined materials engineering resources more efficiently.

03

—

Leverage combined portfolio of sand printing technologies and binders to accelerate adoption in digital castings market.

04

—

Complementary go-to-market efforts enhance customer reach and global support operations.

05

—

Margin accretion opportunity through optimization of manufacturing and supply chain efforts.

Desktop Metal.

11

Increasing customer choice and offering an unmatched product portfolio in casting

Fewer than 5% of the more than 45,000 foundries globally uses 3D printing[1], with adoption constrained by current technology that is either too slow or too expensive.

As a result of the transaction, ExOne binders and materials would be available in more cost-effective form factors and Desktop Metal single pass technology could be leveraged across ExOne frames to increase productivity.

EnvisionTEC RAM System

—

RAM systems offer the lowest rate of upfront capex per build volume among comparable systems, with speeds up to 3 vertical inches per hour

ExOne Sand Systems (S-Max Pro)

—

ExOne premium sand systems, including the S-Max® Pro, offer strong part quality and a broad choice of binders and materials

Desktop Metal.

12

1. Based on management estimates and data from Modern Casting’s 2021 Census of World Casting Production.

ExOne adds full digital casting workflows to Desktop Metal sand printing solutions

Desktop Metal

Turnkey digital manufacturing workflow for **Metal AM**

Sintering Simulation

→ Build Preparation → 3D Printing via Binder Jetting →

Depowdering & Sintering

Rigging / Riser Design, Fluid Flow & Solidification Simulation

95.00
90.00
85.00
80.00
75.00
70.00
60.00
50.00
40.00
30.00
25.00
20.00
15.00
10.00
5.00
30.00
30.00
Time, (h.m.s) 000:00:35,437
Filled volume, % 99.92
Liquid phase, % 91.93
Shrinkage, % 0.00

→ Build Preparation → 3D Printing via Binder Jetting →

Microwave & Automated Desanding

ExOne

Turnkey digital manufacturing workflow for **Sand AM**

Desktop Metal.
13

Build Preparation 3D Printing via Binder Jetting Build Preparation 3D Printing via Binder Jetting Depowdering & Sintering Microwave & Automated Desanding Turnkey digital manufacturing workflow for Turnkey digital manufacturing workflow for Sintering Simulation Rigging / Riser Design, Fluid Flow & Solidification Simulation

Underserved opportunity in large format 3D printed tooling increases addressable market

Continuous fiber composites tooling

- Leverages ExOne proprietary binders that remain water soluble up to 180 °C
- 3D printed using inexpensive silica or ceramic sand on large format printers
- Easily removed from final components using only tap water – no chemicals necessary
- Sand can be reclaimed and recycled for sustainable re-use.

AM Clad® Tooling

- Leverage patented infiltration and coating processes for 3D printed sand components
- Withstand high temperatures for hundreds of cycles and reduce lead times with up to 30-50% cost savings
- Ideal for composite layup molding, vacuum forming, sheet metal stamping, and more
- End-use applications in affordable, durable and large designs for outdoor installation

Desktop Metal.
14

• • • • • • • • TBU – Images next page

Accelerating the adoption of AM 2.0 for mass production

01

—

02

—

Accelerate materials innovation by leveraging combined materials engineering resources more efficiently.

03

—

Leverage combined portfolio of sand printing technologies and binders to accelerate adoption in digital castings market.

04

—

Complementary go-to-market efforts enhance customer reach and global support operations.

05

—

Margin accretion opportunity through optimization of manufacturing and supply chain efforts.

Desktop Metal.
15

Complementary go-to-market efforts enhance customer reach

- ExOne's direct sales force supplements Desktop Metal's channel-first philosophy
  - Combination yields wider array of products at ASPs below ~$400K - $500K to promote through distribution network
  - Products at higher ASPs with longer sales cycles are well-suited to direct selling that leverages channel partners for lead generation
- More robust global installation & support services across portfolio from entry-level to mass production solutions
- Large existing install base of metal and sand printers for cross-sell and upsell opportunities (including Desktop Metal's photopolymer solutions)

Combined global distribution network & direct sales force

200+	20	65+
Channel Partners	Direct Sales Reps	Countries

Desktop Metal channel coverage
ExOne locations

Desktop Metal 16

• • • • •

Growing, high-value funded R&D business drives new materials and applications

AM system sales
Funded R&D contracts
New materials & applications

- Large growth opportunity for R&D contract business across commercial and government customer base
- Leverage world-class materials science and application development infrastructure across full product portfolio
- Drives development of new materials and array of applications
- Resource-efficient method for generating leads and expanding addressable market
- Diversification through additional revenue stream

Selected government R&D contracts

NCDMM National Center for Defense Manufacturing and Machining	Digitally connected supply chain for 4130 steel alloy parts to accelerate on-demand production of critical parts
U.S. Air Force	Qualify AF-9628, a high-strength steel developed by the Air Force for parts 20% stronger than conventional AM alloys at lower costs
U.S. Department of Energy; Oak Ridge National Laboratory; Lawrence Livermore National Laboratory	Multi-year contract to design and produce high-temperature ceramic heat exchanger with first-of-its-kind material and architecture

Desktop Metal

17

• • Digitally connected supply chain for 4130 steel alloy parts to accelerate on-demand production of critical parts Qualify AF-9628, a high-strength steel developed by the Air Force for parts 20% stronger than conventional AM alloys at lower costs Multi-year contract to design and produce high-temperature ceramic heat exchanger with first-of-its-kind material and architecture • • •

Accelerating the adoption of AM 2.0 for mass production

01

—

02

—

Accelerate materials innovation by leveraging combined materials engineering resources more efficiently.

03

—

Leverage combined portfolio of sand printing technologies and binders to accelerate adoption in digital castings market.

04

—

Complementary go-to-market efforts enhance customer reach and global support operations.

05

—

Margin accretion opportunity through optimization of manufacturing and supply chain efforts.

Desktop Metal.

18

Opportunity to realize significant cost savings through optimizing manufacturing & supply chain

Desktop Metal
Third-party manufacturing

ExOne
In-house manufacturing

Driving Manufacturing Excellence

01
Optimize manufacturing across third-party and in-house resources to improve cost structures and realize gross margin accretion

02
Acquisition yields larger scale to drive down costs across systems and materials + improved fixed overhead absorption

03
Meaningful future synergy opportunities across the organization

Desktop Metal

19

In-house manufacturing • World-class facilities in Germany with capacity and expertise to produce large frame systems • Well-suited to more complex and higher BOM cost, multi-component systems Third-party manufacturing • Enables low-cost architectures for turnkey solutions sold through distribution network • Provides inventory for shipping products to customers with low lead-times

Transaction overview

Transaction Consideration	• ExOne shareholders will receive $8.50 in cash consideration and $17.00 in share consideration of Desktop Metal common stock for each ExOne share, for a total consideration of $25.50, representing a transaction value of $575 million, consisting of $192 million in cash and $383 million in shares of Desktop Metal common stock • The share consideration component is subject to an exchange ratio adjustment if Desktop Metal's 20-day VWAP 3 days prior to closing is between $7.94 and $9.70. If the 20-day VWAP exceeds the higher end of that range, the exchange ratio will be fixed at 1.7522 per share, and if the 20-day VWAP goes below the lower end of that range, the exchange ratio will be fixed at 2.1416 per share
Transaction Support	• Kent Rockwell (ExOne's Chairman of the Board of Directors, former CEO, and largest shareholder) has stated his full support of the transaction, which ExOne's Board has recommended unanimously, and his intention to vote all of his shares in accordance with the Board's recommendation
Anticipated Transaction Close	• Anticipated to close in Q4 2021 • Subject to approval of ExOne shareholders • Subject to satisfaction of customary closing conditions, including applicable regulatory approvals

Desktop Metal.
20

DRAFT FOR DISCUSSION PURPOSES ONLY Privileged – Subject to the Review of Counsel

Exhibit 99.5

Desktop Metal Announces Second Quarter 2021 Financial Results

August 11, 2021

●	Revenue up 68% from the first quarter of 2021 to $19.0 million

●	GAAP gross margin of 12%; non-GAAP gross margin of 25%

●	Customer adoption momentum as new customers grew 44% sequentially from the first quarter of 2021

●	Accelerating metal systems shipments, including strong growth across Production System P-1, Shop System, and Studio System 2

●	Acquired Aerosint, adding multi-material capabilities to AM 2.0 portfolio

●	Acquired Beacon Bio, adding PhonoGraft biofabrication platform to Desktop Health portfolio

●	Robust liquidity position with cash, cash equivalents and short-term investments of $514.5 million as of June 30, 2021

●	Desktop Metal enters into definitive agreement to acquire The ExOne Company

BOSTON – Desktop Metal, Inc. (NYSE: DM) today announced its financial results for the second quarter ended June 30, 2021.

“I’m proud of the team’s performance in the quarter delivering strong revenue growth and meaningfully expanding gross margins as our customer install base continues to grow,” said Ric Fulop, Founder and CEO of Desktop Metal. “We continue to see significant opportunities to gain share in the additive manufacturing market by leveraging our industry leading product portfolio and diversified materials platform. The Company is firing on all cylinders as we make rapid progress delivering on our vision to accelerate the adoption of AM 2.0.”

Second Quarter 2021 and Recent Business Highlights:

●	Customer adoption momentum as new customers grew 44% sequentially from the first quarter of 2021

●	Accelerating metal systems shipments, including strong growth across Production System P-1, Shop System, and Studio System 2

●	Production System P-50 on track to begin shipments in fourth quarter of 2021

●	Continued material portfolio expansion including cobalt chrome on Shop System, titanium Ti64 on Studio System 2, 4140 low-alloy steel and 316L stainless steel on Production System, and Flexcera Smile and FDA-cleared Flexcera Base on EnvisionTEC platforms

●	Forust product launch exceeded all expectations with overwhelming demand

●	Acquired Aerosint, adding multi-material capabilities to AM 2.0 portfolio

●	Acquired Beacon Bio, adding PhonoGraft biofabrication platform to Desktop Health portfolio

●	Closed Adaptive3D acquisition, bringing best-in-class elastomers to market alongside our EnvisionTEC platforms like the Xtreme 8K

●	Grew Desktop Metal team to over 500 employees today, up from 171 employees in August 2020

Second Quarter 2021 Financial Highlights:

●	Revenue of $19.0 million, up 68% from the first quarter of 2021, and up 767% from the second quarter of 2020

●	Net loss of $43.2 million, including in-process research and development assets acquired of $10.4 million related to the Beacon Bio acquisition

●	GAAP gross margin of 12%; non-GAAP gross margin of 25%, up from 5% in the first quarter of 2021

●	Adjusted EBITDA of $(24.5) million

●	Strong liquidity position with cash, cash equivalents and short-term investments of $514.5 million as of June 30, 2021

Outlook for Full Year 2021:

●	Reiterating expectation of over $100 million of revenue for 2021, exiting the year with an annualized revenue run rate of $160 million, excluding the effects of acquiring ExOne

●	Adjusted EBITDA in the range of $(70)–(80) million, excluding the effects of acquiring ExOne

Desktop Metal to Acquire ExOne:

In a separate press release issued today, Desktop Metal announced it has entered into a definitive agreement to acquire The ExOne Company, cementing its leadership in additive manufacturing for mass production. Additional details on this acquisition can be found in the separate press release and corresponding presentation, accessible on the Investor Relations section of Desktop Metal’s website, https://ir.desktopmetal.com.

Conference Call Information:

Desktop Metal will host a joint conference call on August 11, 2021 at 4:30 p.m. EST to discuss second quarter 2021 results and the ExOne acquisition announcement. Participants may access the call at 1-877-300-8521, international callers may use 1-412-317-6026, and request to join the Desktop Metal financial results conference call. A simultaneous webcast of the conference call, financial results presentation, and transaction overview presentation may be accessed online from a link in the Events & Presentations section of https://ir.desktopmetal.com. A replay will be available shortly after the conclusion of the conference call at the same website.

About Desktop Metal:

Desktop Metal, Inc., based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions, from rapid prototyping to mass production. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, the company is addressing the unmet challenges of speed, cost, and quality to make additive manufacturing an essential tool for engineers and manufacturers around the world. Desktop Metal was selected as one of the world’s 30 most promising Technology Pioneers by the World Economic Forum and named to MIT Technology Review’s list of 50 Smartest Companies.

For more information, visit www.desktopmetal.com.

Cautionary Note Regarding Forward Looking Statements:

This press release relates to a proposed business combination transaction between Desktop Metal and ExOne. This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including statements regarding the anticipated benefits of the proposed transaction, anticipated impact of the proposed transaction on Desktop Metal’s and ExOne’s future results of operations and financial position, the amount and timing of synergies from the proposed transaction, the anticipated closing date, and other aspects of Desktop Metal’s and ExOne’s operations or results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Each of Desktop Metal and ExOne has based these forward-looking statements on current information and their respective management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this press release and are subject to a number risks and uncertainties, including, without limitation, the following: the impact of the COVID-19 pandemic on Desktop Metal’s and ExOne’s business, including their suppliers and customers; the effect of the transaction (or announcement thereof) on the ability of Desktop Metal or ExOne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom they do business; risks that the transaction disrupts current plans and operations; the ability of Desktop Metal and ExOne to consummate the proposed transaction in a timely manner or at all, including the ability to secure regulatory approvals; impact to Desktop Metal’s business if the transaction is not consummated; successful integration of Desktop Metal’s and ExOne’s businesses and realization of synergies and benefits; the ability of Desktop Metal to implement business plans, forecasts and other expectations following the completion of the transaction; risk that actual performance and financial results following completion of the transaction differ from projected performance and results; and business disruption following the transaction. A more fulsome discussion of the risks related to the proposed transaction will be included in the proxy statement/prospectus. For additional information about other risks and uncertainties that could cause actual results of the transaction to differ materially from those described in the forward-looking statements in this press release of Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the Securities Exchange Commission (“SEC”), including without limitation the “Risk Factors” and/or other information included in the Form 8-K to be filed by Desktop Metal in connection with the transaction, the Form 10-Q filed with the SEC on August 11, 2021 and such other reports as Desktop Metal has filed or may file with the SEC from time to time. For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to ExOne’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by applicable law, neither Desktop Metal nor ExOne will update any forward-looking statements to reflect new information, future events, changed circumstances or otherwise.

No Offer or Solicitation:

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It:

In connection with the proposed transaction, Desktop Metal intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement of ExOne and a prospectus with respect to shares of Desktop Metal’s common stock to be issued in the proposed transaction (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF DESKTOP METAL AND EXONE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement/prospectus will be mailed to stockholders of ExOne in connection with meeting to be held to request approval of the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Desktop Metal at its website, ir.desktopmetal.com, or from ExOne at its website, investor.exone.com.

Participants in the Solicitation:

Desktop Metal, ExOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning Desktop Metal’s participants is set forth in the proxy statement, filed June 17, 2021, for Desktop Metal’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Information concerning ExOne’s participants is set forth in the proxy statement, filed April 1, 2021, for ExOne’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Additional information regarding the interests of such participants in the solicitation of proxies, including direct and indirect interests, in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Investor Relations:

Jay Gentzkow
(781) 730-2110
jaygentzkow@desktopmetal.com

Press Contact:

Lynda McKinney

(978) 224-1282

lyndamckinney@desktopmetal.com

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$188,199	$483,525
Short-term investments	326,318	111,867
Accounts receivable	13,441	6,516
Inventory	25,407	9,708
Prepaid expenses and other current assets	7,078	976
Total current assets	560,443	612,592
Restricted cash	676	612
Property and equipment, net	13,228	12,160
Capitalized software, net	226	312
Goodwill	251,060	2,252
Intangible assets, net	178,860	9,102
Other noncurrent assets	12,210	4,879
Total Assets	$1,016,703	$641,909
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,214	$7,591
Customer deposits	2,829	1,480
Current portion of lease liability	1,983	868
Accrued expenses and other current liabilities	20,968	7,565
Deferred revenue	4,814	3,004
Current portion of contingent consideration	1,429	—
Current portion of long-term debt, net of deferred financing costs	311	9,991
Total current liabilities	41,548	30,499
Warrant liability	—	93,328
Subscription agreement	474	—
Contingent consideration, net of current portion	4,655	—
Lease liability, net of current portion	3,959	2,157
Deferred tax liability	8,723	—
Total liabilities	59,359	125,984
Commitments and Contingences (Note 15)
Stockholders’ Equity
Preferred Stock, $0.0001 par value—authorized, 50,000,000 shares; no shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Common Stock, $0.0001 par value—500,000,000 shares authorized; 259,712,899 and 226,756,733 shares issued at June 30, 2021 and December 31, 2020, respectively, 259,545,731 and 224,626,597 shares outstanding at June 30, 2021 and December 31, 2020, respectively	26	23
Additional paid-in capital	1,387,779	844,188
Accumulated deficit	(430,565)	(328,277)
Accumulated other comprehensive income (loss)	104	(9)
Total Stockholders’ Equity	957,344	515,925
Total Liabilities and Stockholders’ Equity	$1,016,703	$641,909

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Products	$17,560	$1,531	$27,871	$4,225
Services	1,417	658	2,419	1,349
Total revenues	18,977	2,189	30,290	5,574
Cost of sales
Products	15,490	9,372	25,977	14,413
Services	1,115	1,106	2,528	2,269
Total cost of sales	16,605	10,478	28,505	16,682
Gross profit/(loss)	2,372	(8,289)	1,785	(11,108)
Operating expenses
Research and development	15,651	9,827	26,509	22,167
Sales and marketing	10,894	2,958	16,343	7,452
General and administrative	13,142	2,964	26,988	5,589
In-process research and development assets acquired	10,400	—	10,400	—
Total operating expenses	50,087	15,749	80,240	35,208
Loss from operations	(47,715)	(24,038)	(78,455)	(46,316)
Change in fair value of warrant liability	—	—	(56,576)	—
Interest expense	(51)	(51)	(125)	(155)
Interest and other income, net	268	323	630	901
Loss before income taxes	(47,498)	(23,766)	(134,526)	(45,570)
Income tax benefit	4,318	—	32,238	—
Net loss	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Net loss per share—basic and diluted	$(0.17)	$(0.15)	$(0.41)	$(0.29)
Weighted average shares outstanding, basic and diluted	255,097,905	158,124,160	246,717,400	157,186,939

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	(43,180)	(23,766)	$(102,288)	$(45,570)
Other comprehensive (loss) income, net of taxes:
Unrealized gain (loss) on available-for-sale marketable securities, net	(5)	132	(4)	(27)
Foreign currency translation adjustment	130	—	117	—
Total comprehensive loss, net of taxes of $0	(43,055)	(23,634)	$(102,175)	$(45,597)

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

(in thousands, except share amounts)

	Three Months Ended June 30, 2021
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—April 1, 2021	252,436,919	$25	$1,326,945	$(387,385)	$(21)	$939,564
Exercise of Common Stock options	2,683,506	—	3,485	—	—	3,485
Vesting of restricted Common Stock	56,015	—	—	—	—	—
Vesting of restricted stock units	28,656	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(6,931)	—	(91)	—	—	(91)
Issuance of Common Stock for acquisitions	4,347,566	1	53,441	—	—	53,442
Stock-based compensation expense	—	—	3,999	—	—	3,999
Net loss	—	—	—	(43,180)	—	(43,180)
Other comprehensive income (loss)	—	—	—	—	125	125
BALANCE—June 30, 2021	259,545,731	$26	$1,387,779	$(430,565)	$104	$957,344

	Six Months Ended June 30, 2021
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—January 1, 2021	224,626,597	$23	$844,188	$(328,277)	$(9)	$515,925
Exercise of Common Stock options	2,846,734	—	3,665	—	—	3,665
Vesting of restricted Common Stock	112,030	—	—	—	—	—
Vesting of restricted stock units	43,921	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(9,172)	—	(145)	—	—	(145)
Issuance of Common Stock for acquisitions	9,383,708	1	213,288	—	—	213,289
Stock-based compensation expense	—	—	6,216	—	—	6,216
Vesting of Trine Founder shares	1,850,938	—	—	—	—	—
Exercise of warrants	20,690,975	2	320,567	—	—	320,569
Net loss	—	—	—	(102,288)	—	(102,288)
Other comprehensive income (loss)	—	—	—	—	113	113
BALANCE—June 30, 2021	259,545,731	$26	$1,387,779	$(430,565)	$104	$957,344

	Three Months Ended June 30, 2020
	Legacy Convertible Preferred Stock		Common Stock Voting		Additional Paid-in	Accumulated	Accumulated Other Comprehensive (Loss)	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—April 1, 2020	100,038,109	$436,533	26,813,113	$3	$16,722	$(316,066)	$(84)	$(299,425)
Retroactive application of recapitalization (Note 1)	(100,038,109)	(436,533)	130,138,012	13	438,037	—	—	438,050
Adjusted balance, beginning of period	—	—	156,951,125	16	454,759	(316,066)	(84)	138,625
Exercise of Common Stock options	—	—	28,173	—	4	—	—	4
Vesting of restricted Common Stock	—	—	1,750,360	—	2	—	—	2
Stock-based compensation expense	—	—	—	—	1,074	—	—	1,074
Common Stock warrants issued	—	—	—	—	87	—	—	87
Net loss	—	—	—	—	—	(23,766)	—	(23,766)
Other comprehensive income (loss)	—	—	—	—	—	—	132	132
BALANCE—June 30, 2020	—	$—	158,729,658	$16	$455,926	$(339,832)	$48	$116,158

	Six Months Ended June 30, 2020
	Legacy Convertible Preferred Stock		Common Stock Voting		Additional Paid-in	Accumulated	Accumulated Other Comprehensive (Loss)	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—January 1, 2020	100,038,109	$436,533	26,813,113	$3	$16,722	$(294,262)	$75	$(277,462)
Retroactive application of recapitalization (Note 1)	(100,038,109)	(436,533)	128,100,821	13	436,520	—	—	436,533
Adjusted balance, beginning of period	—	—	154,913,934	16	453,242	(294,262)	75	159,071
Exercise of Common Stock options	—	—	314,809	—	136	—	—	136
Vesting of restricted Common Stock	—	—	3,500,915	—	4	—	—	4
Stock-based compensation expense	—	—	—	—	2,333	—	—	2,333
Common Stock warrants issued	—	—	—	—	211	—	—	211
Net loss	—	—	—	—	—	(45,570)	—	(45,570)
Other comprehensive income (loss)	—	—	—	—	—	—	(27)	(27)
BALANCE—June 30, 2020	—	$—	158,729,658	$16	$455,926	$(339,832)	$48	$116,158

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(102,288)	$(45,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,524	4,475
Stock-based compensation	6,216	2,333
Change in fair value of warrant liability	56,576	—
Change in fair value of subscription agreement	474	—
Expense related to Common Stock warrants issued	—	43
Amortization (accretion) of discount on investments	1,304	—
Amortization of debt financing cost	9	10
Provision for bad debt	164	285
Acquired in-process research and development	10,400	—
(Gain) loss on disposal of property and equipment	(7)	10
Gain on investment, related to Make Composites, Inc.	—	120
Net increase in accrued interest related to marketable securities	(1,062)	—
Net unrealized (gain) on marketable securities	32	—
Deferred tax benefit	(32,354)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,584)	1,562
Inventory	(6,635)	(1,378)
Prepaid expenses and other current assets	(3,692)	1,033
Other assets	(719)	—
Accounts payable	(278)	(1,178)
Accrued expenses and other current liabilities	(5,362)	(1,074)
Customer deposits	(1,372)	(57)
Deferred revenue	693	(756)
Change in right of use assets and lease liabilities, net	(92)	(162)
Net cash used in operating activities	(72,053)	(40,304)
Cash flows from investing activities:
Purchases of property and equipment	(1,266)	(1,819)
Purchase of other investments	(3,710)	—
Purchase of marketable securities	(281,438)	(24,142)
Proceeds from sales and maturities of marketable securities	66,741	74,616
Cash paid to acquire in-process research and development	(6,050)	—
Cash paid for acquisitions, net of cash acquired	(161,837)	—
Net cash (used in) provided by investing activities	(387,560)	48,655
Cash flows from financing activities:
Proceeds from the exercise of stock options	3,665	135
Proceeds from the exercise of stock warrants	170,665	—
Proceeds from PPP loan	—	5,379
Repayment of PPP loan	—	(5,379)
Repayment of term loan	(10,000)	—
Net cash provided by financing activities	164,330	135
Net (decrease) increase in cash, cash equivalents, and restricted cash	(295,283)	8,486
Effect of exchange rate changes	21	—
Cash and cash equivalents at beginning of period	483,525	66,161
Restricted cash at beginning of period	612	612
Cash and cash equivalents at end of period	$188,199	$74,647
Restricted cash at end of period	$676	$612

Supplemental cash flow information:
Interest paid	$125	182
Taxes paid	$150	—

Non-cash investing and financing activities:
Net unrealized loss on investments	$4	$—
Exercise of private placement warrants	$149,904	$—
Common Stock issued for acquisitions	$213,289	$—
Cash held back in acquisitions	$50	$—
Additions to right of use assets and lease liabilities	$852	$—
Purchase of property and equipment included in accounts payable	$—	$—
Purchase of property and equipment included in accrued expense	$33	$139
Tax liabilities related to withholdings on Common Stock	$145	$—
Contingent consideration in connection with acquisitions	$6	$—

NON-GAAP FINANCIAL INFORMATION

This press release contains non-GAAP financial measures, including Non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, EBITDA and Adjusted EBITDA.

●	We define Non-GAAP gross margin as GAAP gross margin excluding the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative expenses and change in fair value of warrant liability

●	We define Non-GAAP operating loss as GAAP operating loss excluding the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative expenses and change in fair value of warrant liability

●	We define Non-GAAP net loss as GAAP net loss excluding the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative expenses and change in fair value of warrant liability

●	We define EBITDA as GAAP net income (loss) excluding interest, income taxes and depreciation and amortization expense

●	We define Adjusted EBITDA as EBITDA excluding stock based compensation, warrant expenses and transaction costs associated with acquisitions

In addition to Desktop Metal’s results determined in accordance with GAAP, Desktop Metal’s management uses this non-GAAP financial information to evaluate the Company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Desktop Metal’s operating performance.

We believe that the use of Non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation and warrants, and provides investors with a means to compare Desktop Metal’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating Non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these measures may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion.

Because of these limitations, Non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, EBITDA and Adjusted EBITDA on a supplemental basis. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Set forth below is a reconciliation of each Non-GAAP financial measure used in this press release to its most directly comparable GAAP financial measure.

DESKTOP METAL, INC.

NON-GAAP RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020
GAAP gross margin	$2,372	$(8,289)	$1,785	$(11,108)
Stock-based compensation included in cost of sales	128	52	246	152
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Non-GAAP gross margin	$4,735	$(8,237)	$5,358	$(10,956)

GAAP operating loss	$(47,715)	$(24,037)	$(78,455)	$(46,315)
Stock-based compensation	3,999	1,074	6,216	2,333
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Amortization of acquired intangibles assets	2,033	160	3,241	324
Acquisition-related and other transactional charges included in general and administrative expenses	3,329	—	8,313	—
In-process research and development assets acquired	10,198	—	10,198	—
Non-GAAP operating loss	$(25,921)	$(22,803)	$(47,160)	$(43,658)

GAAP net loss	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Stock-based compensation	3,999	1,074	6,216	2,333
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Amortization of acquired intangibles assets	2,033	160	3,241	324
Acquisition-related and other transactional charges included in general and administrative expenses	3,329	—	8,313	—
In-process research and development assets acquired	10,198	—	10,198	—
Change in fair value of investments	(18)	—	(18)	—
Change in fair value of warrant liability	—	—	56,576	—
Non-GAAP net loss	$(21,404)	$(22,532)	$(14,435)	$(42,913)

DESKTOP METAL, INC.

ADJUSTED EBITDA RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020
Net loss attributable to common stockholders	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Interest (income) expense, net	(140)	(185)	(182)	(663)
Income tax benefit	(4,317)	—	(32,238)	—
Depreciation and amortization	5,679	2,154	9,571	4,475
In-process research and development assets acquired	10,198	—	10,198	—
EBITDA	(31,760)	(21,797)	(114,939)	(41,758)
Change in fair value of warrant liability	—	—	56,576	—
Change in fair value of investments	(18)	—	(18)	—
Stock compensation expense	3,999	1,074	6,216	2,333
Warrant expense	—	87	—	211
Transaction costs associated with acquisitions	3,329	—	8,313	—
Adjusted EBITDA	$(24,450)	$(20,636)	$(43,852)	$(39,214)

Exhibit 99.6

Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

CORPORATE PARTICIPANTS

Jay Gentzkow	James Haley
Vice President-Investor Relations, Desktop Metal, Inc.	Chief Financial Officer, Desktop Metal,Inc.

Ric Fulop	John F. Hartner
Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	Chief Executive Officer & Director, The ExOne Company

OTHER PARTICIPANTS

Noelle C. Dilts	Josh Sullivan
Analyst, Stifel, Nicolaus & Co., Inc.	Analyst, The Benchmark Co. LLC

Shannon S. Cross	Sarkis Sherbetchyan
Analyst, Cross Research LLC	Analyst, B. Riley Securities,Inc.

Danny James Eggerichs
Analyst, Craig-Hallum Capital Group LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good day and welcome to the Desktop Metal's Second Quarter Earnings Conference Call. All participants will be in a listen-only mode. [Operator Instructions] After today's presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Jay Gentzkow. Please go ahead.

Jay Gentzkow

Vice President-Investor Relations, Desktop Metal, Inc.

Thank you. And thanks to everyone for joining this afternoon's call. With me today are Ric Fulop, CEO, Chairman and Founder of Desktop Metal; James Haley, CFO of Desktop Metal; ExOne CEO, John Hartner; and ExOne CFO, Doug Zemba. Please note that Desktop Metal's two press releases and two presentations referred to on this call are available under Events & Presentations section of our Investor Relations website. This call is also being webcast live, with the link at the same Investor Relations website. The webcast and the accompanying slides will be available for replay for 12 months following this call. The content of today's call is the property of Desktop Metal. It cannot be reproduced or transcribed without our prior consent.

Before we begin, I would like to refer you to our Safe Harbor disclaimer on slide 2 on the Desktop Metal presentation and slide 2 of the acquisitions presentation.

Today's call will include forward-looking statements. These forward-looking statements reflect Desktop Metal's and ExOne's views and expectations only as of today, August 11, 2021; and actual results may vary materially based on a number of risks and uncertainties. For more information about the risks that may impact Desktop Metal and ExOne's businesses, financial results, and the proposed acquisition discussed on this call, please refer to the Risk Factors section of the Form 8-Ks filed today with respect to the acquisition, each company's Form 10-Q filed today, and the respective other filings with SEC. Neither Desktop Metal's nor ExOne assumes any obligation to update the forward-looking statements.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Additionally, during this presentation of the following Q&A session, both Desktop Metal and ExOne may refer to non-GAAP measures. These measures are intended to supplement, but not substitute for performance measures calculated in accordance with GAAP. Each company's financial results release contains the financial and other quantitative information to be discussed today, as well as a reconciliation of the GAAP to non-GAAP measures.

With that, it's my pleasure to turn the call over to Ric Fulop, CEO and Founder of Desktop Metal.

Ric Fulop

Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.

Thank you, Jay. Good afternoon, and thank you for joining Desktop Metal's second quarter 2021 financial results call. As you may have seen, we announced a major transaction this afternoon for the additive manufacturing industry. And Desktop Metal has entered into a definitive agreement to acquire ExOne. I'm here with ExOne CEO, John Hartner. And before we begin to discuss this transaction and the strategic rationale, we'll each briefly review our independent second quarter results, starting with Desktop Metal.

I'm very proud of our team's efforts in the quarter. The company is firing on all cylinders. We delivered a strong revenue growth, meaningfully expanded gross margins, and execute in a number of exciting developments. We've made rapid progress delivering on our vision to accelerate the adoption of additive manufacturing 2.0.

I'll start with a quarterly review on slide 3 of the presentation, with a few financial highlights. Revenue growth accelerating in the quarter to $19 million, a sequential increase of 68% for the first quarter of 2021 and more than 750% over the second quarter of 2020. We also generated strong gross margin expansion, as non-GAAP gross margins increased to 25% in the quarter, up from 5% in Q1, representing 1,950 basis point sequential increase.

Moving to this quarter's business highlights, we saw another quarter of acceleration in our customer installed base, with new customer additions increasing 44% sequentially from the first quarter of 2021. This included strong growth in our metals business with solid contributions from the Production System P-1, Shop System, and Studio System 2.

As a quick update, our team is hard at work putting the final touches on the Production System P-50, and we continue to track forward towards beginning shipments in the fourth quarter of this year. We also continue to grow our materials library to enable an expanding set of applications for our customers. A few additions to highlight include cobalt chrome, titanium Ti64, 4140 low-alloy steels, and 316 stainless steel and metals, and Flexcera Base and Smile for our EnvisionTEC systems.

Our Forust offering, which we announced last quarter, has exceeded all expectations and is experiencing overwhelming demand. We continue to develop and scale the solution to meet the opportunity, and we're thrilled by the early response. In July, we acquired two early-stage companies that we're very excited about, Aerosint and Beacon Bio. I'll touch on each of these transactions in more detail later in the presentation. The Desktop Health team continues to see strong momentum, with the dental business seeing another quarter of significant growth. And finally, we closed the acquisition of Adaptive3D this quarter, and we're seeing fantastic demand as we bring Adaptive's best-in-class elastomers to market alongside our EnvisionTEC platforms like the Xtreme 8K.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Moving to slide 4, our metals business had a fantastic quarter with new customer additions more than doubling from the first quarter of this year. That includes broad acceleration across the Production System P-1, Shop System, and Studio System 2 shipments. The P-1, in particular, was a standout with very strong quarter-over-quarter growth. We have our best people focused on deploying the production system P-50, and we're very much on track to begin shipments in the fourth quarter of this year. We look forward to providing more color and customer response and use cases once we get those systems out in the field.

We also continue to grow our metals materials library with multiple additions. We're the first company to commercialize titanium Ti64 for bound metal, making DM the only company to make Ti64 available in an accessible turnkey printing form factor with fantastic mature mechanical properties, including better than rod allegation.

We also are the first company to qualify 4140 low-alloy steel for binder jetting. This is a real workhorse material, one of the highest demand alloys with applications across consumer products, automotive, and other mechanical components. We also qualified 316L stainless on our production system and material is well suited for demanding industrial applications.

As I mentioned, earlier on the M&A front, we acquired Aerosint, an early-stage company that is pioneering multi-material printing for additive manufacturing. Today, businesses print individual parts or components out of single materials. But in the future, they will increasingly look to print whole products that are comprised of multiple materials. Aerosint patented part of the precision process, selectively deposits two or more powders to form a single thin powder layer containing multiple materials.

As the only high throughput multi-material recording system in the market, Aerosint's technology unlocks well an exciting range of new applications for additive manufacturing, including local optimization of mechanical properties such as wear resistance or vibration dampening, and the improvement of chemical and physical properties such as thermal and electrical conductivity, corrosion resistance, or aesthetics.

We look forward to partnering with our new colleagues at Aerosint to industrialize and mature this technology and integrate it into upcoming Desktop Metal products over the next several years. We're also excited to support Aerosint in their ongoing independent efforts with their existing partners and to leverage the DM scale distribution and industry-leading technology portfolio to capture new market opportunities. The future of AM is going to be multi-material printing, and Aerosint is a great addition in core technology that will allow us to grow capabilities of AM 2.0 solutions over time.

Turning to slide 5, on the left side of the page, Desktop Health business continues to build very positive momentum. Mike Jafar is putting together an extensive healthcare team that includes leaders across disciplines to progress a number of compelling products currently under development. We continued to experience positive traction in the dental business, with an early quarter of very rapid growth, giving us confidence this team can deliver additional solutions to supplement our industrial business and accelerate the growth of DM overall. We believe dental is beginning to enter the steep part of the adoption curve, and most parts used in dentistry should be printable this decade.

This week, Desktop Health also announced the expansion of the dental technology portfolio with the qualification of cobalt chrome on the Shop System. The dental community will now be able to leverage the full capabilities of high-speed metal binder jetting, including faster and more cost effective production of bridges, crowns, partials and more. Also in the quarter, Desktop Health completed CE Certification of our Flexcera Base and Smile resins and received the FDA clearance for Class 2 permanent indications for Flexcera Base. Together, Flexcera Base and Smile enable next-generation digital dentures in same day for large implant procedures. Flexcera Solutions sold out within the first four weeks of launch, and we're adding capacity to meet our robust demand.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

We're highlighting another acquisition that we're very excited about on the right side of the page. This is a small company called Beacon Bio that was spun out of Harvard University. They've developed a promising new material that can be printed on our 3D Bioplotter systems and has potential for use in repairing damaged eardrums. The PhonoGraft device printed using this material is analogous to LASIK vision correction, except it's intended for individuals who have hearing deficiencies and wear hearing aids or who have experienced eardrum perforations which occur in about 30 million people a year around the world.

PhonoGraft technology promotes eardrum repair while decreasing patient procedure times through a minimally invasive procedure. We expect PhonoGraft will improve patient hearing outcomes by leveraging the body's natural regenerative processes as the biodegradable graft material is slowly replaced with native tissue over time. This exciting technology is in the advanced stages of R&D. And the team at Desktop Health intends to conduct additional preclinical studies and pursue FDA review with the goal of delivering a solution to the market within 24 months.

We believe PhonoGraft in the associated biodegradable elastomer materials, coupled with our leading biofabrication and 3D printing solutions, is a true platform technology with tremendous potential across a wider range of high-value healthcare applications in soft tissue from cardiovascular to neuronal grafts to plastic surgery. Consistent with our broader strategy, we're excited to own the full value chain of these devices and bring them to the market. It's still early days for this technology, but the acquisition marks the beginning of our journey to advance patient-specific medicine through additive manufacturing.

Finally, on slide 6, we saw another quarter of increasing customer adoption across materials as new customer additions increased 44% sequentially from the first quarter of 2021. The left side of this slide shows a number of customers that range from large brands to small companies with minimal account concentration. And highlighting two interesting customers in the right side of the slide, Christian Tse is a well-recognized jewelry designer and manufacturer using the Production System P-1 to develop several private label products to supply a variety of the leading luxury jewelry brands. Christian has leveraged the P-1 to print precious metal rings at rapid rates up to 50 to 70 in under two hours, making it a game-changer for his manufacturing strategy.

The second customer we're highlighting is Poral, a precision metal parts manufacturer in Europe that utilizes the Shop System to produce complex metal parts across a range of applications, including automotive, aerospace and more. The Shop System's binder jetting technology enables Poral to improve design flexibility in mass-produced parts sustainably, while eliminating tooling costs.

With that, I would like to turn the call over to our CFO, James Haley, for his review of the second quarter financial highlights. James?

James Haley

Chief Financial Officer, Desktop Metal, Inc.

Thanks, Ric. Starting on slide 8, you will see a summary of our financial performance for the second quarter of 2021. Please note we will be referring to several financial metrics on a non-GAAP basis. Reconciliation to GAAP data is included in the filed appendix.

Consolidated revenues for the quarter was $19 million, up 68% sequentially from $11.3 million in the first quarter of 2021 and also up 767% from the second quarter of 2020. The acceleration was due to an increase in our metal product shipments, specifically Production System P-1, Shop Systems and Studio System 2s as well as strong contribution from EnvisionTEC photopolymer products and consumables.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Non-GAAP gross margin showed material improvements, increasing to 25% for the quarter, implying a 1,950 basis point improvement over the first quarter 2021. Gross margin expansion in the quarter was primarily driven by operating leverage as revenue continued to scale across overhead costs, as well as product mix toward higher ASP sales such as our metal systems.

Adjusted EBITDA for the second quarter of 2021 was negative $24.5 million versus negative $20.6 million in the second quarter 2020. The year-over-year adjusted EBITDA decline was primarily due to increased expenses related to operating as a public company, investments in our core business and contributions from acquisitions.

We grew the Desktop Metal team to over 500 employees today, up from 171 in August last year, as we build the company to execute on our strategic vision. We ended the quarter well-capitalized with $515 million in cash, cash equivalents and short-term investments as of June 30, 2021.

And finally, moving to our guidance, we are reiterating our expectation to generate revenue in excess of $100 million for the full year 2021, excluding the effects of acquiring ExOne, which we will discuss later in the call. We continue to plan to exit the year with an annualized run rate of approximately $160 million and expect to see continued sequential quarterly growth throughout 2021.

We are updating our adjusted EBITDA outlook to be in the range of negative $70 million to $80 million, again excluding the effects of acquiring ExOne. This updated guidance primarily reflects expected 2021 operating losses from recent acquisitions.

With that, I will turn the call back over to Ric.

Ric Fulop

Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.

Thank you, James. Overall, I'm very proud of the execution from the team in the first half of the year as we've meaningfully ramped the business from an operational perspective and another quarter of outsized revenue growth and expanded gross margins validates the direction we're positioning Desktop Metal. We're building a great company, focused on our vision of accelerating the adoption of AM 2.0 and capturing double-digit share over the next decade. And I'm excited about the continued momentum and direction of the business.

At this time, I'd like to hand over the call to John and give them an opportunity to review ExOne's second quarter results prior to discussing the acquisition. John?

John F. Hartner

Chief Executive Officer & Director, The ExOne Company

Thank you, Ric. Good afternoon, everybody. I wanted to briefly share my views of this proposed merger as well as cover highlights of an outstanding Q2 that ExOne just reported. Firstly, I'm very excited about this combination, which I believe will dramatically accelerate the adoption of production metal additive manufacturing.

ExOne, being the pioneer in binder jetting, has always viewed binder jetting as the most scalable, flexible and cost-effective technology for metal, whether it is printed or poured. Strong entrants like Desktop Metal have encouraged just all to get better, yet still mass adoption has lagged expectations. This combination brings

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

together two of the industry's leaders that combined will solve customers' challenges faster and bring the reality of production metal additive forward by years. I'm excited for our customers, our investors, our team members and the whole industry.

Now, for ExOne's Q2 results, we achieved record second quarter revenue, the highest level of recurring revenue and the largest backlog in company's history. It was a great quarter and reflected the success of our strategy. I'm proud of the team across the board, and particularly excited about the continued growth in recurring revenue. Our record second quarter revenue of $18.8 million reflects a 69% growth from our second quarter performance in 2020. The increase was driven by higher revenues from 3D printing machines and strong growth in recurring revenue, which was primarily from an increase in consumable materials. There is also a significant increase in revenue from funded research and development arrangements linked to our production adoption model.

From a geographic perspective, we grew in all regions, but the Asian and Americas region really drove that growth, with a combined 92% increase year-on-year. Recurring revenue rose 2% sequentially and 34% year-on-year to $8.3 million in Q2, demonstrating success from our strategic initiatives in this area. Backlog of $48.7 million increased 27% year-on-year and 2% sequentially. New orders remained strong, while execution on installations continued to improve.

During the second quarter, we progressed on both remote installations and getting people on the ground around the world. We are pleased to have executed well during the quarter and believe we continue to have a strong backlog and new orders which will support our future growth.

Shifting to margins, for the second quarter 2021 we recorded gross margins of 26%, a sequential increase that compared to 27.8% second quarter of 2020. The decrease was primarily due to the continued impact of operating inefficiencies and challenges driven by the COVID-19 operating environment and resulting higher input costs.

For the second quarter, our total operating expenses increased to $10.2 million compared to $6.9 million in the prior-year period. This is consistent with our plan to support our growth.

Moving to the balance sheet, cash, cash equivalents and restricted cash as of June 30, 2021 decreased to $129.5 million from $138.3 million at March 31, 2021. The decrease was driven by cash outflows from operations of $7.3 million mostly due to our net loss and net cash outflows for working capital changes driven by increased inventory to support expanded contractual backlog.

In conclusion, I'm very proud of what ExOne has and will accomplish to move binder jetting ahead. We're very optimistic about our position in the market and we believe this combination will truly accelerate additive manufacturing and transition of traditional manufacturing to a more sustainable future.

With that, I'll now turn the call back over to Ric who will share more of the details about this game changing merger.

Ric Fulop

Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.

Thanks, John. I'd now like to refer you to the separate set of slides we posted today referencing the acquisition under the Events & Presentations section of the DM Investor Relations website. In addition to the fantastic quarter, we're thrilled to discuss a landmark moment for the Desktop Metal family and the AM industry as a whole. We're announcing today that we've signed a definitive agreement to acquire ExOne.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

This transaction cements Desktop Metal's leadership in additive manufacturing for mass production. We really believe this transaction will encourage and radically accelerate the adoption of AM for high-volume applications by offering our customers a more comprehensive and targeted set of solutions that combine the best of both companies, especially across printing of end-use parts in metals and technical ceramics, as well as cores and molds for digital castings.

For our shareholders who may not be aware of ExOne, ExOne was one of the first companies to develop and commercialize binder jet technology, spun out of MIT that was originally invented by one of Desktop Metal's co-founders, Ely Sachs.

Most of ExOne's products use sequential binder jetting compared to our Single Pass Jetting technology, which offers higher throughput. However, ExOne has a great portfolio and a number of assets that are attractive and complementary to our own product portfolio, and I'll talk about these in further detail as we go through the presentation. The company is a leader in printing of digital castings, an opportunity with less than 5% penetration, and it holds a strong position in direct metal printing and ceramics printing.

ExOne's installed base is now approaching 500 systems. These are used for volume production, and an estimated 28 million parts were printed across ExOne's customer sites and adoption centers in the past year. They have more than 45 materials either qualified or in R&D. That includes single alloy metals, metal-matrix composites, technical ceramics, and materials for digital castings such as printed molds and cores. The company has a strong and growing backlog that stands at $49 million as of June, and as John just discussed, they did $32 million of revenue in the first half of the year. That's 30% growth over the year and a 44% sequential growth from Q1 to Q2. And this is a company that grew about 11% amid COVID lockdowns in 2020, unlike many other companies in the 3D printing industry that flatlined or contracted during COVID.

Taking a step back, I'd like to remind everyone of how we think about acquisitions in the context of our growth strategy. We're focused on developing three primary areas of the business in order to reach a double-digit share of the additive manufacturing space over the next decade. Print platforms for mass production, recurring revenue via materials that enable key applications, and parts for killers apps for additive with high margins. ExOne checks each of these boxes.

Turning to slide 5, there are five key points that underpin this transaction, which we ultimately believe will accelerate the adoption of AM 2.0 for mass production.

First, this combination creates a leading metal additive manufacturing portfolio across speed, cost, resolution, and part size. Second, we believe this will accelerate the rate at which we can introduce new materials to the market to meet customer demand. Third, we see an opportunity to leverage ExOne's sand 3D printing technologies in combinations with DM's low-cost hardware to make digital casting more accessible and lower cost for our customers. Fourth, our complementary go-to-market and support efforts will enhance our combined ability to reach more customers and provide a more effective global support network. And finally, there are significant opportunities to optimize our combined manufacturing and supply chain efforts to yield margin improvements over time alongside product enhancements that will allow us to attract more customers.

Highlighting the first point on slide 6, a key element of this transaction is the fact that overnight, we roughly doubled our IP portfolio to well over 600 patents issued or pending, including the largest portfolio of binder jetting IP in the market. We've highlighted some of those key patents and capabilities that I think are going to help drive adoption of AM by customers.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

ExOne's technology also provides us with the ability to more effectively target our customers' specific use cases. On slide 7, starting with the core technologies in metal, we each leverage variations on binder jetting. Desktop Metal offers Single Pass Jetting, or SPJ, and ExOne offers a process they call Triple Advanced Compaction Technology, or Triple ACT, which is a sequential binder jetting technology that requires multiple passes over a bed to achieve equivalent resolution.

As a result, SPJ is faster on a per layer basis to roughly 3 seconds per layer on our Production System P-50 versus 30 seconds a layer for Triple ACT on an X1 160Pro. The throughput of these technologies is primarily a function of layer thickness, so when you benchmark them on an apples-to-apples basis, SPJ can achieve several times the throughput of Triple ACT. However, ExOne's Triple ACT has several alternative benefits that customers may value for their applications. In particular, it is a very flexible technology and can easily be tuned to new materials. By placing both technologies under a single roof, we can more effectively provide the best solution to address each customer's specific needs.

The reality is that not all customers need to produce hundreds or thousands of parts per hour at the lowest achievable part cost. In fact, to achieve these operating economics, systems with SPJ require more upfront CapEx than those using Triple ACT. So in some markets where customers may require a larger build bed or lower volumes, Triple ACT is a great technology. And in other for high-volume markets like consumer electronics or automotive, SPJ is the best option for the most cost-effective production. So they're really complementary technologies, and combining them into a single portfolio provides customers with the flexibility to optimize production based on their specific application needs and the ability to bring the strengths of each technology to meet their future demands.

The bottom line is that both of these technologies under the Desktop Metal umbrella, our portfolio as a whole is significantly more competitive with the broader metal AM industry and will allow us to attract more customers away from conventional manufacturing processes.

The breadth of our combined portfolio in metals is illustrated well on this next slide, where you can see how our combined portfolio can take customers all the way from turnkey to mass production, providing anywhere from 4 liters of throughput per day to almost 250 liters of throughput per day.

One of the biggest benefits of this deal is that our product portfolios and go-to-market strategies are complementary, so ExOne's offerings will fill the gaps between Desktop Metal solutions. Even where throughputs are similar, there are differences in build volumes and vice versa. This acquisition creates a product lineup that combines throughput and flexibility and allows us to address the full spectrum of applications across speed, cost, resolution, and part size. I'm also particularly excited about the opportunity to evolve ExOne's products into more turnkey solutions.

At DM, we believe fragmentation between software, hardware, and materials has held back adoption of additive manufacturing. This fragmentation has often resulted in the inability to achieve part success or high yields quickly without significant development cycles. With our world-class front-end software tools that include proprietary sinter simulation and build prep solutions, as well as our proprietary and mass-produced furnace technology which we have developed entirely in-house, we believe we can evolve a subset of ExOne's products into more turnkey solutions that will make them easier for customers to adopt and to take into production.

And while we will continue to focus on maturing and evolving our core SPJ and Triple ACT technologies, this combination will allow us to focus more on the next frontiers of AM to make it more accessible to larger industrial customers, including full process automation, quality control, and additional scale.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Turning to slide 10, in manufacturing, materials are what drive applications and the adoption of new technologies. So supporting more materials and better material properties are critical to driving adoption. To that end, we think this deal will be really great for both Desktop Metal customers and for the AM industry as it will increase customer choice and the number of applications enabled by our platforms.

DM has a leading portfolio of over 225 materials across metals, ceramics, wood, elastomers and carbon fiber composites and we have an additional 25 materials in R&D and on our roadmap. Of that list of qualified and R&D materials, just under 30 are metals and ceramics for binder jetting and the rest are in bound metal and photopolymers.

As a result of decades-long investment at ExOne, they have an extensive list of more than 45 materials for binder jetting comprised of 23 qualified materials across metals, metal composites, ceramics, and sand, and over 20 additional materials in various stages of R&D. Between our two companies, we have scientists working on qualifying related materials, so by joining these teams, we'll be able to nearly double the horsepower here and multiply the number of materials available for our product portfolios in a shorter timeframe, in particular those specialty and proprietary alloys requested by select customers that we otherwise would not have approached independently due to lack of resources. We believe this transaction is going to increase the number of materials available to our customers and that's really exciting.

Even as currently constructed, acquiring ExOne would quickly bring Desktop Metal's portfolio of qualified materials to nearly 250 and I think this will lead to significant value for our customers in the long run. And the more materials available, the greater the adoption of additive manufacturing.

Moving on to slide 12, ExOne has earned a leadership position in digital casting, also known as sand 3D printing. They've provided binder jetting solutions to casting businesses longer than anybody else and the adoption of their solutions continues to grow at a good clip. Overall though, additive manufacturing has achieved less than 5% penetration into the more than 45,000 foundries around the world.

AM adoption has been limited by the cost of the equipment and as casting has shifted overseas, there's been a huge push to develop more entry-level and cost-effective AM systems. Our new RAM systems acquired through EnvisionTEC address this need. However, we're still in the process of maturing this unique, low-cost platform.

In partnership with ExOne, which has mature, high-performance offerings in this space, we think we can work together to, on one hand, improve productivity and throughput of Single Pass technology and, on the other hand, develop our low-cost solutions through ExOne's proprietary binders and materials, making them more attractive to a broader set of customers for whom sand printing has mostly remained out of reach.

Turning now to slide 13, we've spoken in the past about our software capabilities and our in-house sintering technology. Together, these enable turnkey digital workflows for metal AM that take customers all the way from initial design to final metal part and we're excited to bring some of these capabilities to the ExOne platforms we will acquire.

ExOne has similar, mature capabilities within sand 3D printing that enable full digital workflows for casting applications. This includes not only significant expertise in design and simulation from a software perspective, but also hardware innovations such as automated de-sanding equipment for large format sand printers. Their digital casting business is best-in-class and utilized at scale throughout the industry and we look forward to leveraging these capabilities in conjunction with our RAM system to make low-cost sand 3D printing more robust and accessible to help grow this market.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Moving to slide 14, we also see an interesting growth opportunity in new markets for large format tooling, where ExOne has the most advanced solutions in the market. In addition to their 420i tooling material, they have a low-cost composite tooling technology enabled by proprietary binders. You can print large format sand tools at high-speeds, lay up composite continuous carbon fiber prepreg or tape around the tool and then dissolve the tool using only tap water to obtain your part. It's a fantastic technology with a lot of potential.

We also see a huge opportunity around their new AMClad technologies which use a patented infiltration technique to create durable tools for processes such as vacuum forming. And this technology has applications for end-use parts as well, such as outdoor architectural and design elements where the durability and customizable surface finish are key.

Let me focus now on the go-to-market efforts for the combined company on slide 16. At Desktop Metal, we're a channel-first company. We utilize our unique proprietary distribution network to achieve broader access to the market at scale. It's provided us with an installation capability in over 65 countries through our fantastic partners. They are excellent at uncovering sales opportunities, but their sweet spot is transactions under roughly $450,000, where the products are more turnkey and have faster sales cycles.

A lot of the products that ExOne currently sells are above this price range, as is our Production System P-50, which has a relatively high ASP. Through this transaction, our channel partners will gain additional products to monetize from ExOne's more entry-level offerings, while we add to our sales capacity on Production System offerings by leveraging ExOne's highly complementary direct sales team members.

Combined, I think there are significant cross-selling synergy opportunities here. The combined company will also multiply the service capacity for our customers, including full-time and fully-trained reseller technicians across the globe and across our product portfolios from entry level to large format and mass production solutions.

Turning to slide 17, ExOne has a unique business around funded R&D contracts to develop high-value materials and applications for a variety of businesses, including the US government. For example, with the Air Force, they're developing a super high strength steel that's roughly 20% stronger than conventional AM alloys. They've also got a very good relationship with leading national labs, including Lawrence Livermore and Oak Ridge. The team focused on creating these opportunities and developing special materials is world-class, in particular, because a lot of their developments have dual-use.

While these projects help our nation solve strategic problems, they also open up frontiers for the industry and enable applications discovery within commercial businesses that drive incremental AM system sales and additional funded R&D business.

So, we're very excited to bring this infrastructure in-house to Desktop Metal, where we can leverage their expertise across a wider product and technology portfolio to drive growth and create additional self-funded revenue streams. I want to recognize the team at ExOne that has led this effort, in particular Rick Lucas, who has done an incredible job driving the tip of the spear when it comes to materials for AM. This is a really unique asset and high-value team that we are bringing on as part of the transaction.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

That bring us to our final point on slide 19, which speaks to the financial and operational considerations of the transaction. We see a great opportunity through this combination to optimize our manufacturing and supply chain efforts. Desktop Metal has historically leveraged a third-party contract manufacturing model which requires significant upfront engineering investment, but enables low-cost architectures for high-volume turnkey solutions and quick turnaround times for shipping products to customers. It's a great model to help make AM systems more accessible to a wider set of customers.

Conversely, ExOne's manufacturing model is quite complementary, where they perform assembly and testing in-house which is well-suited to the higher BOM and larger, more complex systems that make up a good portion of their revenue, including systems like the S-Max Pro. We plan to leverage each of these models where they are best suited on a product-by-product basis to improve the cost structures in overall portfolio of the combined company. The acquisition will also result in additional scale that can be leveraged to drive down costs across systems and materials as well as drive fixed overhead absorption as we grow.

Together, these and other future synergy possibilities across the organization represent a meaningful opportunity to realize gross margin accretion for the company and get to our long-term margin targets faster.

Before finishing up, I'll provide a brief overview of the deal specifics on slide 20. Desktop Metal will acquire ExOne for $8.50 in cash and $17.00 in shares of Desktop Metal common stock, for a total consideration of $25.50 per share of ExOne. This represents a transaction value of $575 million and an enterprise value of $447 million net of ExOne's balance sheet of cash.

ExOne's Chairman and largest shareholder, Kent Rockwell, has stated his full support for the transaction, which the ExOne board recommended unanimously, and his intention to vote all of his shares in accordance with the board's recommendation. We expect this transaction to close in the fourth quarter of this year, subject ExOne shareholder approval and the satisfactory regulatory approvals and other customer closing conditions.

For the sake of clarity on the transaction details, I did want to mention that the deal consideration is subject to the collar as described in the presentation on slide 20 and in the press release we issued regarding the transaction.

We strongly believe that Desktop Metal can increase choice and flexibility for AM customers through its acquisition of ExOne. We are excited to further cement our leadership in additive manufacturing for mass production, and we believe that ExOne's complementary technologies and go-to-market efforts will help us accelerate the adoption of AM 2.0 across industries and business of all sizes.

And with that, let's open it up for questions. Thank you.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answer session. [Operator Instructions] And the first question comes from Noelle Dilts with Stifel. Please go ahead.

Noelle C. Dilts Analyst, Stifel, Nicolaus & Co., Inc.	Q

Hi. Good evening, Ric, John, Doug, James, and congratulations on the momentum of the respective companies in the quarter as well as coming together on the deal. I was hoping we could start with a little bit more on the financial side of how we should be thinking about things. I'll just use my numbers for ease. But when I look at our estimates for the year, the company's coming together would be about $172 million in revenue going to more like $300 million next year. Obviously you've talked a lot about the strength in portfolio, the strength in market position, the synergies. Should we – are there any aspects of the portfolio where you expect some overlap to result in and maybe some cannibalization. But this would be more than offset by the strengthened offering into the market. Is there a way that we can think about that from just how you're thinking about the revenue opportunity introductory here?

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

I don't think so. I don't see much cannibalization. Actually I think there is a significant opportunity to make some of the ExOne products more turnkey leveraging the sinter simulation technology that we've got as well as the proprietary furnace technology that we mass produce and then essentially accelerate some of the adoption of products that are in different scales of production. So I'm excited about that and I'm also excited about the potential to expand the access to digital castings to a much broader set of customers, utilizing the mature technology that ExOne has and then marrying it with some of the RAM systems which offer a much more entry-level, more cost effective cost per cubic inch for cast molten core. So there's a significant opportunity to grow a business. And I think that we're very excited about the potential for this transaction and working together and welcoming the ExOne team into the Desktop Metal family.

Noelle C. Dilts Analyst, Stifel, Nicolaus & Co., Inc.	Q

Okay. Great. And then again I guess I'm getting a little specific. But you know any thoughts on as this business really continues to scale, what you're targeting from the gross margin profile of this you know mid-40s business something more like 50% any, any directional or guidance that would be helpful?

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Yeah. I think, long term for DM we strive to have north of 50% gross margin for our hardware. And I think that this is one area where we can help on the ExOne side as we've got a pretty sophisticated team that does manufacturing operations and a supply chain that could be helpful in maturing the cost structure or renewing the supply chain for the products that ExOne does have. That takes a little bit of time, you know it could take 24 months to fully execute a strategy like that. But I just see that over that – over time we're going to help mature and improve the gross margins for the products across the full portfolio.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Noelle C. Dilts Analyst, Stifel, Nicolaus & Co., Inc.	Q

Okay. And then last question from me. Any time you kind of see competitors come together as one. I'm curious if you can provide any additional background on sort of this genesis of the idea that the companies could be better together?

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

I mean I think the genesis of the idea is we've known each other for some time and obviously we're in the same 3D printing space and we've been talking for some time what I think makes – we really look at a full spectrum of opportunities here at DM. And we felt like there was a meaningful opportunity here in particular since ExOne had – we felt like the valuation from view point of view was attractive especially the cash position that they have made the deal possible and we feel that that time to strike was now.

Noelle C. Dilts Analyst, Stifel, Nicolaus & Co., Inc.	Q

Great. That's helpful. Thank you.

John F. Hartner Chief Executive Officer & Director, The ExOne Company	A

This is John and I'll just – hi, Noelle. I think the more we talk the more we saw compliments within the product portfolio. Again Ric mentioned some of them, I think the low-cost RAM is a great sand system as far as getting some smaller foundries, midsized foundries into it. I think what is needed is process knowledge and global coverage in some of the other technologies we have, that's additive. I think even in the – on the metals side, again it's the focus, we always see Desktop Metal focusing on speed. Great. There's parts of the market that are totally into that. We have flexibility, flexibility whether it's scale, larger sizes build boxes or potentially broader materials. I think – again the more we talked about it, the more we felt it was mostly complementary very little overlap and I think we're going to see customers adopt through our combined channels direct and indirect more of our products across the board.

Noelle C. Dilts Analyst, Stifel, Nicolaus & Co., Inc.	Q

Yeah. That makes a lot of sense. Thank you.

Operator: [Operator Instructions] The next question comes from Shannon Cross with Cross Research. Please go ahead.

Shannon S. Cross Analyst, Cross Research LLC	Q

Thank you very much for taking my question. I've been getting some comments from some investors and I guess, Ric, can you address when Desktop Metal came out, you talked about sort of there's legacy metal printing and then there's Desktop Metal which is part of the future of added manufacturing Desk metal printing. And to some extent ExOne was definitely in the legacy category. So, maybe you can look at go to the slide that had the products and explain what each one would be used for and therefore how they're differentiated or if you can provide some more thoughts on why you see excellent portfolio moving into the future?

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Absolutely, Shannon. So as you know, we've got a technology of very high speed, it's our Single Past Jetting system that can do a layer in about three seconds. Some of the other capabilities that DM have is the software capability to really simulate how a part is going to destroy during sintering as well as we're the only company in in the 3D printing space with inkjet-based printing that also manufactures their own furnaces. And that enables in a level cost structure and it makes our products like our shop system or the P-1 or systems like that very much a turnkey solution that is easy to deploy and get into the market.

And so one of the attractive features that we see here is possibility to take a portfolio that may be more complex to sell and then add our software and being able to pair it with our sintering systems and make it more of a turnkey solution that is easier to get deployed. And I think that that's an attractive capability. So it's sort of their missing technology puzzles and capabilities that I think ExOne doesn't have as part of their portfolio today. And I think putting them together with us, it does actually make those products more compelling in the full – in the full spectrum of solutions that a customer would want.

And so I would say that another difference is the fact that ExOne makes smaller and larger build envelope systems than our P-50 we're sort of in the middle where we're close to 50-liter build envelope system that produces a lot of parts per day. They have a very, very large build envelope system in the 160 and something that's about half the size in build envelope on the 25 pro. And so, you could imagine a future where you add FPJ capabilities to build systems and also amplify the options to customers. So, you have sort of good better best version of something like a piece. What today's the P-50. That would take a long time to deploy and execute, but if you if you look at it from that point of view that gives you a picture of how you see a portfolio evolving over time and some of the additional rationale for doing this transaction.

Shannon S. Cross Analyst, Cross Research LLC	Q

Okay. And then, I just want to talk a little bit about liquidity and that. You're obviously picking up cash with ExOne but you're burning a fair amount of cash both definitely for Desktop Metal given all the acquisitions and where you're at now with EBITDA launches for the year and then looking at the fact that ExOne is also burning cash. So how should we think about liquidity? How are you looking at time to cash flow breakeven for the combined company? Thank you.

John F. Hartner Chief Executive Officer & Director, The ExOne Company	A

Yeah. So I would say that on a full year basis, the plan for ExOne is not going to consume that much cash for the second half of the year. It's almost breakeven on their end. And we re – we're utilizing their cash to fund a significant portion of the cash portion of this transaction which they raised at a higher price. So I would say I'll hand it over to James who can answer the second part of the question. Yeah.

James Haley Chief Financial Officer, Desktop Metal, Inc.	A

Yeah. So, yeah, so for clarity, as we put out today. We finished Q2 with north of $514 million in cash, cash equivalents and short term investments. So we are extremely well-capitalized, I mean, the M&A strategy. We've been very clear about and we have lots of dry powder left after this transaction. Certainly we are burning through cash as we continue to grow in scale the business and look at opportunities that have outsized returns over the next couple of years. But we're very comfortable with where we are and don't foresee any runway issues whatsoever, I mean, again we've finished with $514 million.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Shannon S. Cross Analyst, Cross Research LLC	Q

Thank you.

John F. Hartner Chief Executive Officer & Director, The ExOne Company	A

Perfect.

Operator: The next question comes from Greg Palm with Craig-Hallum Capital Group. Please go ahead.

Danny James Eggerichs Analyst, Craig-Hallum Capital Group LLC	Q

This is Danny Eggerichs on for Greg today. I guess congratulations to both sides on the transaction.

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Thank you.

Danny James Eggerichs Analyst, Craig-Hallum Capital Group LLC	Q

I guess looking from a broader scope how does this affect the binder single pass jetting as a technology and its presence in the 3D printing market as a whole? And I guess kind of the outlook of its evolution and ability to penetrate the overall 3D printing market?

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

I think this is going to increase the penetration of binder jetting in 3D printing as we essentially add more materials that can be utilized to print materials are what enables applications in our market. And there are some overlap in efforts between both of the companies and by freeing up those resources to tackle additional alloys and materials. We open up the number of applications that the technology is and can be used for.

So I think it's very exciting. You could see synergy between what we're doing on wood with forest and some of the large frame systems that ExOne has. You could see synergy between the Single Pass Jetting best technology and some of the systems that ExOne has.

So there's definitely a significant opportunity as well as the Triple ACT recording technology. It has lots of areas where it's a very attractive technology. So, overall, I think that it's quite complementary and putting a company like ExOne in a well-capitalized enterprise like DM also helps the adoption of the technology for point of view of large companies that are looking to make decisions on very, very large programs, where they now can feel more comfortable in the balance sheet and the resources behind the larger technical team to really support the adoption of technology.

So, overall, I don't see any negatives. It should accelerate the adoption of binder jetting as a whole.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Danny James Eggerichs Analyst, Craig-Hallum Capital Group LLC	Q

Yeah. Makes sense. And then, I guess what is your sense on potentially shared customers between Desktop Metal and ExOne, meaning maybe there are customers who are buying systems from both Desktop and ExOne on more of a trial basis and then kind of evaluating on which technologies they want to go with on a more longer-term basis?

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

I think we have some shared customers. Today, we've got roughly – between all of the DM customer base, it's roughly north of 5,000 customers. And so, I think that there's definitely – ExOne has a long history in the sand casting space with most of the vehicle OEMs. We are working with a lot of them on the direct metal side and I would say both companies may have some overlap, but, in general, there's definitely cross-selling opportunities and the ability to increase penetration of this technology at scale and get people to adopt AM for mass production, which is our goal.

John F. Hartner Chief Executive Officer & Director, The ExOne Company	A

Yeah. I'd just add to what Ric said. I think – I mean a lot of our customers are very large customers. They have many different operations, many different requirements. We have penetration on the sand side in almost every major vehicle OEM around the world. That's great. In some places, DM is on the metal side. In some places, we have other applications maybe for different materials. So, I think, again, it's going to work really well from a complementary standpoint. I think our customers have realized value of both platforms and we can just bring it to them faster.

Danny James Eggerichs Analyst, Craig-Hallum Capital Group LLC	Q

Okay. Great. I appreciate the color. I'll hop back in the queue.

John F. Hartner Chief Executive Officer & Director, The ExOne Company	A

Awesome.

Operator: [Operator Instructions] The next question comes from Josh Sullivan with The Benchmark Company. Please go ahead.

Josh Sullivan Analyst, The Benchmark Co. LLC	Q

Hey. Good evening.

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Hello.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

John F. Hartner Chief Executive Officer & Director, The ExOne Company	A

Hey, Josh.

Josh Sullivan Analyst, The Benchmark Co. LLC	Q

Just curious if any customers were telling you the two portfolios would work well together, that they needed that flexibility between the two systems or was this really the two of you seeing the opportunity to go to market together?

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Well, I don't think – I mean I think that the synergy came from really understanding the capabilities of both companies in talking about how we could work together for a period of time. It wasn't a customer asking us can we do this, although we do have many engagements where people use some different technologies, for example, in the sand world, ExOne has a very mature technology. That is where they have very sophisticated simulation and they understand how to make casting very successful.

We've got a technology that's much more cost effective with the RAM systems for the entry level part of that market and being able to leverage those capabilities and put them together, for example, is a win-win for customers. And on the material side, offering more choice to customers is definitely a win-win for customers. So, there's many areas where there's a great transaction for the market and for customers and offering more choice to customers is what it's about.

Josh Sullivan Analyst, The Benchmark Co. LLC	Q

Got it. And then, just circling back to – as you guys build up the portfolio here, just wanted to check in on the Forust and Adaptive3D. Can you just update us where those are? For Forust, how are conversations going with potential furniture customers and then on Adaptive3D, where's the product roadmap going at this point?

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Absolutely. I mean we have been absolutely overwhelmed with demand on Forust and I think it's been about 60 days since that got introduced. And we are super, super excited about the prospects that are developing there. They range from some of the largest companies in the world to luxury manufacturers of furniture and all other types of products.

So, I think that that's going to be a major business for the company. It's something we never forecasted before and I'm excited that that class of product has got a lot of potential. So, we'll update everybody as we convert that interest into revenue. But that also links into ExOne, because they also have large frames that could be adapted to print those types of materials. So, there's a real opportunity there.

And then, on Adaptive3D, we've got some real, real interest as well from large companies that want to leverage those materials. They make the world's best elastomers and pairing that with our Xtreme 8K, which is the largest DLP high-resolution, high-speed photopolymer system in the market, I think, is a win-win combination. And we're seeing it from the [ph] tops of (59:04) programs that are developing from that and I think that it opens up a whole new level of cost structure for mass production of elastomers with additive. So, we're excited about that.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

And one last point that I would say is ExOne has a technology called AMClad that they acquired. I think that that type of technology can also be used to do end use parts. They could be very attractive and can be mass produced in either the RAM systems or their large systems, not just used for tooling, but for large printed end use parts. So, there's a lot of interesting things here that we can commercialize over the next couple years and I'm excited about that.

Operator: The next question comes again from Shannon Cross with Cross Research. Please go ahead.

Shannon S. Cross Analyst, Cross Research LLC	Q

Thanks. I just wanted to quickly go through the sales strategy and understand channel overlap versus the potential for channel expansion if you look at how both of your companies right now are distributing.

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Absolutely.

Shannon S. Cross Analyst, Cross Research LLC	Q

And then, [indiscernible] (01:00:26) later, Ric.

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Thanks, Shannon. So, yeah, so we sell at DM primarily through a channel. We've got about 200 partners in over 65 countries. It is a fantastic very scalable way to support and sell products. That type of indirect access to market is quite efficient at products that are under $0.5 million. ExOne in the past had been selling product of almost exclusively through direct sales, and they have a full team of about 20 direct sales folks, plus all the support infrastructure that's required from applications engineering, and all the – so, it's a significant go-to-market team.

Now, that type of sales team is better suited for larger ASP-type products that are north of $1 million like their sand systems or even a product like P-50. So, I think that we're going to make it complementary and enable our channel to still monetize a very large format type of systems from a lead-gen point of view. But then we're going to be able to help close those deals. And then I think that having us service and support network globally that we have either through our internal team or through channel is also going to help accelerate installations and other things that we've got going on, not just for our products, but also for a company like ExOne who had relied on just an internal team exclusively.

So, I think it's complementary. We are going to make sure that we don't get channel conflict, and that we remained channel-first for the – from the point of view of the high velocity products. And actually ExOne was starting to build an indirect channel for those types of products from a competitive point of view. And I think that now they get a much more mature one, and we're going to get the half dozen partners that they had started signing up. So, it is a net positive on all aspects from a go-to-market point of view. I think it strengthens the combined company.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Shannon S. Cross Analyst, Cross Research LLC	Q

Thanks.

Operator: The next question comes from Sarkis Sherbetchyan with B. Riley Securities. Please go ahead.

Sarkis Sherbetchyan Analyst, B. Riley Securities, Inc.	Q

Hi, everyone. Congrats on the acquisition. And thank you for sneaking in my question here. Just a quick one from me. Ric, I think in your prepared remarks you talked about bringing together your software tools, including the proprietary sinter simulation and the build prep solutions, and I think you do have the furnace tech here, which is important for the binder jetting process. Maybe if you can dive a little deeper into leveraging what you've done on the software side with ExOne's product lines. Thank you.

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Absolutely. So, one of the most complex things in binder jetting, especially when you're going to have a center product, is the ability to predict what that part is going to look like after it's centered. And our company would put a significant amount of technical effort to turn that into a turnkey application. It gives you first part success right away, or as early as possible, and one of things that held back the adoption of all the sintering-based systems was the lack of that type of software capability and a well understood sintering process where every time you change a furnace, you have to calibrate everything else. And so that led to a lot of trial and error for competitors, and I think that it is an advantage to have – to be able to add those internally-developed proprietary technologies to a broader set of the market and more products, and that is a great thing for adoption.

So, we're going to be able to leverage that, but we've got other capabilities that we're developing, and you'll see them in the future as we advance the market. For example, our acquisition of Aerosint, which is just very recent. They have a very cool technology to enable multiple materials in powder in a bed. And I think that in a couple years, you could see products that do multi-color MIM or where you – if you have very specialized or advanced powders, you can sort of eliminate to have – you can reduce the amount of material that you're actually using to print a part and all other applications like that. So, there are many opportunities to advance the state-of-the-art technology and essentially make better products for customers. Hopefully that answered the question.

Sarkis Sherbetchyan Analyst, B. Riley Securities, Inc.	Q

Yes. Thank you. That's all from me.

Ric Fulop Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.	A

Yeah. Awesome.

Operator: This concludes our question-and-answer session. I will now turn the conference back over to Ric Fulop for any closing remarks.

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Desktop Metal, Inc. (DM)	Corrected Transcript
Q2 2021 Earnings Call	11-Aug-2021

Ric Fulop

Chairman, Chief Executive Officer & Founder, Desktop Metal, Inc.

So, all right. I want to thank everybody for joining the call, as well as Doug and John, for joining me today. We're very pleased with the momentum of Desktop Metal in the quarter and really excited about the acquisition of ExOne. We're executing our long-term vision to accelerate the adoption of AM 2.0. And we look forward to updating you on our progress in upcoming calls. Thank you.

Operator: The conference is now concluded. Thank you for attending today's presentation. You may now disconnect.

Disclaimer

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Cautionary Note Regarding Forward Looking Statements:

This communication relates to a proposed business combination transaction between Desktop Metal, Inc. (“Desktop Metal”) and The ExOne Company (“ExOne”). This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding the anticipated benefits of the proposed transaction, anticipated impact of the proposed transaction on Desktop Metal’s and ExOne’s future results of operations and financial position, the amount and timing of synergies from the proposed transaction, the anticipated closing date, and other aspects of Desktop Metal’s and ExOne’s operations or results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Each of Desktop Metal and ExOne has based these forward-looking statements on current information and their respective management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this communication and are subject to a number risks and uncertainties, including, without limitation, the following: the impact of the COVID-19 pandemic on Desktop Metal’s and ExOne’s business, including their suppliers and customers; the effect of the transaction (or announcement thereof) on the ability of Desktop Metal or ExOne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom they do business; risks that the transaction disrupts current plans and operations; the ability of Desktop Metal and ExOne to consummate the proposed transaction in a timely manner or at all, including the ability to secure regulatory approvals; impact to Desktop Metal’s business if the transaction is not consummated; successful integration of Desktop Metal’s and ExOne’s businesses and realization of synergies and benefits; the ability of Desktop Metal to implement business plans, forecasts and other expectations following the completion of the transaction; risk that actual performance and financial results following completion of the transaction differ from projected performance and results; and business disruption following the transaction. A more fulsome discussion of the risks related to the proposed transaction will be included in the proxy statement/prospectus. For additional information about other risks and uncertainties that could cause actual results of the transaction to differ materially from those described in the forward-looking statements in this communication of Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the Securities Exchange Commission (“SEC”), including without limitation the “Risk Factors” and/or other information included in the Form 8-K to be filed by Desktop Metal in connection with the transaction, the Form 10- Q filed with the SEC on August 11, 2021 and such other reports as Desktop Metal has filed or may file with the SEC from time to time. For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to ExOne’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by applicable law, neither Desktop Metal nor ExOne will update any forward-looking statements to reflect new information, future events, changed circumstances or otherwise.

No Offer or Solicitation:

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It:

In connection with the proposed transaction, Desktop Metal intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement of ExOne and a prospectus with respect to shares of Desktop Metal’s common stock to be issued in the proposed transaction (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF DESKTOP METAL AND EXONE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement/prospectus will be mailed to stockholders of ExOne in connection with meeting to be held to request approval of the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Desktop Metal at its website, ir.desktopmetal.com, or from ExOne at its website, investor.exone.com.

Participants in the Solicitation:

Desktop Metal, ExOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning Desktop Metal’s participants is set forth in the proxy statement, filed June 17, 2021, for Desktop Metal’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Information concerning ExOne’s participants is set forth in the proxy statement, filed April 1, 2021, for ExOne’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Additional information regarding the interests of such participants in the solicitation of proxies, including direct and indirect interests, in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2021

OR

☐TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 001-38835

DESKTOP METAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2044042
(State of Other Jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

63 3rd Avenue, Burlington, MA	01803
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (978) 224-1244

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically; every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.0405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).   Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Name Of Each Exchange
Title of Each Class	Trading Symbol(s)	On Which Registered
Common Stock, $0.0001 Par Value per Share	DM	New York Stock Exchange

As of August 9, 2021, there were 260,674,860 shares of the registrant’s common stock outstanding.

2

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$188,199	$483,525
Short‑term investments	326,318	111,867
Accounts receivable	13,441	6,516
Inventory	25,407	9,708
Prepaid expenses and other current assets	7,078	976
Total current assets	560,443	612,592
Restricted cash	676	612
Property and equipment, net	13,228	12,160
Capitalized software, net	226	312
Goodwill	251,060	2,252
Intangible assets, net	178,860	9,102
Other noncurrent assets	12,210	4,879
Total Assets	$1,016,703	$641,909
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,214	$7,591
Customer deposits	2,829	1,480
Current portion of lease liability	1,983	868
Accrued expenses and other current liabilities	20,968	7,565
Deferred revenue	4,814	3,004
Current portion of contingent consideration	1,429	—
Current portion of long‑term debt, net of deferred financing costs	311	9,991
Total current liabilities	41,548	30,499
Warrant liability	—	93,328
Subscription agreement	474	—
Contingent consideration, net of current portion	4,655	—
Lease liability, net of current portion	3,959	2,157
Deferred tax liability	8,723	—
Total liabilities	59,359	125,984
Commitments and Contingences (Note 15)
Stockholders’ Equity
Preferred Stock, $0.0001 par value—authorized, 50,000,000 shares; no shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Common Stock, $0.0001 par value—500,000,000 shares authorized; 259,712,899 and 226,756,733 shares issued at June 30, 2021 and December 31, 2020, respectively, 259,545,731 and 224,626,597 shares outstanding at June 30, 2021 and December 31, 2020, respectively	26	23
Additional paid‑in capital	1,387,779	844,188
Accumulated deficit	(430,565)	(328,277)
Accumulated other comprehensive income (loss)	104	(9)
Total Stockholders’ Equity	957,344	515,925
Total Liabilities and Stockholders’ Equity	$1,016,703	$641,909

See notes to condensed consolidated financial statements

3

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Products	$17,560	$1,531	$27,871	$4,225
Services	1,417	658	2,419	1,349
Total revenues	18,977	2,189	30,290	5,574
Cost of sales
Products	15,490	9,372	25,977	14,413
Services	1,115	1,106	2,528	2,269
Total cost of sales	16,605	10,478	28,505	16,682
Gross profit/(loss)	2,372	(8,289)	1,785	(11,108)
Operating expenses
Research and development	15,651	9,827	26,509	22,167
Sales and marketing	10,894	2,958	16,343	7,452
General and administrative	13,142	2,964	26,988	5,589
In-process research and development assets acquired	10,400	—	10,400	—
Total operating expenses	50,087	15,749	80,240	35,208
Loss from operations	(47,715)	(24,038)	(78,455)	(46,316)
Change in fair value of warrant liability	—	—	(56,576)	—
Interest expense	(51)	(51)	(125)	(155)
Interest and other income, net	268	323	630	901
Loss before income taxes	(47,498)	(23,766)	(134,526)	(45,570)
Income tax benefit	4,318	—	32,238	—
Net loss	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Net loss per share—basic and diluted	$(0.17)	$(0.15)	$(0.41)	$(0.29)
Weighted average shares outstanding, basic and diluted	255,097,905	158,124,160	246,717,400	157,186,939

See notes to condensed consolidated financial statements.

4

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	(43,180)	(23,766)	$(102,288)	$(45,570)
Other comprehensive (loss) income, net of taxes:
Unrealized gain (loss) on available-for-sale marketable securities, net	(5)	132	(4)	(27)
Foreign currency translation adjustment	130	—	117	—
Total comprehensive loss, net of taxes of $0	(43,055)	(23,634)	$(102,175)	$(45,597)

See notes to condensed consolidated financial statements.

5

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

(in thousands, except share amounts)

	Three Months Ended June 30, 2021
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid‑in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—April 1, 2021	252,436,919	$25	$1,326,945	$(387,385)	$(21)	$939,564
Exercise of Common Stock options	2,683,506	—	3,485	—	—	3,485
Vesting of restricted Common Stock	56,015	—	—	—	—	—
Vesting of restricted stock units	28,656	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(6,931)	—	(91)	—	—	(91)
Issuance of Common Stock for acquisitions	4,013,196	1	49,141	—	—	49,142
Issuance of common stock for acquired in-process research and development	334,370	—	4,300	—	—	4,300
Stock‑based compensation expense	—	—	3,999	—	—	3,999
Net loss	—	—	—	(43,180)	—	(43,180)
Other comprehensive income (loss)	—	—	—	—	125	125
BALANCE—June 30, 2021	259,545,731	$26	$1,387,779	$(430,565)	$104	$957,344

	Six Months Ended June 30, 2021
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid‑in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—January 1, 2021	224,626,597	$23	$844,188	$(328,277)	$(9)	$515,925
Exercise of Common Stock options	2,846,734	—	3,665	—	—	3,665
Vesting of restricted Common Stock	112,030	—	—	—	—	—
Vesting of restricted stock units	43,921	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(9,172)	—	(145)	—	—	(145)
Issuance of Common Stock for acquisitions	9,049,338	1	208,988	—	—	208,989
Issuance of common stock for acquired in-process research and development	334,370	—	4,300	—	—	4,300
Stock‑based compensation expense	—	—	6,216	—	—	6,216
Vesting of Trine Founder shares	1,850,938	—	—	—	—	—
Exercise of warrants	20,690,975	2	320,567	—	—	320,569
Net loss	—	—	—	(102,288)	—	(102,288)
Other comprehensive income (loss)	—	—	—	—	113	113
BALANCE—June 30, 2021	259,545,731	$26	$1,387,779	$(430,565)	$104	$957,344

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	Three Months Ended June 30, 2020
							Accumulated
							Other
	Legacy Convertible		Common Stock		Additional		Comprehensive	Total
	Preferred Stock		Voting		Paid‑in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—April 1, 2020	100,038,109	$436,533	26,813,113	$3	$16,722	$(316,066)	$(84)	$(299,425)
Retroactive application of recapitalization (Note 1)	(100,038,109)	(436,533)	130,138,012	13	438,037	—	—	438,050
Adjusted balance, beginning of period	—	—	156,951,125	16	454,759	(316,066)	(84)	138,625
Exercise of Common Stock options	—	—	28,173	—	4	—	—	4
Vesting of restricted Common Stock	—	—	1,750,360	—	2	—	—	2
Stock‑based compensation expense	—	—	—	—	1,074	—	—	1,074
Common Stock warrants issued	—	—	—	—	87	—	—	87
Net loss	—	—	—	—	—	(23,766)	—	(23,766)
Other comprehensive income (loss)	—	—	—	—	—	—	132	132
BALANCE—June 30, 2020	—	$—	158,729,658	$16	$455,926	$(339,832)	$48	$116,158

	Six Months Ended June 30, 2020
							Accumulated
							Other
	Legacy Convertible		Common Stock		Additional		Comprehensive	Total
	Preferred Stock		Voting		Paid‑in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—January 1, 2020	100,038,109	$436,533	26,813,113	$3	$16,722	$(294,262)	$75	$(277,462)
Retroactive application of recapitalization (Note 1)	(100,038,109)	(436,533)	128,100,821	13	436,520	—	—	436,533
Adjusted balance, beginning of period	—	—	154,913,934	16	453,242	(294,262)	75	159,071
Exercise of Common Stock options	—	—	314,809	—	136	—	—	136
Vesting of restricted Common Stock	—	—	3,500,915	—	4	—	—	4
Stock‑based compensation expense	—	—	—	—	2,333	—	—	2,333
Common Stock warrants issued	—	—	—	—	211	—	—	211
Net loss	—	—	—	—	—	(45,570)	—	(45,570)
Other comprehensive income (loss)	—	—	—	—	—	—	(27)	(27)
BALANCE—June 30, 2020	—	$—	158,729,658	$16	$455,926	$(339,832)	$48	$116,158

See notes to condensed consolidated financial statements.

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DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(102,288)	$(45,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,524	4,475
Stock‑based compensation	6,216	2,333
Change in fair value of warrant liability	56,576	—
Change in fair value of subscription agreement	474	—
Expense related to Common Stock warrants issued	—	43
Amortization (accretion) of discount on investments	1,304	—
Amortization of debt financing cost	9	10
Provision for bad debt	164	285
Acquired in-process research and development	10,400	—
(Gain) loss on disposal of property and equipment	(7)	10
Gain on investment, related to Make Composites, Inc.	—	120
Net increase in accrued interest related to marketable securities	(1,062)	—
Net unrealized (gain) loss on other investments	(517)	—
Deferred tax benefit	(32,535)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,584)	1,562
Inventory	(6,635)	(1,378)
Prepaid expenses and other current assets	(3,732)	1,033
Other assets	(170)	—
Accounts payable	(155)	(1,178)
Accrued expenses and other current liabilities	(5,119)	(1,074)
Customer deposits	(1,372)	(57)
Deferred revenue	693	(756)
Change in right of use assets and lease liabilities, net	(92)	(162)
Net cash used in operating activities	(71,908)	(40,304)
Cash flows from investing activities:
Purchases of property and equipment	(1,355)	(1,819)
Purchase of other investments	(3,620)	—
Purchase of marketable securities	(281,438)	(24,142)
Proceeds from sales and maturities of marketable securities	66,741	74,616
Cash paid to acquire in-process research and development	(6,050)	—
Cash paid for acquisitions, net of cash acquired	(161,837)	—
Net cash (used in) provided by investing activities	(387,559)	48,655
Cash flows from financing activities:
Proceeds from the exercise of stock options	3,665	135
Proceeds from the exercise of stock warrants	170,665	—
Payment of taxes related to net share settlement of upon vesting of restricted stock units	(145)	—
Proceeds from PPP loan	—	5,379
Repayment of PPP loan	—	(5,379)
Repayment of term loan	(10,000)	—
Net cash provided by financing activities	164,185	135
Net (decrease) increase in cash, cash equivalents, and restricted cash	(295,282)	8,486
Effect of exchange rate changes	20	—
Cash and cash equivalents at beginning of period	483,525	66,161
Restricted cash at beginning of period	612	612
Cash and cash equivalents at end of period	188,199	74,647
Restricted cash at end of period	676	612
Total cash, cash equivalents and restricted cash, end of period	$188,875	$75,259

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	Six Months Ended June 30,
	2021	2020
Supplemental cash flow information:
Interest paid	$125	$182
Taxes paid	$150	$—

Non‑cash investing and financing activities:
Net unrealized loss on investments	$4	$—
Exercise of private placement warrants	$149,904	$—
Common Stock issued for acquisitions	$208,989	$—
Common Stock issued for acquisition of in-process research and development	$4,300	$—
Cash held back in acquisitions	$50	$—
Additions to right of use assets and lease liabilities	$852	$—
Purchase of property and equipment included in accounts payable	$—	$—
Purchase of property and equipment included in accrued expense	$33	$139
Contingent consideration in connection with acquisitions	$6	$—

See notes to condensed consolidated financial statements.

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1. ORGANIZATION, NATURE OF BUSINESS, AND RISK AND UNCERTAINTIES

Organization and Nature of Business

Desktop Metal, Inc. is a Delaware corporation headquartered in Burlington, Massachusetts. The company was founded in 2015 with the mission of accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions focused on the production of end-use parts. The Company designs, produces and distributes additive manufacturing solutions comprising hardware, software, materials, parts, and services to businesses across a variety of end markets.

On December 9, 2020 (the “Closing Date”), Trine Acquisition Corp. (“Trine”) consummated the previously announced merger pursuant to the Agreement and Plan of Merger, dated August 26, 2020, by and among Trine, Desktop Metal, Inc. and Sparrow Merger Sub, Inc., pursuant to which Sparrow Merger Sub, Inc. merged with and into Desktop Metal, Inc., with Desktop Metal, Inc. becoming our wholly owned subsidiary (the “Business Combination”). Upon the closing of the Business Combination, Trine changed its name to Desktop Metal, Inc. and Desktop Metal, Inc. changed its name to Desktop Metal Operating, Inc.

Unless otherwise indicated or the context otherwise requires, references in this Quarterly Report on Form 10-Q to the “Company” and “Desktop Metal” refer to the consolidated operations of Desktop Metal, Inc. and its subsidiaries. References to “Trine” refer to the company prior to the consummation of the Business Combination and references to “Legacy Desktop Metal” refer to Desktop Metal Operating, Inc. prior to the consummation of the Business Combination.

Legacy Desktop Metal was deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805. This determination was primarily based on Legacy Desktop Metal’s stockholders prior to the Business Combination having a majority of the voting power in the combined company, Legacy Desktop Metal having the ability to appoint a majority of the Board of Directors of the combined company, Legacy Desktop Metal’s existing management comprising the senior management of the combined company, Legacy Desktop Metal comprising the ongoing operations of the combined company, Legacy Desktop Metal being the larger entity based on historical revenues and business operations, and the combined company assuming Legacy Desktop Metal’s name. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.

While Trine was the legal acquirer in the Business Combination, because Legacy Desktop Metal was deemed the accounting acquirer, the historical financial statements of Legacy Desktop Metal became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Legacy Desktop Metal prior to the Business Combination; (ii) the combined results of Trine and Legacy Desktop Metal following the close of the Business Combination; (iii) the assets and liabilities of Legacy Desktop Metal at their historical cost; and (iv) the Company’s equity structure for all periods presented.

In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Desktop Metal’s stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Desktop Metal convertible preferred stock and Legacy Desktop Metal common stock prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio of 1.22122 established in the Business Combination. Legacy Desktop Metal’s convertible preferred stock previously classified as mezzanine was retroactively adjusted, converted into Common Stock, and reclassified to permanent as a result of the reverse recapitalization.

Risks and Uncertainties

The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional funding, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology. The Company has financed its operations to date primarily with proceeds from the sale of preferred stock and the Business Combination. The Company’s long-term success is dependent upon its ability to successfully market its products and services; generate revenue; maintain or reduce its operating costs and expenses; meet its obligations; obtain additional capital when needed; and, ultimately, achieve profitable operations. Management believes that existing cash and

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investments as of June 30, 2021 will be sufficient to fund operating and capital expenditure requirements through at least twelve months from the date of issuance of these consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the regulations of the U.S Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC. The condensed consolidated financial statements include the Company’s accounts and those of its subsidiaries. In the opinion of the Company’s management, the financial information for the interim periods presented reflects all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows. The results reported in these condensed consolidated financial statements are not necessarily indicative of results that may be expected for the entire year.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of a disease caused by a novel strain of the coronavirus (“COVID-19”) to be a pandemic. As of June 30, 2021, the impact of the COVID-19 pandemic continues to unfold and there has been uncertainty and disruption in the global economy and financial markets. The Company has considered the COVID-19 pandemic related impacts on its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods.

The COVID-19 pandemic, as well as the response to mitigate the spread and effects of COVID-19, has impacted the Company and its customers, as well as the demand for its products and services. The impact of COVID-19 on the Company’s operational results in subsequent periods will largely depend on future developments, and cannot be accurately predicted. These developments may include, but are not limited to, new information concerning the severity of COVID-19, the degree of success of actions taken to contain or treat COVID-19 and the reactions by consumers, companies, governmental entities, and capital markets to such actions.

Significant Accounting Policies

The Company’s significant accounting policies are described in Note 2 to the financial statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020. See the below discussion of changes to the Company’s policies for foreign currency translation, products revenue and services revenue, warranty reserve, intangible assets, asset acquisitions, and contingent consideration, due to 2021 business combinations and asset acquisitions. There have been no other changes to the Company’s significant accounting policies during the first six months of fiscal year 2021.

Foreign Currency Translation

The Company translates assets and liabilities of its foreign subsidiaries from their respective functional currencies to U.S. Dollars at the appropriate spot rates as of the balance sheet date. The functional currency of all wholly owned subsidiaries is U.S. Dollars, except for EnvisionTEC GmbH and Aerosint, for which it is Euros. The functional currency of the Company's operations outside the United States is generally the local currency of the country where the operations are located or U.S. Dollars. The results of operations are translated into U.S. Dollars at a monthly average rate, calculated using daily exchange rates.

Differences arising from the translation of opening balance sheets of these entities to the rate at the end of the fiscal period are recognized in accumulated other comprehensive (loss) income. The differences arising from the translation of foreign results at the

11

average rate are also recognized in accumulated other comprehensive (loss) income. Such translation differences are recognized as income or expense in the period in which the Company disposes of the operations.

Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at the balance sheet date. All such differences are recorded in Interest and other income, net in the condensed consolidated statements of operations.

Products Revenue and Services Revenue

Products revenue include sales of the Company’s additive manufacturing systems as well as sale of related accessories and consumables. These consumables are primarily comprised of materials, which are used by the 3D printers during the printing process to produce parts, as well as replacement parts for items consumed during system operations. Certain on-device software is embedded with the hardware and sold with the product bundle and is included within product revenue. Revenue from products is recognized upon transfer of control, which is generally at the point of shipment.

Services revenue consists of installation, training, and post-installation hardware and software support, as well as various software solutions the Company offers to facilitate the operation of the Company’s products. The Company offers multiple software products, which are licensed through either a cloud-based solution and/or on-device software, depending on the product. For the cloud-based solution, the Company typically provides an annual subscription that the customer does not have the right to take possession of and is renewable at expiration. The revenue from the cloud-based solution is recognized ratably over the annual term as the Company considers the services provided under the cloud-based solution to be a series of distinct performance obligations, as the Company provides continuous daily access to the cloud solution. For on-device software subscriptions, the Company typically recognizes revenue once the customer has been given access to the software. When the Company enters into development contracts, control of the development service is transferred over time, and the related revenue is recognized as services are performed.

For certain products, the Company offers customers an optional extended warranty beyond the initial warranty period. The optional extended warranty is accounted for as a service-type warranty. Extended warranty revenue is deferred and recognized on a straight-line basis over the service-type warranty period of the contract and the associated costs are recognized as incurred.

Revenue Recognition

Revenue is measured as the amount of consideration expected to be received in exchange for transferring goods or providing services. The amount of consideration is typically a fixed price at the contract inception. Consideration from shipping and handling is recorded on a gross basis within product revenue.

The Company determines revenue recognition through the following steps:

•Identification of the contract, or contracts, with a customer

•Identification of the performance obligations in the contract

•Determination of the transaction price

•Allocation of the transaction price to the performance obligations in the contract

•Recognition of revenue when, or as, the Company satisfies a performance obligation

Nature of Products and Services

The Company sells its products primarily through authorized resellers, independent sales agents, and its own sales force. Revenue from hardware and consumables is recognized upon transfer of control, which is generally at the point of shipment.

The Company’s post-installation support is primarily sold through one-year annual contracts and such revenue is recognized ratably over the term of the agreement. Service revenue from installation and training is recognized as performed.

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The Company’s terms of sale generally provide payment terms that are customary in the countries where the Company transacts business. To reduce credit risk in connection with certain sales, the Company may, depending upon the circumstances, require significant deposits or payment in full prior to shipment.

Due to the short-term nature of the Company’s contracts, substantially all of the outstanding performance obligations are recognized within one year.

Shipping and handling activities that occur after control over a product has transferred to a customer are accounted for as fulfillment activities rather than performance obligations, as allowed under a practical expedient provided by ASC 606. The shipping and handling fees charged to customers are recognized as revenue and the related costs are included in cost of revenue at the point in time when ownership of the product is transferred to the customer. Sales taxes and value added taxes collected concurrently with revenue generating activities are excluded from revenue.

Significant Judgements

The Company enters into contracts with customers that can include various combinations of hardware products, software licenses, and services, which are distinct and accounted for as separate performance obligations. Products or services that are promised to a customer can be considered distinct if both of the following criteria are met: (i) the customer can benefit from the products or services either on its own or together with other readily available resources and (ii) the Company’s promise to transfer the products, software, or services to the customer is separately identifiable from other promises in the contract. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

Judgement is required to determine the standalone selling price (“SSP”). The transaction price is allocated to each distinct performance obligation on a relative standalone selling price basis and revenue is recognized for each performance obligation when control has passed. In most cases, the Company is able to establish SSP based on historical transaction data of the observable prices of hardware products and consumables sold separately in comparable circumstances to similar customers, observable renewal rates for software and post-installation support, and the Company’s best estimate of the selling price at which the Company would have sold the product regularly on a stand-alone basis for training and installation. The Company reassesses the SSP on a periodic basis or when facts and circumstances change.

Warranty Reserve

Substantially all of the Company’s hardware and software products are covered by a standard assurance warranty of one year within the United States and 13 months internationally, and estimated warranty obligations are recorded as an expense at the time or revenue recognition. In the event of a failure of hardware product or software covered by this warranty, the Company will repair or replace the software or hardware product. For certain products, the Company offers customers an optional extended warranty after the initial warranty period. The optional extended warranty is accounted for as a service-type warranty; therefore, costs are recognized as incurred and revenue is recognized over the service-type warranty period.

The Company’s warranty reserve reflects estimated material and labor costs for potential or actual product issues in its installed base for which the Company expects to incur an obligation. The Company periodically assesses the adequacy of the warranty reserve and adjusts the amount as necessary. If the data used to calculate the adequacy of the warranty reserve is not indicative of future requirements, additional or reduced warranty reserves may be required.

13

Property and Equipment

Property and equipment is stated at cost. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of net income or loss.

Depreciation is expensed using the straight-line method over the estimated useful lives of the assets as follows:

Asset Classification	Useful Life
Equipment	2-12 years
Furniture and fixtures	3-5 years
Computer equipment	3 years
Tooling	3 years
Software	2-3 years
Leasehold improvements	Shorter of asset’s useful life or remaining life of the lease

Intangible Assets

Intangible assets consist of identifiable intangible assets, including developed technology, trade names, and customer relationships, resulting from the Company’s acquisitions. The Company evaluates definite-lived intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If indicators of impairment are present, the Company then compares the estimated undiscounted cash flows that the specific asset is expected to generate to its carrying value. If such assets are impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. To date, there have been no impairments of intangible assets. Intangible assets are amortized over their useful life.

Asset Acquisitions

Acquisitions of assets or a group of assets that do not meet the definition of a business are accounted for as asset acquisitions using the cost accumulation method, whereby the cost of the acquisition, including certain transaction costs, is allocated to the assets acquired on the basis of relative fair values. No goodwill is recognized in an asset acquisition. Intangible assets that are acquired in an asset acquisition for use in research and development activities which have an alternative future use are capitalized as in-process research and development (“IPR&D”). Acquired IPR&D which has no alternative future use is recorded as research and development expense at acquisition.

Contingent Consideration

Contingent consideration represents potential future payments that the Company may be required to pay in the event negotiated milestones are met in connection with a business acquisition. Contingent consideration is recorded as a liability at the date of acquisition at fair value. The fair value of contingent consideration related to revenue metrics is estimated using a Monte Carlo simulation in a risk-neutral framework. Under this approach, the value of contingent consideration related to revenue metrics is calculated as the average present value of contingent consideration payments over all simulated paths. The fair value of contingent consideration related to technical developments is estimated using a scenario-based approach, which is a special case of the income approach that uses several possible future scenarios. Under this approach, the value of the technical milestone payment is calculated as the probability-weighted payment across all scenarios. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of the revenue or technical milestones could result in a significantly higher or lower fair value of the contingent consideration liability. The fair value of the contingent consideration at each reporting date is updated by reflecting the changes in fair value reflected within research and development expenses in the Company’s condensed consolidated statements of operations.

14

Recently Issued Accounting Standards

Recently Adopted Accounting Guidance

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by eliminating some exceptions to the general approach in Accounting Standards Codification 740, Income Taxes. It also clarifies certain aspects of the existing guidance to promote more consistent application. This standard is effective for calendar-year public business entities in 2021 and interim periods within that year, and early adoption is permitted. The Company adopted the ASU as of January 1, 2021, which did not have a material effect on the Company’s condensed consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

In January 2017, the FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which eliminates the performance of Step 2 from the goodwill impairment test. In performing its annual or interim impairment testing, an entity will instead compare the fair value of the reporting unit with its carrying amount and recognize any impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss. As a smaller reporting company pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended, these changes become effective for the Company on January 1, 2023. The Company is currently evaluating the potential impact of these changes on the condensed consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses. This ASU added a new impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. The CECL model applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. As a smaller reporting company pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended, these changes become effective for the Company on January 1, 2023. The Company is currently evaluating the potential impact of these changes on the condensed consolidated financial statements.

3. ACQUISITIONS

2021 Acquisitions

Acquisition of EnvisionTEC

On February 16, 2021, the Company acquired EnvisionTEC US, LLC and its subsidiaries (“EnvisionTEC”) pursuant to a Purchase Agreement and Plan of Merger dated January 15, 2021. This acquisition adds a comprehensive portfolio in additive manufacturing across metals, polymers and composites and grow distribution channels both in quantity and through the addition of a vertically-focused channel. The Company paid consideration of $143.8 million in cash and issued 5,036,142 shares of the Company’s Common Stock with a fair value of $159.8 million as of the close of business on the transaction date.

The total purchase price was allocated to the identifiable assets acquired and liabilities assumed based on the Company’s preliminary estimates of their fair values on the acquisition date. The fair values assigned to EnvisionTEC’s tangible and intangible assets and liabilities assumed, and the related deferred tax assets and liabilities, are considered preliminary and are based on the information available at the date of the acquisition.

15

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed (in thousands):

At February 16, 2021
Assets acquired:
Cash and cash equivalents	$859
Restricted cash	5,004
Accounts receivable	2,982
Inventory	8,852
Prepaid expenses and other current assets	1,081
Restricted cash - noncurrent	285
Property and equipment	1,440
Intangible assets	137,300
Other noncurrent assets	1,801
Total assets acquired	$159,604
Liabilities assumed:
Accounts payable	$1,443
Customer deposits	2,461
Current portion of lease liability	605
Accrued expenses and other current liabilities	13,711
Liability for income taxes	480
Deferred revenue	300
Current portion of long-term debt	898
Long-term debt	285
Deferred tax liability	32,966
Lease liability, net of current portion	1,189
Total liabilities assumed	$54,338
Net assets acquired	$105,266

Goodwill	$198,369

The estimated useful lives of the identifiable intangible assets acquired is as follows:

	Gross Value	Estimated Life
Acquired technology	$77,800	7 – 12 years
Trade name	8,600	13 years
Customer relationships	50,900	10 years
Total intangible assets	$137,300

The goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the expected synergistic benefits of expanding the combined companies’ target markets both geographically and across industries. $36.6 million of the goodwill recognized is deductible for income tax purposes. The Company incurred $4.8 million of acquisition-related and other transactional charges, including integration costs, related to this acquisition, which are included in general and administrative expenses in the condensed consolidated statements of operations.

EnvisionTEC’s results are included in the Company’s consolidated results for the period from February 16, 2021 to June 30, 2021. For this period, EnvisionTEC’s net revenues were approximately $15.7 million and net loss was approximately $4.8 million.

Acquisition of Adaptive 3D

On May 7, 2021, the Company acquired Adaptive 3D Holdings, Inc. and its affiliates (“Adaptive 3D”) pursuant to a Purchase Agreement and Plan of Merger dated as of May 7, 2021. This acquisition expands the Company’s materials library to include

16

photopolymer elastomers. The total purchase price is $61.8 million, consisting of $24.1 million paid in cash and 3,133,276 shares of the Company’s Common Stock with a fair value of $37.7 million as of the close of business on the transaction date.

The acquisition is accounted for as a business combination using the acquisition method of accounting. The total purchase price was allocated to the identifiable assets acquired and liabilities assumed based on the Company’s preliminary estimates of their fair values on the acquisition date. The fair values assigned to Adaptive 3D’s tangible and intangible assets and liabilities assumed, and the related deferred tax assets and liabilities, are considered preliminary and are based on the information available at the date of the acquisition.

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed (in thousands):

At May 7, 2021
Assets acquired:
Cash and cash equivalents	$2,852
Restricted cash	4,046
Accounts receivable	504
Inventory	305
Prepaid expenses and other current assets	462
Property and equipment	558
Intangible assets	27,300
Other noncurrent assets	654
Total assets acquired	$36,681
Liabilities assumed:
Accounts payable	$280
Customer deposits
Current portion of lease liability	151
Accrued expenses and other current liabilities	4,146
PPP loan payable	311
Deferred revenue	12
Lease liability, net of current portion	502
Deferred tax liability	4,768
Total liabilities assumed	10,170
Net assets acquired	$26,511

Goodwill	$35,265

The estimated useful lives of the identifiable intangible assets acquired is as follows:

	Gross Value	Estimated Life
Acquired technology	$27,000	14 years
Trade name	300	5 years
Total intangible assets	$27,300

The goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the expected synergistic benefits of expanding the combined companies’ target markets both geographically and across industries. The goodwill recognized is not deductible for income tax purposes. The Company incurred $0.3 million of acquisition-related and other transactional charges, including integration costs, related to this acquisition, which are included in general and administrative expenses in the condensed consolidated statements of operations.

Adaptive 3D’s results are included in the Company’s consolidated results for the period from May 7, 2021 to June 30, 2021. For this period, Adaptive 3D’s revenues were approximately $0.3 million, and its net loss was approximately $0.7 million.

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Acquisition of Aerosint

On June 24, 2021, the Company entered into a Share Purchase Agreement with DM Belgium BV/SRL, Aerosint SA, the sellers named therein and representatives of such sellers (collectively “Aerosint”), pursuant to which the Company acquired all outstanding securities of Aerosint. Through this acquisition, the Company expands its portfolio of technologies with the addition of multi-material printing capabilities. The total purchase price is $17.7 million, consisting of $6.2 million paid in cash and 879,922 shares of the Company’s Common Stock with a fair value of $11.5 million as of the close of business on the transaction date. Additionally, the Company may be required to pay contingent consideration based on the achievement of revenue metrics and technical milestones over the three-year period following the transaction date, with a fair value of $6.1 million as of the transaction date.

The acquisition is accounted for as a business combination using the acquisition method of accounting. The total purchase price was allocated to the identifiable assets acquired and liabilities assumed based on the Company’s preliminary estimates of their fair values on the acquisition date. The fair values assigned to Aerosint’s tangible and intangible assets and liabilities assumed, and the related deferred tax assets and liabilities, are considered preliminary and are based on the information available at the date of the acquisition. The Company is in the process of finalizing its purchase price allocation, and the tax basis of the assets and liabilities acquired. This may result in potential adjustments to the carrying value of the respective recorded assets and liabilities, establishment of certain intangible assets, revisions of useful lives of intangible assets, establishment of potential acquisition contingencies, and the determination of any residual amount that will be allocated to goodwill. Adjustments that impact the deferred tax liability recorded in the business combination could result in an increase or decrease in the Company’s recorded valuation allowance that will be recognized in the accompanying statement of operations.

The Aerosint Acquisition included contingent consideration related to revenue metrics and technical milestones, of which $1.4 million is expected to be paid out over the next twelve months and is therefore classified as a current liability. The Company will pay up to $5.5 million of contingent consideration based on stated revenue metric, which has a fair value of $4.6 million as of the date of acquisition and as of June 30, 2021. If Aerosint reaches certain product mass production technical milestones, the Company will pay out a maximum of $2.0 million in contingent consideration, which has a fair value of $1.5 million as of the date of acquisition and as of June 30, 2021. As of the date of acquisition and as of June 30, 2021, $1.4 million of contingent consideration is recorded in current portion of contingent consideration in the consolidated balance sheet, and the remaining $4.7 million is recorded in contingent consideration, net of current portion in the condensed consolidated balance sheets.

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The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed (in thousands):

At June 24, 2021
Assets acquired:
Cash and cash equivalents	$419
Accounts receivable	34
Inventory	166
Prepaid expenses and other current assets	697
Property and equipment	369
Intangible assets	11,726
Other noncurrent assets	336
Total assets acquired	$13,747
Liabilities assumed:
Accounts payable	$58
Customer deposits	283
Current portion of lease liability	100
Accrued expenses and other current liabilities	169
Deferred revenue	810
Current portion of contingent consideration	1,429
Lease liability, net of current portion	226
Contingent consideration, net of current portion	4,655
Deferred tax liability	3,524
Total liabilities assumed	$11,254
Net assets acquired	$2,493

Goodwill	$15,174

The estimated useful lives of the identifiable intangible assets acquired is as follows:

	Gross Value	Estimated Life
Acquired technology	$11,547	11.5 years
Trade name	179	4.5 years
Total intangible assets	$11,726

The goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the expected synergistic benefits of expanding the combined companies’ target markets both geographically and across industries. The goodwill recognized is not deductible for income tax purposes. The Company incurred $0.9 million of acquisition-related and other transactional charges, including integration costs, related to this acquisition, which are included in general and administrative expenses in the condensed consolidated statements of operations.

Aerosint’s results are included in the Company’s consolidated results for the period from June 24, 2021 to June 30, 2021. For this period, Aerosint’s revenues and net loss were immaterial.

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Pro Forma Information

The following pro forma financial information is based on the historical financial statements of the Company and presents the Company’s results as if the acquisitions of EnvisionTEC, Adaptive 3D and Aerosint had occurred on January 1, 2020 (in thousands):

	Six Months Ended June 30,
	2021	2020
Net revenues	$34,883	$28,974
Net income (loss)	$(108,357)	$(53,497)

The pro forma financial information was computed by combining the historical financial information of the Company and EnvisionTEC, Adaptive 3D and Aerosint along with the effects of the acquisition method of accounting for business combinations as though the companies were combined on January 1, 2020. The pro forma information does not reflect the potential benefits of cost and funding synergies, opportunities to earn additional revenues, or other factors, and therefore does not represent what the actual net revenues and net income (loss) would have been had the companies been combined as of this date.

2021 Asset Acquisition

Acquisition of Beacon Bio

On June 10, 2021, the Company acquired Beacon Bio, Inc. (“Beacon Bio”) pursuant to a Stock Purchase Agreement. The purchase price consisted of cash consideration of $6.1 million, including transaction costs of $0.2 million, and 334,370 shares of Common Stock with a fair value of $4.3 million as of the close of business on the transaction date. The cash consideration includes a simple agreement for future equity investment of $1.0 million made by the Company in advance of the acquisition that was settled in the acquisition. Beacon Bio is engaged in research and development of PhonoGraft technology. The Company concluded the arrangement did not result in the acquisition of a business, as substantially all of the fair value of the gross assets acquired was concentrated in in-process research and development for which there was no alternative future use. Therefore, the Company accounted for the arrangement as an asset acquisition. In connection with the acquisition, the Company issued additional restricted stock units to retain research and development employees and contractors of Beacon Bio through the expected term to complete the development, which vest over a service period of 3 years and are accounted for as post-combination expense.

The acquired in-process research and development asset consists of a license to commercialize the PhonoGraft technology. Due to the stage of development of this license at the date of the acquisition, significant research, development, and risk remained, and it was not yet probable that there was future economic benefit from this asset. Absent successful clinical results and regulatory approval for this asset, there was no alternative future use associated with this asset. Accordingly, the value of the asset was expensed in the condensed consolidated statements of operations and no deferred tax liability has been recorded.

2020 Acquisition

Business Combination

On December 9, 2020, the Company and Trine consummated the Business Combination, with Legacy Desktop Metal surviving the merger as a wholly-owned subsidiary of Trine. Upon the consummation of the Business Combination, each share of Legacy Desktop Metal capital stock issued and outstanding was converted into the right to receive 1.22122 shares (the “Exchange Ratio”) of the Company’s common stock (the “Per Share Merger Consideration”).

Upon the closing of the Business Combination, Trine’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 550,000,000 shares, of which 500,000,000 shares were designated common stock; $0.0001 par value per share, and of which 50,000,000 shares were designated preferred stock, $0.0001 par value per share.

In connection with the execution of the definitive agreement for the Business Combination, Trine entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of investors (each, a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and Trine agreed to sell to the Subscribers, an aggregate of 27,497,500 shares of the Company’s

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Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $275 million, in a private placement pursuant to the subscription agreements (the “PIPE financing”). The PIPE financing closed simultaneously with the consummation of the Business Combination.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Trine was treated as the “acquired” company for financial reporting purposes. See Note 1 “Organization and Nature of Business” for further details. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.

Prior to the Business Combination, Legacy Desktop Metal and Trine filed separate standalone federal, state and local income tax returns. As a result of the Business Combination, structured as a reverse recapitalization for tax purposes, Desktop Metal, Inc. (f/k/a Trine Acquisition Corp.), became the parent of the consolidated filing group, with Desktop Metal Operating, Inc. (f/k/a Desktop Metal, Inc.) as a subsidiary.

The following table reconciles the elements of the Business Combination to the consolidated statement of cash flows and the consolidated statement of changes in equity for the year ended December 31, 2020:

Recapitalization
Cash – Trine's trust and cash (net of redemptions)	$305,084,695
Cash – PIPE financing	274,975,000
Less: transaction costs and advisory fees paid	(45,463,074)
Net proceeds from reverse recapitalization	534,596,621
Plus: non-cash net liabilities assumed[1]	(152,394,714)
Less: accrued transaction costs and advisory fees	(1,900,793)
Net contributions from reverse recapitalization	$380,301,114

(1)Includes $149.7 million of non-cash warrant liability assumed.

The number of shares of common stock issued immediately following the consummation of the Business Combination:

Number of Shares
Common stock, outstanding prior to Business Combination	30,015,000
Less: redemption of Trine shares	(26,049)
Common stock of Trine	29,988,951
Trine Founder Shares	5,552,812
Trine Director Shares	100,000
Shares issued in PIPE financing	27,497,500
Business Combination and PIPE financing shares	63,139,263
Legacy Desktop Metal shares (1)	161,487,334
Total shares of common stock immediately after Business Combination	224,626,597

(1) The number of Legacy Desktop Metal shares was determined from the shares of Legacy Desktop Metal shares outstanding immediately prior to the closing of the Business Combination converted at the Exchange Ratio of 1.22122. All fractional shares were rounded down.

In connection with the Business Combination, 7,403,750 Trine Founder Shares were issued. Pursuant to the Business Combination agreement, 75% of the Founder shares, or 5,552,812 shares, vested at the close of the Business Combination, with the remaining 25%, or 1,850,938 shares, vesting if the Company trades at $12.50 per share or higher for any 20 trading days within a 30-day window by the fifth anniversary of the Business Combination. The vesting criteria was met on January 8, 2021.

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4. CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

The Company’s cash equivalents and short-term investments are invested in the following (in thousands):

June 30, 2021	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Money market funds	$180,998	$—	$—	$180,998
Total cash equivalents	180,998	—	—	180,998
Commercial paper	159,591	—	—	159,591
Corporate bonds	104,758	9	(12)	104,755
Government bonds	36,736	1	(9)	36,728
Asset-backed securities	25,246	1	(3)	25,244
Total short-term investments	326,331	11	(24)	326,318
Total cash equivalents and short-term investments	$507,329	$11	$(24)	$507,316

December 31, 2020	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Commercial paper	$75,374	$—	$—	$75,374
Money market funds	407,512	—	—	407,512
Total cash equivalents	482,886	—	—	482,886
U.S. Treasury securities	19,995	2	—	19,997
Commercial paper	43,911	—	—	43,911
Corporate bonds	47,970	—	(11)	47,959
Total short-term investments	111,876	2	(11)	111,867
Total cash equivalents and short-term investments	$594,762	$2	$(11)	$594,753

5. FAIR VALUE MEASUREMENTS

The Company uses the following three-tier fair value hierarchy, which prioritizes the inputs used in measuring the fair values for certain of its assets and liabilities:

Level 1 is based on observable inputs, such as quoted prices in active markets;

Level 2 is based on inputs other than the quoted prices in active markets that are observable either directly or indirectly; and

Level 3 is based on unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. Items measured at fair value on a recurring basis include money market funds.

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The following fair value hierarchy table presents information about the Company’s financial assets measured at fair value on a recurring basis and indicates the fair value hierarchy of the inputs the Company utilized to determine such fair value (in thousands):

	June 30, 2021
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Items	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Money market funds	$180,998	$—	$—	$180,998
Commercial paper	—	159,591	—	159,591
Corporate bonds	—	104,755	—	104,755
Government bonds	—	36,727	—	36,727
Asset-backed securities	—	25,245	—	25,245
Other investments	—	—	7,137	7,137
Total assets	$180,998	$326,318	$7,137	$514,453
Liabilities:
Contingent consideration	$—	$—	$6,084	$6,084
Subscription agreement	—	—	474	474
Total liabilities	$—	$—	$6,558	$6,558

	December 31, 2020
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Items	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Money market funds	$407,512	$—	$—	$407,512
Commercial paper	—	119,285	—	119,285
Corporate bonds	—	47,959	—	47,959
U.S. Treasury securities	19,997	—	—	19,997
Other investments	—	—	3,000	3,000
Total assets	$427,509	$167,244	$3,000	$597,753
Liabilities:
Private placement warrants	$—	$—	$93,328	$93,328
Total liabilities	$—	$—	$93,328	$93,328

The Company has determined that the estimated fair value of its corporate bonds and commercial paper are reported as Level 2 financial assets as they are based on model-driven valuations in which all significant inputs are observable, or can be derived from or corroborated by observable market data for substantially the full term of the asset.

The other investments are reported as a Level 3 financial asset because the methodology used to develop the estimated fair values includes significant unobservable inputs reflecting management’s own assumptions, including the rights and obligations of the notes the Company holds as well as the probability of a qualified financing event, acquisition, or change in control.

The subscription agreement is reported as a Level 3 investment with fair value determined using inputs including stock price, volatility assumptions, probability and timing of the transaction, and a discount for the lack of marketability determined using various models.

The fair value of the Private Placement Warrants is estimated using the Black-Scholes option pricing model and is classified as a Level 3 financial instrument. The significant assumptions used in the model were the Company’s stock price, exercise price, expected term, volatility, interest rate, and dividend yield.

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The contingent consideration liability was valued using a Monte Carlo simulation in a risk-neutral framework as well as a scenario based approach (both special cases of the income approach), based on key inputs that are not all observable in the market and is classified as a Level 3 liability. The Company assess the fair value of the contingent consideration liability at each reporting period, with any subsequent changes to the fair value of the liability reflected in the condensed consolidated statement of operations until the liability is settled.

There were no transfers between fair value measure levels during the six months ended June 30, 2021 and 2020. The following table presents information about the Company’s movement in Level 3 assets measured at fair value (in thousands):

	Six Months Ended June 30,
	2021	2020
Balance at beginning of period	$3,000	$—
Additions	3,620	—
Changes in fair value	517	—
Balance at end of period	$7,137	$—

The following table presents information about the Company’s movement in Level 3 liabilities measured at fair value (in thousands):

	Six Months Ended June 30,
	2021	2020
Balance at beginning of period	$93,328	$—
Additions	6,558	—
Changes in fair value	56,576	—
Exercise of private placement warrants	(149,904)	—
Balance at end of period	$6,558	$—

6. ACCOUNTS RECEIVABLE

The components of accounts receivable are as follows (in thousands):

	June 30,	December 31,
	2021	2020
Trade receivables	$13,750	$7,016
Allowance for doubtful accounts	(309)	(500)
Total accounts receivable	$13,441	$6,516

The following table summarizes activity in the allowance for doubtful accounts (in thousands):

	June 30,	December 31,
	2021	2020
Balance at beginning of period	$500	$199
Provision for uncollectible accounts	(164)	377
Uncollectible accounts written off	(27)	(76)
Balance at end of period	$309	$500

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7. INVENTORY

Inventory consists of the following (in thousands):

	June 30,	December 31,
	2021	2020
Raw materials	$5,678	$—
Work in process	4,346	2,896
Finished goods	15,383	6,812
Total inventory	$25,407	$9,708

8. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consists of the following (in thousands):

	June 30,	December 31,
	2021	2020
Prepaid insurance	1,850	121
Prepaid operating expenses	1,873	68
Prepaid dues and subscriptions	823	189
Prepaid taxes	598	—
Government grants	653	—
Escrow deposits	311	—
Prepaid rent	158	118
Deferred cost of goods sold	—	454
Other	812	26
Total prepaid expenses and other current assets	$7,078	$976

9. PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following (in thousands):

	June 30,	December 31,
	2021	2020
Equipment	$15,672	$13,708
Furniture and fixtures	1,033	895
Computer equipment	1,139	1,089
Tooling	1,805	1,805
Software	1,439	1,249
Leasehold improvements	14,564	13,870
Construction in process	1,617	879
Property and equipment, gross	37,269	33,495
Less: accumulated depreciation	(24,041)	(21,335)
Total property and equipment, net	$13,228	$12,160

Depreciation and amortization expense was $1.3 million and $2.8 million for the three and six months ended June 30, 2021, respectively. Depreciation and amortization expense was $2.1 million and $4.2 million for the three and six months ended June 30, 2020, respectively.

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10. GOODWILL & INTANGIBLE ASSETS

The carrying amount of goodwill at June 30, 2021 and 2020 was $251.1 million and $2.3 million, respectively, and has been recorded in connection with the Company’s acquisitions. The goodwill activity is as follows (in thousands):

Goodwill
Balance at December 31, 2019	$2,252
Balance at December 31, 2020	$2,252
Acquisition of EnvisionTEC	198,369
Acquisition of Adaptive3D	35,265
Acquisition of Aerosint	15,174
Balance at June 30, 2021	$251,060

The Company has no accumulated impairment losses on goodwill.

Intangible assets consisted of the following (in thousands):

			Accumulated	Balance
	Gross Value	Estimated Life	Amortization	June 30, 2021
Acquired technology	$126,540	5 – 12 years	$5,514	$121,026
Trade name	9,079	13 years	251	8,828
Customer relationships	50,900	10 years	1,894	49,006
Total intangible assets	$186,519		$7,659	$178,860

The Company recognized $4.3 million and $6.6 million of amortization expense during the three and six months ended June 30, 2021, respectively. The Company recognized $0.2 million and $0.4 million of amortization expense during the three and six months ended June 30, 2020, respectively.

The weighted-average remaining amortization period is 10.0 years. Amortization of acquired technology, trade names, and customer relationships is recognized in cost of sales and research and development, research and development, and sales and marketing, respectively, in the condensed consolidated statements of operations.

11. OTHER NONCURRENT ASSETS

The following table summarizes the Company’s components of other noncurrent assets (in thousands):

	June 30,	December 31,
	2021	2020
Other investments	$7,137	$3,000
Right of use asset	4,816	1,810
Long-term deposits	135	69
Other	122	—
Total other noncurrent assets	$12,210	$4,879

During the year ended December 31, 2020, the Company made an investment in a privately held company in the form of convertible debt for $3.0 million. Under the terms of this agreement, the debt will be converted to common stock of the investee upon the closing of a qualified financing, acquisition or change in control. The full principal balance plus 3% annual interest is due in two years and does not allow voluntary prepayment. The Company has elected the fair value option for this investment and recognized an immaterial gain during the three months ended June 30, 2021, and a gain of $0.3 million during the six months ended June 30, 2021, in other income in the condensed consolidated statement of operations.

In April 2021, the Company made an investment in a privately held company by purchasing a convertible promissory note for principal amount of $1.6 million. Under the terms of this note, the debt will convert to equity securities of the applicable investee upon the closing of a qualified financing, acquisition or other change in control. The full principal balance plus 3% annual interest is due in

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two years and does not allow voluntary prepayment. The Company has elected the fair value option for this investment and recognized a gain of $0.2 million during the three and six months ended June 30, 2021, in other income in the condensed consolidated statements of operations.

In April 2021, the Company made an investment in a privately held company by purchasing a convertible promissory note for a principal amount of $2.0 million. Under the terms of this note, the debt will convert to cash or equity securities upon the closing of a qualified financing, acquisition or other change in control. The full principal balance plus 3% annual interest is due in five years and does not allow voluntary prepayment. The Company has elected the fair value option for this investment, and there was no change in fair value during the three months ended June 30, 2021.

12. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes the Company’s components of accrued expenses and other current liabilities (in thousands):

	June 30,	December 31,
	2021	2020
Professional services	$3,897	$2,508
Compensation and benefits related	7,359	2,068
Warranty reserve	2,030	1,553
Inventory purchases	1,506	86
Income tax payable	1,331	—
Sales and use and franchise taxes	224	586
Franchise and royalty fees	227	159
Goods received payable	1,201	—
Other	3,193	605
Total accrued expenses and other current liabilities	$20,968	$7,565

As of June 30, 2021, and December 31, 2020, the Company has recorded $2.0 million and $1.6 million, respectively, of warranty reserve within accrued expenses and other current liabilities in the condensed consolidated balance sheets. Warranty reserve consisted of the following (in thousands):

	2021	2020
Warranty reserve, at the beginning of the period	$1,553	$1,491
Warranty reserve assumed in acquisition	316	—
Additions to warranty reserve	797	346
Claims fulfilled	(636)	(284)
Warranty reserve, at the end of the period	$2,030	$1,553

13. DEBT

Term Loan—In June 2018, the Company entered into a $20 million term loan for 36 months. The loan provided $10 million immediately funded with the additional $10 million available to be drawn in up to three draws of not less than $2 million for 12 months from close of the facility. The loan was interest-only for the full 36 months with the principal due at maturity in June 2021. Interest is calculated using the Wall Street Journal Prime rate (3.25% at June 30, 2021 and 3.25% at December 31, 2020) minus 0.5%, for a rate of 2.75% at June 30, 2021 and 2.75% at December 31, 2020, payable monthly in arrears. The outstanding loan was paid in full in June 2021. As of June 30, 2021, the term loan has no outstanding balance.

PPP Loan— In connection with the acquisition of EnvisionTEC, the Company acquired $1.2 million in Paycheck Protection Program (the “PPP”) loans. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provides for loans to qualifying businesses. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs, certain rents, utilities, and mortgage interest expense. The PPP loan has a maturity date of April 3, 2022 and an interest rate of 1%. Principal and interest are payable monthly commencing on a date determined by the lender following the determination of the amount of the PPP loan to be forgiven or potentially earlier, as determined under applicable

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Small Business Administration rules. The outstanding borrowings may be prepaid by the Company at any time prior to maturity with no prepayment penalties. On May 14, 2021, the outstanding loan balance was forgiven and the restricted cash that was held back from the initial purchase price in the event the loan was not forgiven was released to the seller. There is no outstanding PPP loan balance for EnvisionTEC as of June 30, 2021.

In connection with the acquisition of Adaptive 3D, the Company acquired $0.3 million in PPP loans. As of June 30, 2021, $0.3 million of the PPP loans is recorded in current portion of long-term debt, net of deferred financing costs in the condensed consolidated balance sheets. As of June 30, 2021, forgiveness of the loan has been requested and remains outstanding.

Deferred Financing Costs—In connection with the term loan borrowing, the Company incurred $0.1 million of expenses, which have been recorded as deferred financing costs. The Company amortizes these costs over the life of the borrowing. During the three months ended June 30, 2021 and 2020, the Company recorded immaterial interest expense related to the amortization of the financing costs. As of June 30, 2021, the there is no remaining unamortized balance of deferred financing costs. As of December 31, 2020, the remaining unamortized balance of deferred financing costs is immaterial, and is included as a component of current portion of long-term debt, net of deferred financing costs in the condensed consolidated balance sheets.

14. LEASES

At June 30, 2021, the Company recorded $4.8 million as a right of use asset and $5.9 million as an operating lease liability. At December 31, 2020, the Company recorded $1.8 million as a right of use asset and $3.0 million as an operating lease liability. The Company assesses its right of use asset and other lease-related assets for impairment. There were no impairments recorded related to these assets during the three and six months ended June 30, 2021 and the year ended December 31, 2020.

As a result of the acquisition of EnvisionTEC, the Company acquired operating, short-term, and finance leases for corporate offices, manufacturing and warehouse facilities, and machineries, increasing the Company’s right of use asset by $1.8 million. The operating leases consist of five real estate leases and six equipment leases with current terms extending from 2021 to 2024. The Company’s finance leases are immaterial as of June 30, 2021.

As a result of the acquisition of Adaptive 3D, the Company acquired operating leases for corporate offices, research and development, and manufacturing, increasing the Company’s right of use asset by $0.7 million. The operating leases consist of two real estate leases with current terms extending from 2024 to 2025.

As a result of the acquisition of Aerosint, the Company acquired operating leases for corporate office and lab space, as well as company cars, increasing the Company’s right of use asset by $0.4 million. The operating leases consist of one real estate lease and three leases for company cars with current terms extending through 2025.

The Company reviews all supplier, vendor, and service provider contracts to determine whether any service arrangements contain a lease component. The Company identified two service agreements that contain an embedded lease. The agreements do not contain fixed or minimum payments, and the variable lease expense was immaterial during the three and six months ended June 30, 2021 and 2020.

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Information about other lease-related balances is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Lease cost
Operating lease cost	$422	$186	$745	$374
Short‑term lease cost	34	3	45	3
Variable lease cost	46	2	85	12
Total lease cost	$502	$191	$875	$389
Other Information
Operating cash flows used in operating leases	$655	$269	$899	$536
Weighted‑average remaining lease term—operating leases (years)	2.6	3.7	2.6	3.7
Weighted‑average discount rate—operating leases	5.1%	7.6%	5.1%	7.6%

The rate implicit in the lease is not readily determinable in most of the Company’s leases, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of the lease.

Future minimum lease payments under noncancelable operating leases, including immaterial future minimum lease payments under finance leases, at June 30, 2021, are as follows (in thousands):

Operating Leases
2021 (remaining 6 months)	$1,114
2022	2,258
2023	2,072
2024	700
2025	192
2026	53
Total lease payments	6,389
Less amount representing interest	(447)
Total lease liability	5,942
Less current portion of lease liability	(1,983)
Lease liability, net of current portion	$3,959

As of June 30, 2021, the Company does not have material operating or finance leases that have not commenced.

15. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any current legal proceedings will have a material adverse impact on the Company’s condensed consolidated financial statements.

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Commitments

The Company has entered into legally binding agreements with certain suppliers to purchase materials used in the manufacturing of the Company’s products. As of June 30, 2021, the Company had outstanding purchase orders with contract manufacturers in the amount of $21.8 million which are not included in the condensed consolidated balance sheets.

The Company has also entered into licensing and royalty agreements with certain manufacturing and software companies and universities related to the use of patented technology. Under the terms of each agreement, the Company has made initial, one-time payments of $0.3 million and is obligated to pay a set percentage, ranging from 2.75% - 13%, of all consideration received by the Company for sales of related products and services, until the agreements are terminated at various dates through 2037. The Company’s aggregate minimum annual commitment under these contracts is $0.5 million. During the three and six months ended June 30, 2021 and 2020, the Company recorded immaterial licensing and royalty fees.

On April 28, 2021 the Company entered into a stock subscription agreement with Galileo Acquisition Corp. (“Galileo”). Pursuant to the agreement, the Company will purchase $20.0 million of Galileo common stock upon the closing of Galileo’s announced merger transaction. The Company expects this investment to facilitate the development of a strategic partnership with Galileo’s merger target, Shapeways, Inc., to accelerate access to, and adoption of, its additive manufacturing solutions by businesses across a range of applications. The Company recognized $0.4 million of revenue from Shapeways, Inc. during the three and six months ended June 30, 2021, and expects to enter into additional sales agreements in the future.

16. INCOME TAXES

The Company’s provision for interim periods is determined using an estimate of the annual effective tax rate, adjusted for discrete items arising in that quarter. The Company’s effective tax rate differs from the U.S. statutory tax rate primarily due to valuation allowances on its deferred tax assets as it is more likely than not that some or all of the Company’s deferred tax assets will not be realized as well as the partial release of the valuation allowance as part of the EnvisionTEC and Adaptive 3D acquisitions. During the three and six months ended June 30, 2021, the Company recorded an income tax benefit of $4.3 million and $32.2 million, respectively. There was no income tax benefit for the three and six months ended June 30, 2020.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s consolidated financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the consolidated financial statements carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. The Company has provided a full valuation allowance against the net deferred tax assets as the Company has determined that it was more likely than not that the Company would not realize the benefits of federal and state net deferred tax assets.

As a result of the recent acquisitions of EnvisionTEC and Adaptive 3D, the Company recorded a U.S. deferred tax liability related to non-tax-deductible intangible assets recognized in the financial statements. The acquired deferred tax liability is a source of income to support recognition of the Company’s existing deferred tax assets. Accordingly, the Company recorded an income tax benefit of $4.3 million and $32.2 million for the release in the valuation allowance related to the acquired intangibles in the three and six months ended June 30, 2021, respectively.

The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be sustained on audit. The amount associated with uncertain tax positions are recorded as a component of income tax expense. As of June 30, 2021, the Company has accrued uncertain tax positions of approximately $1.2 million related to the EnvisionTEC acquisition. The amounts relate to U.S. state and foreign tax positions.

Included in the balance of unrecognized tax benefits as of June 30, 2021 are amounts that, if recognized, would impact the effective tax rate. As of December 31, 2020, the Company has not identified any uncertain tax positions for which reserves would be required.

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17. STOCKHOLDERS’ EQUITY

As of June 30, 2021, the Company’s authorized shares consisted of 500,000,000 shares of Class A Common Stock, $0.0001 par value (the “Common Stock”) and 50,000,000 shares of Preferred Stock, $0.0001 par value (the “Preferred Stock”).

Common Stock

Restricted Stock Agreements—During 2015, the Company issued 34,010,977 shares of Common Stock to the initial founders and certain employees of the Company at a purchase price of $0.0001 per share. These shares are fully vested.

In connection with prior acquisitions, the Company has issued shares of restricted stock that are considered post-combination expense and accounted for as stock-based compensation as the shares vest.

The activity for stock subject to vesting as of June 30, 2021 is as follows (shares in thousands):

	Shares Subject	Weighted-Average
	to Vesting	Purchase Price
Balance of unvested shares as of January 1, 2021	280	$0.0001
Issuance of additional shares	—	—
Vested	(112)	$0.0001
Balance of unvested shares as of June 30, 2021	168	$0.0001

At June 30, 2021, the remaining weighted-average vesting period for the stock subject to vesting was 0.7 years.

Common Stock Warrants

In May 2017, the Company entered into a strategic collaboration agreement with an investor allowing the investor’s resellers to sell and distribute the Company’s products. In consideration for this agreement, the Company agreed to issue warrants to purchase up to 2,442,440 shares of Common Stock. The investor was eligible to receive a warrant to purchase one share of Common Stock for every $35.00 in revenue generated by the Company from the investor’s resellers. Each warrant was issued at an exercise price equal to $3.34 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization) and was set to expire on December 31, 2027. The Company issued no warrants during the six months ended June 30, 2021. During the six months ended June 30, 2020, the Company issued 99,960 warrants and recorded immaterial expense related to the fair value of the warrants, calculated using the Black-Scholes warrant-pricing model with the following assumptions:

Six Months Ended
June 30, 2020
Risk‑free interest rate	2.0%
Expected volatility	52.5%
Expected life (in years)	7.8
Expected dividend yield	—
Fair value of Common Stock	$3.34

756,498 warrants were converted to 447,938 shares of Common Stock through a cashless exercise in connection with the Business Combination.

Trine Warrants

In Trine’s initial public offering, it sold units at a price of $10.00 per unit, which consisted of one share of Common Stock, $0.0001 par value, and one-half of a redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share and became exercisable as of 30 days from the date of the Business Combination. Unless earlier redeemed, the Public Warrants will expire five years from the completion of the Business Combination. The Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the

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Company’s Common Stock is at least $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given. If the Company redeems the Public Warrants as described above, it will have the option to require all Public Warrant holders that wish to exercise to do so on a “cashless basis”. On February 26, 2021, the Company delivered a notice to redeem all of its outstanding Public Warrants that remain unexercised at 5:00 p.m. New York City time on March 29, 2021. During 2021, Public Warrants for 14,840,589 shares of the Company’s Common Stock were exercised for cash, resulting in the Company receiving net proceeds of $170.7 million. On March 29, 2021, the 166,905 outstanding Public Warrants were redeemed by the Company for $0.01 per Public Warrant. Effective March 29, 2021, all of the Public Warrants were exercised or redeemed.

The Warrant Agreement, dated as of March 14, 2019, by and between the Company and Continental Stock Transfer & Trust Company also obligated the Company to use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants, and to cause the same to become effective and remain effective while the Public Warrants remain outstanding. On February 4, 2021, the Company’s registration statement covering such shares became effective.

Simultaneously with the consummation of Trine’s initial public offering, Trine Sponsor IH, LLC (the “Sponsor”) purchased an aggregate of 8,503,000 warrants to purchase one share of Common Stock at an exercise price of $11.50 (the “Private Placement Warrants”) at a price of $1.00 per warrant ($8,503,000) in the aggregate in a private placement.

The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants are not redeemable by Desktop Metal, and may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees. Additionally, pursuant to the terms of the amended and restated registration rights agreement entered in connection with the Business Combination, the Sponsor had the right to have the resale of the shares of Common Stock acquired upon exercise of the Private Placement Warrants registered under the Securities Act. On February 4, 2021, the Company’s registration statement covering such shares became effective.

On February 24, 2020, Trine issued an unsecured promissory note (the “2020 Note”) to the Sponsor. The 2020 Note bore no interest and was repayable in full upon consummation of the Business Combination. The Sponsor had the option to convert any unpaid balance of the 2020 Note into warrants equal to the principal amount of the 2020 Note so converted divided by $1.00. Upon closing of the Business Combination, the 2020 Note was converted into a Private Placement Warrant for 1,500,000 shares of Common Stock, with an exercise price of $11.50. The terms of these warrants are identical to the terms of the Private Placement Warrants. Pursuant to the terms of the amended and restated registration rights agreement entered in connection with the Business Combination, the Sponsor had the right to have the resale of the shares of Common Stock acquired upon exercise of such warrant registered under the Securities Act. On February 4, 2021, the Company’s registration statement covering such shares became effective.

The Company’s Private Placement Warrants are classified as liabilities, and are measured at fair value through earnings. During the six months ended June 30, 2021, the Company recorded a $56.6 million loss related to the change in fair value of the Private Placement Warrants, which were remeasured through the date of each exercise, calculated using the Black-Scholes warrant pricing model with the following assumptions:

Six Months Ended
June 30, 2021
Risk‑free interest rate	0.4% – 0.6%
Expected volatility	55.0%
Expected life (in years)	4.8
Expected dividend yield	—
Fair value of Common Stock	$19.82 – 30.49
Exercise price	$11.50

All of the Private Placement Warrants were exercised on a cashless basis prior to March 2, 2021, and an aggregate of 5,850,346 shares of the Company’s Common Stock were issued in connection with these exercises. Effective March 2, 2021, all Private Placement Warrants were exercised.

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18. STOCK BASED COMPENSATION

Stock Incentive Plan—In 2015, the Board of Directors approved the adoption of the 2015 stock incentive plan (the “2015 Plan”). The 2015 Plan allowed for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisers of the Company. Awards could be made under the 2015 Plan for up to 26,283,789 shares of Common Stock. Option awards expire 10 years from the grant date and generally vest over four years; however, vesting conditions can vary at the discretion of our Board of Directors.

As part of the acquisition of Make Composites, Inc. (“Make”) in 2019, the Company assumed the 2018 equity incentive plan of Make (the “Make Plan”). The Make Plan allows for the award of incentive and nonqualified stock options and warrants for those employees and contractors that were hired as part of the acquisition. The Make Plan allowed for 232,304 options and warrants to be issued, which were issued in 2019, with no additional options to be issued in the future. Option awards expire 10 years from the grant date and generally vest over four years; however, vesting conditions can vary at the discretion of our Board of Directors.

In December 2020, the Board of Directors and stockholders of the Company approved the adoption of the 2020 Incentive Award Plan (the “2020 Plan” and together with the 2015 Plan and the Make Plan, the “Plans”), which became effective on the date of the Business Combination. Upon effectiveness of the 2020 Plan, the Company ceased granting new awards under the 2015 Plan.

The 2020 Plan allows for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisers of the Company. The number of shares of common stock initially available for issuance under the 2020 Plan was 12,400,813 shares of common stock plus the number of shares subject to awards outstanding under the 2015 Plan that expire, lapse, terminate, or are exchanged for cash, surrendered, repurchased, or canceled without having been fully exercised or forfeited. In addition, the number of shares of common stock available for issuance under the 2020 Plan is subject to an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030 equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board. On January 1, 2021, 11,337,837 shares were added to the plan.

The Company grants stock options at exercise prices deemed by the Board of Directors to be equal to the fair value of the Common Stock at the time of grant. The fair value of Common Stock has been determined by the Board of Directors of the Company at each stock option measurement date based on a variety of different factors, including the results obtained from independent third-party appraisals, the Company’s consolidated financial position and historical financial performance, the status of technological development within the Company, the composition and ability of the current engineering and management team, an evaluation and benchmark of the Company’s competition, the current climate in the marketplace, the illiquid nature of the Common Stock, arm’s-length sales of the Company’s capital stock, and the prospects of a liquidity event, among others.

During the three and six months ended June 30, 2021, the Company did not grant any options to purchase shares of Common Stock to employees. During the three and six months ended June 30, 2020, the Company granted options to purchase 4,182,389 and 4,656,013 shares of Common Stock to employees with fair values of $2.9 million and $3.6 million, respectively, calculated using the Black-Scholes option-pricing model with the following assumptions:

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Risk‑free interest rate	0.4% – 0.9%	0.4% – 0.9%
Expected volatility	52.7% – 54.2%	52.7% – 54.2%
Expected life (in years)	5.9 – 6.3	5.9 – 6.3
Expected dividend yield	—	—
Fair value of Common Stock	$3.34	$3.34

During the three and six months ended June 30, 2021, the Company did not grant any options to purchase shares of Common Stock to non-employees. During the three months ended June 30, 2020, the Company did not grant any options to purchase shares of Common stock to non-employees. During the six months ended June 30, 2020, the Company granted options to purchase 12,212 shares of Common Stock to consultants with a fair value of $0.1 million, calculated using the Black-Scholes option-pricing model with the following assumptions:

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Six Months Ended
June 30, 2020
Risk‑free interest rate	0.8%
Expected volatility	54.3%
Expected life (in years)	10.0
Expected dividend yield	—
Fair value of Common Stock	$3.34

The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the related stock options. The expected life of stock options was calculated using the average of the contractual term of the option and the weighted-average vesting period of the option, as the Company does not have sufficient history to use an alternative method to the simplified method to calculate an expected life for employees. The Company has not paid a dividend and is not expected to pay a dividend in the foreseeable future. Expected volatility for the Common Stock was determined based on an average of the historical volatility of a peer group of similar public companies.

At June 30, 2021, the total unrecognized stock-based compensation expense related to unvested stock options aggregated $11.2 million. The costs are expected to be recognized over a weighted-average period of 2.9 years.

There were 21,810,237 shares available for award under the 2020 Plan at June 30, 2021. The option activity of the Plans for the six months ended June 30, 2021, is as follows (shares in thousands):

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Number of	Exercise Price	Contractual Term	Intrinsic Value
	Shares	per Share	(in years)	(in thousands)
Outstanding at January 1, 2021	19,553	$1.53	7.75	$306,408
Granted	—	$—
Exercised	(2,846)	$1.29
Forfeited/expired	(313)	$1.43
Outstanding at June 30, 2021	16,394	$1.57	7.40	$162,737
Options vested at June 30, 2021	9,451	$1.62	6.27	$93,385
Options vested or expected to vest at June 30, 2021	15,807	$1.58	7.34	$156,825

The weighted-average grant-date fair value for options granted during the six months ended June 30, 2021 was $0.98. The aggregate intrinsic value of options exercised during the six months ended June 30, 2021 and 2020, was $37.0 million and $5.0 million, respectively.

Restricted Stock Units—RSUs awarded to employees and non-employees generally vest over four years from the anniversary date of the grant, with 1-year cliff vesting and monthly vesting thereafter, provided service with the Company is not terminated. The fair value of RSUs is equal to the estimated fair market value of the Company’s Common Stock on the date of grant. Total unrecognized compensation costs related to unvested RSUs at June 30, 2021 was approximately $67.8 million and is expected to be recognized over a period of 3.6 years. The total expense recognized during the three and six months ended June 30, 2021 was $2.7 million and $3.4 million, respectively.

RSU activity under the 2020 Plan for the six months ended June 30, 2021 is as follows (shares in thousands):

	Shares Subject	Weighted-Average
	to Vesting	Grant Date Fair Value
Balance of unvested shares as of January 1, 2021	683	$ 8.02
Granted	4,461	$ 15.38
Vested	(44)	$ 8.13
Cancelled/Forfeited	(5)	$ 7.98
Balance of unvested shares as of June 30, 2021	5,095	$ 14.52

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Total stock-based compensation expense related to all of the Company’s stock-based awards granted is reported in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$1,838	$569	$2,755	$1,283
General and administrative expense	1,355	217	2,194	454
Sales and marketing expense	577	213	921	421
Cost of sales	229	75	346	175
Total stock-based compensation expenses	$3,999	$1,074	$6,216	$2,333

19. RELATED PARTY TRANSACTIONS

As a result of the acquisition of EnvisionTEC, the Company entered into certain agreements with entities affiliated with Mr. El Siblani, a director and executive officer of the Company.

The Company is the lessee in a lease agreement with ATMRE, LLC, a leasing company, in which Mr. El Siblani is the sole member, for the Dearborn, Michigan facility utilized by EnvisionTEC. This lease extends through December 31, 2023. As of June 30, 2021, the Company recorded $0.5 million of right of use asset and lease liability. During the three and six months ended June 30, 2021, the Company paid immaterial lease expense to AMTRE, LLC. The Company’s annual commitment to AMTRE, LLC is $0.2 million.

The Company is the lessee in a lease agreement JES Besitzgesellschaft GmbH, a leasing company that is controlled by members of the immediate family of Mr. El Siblani, for facilities located in Gladbeck, Germany utilized by EnvisionTEC. As of June 30, 2021, the Company recorded $0.2 million of right of use asset and lease liability. During the three and six months ended June 30, 2021, the Company paid immaterial lease expense to JES Besitzgesellschaft GmbH. The Company’s annual commitment to JES Besitzgesellschaft GmbH is $0.1 million.

The Company is the lessee in a lease agreement with Sitraco (UK) Limited, a leasing company that is controlled by Mr. El Siblani, for an additional facility located in Gladbeck, Germany utilized by EnvisionTEC. As of June 30, 2021, the Company recorded $0.2 million of right of use asset and lease liability. During the three and six months ended June 30, 2021, the Company paid immaterial lease expense to Sitraco (UK) Limited. The Company’s annual commitment to Sitraco (UK) Limited is $0.1 million.

The Company has a distribution agreement with Sibco Europe Ltd., a distributor based out of the United Kingdom. Mr. El Siblani is Managing Director of and sole shareholder of Sibco Europe Ltd. The Company did not have any sales to Sibco Europe Ltd. for the period ended June 30, 2021. In addition, Sibco Europe Ltd. provides sales and marketing support for EnvisionTEC GmbH. At June 30, 2021, the Company did not have accounts receivable or accounts payable due to or from Sibco Europe Ltd.

The Company also has an agreement with E3D Technology, a wholly-owned subsidiary of Sibco Europe Ltd., for services including research and development, maintenance, and marketing services. As part of the agreement, the Company also pays a fee for overhead at the facilities where these contracted services are being performed. During the three and six months ended June 30, 2021, the Company paid immaterial service expense to E3D Technology.

20. SEGMENT INFORMATION

In its operation of the business, management, including the Company’s chief operating decision maker, who is also Chief Executive Officer, reviews the business as one segment. The Company currently ships its product to markets in the Americas, Europe Middle East and Africa (“EMEA”), and Asia Pacific (“APAC”). Disaggregated revenue data for those markets is as follows (in thousands):

Revenue for the three months ended June 30, 2021

	Americas	EMEA	APAC	Total
Products	$10,497	$3,769	$3,294	$17,560
Services	904	381	132	1,417
Total	$11,401	$4,150	$3,426	$18,977

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Revenue for the three months ended June 30, 2020

	Americas	EMEA	APAC	Total
Products	$613	$634	$284	$1,531
Services	282	333	43	658
Total	$895	$967	$327	$2,189

Revenue for the six months ended June 30, 2021

	Americas	EMEA	APAC	Total
Products	$16,350	$6,296	$5,225	$27,871
Services	1,610	596	213	2,419
Total	$17,960	$6,892	$5,438	$30,290

Revenue for the six months ended June 30, 2020

	Americas	EMEA	APAC	Total
Products	$1,515	$2,162	$548	$4,225
Services	609	656	84	1,349
Total	$2,124	$2,818	$632	$5,574

During the three and six months ended June 30, 2021 and 2020, the Company recognized the following revenue from service contracts and cloud-based software licenses over time, and hardware and consumable product shipments and subscription software at a point in time (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue recognized at a point in time	$17,560	$1,531	$27,871	$4,225
Revenue recognized over time	1,417	658	2,419	1,349
Total	$18,977	$2,189	$30,290	$5,574

The Company’s operations are principally in the United States. The locations of long-lived assets, including property, plant and equipment, net and operating lease right-of-use assets, are summarized as follows (in thousands):

	June 30,	December 31,
	2021	2020
Americas	$16,031	$12,160
EMEA	1,712	—
Total long-lived assets	$17,744	$12,160

21. NET LOSS PER SHARE

The Company computes basic loss per share using net loss attributable to Common Stockholders and the weighted-average number of Common Stock shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Numerator for basic and diluted net loss per share:
Net loss attributable to Common Stockholders	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Denominator for basic and diluted net loss per share:
Weighted-average shares	255,098	158,124	246,717	157,187
Net loss per share—Basic and Diluted	$(0.17)	$(0.15)	$(0.41)	$(0.29)

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The Company’s potential dilutive securities, which include outstanding Common Stock options, unvested restricted stock units, unvested restricted stock awards and outstanding Common Stock warrants, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding as of June 30, 2021 and 2020, from the computation of diluted net loss per share attributable to common stockholders because including them would have an anti-dilutive effect (in thousands):

	Six Months Ended June 30,
	2021	2020
Common Stock options outstanding	16,394	12,964
Unvested restricted stock units outstanding	5,095	—
Unvested restricted stock awards outstanding	168	1,317
Common Stock warrants outstanding	—	619
Total shares	21,657	14,900

22. SUBSEQUENT EVENTS

On July 2, 2021, The Company entered into a Stock Purchase Agreement with A.I.D.R.O Srl and its shareholders (“Aidro”), to purchase the issued and outstanding capital stock of Aidro; subject to customary regulatory approvals and other customary closing conditions, the acquisition is expected to close in September. The Company expects this acquisition to expand the Company’s part production capabilities and application expertise in the hydraulics industry. The aggregate purchase price for the Aidro acquisition is (i) $6.0 million in cash, with such cash amount being subject to customary adjustments based on, among other things, the amount of cash, debt and working capital at Aidro at the closing date and (ii) restricted stock units equal to a number of shares of Common Stock determined by dividing $3.2 million by the closing price of the Company’s Common Stock on the date immediately preceding the closing date, which are subject to a four year vesting period and continuing employment.

On July 30, 2021, the Company acquired Dental Arts Laboratories, Inc., pursuant to a Stock Purchase Agreement of the same date, expanding its portfolio in additive manufacturing within the healthcare industry. The aggregate purchase price was $26.3 million in cash. In connection with the acquisition, the Company also promised to grant restricted stock units equal to a number of shares of Common Stock determined by dividing $11.0 million by the closing price of the Company’s Common Stock on the date immediately preceding the closing date, which are subject to a four-year vesting period and continuing employment.

On August 11, 2021, the Company entered into an Agreement and Plan of Merger to acquire all of the outstanding shares of capital stock of The ExOne Company (“ExOne”) for a mix of cash and stock consideration initially representing $25.50 per share of ExOne common stock (the Merger). The Company expects this acquisition to accelerate the adoption of additive manufacturing for mass production applications. The merger consideration to be paid for each share of ExOne common stock is comprised of (i) $8.50 in cash and (ii) a number of shares of Class A Common Stock, par value $0.0001 per share, of the Company based on the average Company stock price at the time of the closing of the Merger. If the average Company stock price is between (or equal to) $9.70 and $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the average Company stock price. If the average Company stock price is greater than $9.70, the exchange ratio will be 1.7522. If the average Company stock price is less than $7.94, the exchange ratio will be 2.1416. If the average Company stock price is between (or equal to) $9.70 and $7.94 per share, at closing, ExOne stockholders will receive total consideration of $575 million, consisting of $192 million in cash and $383 million in shares of Company Common Stock, subject to the collar mechanism on the stock consideration component described above. Following the closing of the merger, ExOne shareholders will own between 12% and 15% of the Company’s Common Stock on a fully-diluted basis based on the number of Company shares outstanding. The cash portion of the purchase price will be financed with cash on hand at the Company and ExOne. The closing of the Merger is subject to customary conditions, including regulatory approval and approval by the stockholders of ExOne. The transaction is currently expected to close in the fourth quarter of 2021.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Quarterly Report on Form 10-Q contains forward-looking statements. All statements contained in this Quarterly Report on Form 10-Q other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, trends, events, and our objectives for future operations, are forward-looking statements. The words “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “project,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions are intended to identify forward-looking statements.

The forward-looking statements included herein are based on current expectations of management. Actual results may differ from those expressed in forward-looking statements due to additional factors, including those set forth in Item 1A. “Risk Factors” elsewhere in this Quarterly Report on Form 10-Q. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this Quarterly Report on Form 10-Q will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this Quarterly Report on Form 10-Q completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Business Overview

Desktop Metal is pioneering a new generation of additive manufacturing technologies focused on the production of end-use parts. We offer a comprehensive portfolio of integrated additive manufacturing solutions comprising hardware, software, materials, parts, and services with support for metals, composites, polymers, ceramics, sands, and biocompatible materials. Our solutions span use cases across the product life cycle, from product development to mass production and aftermarket operations, and they address an array of industries, including automotive, aerospace, healthcare and dental, consumer products, heavy industry, general machinery and machine components and research and development.

Our growth strategy begins with a commitment to research and development. Since our founding in 2015, we have invested significant resources in research and development, including $26.5 million thus far in 2021, towards building an extensive portfolio of proprietary and differentiated technologies with a focus on making additive manufacturing an easy-to-use, economic and scalable solution. These technologies represent the cornerstones of our future product introductions and are critical to enhancing our existing offerings, and we have over 300 registered patents or pending patent applications. Our additive manufacturing platforms, which leverage these technologies for the production of end-use parts, enable businesses to address their specific goals through a range of solutions that span multiple price points, throughput levels and operating environments.

These platforms enable customers to adopt additive manufacturing across new applications where conventional manufacturing has customarily held cost and volume advantages by offering breakthrough print speeds, competitive part costs, accessible workflows and software, turnkey solutions, and support for over 225 qualified materials, the sale of which represent a recurring revenue stream from customers of our additive manufacturing systems in addition to system consumables and other services, such as installation, training and technical support. Across printers, parts and materials, we intend to continue investing resources to develop advances and new technologies that allow us to serve a broader customer base and reach new verticals, thereby expanding our addressable market and driving adoption of additive manufacturing for the volume production of end-use parts.

We leverage our core competencies in technology innovation and product development by marketing and selling our additive manufacturing solutions through a leading global distribution network, managed and augmented by our own internal sales and marketing teams. This distribution network covers over 60 countries around the world and is composed of sales professionals with decades of experience in digital manufacturing technologies. Similarly, in addition to manufacturing a subset of our additive manufacturing systems in-house, our internal manufacturing and supply chain teams work collaboratively with both our internal engineering department and third-party contract manufacturers to scale up initial prototypes for commercialization and volume

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commercial shipments. Together, our distribution network and manufacturing approach allow us to produce, sell and service our products at-scale in global markets and creates substantial operating leverage as we execute our strategy.

Operating Results

For the three and six months ended June 30, 2021, we recognized revenues of $19.0 million and $30.3 million, respectively, and incurred net losses of $43.2 million and $102.3 million, respectively. For the six months ended June 30, 2020, we used cash in operating activities of $72.1 million. We ended the period with $514.5 million of cash, cash equivalents, and short-term investments. In December 2020, we completed the Business Combination, receiving $534.6 million net cash proceeds, and during the first three months of 2021, the public warrants were exercised, generating $170.7 million of net cash proceeds, both of which we expect to support our operations and investments in the near term. As of June 30, 2021, we had $188.2 million in cash and cash equivalents, $326.3 million in short-term liquid investments, and current liabilities of $41.5 million.

Recent Developments

EnvisionTEC Acquisition

On February 16, 2021, pursuant to the Purchase Agreement and Plan of Merger dated January 14, 2021, we consummated the EnvisionTEC Acquisition. We paid $143.8 million in cash and issued 5,036,142 Class A common shares with a fair value of $159.8 million as of the close of business on the acquisition date. In connection with the transaction, the Company also agreed to grant restricted stock awards totaling 475,848 shares of the Company’s Common Stock to key EnvisionTEC employees. As of June 30, 2021, the Company has not completed the grant of restricted stock awards.

Desktop Health

On March 15, 2021, we announced the launch of Desktop Health, an expanded focus on accelerating the growth of additive manufacturing solutions for dental, orthodontic, otolaryngology and dermatology applications. Enabled by Desktop Metal's proprietary technology infrastructure for end-use parts production, including high-speed photopolymer, metal binder jetting and bioprinting additive manufacturing technologies combined with an extensive library of advanced materials, Desktop Health's mission is to create advanced, patient-specific solutions in the medical field.

Trine Warrants

On April 12, 2021, the Staff of the SEC issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The Staff Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” The Company has concluded that the Private Placement Warrants are to be classified as a liability measured at fair value on the Company’s consolidated balance sheet upon the Business Combination on December 9, 2020, with subsequent changes in fair value reported in our statement of operations each reporting period. Effective March 2, 2021, all Private Placement Warrants were exercised and there was no outstanding warrant liability.

Adaptive 3D Acquisition

On May 7, 2021, we, Diamond US Merger Sub, Inc., Diamond US LLC, Adaptive 3D Holdings, Inc., or Adaptive 3D, and Fortis Advisor LLC entered into an Agreement and Plan of Merger, or the A3D Merger Agreement, pursuant to which we acquired Adaptive 3D. The total purchase price was $61.8 million, consisting of $24.1 million paid in cash and 3,133,276 Class A common shares with a fair value of $37.7 million as of the close of business on the acquisition date.

Beacon Bio Acquisition

On June 10, 2021, we entered into a Share Purchase Agreement with Beacon Bio, Inc., pursuant to which we acquired all outstanding securities of Beacon Bio, Inc. for an aggregate purchase price of $10.4 million, consisting of $6.1 million paid in cash and $4.3 million in fully vested RSUs for shares of our Class A common stock, subject to certain adjustments and contingencies.

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Aerosint Acquisition

On June 24, 2021, we entered into a Share Purchase Agreement with DM Belgium BV/SRL, Aerosint SA, or Aerosint, the sellers named therein and representatives of such sellers, pursuant to which we acquired all outstanding securities of Aerosint. The total purchase price was $17.7 million, consisting of $6.2 million paid in cash and 879,922 Class A common shares with a fair value of $11.5 million as of the close of business on the acquisition date.

COVID-19

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. It is not possible to accurately predict the full impact of the COVID-19 pandemic on our business, financial condition and results of operations due to the evolving nature of the COVID-19 pandemic and the extent of its impact across industries and geographies and numerous other uncertainties. For example, we face uncertainties about the duration and spread of the outbreak, additional actions that may be taken by governmental entities, and the impact it may have on the ability of us, our customers, our suppliers, our manufacturers and our other business partners to conduct business. Governments in affected regions have implemented, and may continue to implement, safety precautions which include quarantines, travel restrictions, business closures, cancellations of public gatherings and other measures as they deem necessary. Many organizations and individuals, including our company and employees, are taking additional steps to avoid or reduce infections, including limiting travel and staying home from work. These measures are disrupting normal business operations and have had significant negative impacts on businesses and financial markets worldwide. We continue to monitor our operations and government recommendations and have made modifications to our normal operations because of the COVID-19 pandemic, including requiring most non-engineering or operations-related team members to work remotely, utilizing heightened cleaning and sanitization procedures, implementing new health and safety protocols and reducing non-essential travel.

The COVID-19 pandemic has caused us to experience several adverse impacts, including extended sales cycles to close new orders for our products, delays in shipping and installing orders due to closed facilities and travel limitations and delays in collecting accounts receivable. The rapid development and uncertainty of the impacts of the COVID-19 pandemic precludes any prediction as to the ultimate adverse impact of the COVID-19 pandemic on our business. However, the COVID-19 pandemic, and the measures taken to contain it, present material uncertainty and risk with respect to our performance and financial results. In particular, businesses across an array of vertical markets are temporarily reducing capital expenditure budgets globally as they seek to preserve liquidity to ensure the longevity of their own operations, which in turn may lead to reductions in purchases of our additive manufacturing solutions. Further, office closures may prevent organizations from reaching typical utilizations of our additive manufacturing solutions, resulting in reductions in purchases of consumable materials. Additionally, the COVID-19 pandemic may contribute to facility closures at our third-party contract manufacturers and key suppliers, causing delays and disruptions in product manufacturing, which could affect our ability to ship products purchased by our customers in a timely manner. Disruptions in the capital markets as a result of the COVID-19 pandemic may also adversely affect our business if these impacts continue for a prolonged period and we need additional liquidity.

In the long-term, we believe that the COVID-19 pandemic will encourage organizations to reassess their supply chain structure and may accelerate their adoption of solutions such as additive manufacturing, which could allow for greater flexibility and a reduced reliance on overseas manufacturing.

Key Factors Affecting Operating Results

We believe that our performance and future success depend on many factors that present significant opportunities for us, but also pose risks and challenges, including those discussed below and in “Risk Factors” section of this Quarterly Report on Form 10-Q.

Commercial Launch of Products

Several of our products began commercial shipments in late 2020 and early 2021, with more in the late stages of development and scheduled to begin commercial shipments in 2021. Prior to commercialization, we must complete final testing and manufacturing ramp-up of these products, both in-house and at our third-party contract manufacturers. Any delays in successful completion of these steps may impact our ability to generate revenue from these products.

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Adoption of our Additive Manufacturing Solutions

We believe the world is at an inflection point in the adoption of additive manufacturing solutions and that we are well-positioned to take advantage of this opportunity across an array of industries due to our proprietary technologies and global distribution capabilities. We expect that our results of operations, including revenue and gross margins, will fluctuate for the foreseeable future as businesses continue to shift away from conventional manufacturing processes towards additive manufacturing for end-use parts. Our turnkey and volume production solutions are designed to empower businesses to realize the full benefits of additive manufacturing at-scale, including geometric and design flexibility, mass customization and supply chain engineering, among others. Both the speed with which and the degree to which potential and current customers recognize these benefits and invest in our solutions will affect our financial results.

Pricing, Product Cost and Margins

Our comprehensive portfolio of additive manufacturing solutions spans multiple price points, materials, throughput levels, operating environments and technologies to enable customers to find the solution that achieves their specific goals. We also expect to commercialize additional previously announced products over the course of 2021. Pricing for these products may vary by region due to market‑specific supply and demand dynamics and product lifecycles, and sales of certain products have, or are expected to have, higher gross margins than others. As a result, our financial performance depends, in part, on the mix of products we sell during a given period. In addition, we are subject to price competition, and our ability to compete in key markets will depend on the success of our investments in new technologies and cost improvements as well as our ability to efficiently and reliability introduce cost‑effective additive manufacturing solutions for our customers.

Continued Investment and Innovation

We believe that we are a leader in mass production and turnkey additive manufacturing solutions, offering breakthrough technologies that enable high throughput and ease‑of‑use through our broad product portfolio. Our performance is significantly dependent on the investment we make in our research and development efforts and on our ability to be at the forefront of the additive manufacturing industry. It is essential that we continually identify and respond to rapidly evolving customer requirements, develop and introduce innovative new products, enhance existing products and generate customer demand for our solutions. We believe that investment in our additive manufacturing solutions will contribute to long‑term revenue growth, but it may adversely affect our near‑term profitability.

Acquisitions and Transaction-Related Costs

As part of our growth strategy, we intend to continue to acquire or make investments in other business, patents, technologies, products or services. Our growth relies heavily on the successful integration of acquired companies, including our ability to realize the anticipated business opportunities from combining operations in an efficient and effective manner. We expect that the results of our operations will fluctuate as we continue to integrate these businesses, and the technologies, products, and services that they offer. Additionally, our results of operations will be impacted by non-recurring transaction-related costs, including integration costs, associated with these acquisitions.

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Results of Operations

Comparison of the three months ended June 30, 2021 and June 30, 2020

Revenue

The following table presents the revenue of each of our revenue streams, as well as the percentage of total revenue and change from the prior year.

	For the Three Months Ended June 30,
	2021		2020		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Products Revenue	$17,560	93%	$1,531	70%	$16,029	1,047%
Services Revenue	1,417	7%	658	30%	759	115%
Total Revenue	$18,977	100%	$2,189	100%	$16,788	767%

Total revenue for the three months ended June 30, 2021 and 2020 was $19.0 million and $2.2 million, respectively, an increase of $16.8 million, or 767%. The increase in total revenue was attributable to an increase in revenue from both products and services.

We sold more products during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020, leading to an approximately 1,047% increase in product revenue. This was primarily the result of an increase in unit shipments across a more varied product mix during the second quarter and additional revenue in connection with acquisitions during the three months ended June 30, 2021 compared to the same period in 2020. For the three months ended June 30, 2020, we experienced decreased customer demand and longer sales cycles resulting from the COVID-19 pandemic. Additionally, as a result of customer facilities closures associated with the COVID-19 pandemic, we experienced delays in shipments and installation as well as decreased utilization of our installed products, leading to a decrease in sales of consumable materials.

Services revenue increased during the three months ended June 30, 2021, as compared to the three months ended June 30, 2020, primarily due to an increase in support and installation revenue from increased shipments during the period.

The following table presents revenue by geographic region, as well as the percentage of total revenue and change from the prior period.

	For the Three Months Ended June 30,
	2021		2020		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Americas	$11,401	60%	$895	41%	$10,506	1,174%
EMEA (Europe, the Middle East and Africa)	4,150	22%	967	44%	3,183	329%
APAC (Asia‑Pacific)	3,426	18%	327	15%	3,099	948%
Total Revenue	$18,977	100%	$2,189	100%	$16,788	767%

Total revenue increased during the three months ended June 30, 2021 compared to the three months ended June 30, 2020, due to an increase in unit shipments in all regions across a more varied product mix and additional revenue in connection with acquisitions. Overall, there was an increased customer demand during the period ended June 30, 2021. Customer demand was lower during the three months ended June 30, 2020 as a result of the COVID-19 pandemic.

Cost of Sales

Total cost of sales during the three months ended June 30, 2021 and 2020 was $16.6 million and $10.5 million, respectively, an increase of $6.1 million or 58%. The increase in total cost of sales was driven primarily by an increase in product cost of sales, which resulted from greater product sales. Additionally, cost of sales increased $2.2 million due to amortization from intangible assets acquired in the EnvisionTEC acquisition that is included in cost of sales.

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Gross Loss and Gross Margin

The following table presents gross loss by revenue stream, as well as change in gross loss dollars from the prior period.

	For the Three
	Months Ended
	June 30,		Change in Gross
	2021	2020	Profit

(Dollars in thousands)	Gross Profit (Loss)		$	%
Products	$2,070	$(7,841)	$9,911	126%
Services	302	(448)	750	167%
Total	$2,372	$(8,289)	$10,661	129%

Total gross profit (loss) during the three months ended June 30, 2021 and 2020 was $2.4 million and ($8.3) million, respectively. The increase in gross profit of $10.7 million is driven by scaling revenue to improve absorption of fixed costs and a more favorable product mix sold, including products in connection with acquisitions, during the three months ended June 30, 2021, compared to the same period in 2020.

The following table presents gross margin by revenue stream, as well as the change in gross margin from the prior period.

	For the Three
	Months Ended		Change in Gross
	June 30,		Margin
	2021	2020	Percentage

(Dollars in thousands)	Gross Margin		Points	%
Products	12%	(512)%	5.24	102%
Services	21%	(68)%	0.89	131%
Total	12%	(379)%	3.91	103%

Total gross margin for the three and six months ended June 30, 2021 and 2020 was 12% and (379)%, respectively. The increase in total gross margin was primarily due to the increase in gross margin from our product revenue, which resulted from a lower product cost for units shipped in the three months ended June 30, 2021 as compared to the three months ended three and six months ended June 30, 2020. In addition, we incurred significant charges in products cost of goods sold related to obsolete inventory parts in the three months ended June 30, 2020; similar charges were not incurred in the three months ended June 30, 2021.

Research and Development

Research and development expenses during the three months ended June 30, 2021 and 2020 were $15.7 million and $9.8 million, respectively, an increase of $5.9 million, or 60%. The increase in research and development expenses was due in part to 2021 acquisitions, which added $1.7 million. Compensation costs increased $2.1 million due to headcount growth required to support new product development and existing product enhancements. Additionally, engineering consulting costs, which were lowered during the three months ended June 30, 2020 due to the COVID-19 pandemic, increased significantly as efforts continue on new product development and existing product enhancements.

Sales and Marketing

Sales and marketing expenses during the three months ended June 30, 2021 and 2020 were $10.9 million and $3.0 million, respectively, an increase of $7.9 million, or 263%. The increase in sales and marketing expenses was primarily due to increased expense related to acquired entities of $3.2 million. In addition, compensation costs increased $2.2 million due to headcount growth and higher commission expenses in line with the increase in sales. Additionally, there was growth in marketing program spend driven primarily by the commercialization of new products and related marketing efforts.

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General and Administrative

General and administrative expenses during the three months ended June 30, 2021 and 2020 were $13.1 million and $3.0 million, respectively, an increase of $10.1 million, or 337%. The increase in general and administrative expenses was primarily due to $5.1 million of professional fees incurred as a result of merger and acquisition activity and costs related to operating as a public company. Additionally, compensation costs increased by $3.0 million, related to hiring to support public company requirements and director and officer insurance increased by $1.0 million as a public company.

In-Process Research and Development Assets Acquired

In-process research and development assets acquired during the three months ended June 30, 2021 were $10.2 million, compared to no expense for in-process research and development assets acquired during the three months ended June 30, 2020. The increase is attributable to the Beacon Bio acquisition, in which the company paid $10.2 million in cash and share consideration. As the acquired in-process research and development assets were deemed to have no current or alternative future use, the entire amount was recognized as expense in the consolidated statement of operations for the three months ended June 30, 2021.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability during the three months ended June 30, 2021, and 2020, were a $56.6 million loss and $0, respectively. The decrease in fair value is the result of the remeasurement of the Private Placement Warrant liability prior to the cashless exercise of the Private Placement Warrants. The warrant liability increased $56.6 million as a result of the remeasurement, which resulted in the $56.6 million loss. As of March 2, 2021, all Private Placement Warrants were exercised and there was no outstanding warrant liability.

Interest Expense

Interest expense during the three months ended June 30, 2021 and 2020 was $0.1 million in both periods.

Interest and Other Income, Net

Interest and other income, net during the three months ended  June 30, 2021 and 2020 and was $0.3 million in both periods.

Income Taxes

We recorded an income tax benefit of $4.3 million during the three months ended June 30, 2021 compared to no provision for the three months ended June 30, 2020. The increase was due to the partial release of the valuation allowance related to the deferred tax liability acquired in the Adaptive 3D acquisition.

We have provided a valuation allowance for all of our deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate, except for Germany. We continue to assess our future taxable income by jurisdiction based on our recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on our business and our forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that we are able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in a single, or multiple, taxing jurisdictions, a reversal of the related portion of our existing valuation allowances may occur.

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Comparison of the six months ended June 30, 2021 and June 30, 2020

Revenue

The following table presents the revenue of each of our revenue streams, as well as the percentage of total revenue and change from the prior year.

	For the Six Months Ended June 30,				Change in
	2021		2020		Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Product Revenue	$27,871	92%	$4,225	76%	$23,646	560%
Service Revenue	2,419	8%	1,349	24%	1,070	79%
Total Revenue	$30,290	100%	$5,574	100%	$24,716	443%

Total revenue for the six months ended June 30, 2021 and June 30, 2020 was $30.3 million and $5.6 million, respectively, an increase of $24.7 million, or 443%. The increase in total revenue was attributable to an increase in revenue from both products and services.

We sold more products during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, leading to an approximately 560% increase in product revenue. This was primarily the result of an increase in unit shipments across a more varied product mix during the period and additional revenue in connection with acquisitions during the six months ended June 30, 2021 compared to the same period in 2020. For the six months ended June 30, 2020, we experienced decreased customer demand and longer sales cycles resulting from the COVID-19 pandemic. Additionally, as a result of customer facilities closures associated with the COVID-19 pandemic, we experienced delays in shipments and installation as well as decreased utilization of our installed products, leading to a decrease in sales of consumable materials.

Services revenue increased during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, primarily due to an increase in support and installation revenue from increased shipments during the period.

The following table presents revenue by geographic region, as well as the percentage of total revenue and change from the prior period.

	For the Six Months Ended June 30,				Change in
	2021		2020		Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Americas	$17,960	59%	$2,124	38%	$15,836	746%
EMEA	6,892	23%	2,818	51%	4,074	145
APAC	5,438	18%	632	11%	4,806	760
Total Revenue	$30,290	100%	$5,574	100%	$24,716	443%

Total revenue increased during the six months ended June 30, 2021 compared to the six months ended June 30, 2020, due to an increase in unit shipments in all regions across a more varied product mix and additional revenue in connection with acquisitions. Overall, there was an increased customer demand during the period ended June 30, 2021. Customer demand was lower during the three months ended June 30, 2020 as a result of the COVID-19 pandemic.

Cost of Sales

Total cost of sales during the six months ended June 30, 2021 and June 30, 2020 was $28.5 million and $16.7 million, respectively, an increase of $11.8 million or 71%. The increase in total cost of sales was driven primarily by an increase in product cost of sales, which resulted from greater product sales. Additionally, costs of sales increased $3.3 million due to amortization from intangible assets acquired in the EnvisionTEC acquisition that is included in cost of sales.

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Gross Loss and Gross Margin

The following table presents gross loss by revenue stream, as well as change in gross loss dollars from the prior period.

	For the Six Months Ended June 30,		Change in Gross
	2021	2020	Profit

(Dollars in thousands)	Gross Profit (Loss)		$	%
Products	$1,894	$(10,188)	$12,082	119%
Services	(109)	(920)	811	88%
Total	$1,785	$(11,108)	$12,893	116%

Total gross profit (loss) during the six months ended June 30, 2021 and June 30, 2020 was $1.8 million and ($11.1) million, respectively. The increase in gross profit (loss) of $12.9 million is driven by scaling revenue to improve absorption of fixed overhead costs and a more favorable product mix sold, including products in connection with acquisitions, during the six months ended June 30, 2021 compared to the same period in 2020.

The following table presents gross margin by revenue stream, as well as the change in gross margin from the prior period.

			Change in Gross
	For the Six Months Ended June 30,		Margin
	2021	2020	Percentage

	Gross Margin		Points	%
Products	7%	(241)%	2.48	103%
Services	(5)%	(68)%	0.63	93%
Total	6%	(199)%	2.05	103%

Total gross margin for the six months ended June 30, 2021 and June 30, 2020 was 6% and (199)%, respectively. The increase in total gross margin was primarily due to the increase in gross margin from our product revenue, which resulted from a lower product cost for units shipped in the six months ended June 30, 2021 as compared to six months ended June 30, 2020. In addition, we incurred significant charges in product cost of goods sold related to obsolete inventory parts in the six months ended June 30, 2020; similar charges were not incurred in the six months ended June 30, 2021.

Research and Development

Research and development expenses during the six months ended June 30, 2021 and 2020 were $26.5 million and $22.2 million, respectively, an increase of $4.3 million, or 19%. The increase in research and development expenses was due in part to 2021 acquisitions, which added $2.4 million, mainly due to amortization of acquired technology. Additionally, compensation costs increased $1.6 million due to headcount growth and increased utilization of manufacturing and operations resources on engineering projects.

Sales and Marketing

Sales and marketing expenses during the six months ended June 30, 2021 and 2020 were $16.3 million and $7.5 million, respectively, an increase of $8.8 million, or 117%. The increase in sales and marketing expenses was primarily due to increased expense related to acquired entities of $4.6 million. In addition to acquisitions, compensation costs increased $2.8 million due to headcount growth and higher commissions expenses in line with the increase in sales. Additionally, there was growth in marketing program spend driven primarily by the commercialization of new products and related marketing efforts.

General and Administrative

General and administrative expenses during the six months ended June 30, 2021 and 2020 were $27.0 million and $5.6 million, respectively, an increase of $21.4 million, or 382%. The increase in general and administrative expenses was primarily due to $13.7 million of professional fees incurred as a result of merger and acquisition activity and costs related to operating as a public company.

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Additionally, compensation costs increased by $4.6 million, related to hiring to support public company requirements and director and officer insurance expense increased by $2.0 million as a public company.

In-Process Research and Development Assets Acquired

In-process research and development assets acquired during the six months ended June 30, 2021 were $10.2 million, compared to no expense for in-process research and development assets acquired during the six months ended June 30, 2020. The increase is attributable to the Beacon Bio acquisition, in which the company paid $10.2 million in cash and share consideration. As the acquired in-process research and development assets were deemed to have no current or alternative future use, the entire amount was recognized as expense in the consolidated statement of operations for the three months ended June 30, 2021.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability during the six months ended June 30, 2021 and 2020, were a $56.6 million loss and $0, respectively. The decrease in fair value is the result of the remeasurement of the Private Placement Warrant liability prior to the cashless exercise of the Private Placement Warrants. The warrant liability increased $56.6 million as a result of the remeasurement, which resulted in the $56.6 million loss. As of March 2, 2021, all Private Placement Warrants were exercised and there was no outstanding warrant liability.

Interest Expense

Interest expense during the six months ended June 30, 2021 and 2020 was $0.1 million and $0.2 million, respectively, a decrease of $0.1 million. Interest expense decreased primarily due to the payoff of the term loan in June 2021.

Interest and Other Income, Net

Interest and other income, net during the six months ended June 30, 2021 and 2020 and was $0.6 million and $0.9 million, respectively, a decrease of $0.3 million, or 33%. Interest income decreased primarily due to a decrease in cash available for investment.

Income Taxes

We recorded an income tax benefit of $32.2 million during the six months ended June 30, 2021 compared to no provision for the six months ended June 30, 2020. The increase was due to the partial release of the valuation allowance related to the deferred tax liability acquired in the EnvisionTEC and Adaptive 3D acquisitions.

We have provided a valuation allowance for all of our deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate, except for Germany. We continue to assess our future taxable income by jurisdiction based on our recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on our business and our forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that we are able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in a single, or multiple, taxing jurisdictions, a reversal of the related portion of our existing valuation allowances may occur.

Non-GAAP Financial Information

In addition to our results determined in accordance with GAAP, we believe the below non-GAAP financial measures are useful in evaluating our operational performance. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

The non-GAAP financial information excludes, as applicable, stock-based compensation expense, amortization of acquired intangible assets included in cost of sales, acquisition-related and other transactional charges included in general and administrative expense, and change in fair value of warrant liability. These items are normally included in the comparable measures calculated and

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presented in accordance with GAAP. Our management excludes these items when evaluating our ongoing performance and/or evaluating earnings potential, and therefore excludes them when presenting non-GAAP financial measures. Management uses non-GAAP financial measures to supplement our GAAP results.

Stock-based compensation is a non-cash expense relating to stock-based awards issued to executive officers, employees, and outside directors, consisting of options and restricted stock units. We exclude this expense because it is a non-cash expense and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies in our industry.

Amortization of acquired intangible assets is a non-cash expense that is impacted by the timing and magnitude of our acquisitions. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.

Acquisition-related and other transactional charges included in general and administrative expenses are direct costs related to potential and completed acquisitions, including transaction fees, due diligence costs, severance, professional fees, and integration activities. Other transactional charges include third-party costs related to structuring unusual transactions. The occurrence and amount of these costs will vary depending on the timing and size of acquisitions. We believe excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In-process research and development assets acquired are direct costs related to assets acquisitions where the intangible assets acquired were determined to have no alternative future use. This is a non-recurring expense and we believe excluding acquired in-process research and development facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Change in fair value of investments is a non-cash gain or loss impacted by the fair value of investments. We believe the assessment of our operations excluding this activity is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.

Change in fair value of warrant liability is a non-cash gain or loss impacted by the fair value of the Private Placement Warrants. We believe the assessment of our operations excluding this activity is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.

We use the below non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP financial measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals for managing our business and evaluating our performance. We believe that providing non-GAAP financial measures also affords investors a view of our operating results that may be more easily compared to the results of other companies in our industry that use similar financial measures to supplement their GAAP results.

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The items excluded from the non-GAAP financial measures often have a material impact on our financial results and such items often recur. Accordingly, the non-GAAP financial measures included in this Quarterly Report on Form 10-Q should be considered in addition to, and not as a substitute for, the comparable measures prepared in accordance with GAAP. The following tables reconcile each of these non-GAAP financial measures to its most closely comparable GAAP measure in our financial statements for the three and six months ended June 30, 2021 and 2020:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020
GAAP gross margin	$2,372	$(8,289)	$1,785	$(11,108)
Stock-based compensation included in cost of sales	128	52	246	152
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Non-GAAP gross margin	$4,735	$(8,237)	$5,358	$(10,956)

GAAP operating loss	$(47,715)	$(24,037)	$(78,455)	$(46,315)
Stock-based compensation	3,999	1,074	6,216	2,333
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Amortization of acquired intangibles assets	2,033	160	3,241	324
Acquisition-related and other transactional charges included in general and administrative expenses	3,329	—	8,313	—
In-process research and development assets acquired	10,198	—	10,198	—
Non-GAAP operating loss	$(25,921)	$(22,803)	$(47,160)	$(43,658)

GAAP net loss	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Stock-based compensation	3,999	1,074	6,216	2,333
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Amortization of acquired intangibles assets	2,033	160	3,241	324
Acquisition-related and other transactional charges included in general and administrative expenses	3,329	—	8,313	—
In-process research and development assets acquired	10,198	—	10,198	—
Change in fair value of investments	(18)	—	(18)	—
Change in fair value of warrant liability	—	—	56,576	—
Non-GAAP net loss	$(21,404)	$(22,532)	$(14,435)	$(42,913)

We define “EBITDA” as net loss plus net interest income, provision for income taxes, depreciation and amortization expense.

We define “Adjusted EBITDA” as EBITDA adjusted for change in fair value of warrant liability, stock-based compensation expense, warrant expense and transaction costs associated with acquisitions.

We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation and warrants, and provides investors with a means to compare our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware when evaluating EBITDA and Adjusted EBITDA that we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these measures, especially Adjusted EBITDA, may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

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The following table reconciles net loss to EBITDA and Adjusted EBITDA during the six months ended:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020
Net loss attributable to common stockholders	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Interest (income) expense, net	(140)	(185)	(182)	(663)
Income tax benefit	(4,317)	—	(32,238)	—
Depreciation and amortization	5,679	2,154	9,571	4,475
In-process research and development assets acquired	10,198	—	10,198	—
EBITDA	(31,760)	(21,797)	(114,939)	(41,758)
Change in fair value of warrant liability	—	—	56,576	—
Change in fair value of investments	(18)	—	(18)	—
Stock compensation expense	3,999	1,074	6,216	2,333
Warrant expense	—	87	—	211
Transaction costs associated with acquisitions	3,329	—	8,313	—
Adjusted EBITDA	$(24,450)	$(20,636)	$(43,852)	$(39,214)

Liquidity and Capital Resources

We have incurred a net loss in each of our annual periods since our inception. We incurred net losses of $102.3 million and $45.6 million during the six months ended June 20, 2021 and 2020, respectively. As of June 30, 2021, we had $514.5 million in cash, cash equivalents, and short-term investments. We completed the Business Combination in December 2020, receiving $534.6 million net cash proceeds as a result of the transaction. Additionally, during the six months ended June 30, 2021, we received $170.7 million in net cash proceeds from the exercise of public warrants. We expect both to support our operations and investments in the near term.

Since inception, we have received cumulative net proceeds from the Business Combination and the sale of our preferred and common stock of $973.4 million to fund our operations. As of June 30, 2021, our principal sources of liquidity were our cash, cash equivalents, and short-term investments of $514.5 million which are principally invested in money market funds and fixed income instruments.

In June 2018, we entered into a three-year, $20.0 million term loan, which provided $10.0 million immediately with the remaining principal balance available to be drawn in up to three draws of not less than $2.0 million for 12 months from close of the facility. We entered into this loan to fund capital expenditures associated with our corporate office. The loan was repaid in full in June 2021.

In April 2020, we received loan proceeds in the amount of approximately $5.4 million under the Paycheck Protection Program, or the “PPP”. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provides for loans to qualifying businesses. We repaid the loan in full on May 13, 2020.

In connection with the acquisition of EnvisionTEC, we acquired $1.2 million in PPP loans. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs, certain rents, utilities, and mortgage interest expense. The PPP loan has a maturity date of April 3, 2022 and an interest rate of 1%. Principal and interest are payable monthly commencing on a date determined by the lender following the determination of the amount of the PPP loan to be forgiven or potentially earlier, as determined under applicable Small Business Administration rules. The outstanding borrowings may be prepaid by the Company at any time prior to maturity with no prepayment penalties. On May 14, 2021, the outstanding loan balance was communicated as forgiven. There is no outstanding PPP loan balance for EnvisionTEC as of June 30, 2021.

In connection with the acquisition of Adaptive 3D, we acquired $0.3 million in PPP loans. As of June 30, 2021, $0.3 million of the PPP loans is classified as a current liability on the consolidated balance sheet. As of June 30, 2021, forgiveness of the loan has been requested and remains outstanding.

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We believe that our existing capital resources will be sufficient to support our operating plan and cash commitments for at least the next 12 months. As of June 30, 2021, we had $188.2 million in cash and cash equivalents, and $326.3 million in short-term liquid investments. This liquid asset balance significantly exceeds our current liabilities of $41.5 million as of the same date. If we anticipate that our actual results will differ from our operating plan, we believe we have sufficient capabilities to enact cost savings measures to preserve capital.

We expect net losses to continue in connection with our ongoing activities, particularly as we continue to invest in commercialization and new product development. Additionally, we may engage in future acquisitions which may require additional capital.

Cash Flows

Since inception, we have primarily used proceeds from the Business Combination, issuances of preferred stock and debt instruments to fund our operations and complete acquisitions. The following table sets forth a summary of cash flows for the six months ended June 30, 2021 and 2020:

	For the Six Months Ended
	June 30,
(Dollars in thousands)	2021	2020
Net cash used in operating activities	$(71,908)	$(40,304)
Net cash provided by (used in) investing activities	(387,559)	48,655
Net cash provided by financing activities	164,185	135
Net change in cash, cash equivalents, and restricted cash	$(295,282)	$8,486

Operating Activities

Net cash used in operating activities was $71.9 million for the six months ended June 30, 2021, primarily consisting of $102.3 million of net losses, adjusted for non-cash items, which primarily included loss on change in fair value of warrant liability of $56.6 million, gain on change in fair value of investment of $19.5 million, depreciation and amortization expense of $9.4 million and stock-based compensation expense of $6.2 million, as well as a $20.1 million increase in cash consumed by working capital. The increase in cash consumed by working capital was primarily driven by an increase in certain assets including accounts receivable, inventory and prepaid expenses and other current assets, alongside a decrease in certain liabilities including accounts payable and customer deposits. This increase in cash consumed by working capital was partially offset by an increase in certain liabilities including accrued expenses and other current liabilities and deferred revenue.

Net cash used in operating activities was $40.3 million for the six months ended June 30, 2020, primarily consisting of $45.6 million of net losses, adjusted for certain non-cash items, which primarily included depreciation and amortization expense of $4.5 million and stock-based compensation expense of $2.3 million, as well as a $1.8 million increase in cash consumed by working capital. The increase in cash consumed by working capital was primarily driven by an increase in certain assets including inventory. This increase in cash consumed by working capital was partially offset by a decrease in certain assets including accounts receivable and prepaid expenses and other current assets and an increase in certain liabilities including accounts payable, customer deposits and accrued expenses and other current liabilities.

The majority of our inventory consists of finished goods. Inventory balances may fluctuate during cycles of new product launch, commercialization and planned growth of production and sales of products.

Investing Activities

Net cash used in investing activities was $387.6 million for the six months ended June 30, 2021, primarily consisting of purchases of marketable securities of $281.4 million, offset by proceeds from sales and maturities of marketable securities of $66.7 million. We also paid $168.0 million for acquisitions, and $5.9 million to acquire in-process research and development. We purchased $3.6 million in convertible promissory notes and purchased $1.2 million of property and equipment.

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Net cash used in investing activities was $48.7 million for the six months ended June 30, 2020, primarily consisting of purchases of marketable securities of $24.1 million, offset by proceeds from sales and maturities of marketable securities of $74.6 million, as well as purchases of property and equipment for $1.8 million.

Financing Activities

Net cash provided by financing activities was $164.3 million for the six months ended June 30, 2021, consisting primarily of $170.6 million in proceeds from the exercise of public warrants and $3.6 million in proceeds from the exercise of stock options, offset by the repayment of the term loan for $10.0 million.

Net cash provided by financing activities was $0.1 million for the six months ended June 30, 2020, consisting of proceeds from the exercise of employee stock options.

Critical Accounting Policies and Significant Estimates

Other than as described below, there were no material changes in the first six months of 2021 to the information provided under the heading “Critical Accounting Policies and Estimates” included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Business Combinations

We account for business combinations using the acquisition method of accounting, which requires that the assets acquired and liabilities assumed be recorded at their respective estimated fair values as of the acquisition date. The excess of the fair value of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. While we use our best estimates and judgments, our estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. We continue to collect information and reevaluate these estimates and assumptions quarterly and record any adjustments to our preliminary estimates to goodwill provided that we are within the measurement period.

The judgments made in determining the estimated fair value assigned to the assets acquired, as well as the estimated useful life of each asset, can materially impact the consolidated statements of operations of the periods subsequent to the acquisition through depreciation and amortization, and in certain instances through impairment charges, if the asset becomes impaired in the future. In determining the estimated fair value for intangible assets, we typically utilize the income approach, which discounts the projected future net cash flow using a discount rate deemed appropriate by management that reflects the risks associated with such projected future cash flow. Significant estimates and assumptions include revenue growth rates, royalty rates, discount rates, and tax amortization benefit. Determining the useful life of an intangible asset also requires judgment, as different types of intangible assets will have different useful lives and certain assets may even be considered to have indefinite useful lives.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements and do not utilize any “structured debt,” “special purpose” or similar unconsolidated entities for liquidity or financing purposes.

Recent Accounting Pronouncements

Information regarding recent accounting pronouncements is included in “Note 2. Summary of Significant Accounting Policies” to our condensed consolidated financial statements in this Quarterly Report on Form 10-Q.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks from fluctuations in interest rates and foreign currency translation, which may adversely affect our results of operations and financial condition. We seek to minimize these risks through regular operating and financing activities

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and, if we consider it to be appropriate, through the use of derivative financial instruments. We do not purchase, hold or sell derivative financial instruments for trading or speculative purposes.

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to our cash, cash equivalents and short-term investment portfolio. Our investment strategy is focused on preserving capital and supporting our liquidity requirements, while earning a reasonable market return. We invest in a variety of U.S. government securities, corporate debt securities, asset-backed securities, and commercial paper. The market value of our marketable securities may decline if current market interest rates rise. As of June 30, 2021, the fair value of our cash, cash equivalents, and short-term investments was $514.5 million. A 10% change in interest rates would have an immaterial impact on the fair value of our investment portfolio. Our marketable securities are recorded at fair value, and gains and losses from these securities are recognized within other comprehensive income as they occur.

Foreign Currency Risk

The majority of our operations in Europe use the local currency as the functional currency. We translate the financial statements of the operations in Europe to United States dollars and as such we are exposed to foreign currency risk. Currently, we do not use foreign currency forward contracts to manage exchange rate risk, as the amount subject to foreign currency risk is not material to our overall operations and results.

Item 4. Controls and Procedures

Background and Remediation of Material Weakness

In connection with our evaluation of disclosure controls and procedures covering our consolidated financial statements as of December 31, 2020, we identified material weaknesses in our internal control over financial reporting. We have concluded that material weaknesses exist in our evaluation of disclosure controls and procedures, including internal control over financial reporting, as we do not have the necessary business processes, personnel and related internal controls to operate in a manner to satisfy the accounting and financial reporting requirements of a public company. These material weaknesses primarily manifested in the improper segregation of duties relating to the recording of journal entries and the reconciliation of key accounts, as well as the analysis of certain transactions and accounts, and the safeguarding of assets. We identified an additional material weakness related to the design and operating effectiveness of controls over our accounting for significant and complex accounting matters.

We are focused on designing and implementing effective internal controls measures to improve our evaluation of disclosure controls and procedures, including internal control over financial reporting, and remediate the material weaknesses. In order to remediate these material weaknesses, we have taken and plan to take the following actions:

•	the hiring and continued hiring of additional accounting, finance and legal resources with public company experience; and
•	implementation of additional review controls and processes requiring timely account reconciliation and analyses of certain transactions and accounts.

These actions and planned actions are subject to ongoing evaluation by management and will require testing and validation of design and operating effectiveness of internal controls over financial reporting over future periods. We are committed to the continuous improvement of our internal control over financial reporting and will continue to review the internal controls over financial reporting.

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Evaluation of Disclosure Controls and Procedures

Under the supervision of our Chief Executive Officer and Chief Financial Officer, our management has evaluated the effectiveness of the design and operation of our “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15(d)-15(e) under the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are not effective to provide reasonable assurance that information required to be disclosed in the reports we file and submit under the Securities and Exchange Act is recorded, processed, summarized and reported as and when required.

Notwithstanding these material weaknesses noted above, our management, including our Chief Executive Officer and Chief Financial Officer, has concluded that our financial statements included in this Quarterly Report on Form 10-Q present fairly, in all material respects, our financial position, results of operations, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America.

Changes in Internal Control Over Financial Reporting

We acquired Adaptive 3D on May 7, 2021, Beacon Bio on June 10, 2021, and Aerosint on June 24, 2021. We are in the process of integrating these acquisitions into our system of internal control over financial reporting. Except for the material weaknesses noted above and the acquisitions of Adaptive 3D, Beacon Bio, and Aerosint, there were no changes to our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during the quarter ended June 30, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on Effectiveness of Internal Controls

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, errors and instances of fraud, if any, within the Company have been or will be detected.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. We recognize provisions for claims or pending litigation when we determine that an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any current legal proceedings will have a material adverse impact on the Company’s condensed consolidated financial statements.

Item 1A. Risk Factors

Summary of Risk Factors

Our business is subject to numerous risks. Below is a summary of the principal factors that could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found under the heading “Risk Factors” immediately following this section and should be carefully considered, together with other information in this Quarterly Report on Form 10-Q and our other filings with the SEC, before making an investment decision regarding our Class A common stock.

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•	We are an early-stage company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future.
•

As part of our growth strategy, we intend to acquire or make investments in other businesses, patents, technologies, products or services. Our efforts to do so, or our failure to do so successfully could disrupt our business and have an adverse impact on our financial condition.

•	We may experience difficulties in integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.
•	We may experience significant delays in the design, production and launch of our additive manufacturing solutions, and we may be unable to successfully commercialize products on our planned timelines.
•

If demand for our products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.

•

The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.

•

Future sales, or the perception of future sales, of our Class A common stock by us or our existing stockholders in the public market could cause the market price for our Class A common stock to decline.

•	We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.

Risk Factors

Our business is subject to numerous risks. You should carefully consider the risks and uncertainties described below and the other information in this Quarterly Report on Form 10-Q before making an investment decision regarding our Class A common stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Class A common stock could decline, and you could lose all or part of your investment. This Quarterly Report on Form 10-Q also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Financial Position and Need for Additional Capital

We are an early-stage company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future.

We experienced net losses in each year from our inception, including net losses of $90.4 million and $103.6 million for the years ended December 31, 2020 and 2019, respectively. We believe we will continue to incur operating losses and negative cash flow in the near-term as we continue to invest significantly in our business, in particular across our research and development efforts and sales and marketing programs. These investments may not result in increased revenue or growth in our business.

In addition, as a public company, we incur significant additional legal, accounting and other expenses that we did not incur as a private company. As we acquire and integrate private companies, we will also incur additional legal, accounting and other expenses. These increased expenditures may make it harder for us to achieve and maintain future profitability. Revenue growth and growth in our customer base may not be sustainable, and we may not achieve sufficient revenue to achieve or maintain profitability. While we have generated revenue in the past, we have only recently begun commercial shipments of several of our announced additive manufacturing solutions, some of which are expected to generate a substantial portion of our revenue going forward, and it is difficult for us to predict our future operating results. We may incur significant losses in the future for a number of reasons, including due to

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the other risks described in this Quarterly Report on Form 10-Q, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. As a result, our losses may be larger than anticipated, we may incur significant losses for the foreseeable future, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history and rapid growth makes evaluating our current business and future prospects difficult and may increase the risk of your investment.

Much of our growth has occurred in recent periods. Our limited operating history may make it difficult for you to evaluate our current business and our future prospects, as we continue to grow our business. Our ability to forecast our future operating results is subject to a number of uncertainties, including our ability to plan for and model future growth. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, as we continue to grow our business. If our assumptions regarding these uncertainties, which we use to plan our business, are incorrect or change in reaction to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our business could suffer, and the trading price of our stock may decline. We intend to derive a substantial portion of our revenues from the sales of a number of products which began commercial shipments in late 2020, and we continue to develop additional products which are in the late stages of development and scheduled to begin commercial shipments in the second half of 2021. There are no assurances that we will be able to secure future business with customers or that such products will begin commercial shipments on our planned timelines.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

Our operating results and financial condition may fluctuate from period to period.

Our operating results and financial condition fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which will not be within our control. Both our business and the additive manufacturing industry are changing and evolving rapidly, and our historical operating results may not be useful in predicting our future operating results. If our operating results do not meet the guidance that we provide to the marketplace or the expectations of securities analysts or investors, the market price of our Class A common stock will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors, including:

•	the degree of market acceptance of our products and services;
•	our ability to compete with competitors and new entrants into our markets;
•	the mix of products and services that we sell during any period;
•	the timing of our sales and deliveries of our products to customers;
•	the geographic distribution of our sales;
•	changes in our pricing policies or those of our competitors, including our response to price competition;
•	changes in the amount that we spend to develop and manufacture new products or technologies;
•	changes in the amounts that we spend to promote our products and services;
•	changes in the cost of satisfying our warranty obligations and servicing our installed customer base;
•	expenses and/or liabilities resulting from litigation;

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•	delays between our expenditures to develop and market new or enhanced solutions and the generation of revenue from those solutions;
•	unforeseen liabilities or difficulties in integrating our acquisitions or newly acquired businesses;
•	disruptions to our information technology systems or our third-party contract manufacturers;
•	general economic and industry conditions that effect customer demand;
•	the impact of the COVID-19 pandemic on our customers, suppliers, manufacturers and operations; and
•	changes in accounting rules and tax laws.

In addition, our revenues and operating results may fluctuate from quarter-to-quarter and year-to-year due to our sales cycle and seasonality among our customers. Generally, our additive manufacturing solutions are subject to the adoption and capital expenditure cycles of our customers. As a result, we typically conduct a larger portion of our business during the fourth quarter of our fiscal year relative to the other quarters. Additionally, for our more complex solutions, which may require additional facilities investment, potential customers may spend a substantial amount of time performing internal assessments prior to making a purchase decision. This may cause us to devote significant effort in advance of a potential sale without any guarantee of receiving any related revenues. As a result, revenues and operating results for future periods are difficult to predict with any significant degree of certainty, which could lead to adverse effects on our inventory levels and overall financial condition.

Due to the foregoing factors, and the other risks discussed in this Quarterly Report on Form 10-Q, you should not rely on quarter-over-quarter and year-over-year comparisons of our operating results as an indicator of our future performance.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges and opportunities, including the need to develop new features or enhance our products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds if our existing sources of cash and any funds generated from operations do not provide us with sufficient capital. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges and opportunities could be significantly impaired, and our business may be adversely affected.

Risks Related to Acquisitions

As part of our growth strategy, we intend to continue to acquire or make investments in other businesses, patents, technologies, products or services. Our efforts to do so, or our failure to do so successfully, could disrupt our business and have an adverse impact on our financial condition.

As part of our business strategy, we are acquiring and investing in other companies, patents, technologies, products or services. To the extent we seek to grow our business through acquisitions, we may not be able to successfully identify attractive acquisition opportunities or consummate any such acquisitions if we cannot reach an agreement on commercially favorable terms, if we lack sufficient resources to finance the transaction on our own and cannot obtain financing at a reasonable cost or if regulatory authorities prevent such transaction from being consummated. The identification of potential targets, negotiation with targets and due diligence may divert management’s attention from their day-to-day responsibilities and require the incurrence of related costs. In addition, competition for acquisitions in the markets in which we operate during recent years has increased, and may continue to increase,

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which may result in an increase in the costs of acquisitions or cause us to refrain from making certain acquisitions. We may not be able to complete future acquisitions on favorable terms, if at all.

If we do complete future acquisitions, we cannot assure you that they will ultimately strengthen our competitive position or that they will be viewed positively by customers, financial markets or investors. Furthermore, future acquisitions could pose numerous additional risks to our operations, including:

•	diversion of management’s attention from their day-to-day responsibilities;
•	unanticipated costs or liabilities associated with the acquisition;
•	incurrence of acquisition-related costs, which would be recognized as a current period expense;
•	problems integrating the purchased business, products or technologies;
•	challenges in achieving strategic objectives, cost savings and other anticipated benefits;
•	inability to maintain relationships with key customers, suppliers, vendors and other third parties on which the purchased business relies;
•	the difficulty of incorporating acquired technology and rights into our platform and of maintaining quality and security standards consistent with our brand;
•	difficulty in maintaining controls, procedures and policies during the transition and integration;
•	challenges in integrating the new workforce and the potential loss of key employees, particularly those of the acquired business; and
•	use of substantial portions of our available cash or the incurrence of debt to consummate the acquisition.

If we proceed with a particular acquisition, we may have to use cash, issue new equity securities with dilutive effects on existing shareholders, incur indebtedness, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on our financial condition and results of operations. Acquisitions will also require us to record certain acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. In addition, we could also face unknown liabilities or write-offs due to our acquisitions, which could result in a significant charge to our earnings in the period in which they occur. We will also be required to record goodwill or other long-lived asset impairment charges (if any) in the periods in which they occur, which could result in a significant charge to our earnings in any such period.

Achieving the expected returns and synergies from future acquisitions will depend, in part, upon our ability to integrate the products and services, technology, administrative functions and personnel of these businesses into our product lines in an efficient and effective manner. We cannot assure you that we will be able to do so, that our acquired businesses will perform at levels and on the timelines anticipated by our management or that we will be able to obtain these synergies. In addition, acquired technologies and intellectual property may be rendered obsolete or uneconomical by our own or our competitors’ technological advances. Management resources may also be diverted from operating our existing businesses to certain acquisition integration challenges. If we are unable to successfully integrate acquired businesses, our anticipated revenues and profits may be lower. Our profit margins may also be lower, or diluted, following the acquisition of companies whose profit margins are less than those of our existing businesses.

We may experience difficulties in integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.

Acquisition involve numerous risks, any of which could harm our business and negatively affect our financial condition and results of operations. The success of recent acquisitions will depend in part on our ability to realize the anticipated business opportunities from combining the operations of acquired companies with our business in an efficient and effective manner. These

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integration processes could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the acquisitions, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of acquired companies with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the acquisitions, and our business, results of operations and financial condition could be materially and adversely affected.

We have incurred significant costs in connection with the recent acquisitions. The substantial majority of these costs are non-recurring acquisition expenses. These non-recurring costs and expenses are reflected in the unaudited pro forma condensed combined financial information included in this Quarterly Report on Form 10-Q. We may incur additional costs in the integration of acquired companies, and may not achieve cost synergies and other benefits sufficient to offset the incremental costs of these acquisitions.

Risks Related to Our Business and Industry

We may experience significant delays in the design, production and launch of our additive manufacturing solutions, and we may be unable to successfully commercialize products on our planned timelines.

Several of our announced additive manufacturing solutions are yet to be commercially released. There are often delays in the design, testing, manufacture and commercial release of new products, and any delay in the launch of our products could materially damage our brand, business, growth prospects, financial condition and operating results. Even if we successfully complete the design, testing and manufacture for one or all of our products under development, we may fail to develop a commercially successful product on the timeline we expect for a number of reasons, including:

•	misalignment between the products and customer needs;
•	lack of innovation of the product;
•	failure of the product to perform in accordance with the customer’s industry standards;
•	ineffective distribution and marketing;
•	delay in obtaining any required regulatory approvals;
•	unexpected production costs; or
•	release of competitive products.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities in a timely manner. Upon demonstration, our customers may not believe that our products and/or technology have the capabilities they were designed to have or that we believe they have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with another larger and more established company or may take longer than expected to make the decision to order our products. Significant revenue from new product investments may not be achieved for a number of years, if at all. If the timing of our launch of new products and/or of our customers’ acceptance of such products is different than our assumptions, our revenue and results of operations may be adversely affected.

Additionally, we are building out a parts-as-a-service offering for customers, which may present similar challenges to those outlined above with respect to the design, production, and launch of new additive manufacturing solutions. In particular, we may fail to develop a commercially successful offering if we are unable to meet customer needs or industry standards, if we fail to meet customer price expectations, or if our marketing and distribution strategy proves ineffective. If we are unsuccessful in establishing such an offering, sales of our additive manufacturing solutions and our overall operating results could suffer. To date, we have not recognized any material revenues from the parts-as-a-service business model.

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Our business activities may be disrupted due to the ongoing impact of the COVID-19 pandemic.

We face various risks and uncertainties related to the ongoing impact of the COVID-19 pandemic. Over the past year, the continued spread of COVID-19 has led to disruption and volatility in the global economy and capital markets, which increases the cost of capital and adversely impacts access to capital. Government-enforced travel bans and business closures around the world have significantly impacted our ability to sell, install and service our additive manufacturing systems at customers around the world. It has, and may continue to, disrupt our third-party contract manufacturers and supply chain. We currently anticipate customer payment delays for our products which could negatively impact our results of operations. We also expect some delays in installation of our products at customers’ facilities, which could lead to postponed revenue recognition for those transactions. In addition, installation delays could prevent us from achieving anticipated consumables revenues due to systems being put into operation later than expected. Furthermore, if significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures, remote working or other restrictions in connection with the COVID-19 pandemic, our operations will likely be adversely impacted.

If the COVID-19 pandemic continues for a prolonged duration, we or our customers may be unable to perform fully on our contracts, which will likely result in increases in costs and reduction in revenue. These cost increases may not be fully recoverable or adequately covered by insurance. The long-term effects of COVID-19 to the global economy and to us are difficult to assess or predict and may include a further decline in the market prices of our products, risks to employee health and safety, risks for the deployment of our products and services and reduced sales in geographic locations impacted. Any prolonged restrictive measures put in place in order to control COVID-19 or other adverse public health developments in any of our targeted markets may have a material and adverse effect on our business operations and results of operations.

Changes in our product mix may impact our gross margins and financial performance.

Our financial performance may be affected by the mix of products and services we sell during a given period. Our products are sold, and will continue to be sold, at different price points. Sales of certain of our products have, or are expected to have, higher gross margins than others. If our product mix shifts too far into lower gross margin products, and we are not able to sufficiently reduce the engineering, production and other costs associated with those products or substantially increase the sales of our higher gross margin products, our profitability could be reduced. Additionally, the introduction of new products or services may further heighten quarterly fluctuations in gross profit and gross profit margins due to manufacturing ramp-up and start-up costs. We may experience significant quarterly fluctuations in gross profit margins or operating income or loss due to the impact of the mix of products, channels or geographic areas in which we sell our products from period to period.

If we fail to meet our customers’ price expectations, demand for our products and product lines could be negatively impacted and our business and results of operations could suffer.

Demand for our product lines is sensitive to price. We believe our competitive pricing has been an important factor in our results to date. Therefore, changes in our pricing strategies can have a significant impact on our business and ability to generate revenue. Many factors, including our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products and product lines could be negatively impacted and our business and results of operations could suffer.

We use, and plan to continue using, different pricing models for different products. For example, we plan to use a hardware-as-a-service annual subscription pricing model for certain new products. Such pricing models are still relatively new to some of our customers and may not be attractive to them, especially in regions where they are less common. If customers resist such pricing models, our revenue may be adversely affected, and we may need to restructure the way in which we charge customers for our products. To date, while we have accepted orders for our Fiber solution with hardware-as-a-service annual subscription pricing, we have not recognized material revenue from such orders, or associated with our hardware-as-a-service annual subscription model in general.

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Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.

Our business is subject to price competition. Such price competition may adversely affect our results of operation, especially during periods of decreased demand. Decreased demand also adversely impacts the volume of our systems sales. If our business is not able to offset price reductions resulting from these pressures, or decreased volume of sales due to contractions in the market, by improved operating efficiencies and reduced expenditures, then our operating results will be adversely affected.

Certain of our operating costs are fixed and cannot readily be reduced, which diminishes the positive impact of our restructuring programs on our operating results. To the extent the demand for our products slows, or the additive manufacturing market contracts, we may be faced with excess manufacturing capacity and related costs that cannot readily be reduced, which will adversely impact our financial condition and results of operations.

Our business model is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our consumables and service contracts. If that recurring stream of revenues does not develop as expected, or if our business model changes as the industry evolves, our operating results may be adversely affected.

Our business model is dependent, in part, on our ability to maintain and increase sales of our proprietary consumables and service contracts as they generate recurring revenues. Existing and future customers of our systems may not purchase our consumables or related service contracts at the rate we expect for certain product lines or at the same rate at which customers currently purchase those consumables and services. In addition, our entry-level systems focused on low-volume production generally use a lower volume of consumables relative to our volume throughput systems focused on high-volume production. If our current and future customers purchase a lower volume of our consumable materials or service contracts, or if our entry-level systems represent an increasing percentage of our future installed customer base, resulting overall in lower purchases of consumables and service contracts on average than our current installed customer base or than we expect, our recurring revenue stream relative to our total revenues would be reduced and our operating results would be adversely affected.

If demand for our products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.

The industrial manufacturing market, which today is dominated by conventional manufacturing processes that do not involve 3D printing technology, is undergoing a shift towards additive manufacturing. We may not be able to develop effective strategies to raise awareness among potential customers of the benefits of additive manufacturing technologies or our products may not address the specific needs or provide the level of functionality or economics required by potential customers to encourage the continuation of this shift towards additive manufacturing. If additive manufacturing technology does not continue to gain broader market acceptance as an alternative to conventional manufacturing processes, or does so more slowly than anticipated, or if the marketplace adopts additive manufacturing technologies that differ from our technologies, we may not be able to increase or sustain the level of sales of our products, and our operating results would be adversely affected as a result.

Reservations for our Production System P-50 solution may not convert to purchase orders.

Our Production System P-50 solution is in the late stages of development, and while select early customers are operational with initial versions of this solution, commercial shipments are not scheduled to begin until the second half of 2021 and may occur later or not at all. As a result, we have accepted reservations for the Production System P-50, most of which are accompanied by a financial deposit. Given the anticipated lead times between reservations and the date of delivery of the Production System P-50s, there is a risk that customers who have placed reservations may ultimately decide not to convert such reservations into purchase orders and take delivery of their reserved Production System P-50 due to potential changes in customer preferences, competitive developments or other factors. As a result, no assurance can be made that reservations will result in the purchase of our Production System P-50s, and any such failure to convert these reservations could harm our business, prospects, financial condition and operating results.

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Defects in new products or in enhancements to our existing products that give rise to product returns or warranty or other claims could result in material expenses, diversion of management time and attention and damage to our reputation.

Our additive manufacturing solutions are complex and may contain undetected defects or errors when first introduced or as enhancements are released that, despite testing, are not discovered until after a machine has been used. This could result in delayed market acceptance of those products or claims from resellers, customers or others, which may result in litigation, increased end user warranty, support and repair or replacement costs, damage to our reputation and business, or significant costs and diversion of support and engineering personnel to correct the defect or error. We may from time to time become subject to warranty or product liability claims related to product quality issues that could lead us to incur significant expenses.

We attempt to include provisions in our agreements with customers that are designed to limit our exposure to potential liability for damages arising from defects or errors in our products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future.

The sale and support of our products entails the risk of product liability claims. Any product liability claim brought against us, regardless of its merit, could result in material expense, diversion of management time and attention, damage to our business and reputation and brand, and cause us to fail to retain existing customers or to fail to attract new customers.

Our operations could suffer if we are unable to attract and retain key management or other key employees.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and other key personnel, including, in particular, our Co-Founder, Chief Executive Officer, and Chairman, Ric Fulop. Our executive team is critical to the management of our business and operations, as well as to the development of our strategy. Members of our senior management team may resign at any time. The loss of the services of any members of our senior management team, especially Mr. Fulop, could delay or prevent the successful implementation of our strategy or our commercialization of new applications for our systems or other products, or could otherwise adversely affect our ability to manage our company effectively and carry out our business plan. There is no assurance that if any senior executive leaves in the future, we will be able to rapidly replace him or her and transition smoothly towards his or her successor, without any adverse impact on our operations.

To support the continued growth of our business, we must also effectively recruit, hire, integrate, develop, motivate and retain additional new employees. High demand exists for senior management and other key personnel (including scientific, technical, engineering, financial and sales personnel) in the additive manufacturing industry, and there can be no assurance that we will be able to retain our current key personnel. We experience intense competition for qualified personnel. While we intend to continue to provide competitive compensation packages to attract and retain key personnel, some of our competitors for these employees have greater resources and more experience, making it difficult for us to compete successfully for key personnel. Moreover, new employees may not become as productive as we expect since we may face challenges in adequately integrating them into our workforce and culture. If we cannot attract and retain sufficiently qualified technical employees for our research product development activities, as well as experienced sales and marketing personnel, we may be unable to develop and commercialize new products or new applications for existing products. Furthermore, possible shortages of key personnel, including engineers, in the regions surrounding our Boston facility could require us to pay more to hire and retain key personnel, thereby increasing our costs. Since March 2020, we have had many employees working remotely to protect the health and safety of our employees, contractors, customers and visitors. We also shifted customer, industry and other stakeholder events to virtual-only experiences, and may similarly alter, postpone or cancel other events in the future. Given our limited history with remote operations, the long-term impacts are uncertain.

All of our U.S. employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We generally enter into non-competition agreements with our employees. These agreements prohibit our employees from competing directly with us or working for our competitors or clients while they work for us, and in some cases, for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work, and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. If we cannot demonstrate that our legally protectable interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

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If we fail to grow our business as anticipated, our net sales, gross margin and operating margin will be adversely affected. If we grow as anticipated but fail to manage our growth and expand our operations accordingly, our business may be harmed and our results of operation may suffer.

Over the past several years, we have experienced rapid growth, and we are attempting to continue to grow our business substantially. To this end, we have made, and expect to continue to make, significant investments in our business, including investments in our infrastructure, technology, marketing and sales efforts. These investments include dedicated facilities expansion and increased staffing, both domestic and international. If our business does not generate the level of revenue required to support our investment, our net sales and profitability will be adversely affected.

Our ability to effectively manage our anticipated growth and expansion of our operations will also require us to enhance our operational, financial and management controls and infrastructure, human resources policies and reporting systems. These enhancements and improvements will require significant capital expenditures, investments in additional headcount and other operating expenditures and allocation of valuable management and employee resources. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any future growth and expansion. There are no guarantees we will be able to do so in an efficient or timely manner, or at all.

We may experience significant delays or obstacles to realizing the success of our newly-launched Desktop Health business line.

In March 2021, we launched our Desktop Health business, which aims to leverage our proprietary additive manufacturing technologies and materials to grow the market for existing applications in the healthcare and dental markets and identify, develop and/or commercialize future solutions for personalized patient care spanning dentistry, orthodontics, dermatology, orthopedics, cardiology, plastic surgery and printed regenerative tissues and grafts. This business operates in a highly competitive space which may make it difficult for us to implement business plans and expectations and identify and realize opportunities. In addition, this business and its technology, products, materials and applications may be subject to strict regulatory requirements in the United States and other countries. The regulatory approval or clearance process may be lengthy and costly, and regulatory requirements may impact the timing of, or our ability to, commercialize the regulated technology, products, materials and applications. The success of this business will also depend on our ability to attract, hire and retain qualified personnel, establish sales, marketing and distribution infrastructure, and establish and maintain supply and manufacturing relationships.

Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United States locations.

Our products and services are distributed in more than 60 countries around the world, and we derive a substantial percentage of our sales from these international markets. In 2020, we derived approximately 60% of our revenues from countries outside the United States. Accordingly, we face significant operational risks from doing business internationally.

Our operating results may be affected by volatility in currency exchange rates and our ability to effectively manage our currency transaction risks. We incur currency transaction risks if we were to enter into either a purchase or a sale transaction using a different currency from the currency in which we report revenues. In such cases we may suffer an exchange loss because we do not currently engage in currency swaps or other currency hedging strategies to address this risk. As we realize our strategy to expand internationally, our exposure to currency risks may increase. Given the volatility of exchange rates, we can give no assurance that we will be able to effectively manage our currency transaction risks or that any volatility in currency exchange rates will not have an adverse effect on our results of operations.

Other risks and uncertainties we face from our global operations include:

•	difficulties in staffing and managing foreign operations;
•	limited protection for the enforcement of contract and intellectual property rights in certain countries where we may sell our products or work with suppliers or other third parties;
•	potentially longer sales and payment cycles and potentially greater difficulties in collecting accounts receivable;

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•	costs and difficulties of customizing products for foreign countries;
•	challenges in providing solutions across a significant distance, in different languages and among different cultures;
•	laws and business practices favoring local competition;
•	being subject to a wide variety of complex foreign laws, treaties and regulations and adjusting to any unexpected changes in such laws, treaties and regulations;
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specific and significant regulations, including the European Union’s General Data Protection Regulation, or GDPR, which imposes compliance obligations on companies who possess and use data of EU residents;

•	uncertainty and resultant political, financial and market instability arising from the United Kingdom’s exit from the European Union;
•	compliance with U.S. laws affecting activities of U.S. companies abroad, including the U.S. Foreign Corrupt Practices Act;
•	tariffs, trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;
•	operating in countries with a higher incidence of corruption and fraudulent business practices;
•	changes in regulatory requirements, including export controls, tariffs and embargoes, other trade restrictions, competition, corporate practices and data privacy concerns;
•	potential adverse tax consequences arising from global operations;
•	seasonal reductions in business activity in certain parts of the world, particularly during the summer months in Europe and at year end globally;
•	rapid changes in government, economic and political policies and conditions; and
•	political or civil unrest or instability, terrorism or epidemics and other similar outbreaks or events.

In addition, additive manufacturing has been identified by the U.S. government as an emerging technology and is currently being further evaluated for national security impacts. We expect additional regulatory changes to be implemented that will result in increased and/or new export controls related to 3D printing technologies, components and related materials and software. These changes, if implemented, may result in our being required to obtain additional approvals and/or licenses to sell 3D printers in the global market.

Our failure to effectively manage the risks and uncertainties associated with our global operations could limit the future growth of our business and adversely affect our business and operating results.

In the future, some of our arrangements for additive manufacturing solutions may contain customer-specific provisions that may impact the period in which we recognize the related revenues under GAAP.

Some customers that purchase additive manufacturing solutions from us may require specific, customized factors relating to their intended use of the solution or the installation of the product in the customers’ facilities. These specific, customized factors are occasionally required by the customers to be included in our commercial agreements relating to the purchases. As a result, our responsiveness to our customers’ specific requirements has the potential to impact the period in which we recognize the revenue relating to that additive manufacturing system sale.

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Similarly, some of our customers must build or prepare facilities to install a subset of our additive manufacturing solutions, and the completion of such projects can be unpredictable, which can impact the period in which we recognize the revenue relating to that additive manufacturing solution sale.

We rely on our information technology systems to manage numerous aspects of our business and a disruption of these systems could adversely affect our business.

We rely on our information technology systems to manage numerous aspects of our business, including to efficiently purchase products from our suppliers, provide procurement and logistic services, ship products to our customers, manage our accounting and financial functions, including our internal controls, and maintain our research and development data. Our information technology systems are an essential component of our business and any disruption could significantly limit our ability to manage and operate our business efficiently. A failure of our information technology systems to perform properly could disrupt our supply chain, product development and customer experience, which may lead to increased overhead costs and decreased sales and have an adverse effect on our reputation and our financial condition. In addition, during the COVID-19 pandemic, a substantial portion of our employees have conducted work remotely, making us more dependent on potentially vulnerable communications systems and making us more vulnerable to cyberattacks.

Although we take steps and incur significant costs to secure our information technology systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, our security measures may not be effective, and our systems may be vulnerable to damage or interruption. Disruption to our information technology systems could result from power outages, computer and telecommunications failures, computer viruses, cyber-attack or other security breaches, catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, acts of war, terrorism and usage errors by our employees.

Our reputation and financial condition could be adversely affected if, as a result of a significant cyber-event or otherwise:

•	our operations are disrupted or shut down;
•	our confidential, proprietary information is stolen or disclosed;
•	we incur costs or are required to pay fines in connection with stolen customer, employee or other confidential information;
•	we must dedicate significant resources to system repairs or increase cyber security protection; or
•	we otherwise incur significant litigation or other costs.

If our computer systems are damaged or cease to function properly, or, if we do not replace or upgrade certain systems, we may incur substantial costs to repair or replace them and may experience an interruption of our normal business activities or loss of critical data. Any such disruption could adversely affect our reputation and financial condition.

Additionally, some of the companies we acquire may not have the same level of information technology systems which may require that we invest significant resources to get those systems to the level of security we require.

We also rely on information technology systems maintained by third parties, including third-party cloud computing services and the computer systems of our suppliers for both our internal operations and our customer-facing infrastructure related to our additive manufacturing solutions. These systems are also vulnerable to the types of interruption and damage described above but we have less ability to take measures to protect against such disruptions or to resolve them if they were to occur. Information technology problems faced by third parties on which we rely could adversely impact our business and financial condition as well as negatively impact our brand reputation.

Our current levels of insurance may not be adequate for our potential liabilities.

We maintain insurance to cover our potential exposure for most claims and losses, including potential product and non-product related claims, lawsuits and administrative proceedings seeking damages or other remedies arising out of our commercial operations. However, our insurance coverage is subject to various exclusions, self-retentions and deductibles. We may be faced with types of

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liabilities that are not covered under our insurance policies, such as environmental contamination or terrorist attacks, or that exceed our policy limits. Even a partially uninsured claim of significant size, if successful, could have an adverse effect on our financial condition.

In addition, we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all, our existing policies may be cancelled or otherwise terminated by the insurer, and/or the companies that we acquire may not be eligible for certain types or limits of insurance. Maintaining adequate insurance and successfully accessing insurance coverage that may be due for a claim can require a significant amount of our management’s time, and we may be forced to spend a substantial amount of money in that process.

Global economic, political and social conditions and uncertainties in the markets that we serve may adversely impact our business.

Our performance depends on the financial health and strength of our customers, which in turn is dependent on the economic conditions of the markets in which we and our customers operate. The recent declines in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors all affect the spending behavior of potential customers. The economic uncertainty in Europe, the United States, India, China and other countries may cause end-users to further delay or reduce technology purchases.

We also face risks from financial difficulties or other uncertainties experienced by our suppliers, distributors or other third parties on which we rely. If third parties are unable to supply us with required materials or components or otherwise assist us in operating our business, our business could be harmed.

For example, the possibility of an ongoing trade war between the United States and China may impact the cost of raw materials, finished products or components used in our products and our ability to sell our products in China. Other changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could also adversely affect our business. In addition, the United Kingdom’s exit from the European Union on January 31, 2020 may result in the imposition of tariffs or other trade barriers that could have an adverse impact on our results of operation. Additionally, uncertainty surrounding this transition may have an effect on global economic conditions and the stability of global financial markets, which in turn could have a material adverse effect on our business, financial condition and results of operations. In extreme cases, we could experience interruptions in production due to the processing of customs formalities or reduced customer spending in the wake of weaker economic performance. If global economic conditions remain volatile for a prolonged period or if European economies experience further disruptions, our results of operations could be adversely affected.

In connection with the Business Combination, we identified material weaknesses in our internal controls over financial reporting. Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.

Following the Business Combination, our management has significant requirements for enhanced financial reporting and internal controls as a public company. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis or result in material misstatements in our consolidated financial statements, which could harm our operating results. In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert management’s attention from other matters that are important to our business. Our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting on an annual basis. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. If we are not able to complete our initial assessment of our internal

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controls and otherwise implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal controls over financial reporting.

In addition to our results determined in accordance with GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures in this Quarterly Report on Form 10-Q and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A common stock.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable NYSE listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our Class A common stock.

In connection with the Business Combination, our management and auditors determined that material weaknesses existed in our internal control over financial reporting due to the fact that we had not completed an annual or quarterly close under a timeline that would be compatible with public company filing deadlines, and with our limited accounting department personnel, this may not be achievable. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. While we have instituted plans to remediate the issue described above and continue to take remediation steps, including hiring additional personnel, including a vice president of accounting with public company experience, we continued to have a limited number of personnel with the level of GAAP accounting knowledge, specifically related to complex accounting transactions, commensurate with our financial reporting requirements.

Although we believe the hiring of additional accounting resources, implementation of additional reviews and processes requiring timely account reconciliations and analysis and implementation of processes and controls to better identify and manage segregation of duties will remediate the material weakness with respect to insufficient personnel, there can be no assurance that the material weakness will be remediated on a timely basis or at all, or that additional material weaknesses will not be identified in the future. If we are unable to remediate the material weakness, our ability to record, process, and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected which, in turn, to may adversely affect our reputation and business and the market price of our Class A common stock.

The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.

Our revenues are derived from the sale of additive manufacturing systems and related consumables and services. We have encountered and will continue to encounter challenges experienced by growing companies in a market subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in additive manufacturing technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products either generally or for particular applications. Our ability to compete in the additive manufacturing market depends, in large part, on our success in developing and introducing new additive manufacturing systems and technology, in improving our existing products and technology and qualifying new materials which our systems can support. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to:

•	develop cost-effective new products and technologies that address the increasingly complex needs of prospective customers;
•	enhance our existing products and technologies;

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•	respond to technological advances and emerging industry standards and certifications on a cost-effective and timely basis;
•	adequately protect our intellectual property as we develop new products and technologies;
•	identify the appropriate technology or product to which to devote our resources; or
•	ensure the availability of cash resources to fund research and development.

Even if we successfully introduce new additive manufacturing products and technologies and enhance our existing products and technologies, it is possible that these will eventually supplant our existing products or that our competitors will develop new products and technologies that will replace our own. As a result, any of our products may be rendered obsolete or uneconomical by our or our competitors’ technological advances, leading to a loss in market share, decline in revenue and adverse effects to our business and prospects.

The additive manufacturing industry is competitive. We expect to face increasing competition in many aspects of our business, which could cause our operating results to suffer.

The additive manufacturing industry in which we operate is fragmented and competitive. We compete for customers with a wide variety of producers of additive manufacturing and/or 3D printing equipment that creates 3D objects and end-use parts, as well as with providers of materials and services for this equipment. Some of our existing and potential competitors are researching, designing, developing and marketing other types of products and services that may render our existing or future products obsolete, uneconomical or less competitive. Existing and potential competitors may also have substantially greater financial, technical, marketing and sales, manufacturing, distribution and other resources than we do, including name recognition, as well as experience and expertise in intellectual property rights and operating within certain international markets, any of which may enable them to compete effectively against us. For example, a number of companies that have substantial resources have announced that they are beginning production of 3D printing systems, which will further enhance the competition we face.

Future competition may arise from the development of allied or related techniques for equipment, materials and services that are not encompassed by our patents, from the issuance of patents to other companies that may inhibit our ability to develop certain products and from improvements to existing technologies.

We intend to continue to follow a strategy of continuing product development and distribution network expansion to enhance our competitive position to the extent practicable. But we cannot assure you that we will be able to maintain our current position or continue to compete successfully against current and future sources of competition. If we do not keep pace with technological change and introduce new products and technologies, demand for our products may decline, and our operating results may suffer.

Because the additive manufacturing market is rapidly evolving, forecasts of market growth in this Quarterly Report on Form 10-Q may not be accurate.

Market opportunity estimates and growth forecasts included in this Quarterly Report on Form 10-Q are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts and estimates in this Quarterly Report on Form 10-Q relating to the expected size and growth of the markets for additive manufacturing technology and other markets in which we participate may prove to be inaccurate. Even if these markets experience the forecasted growth described in this Quarterly Report on Form 10-Q, we may not grow our business at similar rates, or at all. Our future growth is subject to many factors, including market adoption of our products, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this Quarterly Report on Form 10-Q, including our estimates that the size of the total addressable market is expected to be approximately $146 billion in 2030, should not be taken as indicative of our future growth. In addition, these forecasts do not consider the impact of the current global COVID-19 pandemic, and we cannot assure you that these forecasts will not be materially and adversely affected as a result.

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Risks Related to Third Parties

We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply.

The products we supply are sometimes used in potentially hazardous or critical applications, such as the assembled parts of an aircraft, medical device or automobile, that could result in death, personal injury, property damage, loss of production, punitive damages and consequential damages. While we have not experienced any such claims to date, actual or claimed defects in the products we supply could result in our being named as a defendant in lawsuits asserting potentially large claims.

We attempt to include legal provisions in our agreements with customers that are designed to limit our exposure to potential liability for damages arising from defects or errors in our products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future. Any such lawsuit, regardless of merit, could result in material expense, diversion of management time and efforts and damage to our reputation, and could cause us to fail to retain or attract customers, which could adversely affect our results of operations.

We could face liability if our additive manufacturing solutions are used by our customers to print dangerous objects.

Customers may use our additive manufacturing systems to print parts that could be used in a harmful way or could otherwise be dangerous. For example, there have been news reports that 3D printers were used to print guns or other weapons. We have little, if any, control over what objects our customers print using our products, and it may be difficult, if not impossible, for us to monitor and prevent customers from printing weapons with our products. While we have never printed weapons on any printers in our offices, there can be no assurance that we will not be held liable if someone were injured or killed by a weapon printed by a customer using one of our products.

We depend on our network of resellers and our business could be adversely affected if they do not perform as expected.

We rely heavily on our global network of resellers to sell our products and to provide installation and support services to customers in their respective geographic regions. These resellers may not be as effective in selling our products or installing and supporting our customers as we expect. Further, our contracts with our resellers provide for termination for convenience, and if our contracts with a significant number of resellers, or with the most effective resellers, were to terminate or if they would otherwise fail or refuse to sell certain of our products, we may not be able to find replacements that are as qualified or as successful in a timely manner, if at all. In addition, if our resellers do not perform as anticipated, or if we are unable to secure qualified and successful resellers, our sales will suffer, which would have an adverse effect on our revenues and operating results. Because we also depend upon our resellers to provide installation and support services for products, if our reseller relationship were terminated or limited to certain products, we may face disruption in providing support for our customers, which would adversely affect our reputation and our results of operations. Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and adversely affect our financial results.

Additionally, a default by one or more resellers that have a significant receivables balance could have an adverse financial impact on our financial results. We have reviewed our policies that govern credit and collections and will continue to monitor them in light of current payment status and economic conditions. In addition, we try to reduce the credit exposures of our accounts receivable by instituting credit limits and having credit insurance. However, there can be no assurance that our efforts to identify potential credit risks will be successful. Our inability to timely identify resellers that are credit risks could result in defaults at a time when such resellers have high accounts receivable balances with us. Any such default would result in a significant charge against our earnings and adversely affect our results of operations and financial condition.

We depend on a limited number of third-party contract manufacturers for substantially all of our manufacturing needs. If these third-party manufacturers experience any delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, we could lose market share and our brand may suffer.

We depend on third-party contract manufacturers for the production of several of our additive manufacturing systems. While there are several potential manufacturers for most of these products, several of our products are manufactured, assembled, tested and generally packaged by a limited number of third-party manufacturers. In most cases, we rely on these manufacturers to procure

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components and, in some cases, subcontract engineering work. Our reliance on a limited number of contract manufacturers involves a number of risks, including:

•	unexpected increases in manufacturing and repair costs;
•	inability to control the quality and reliability of finished products;
•	inability to control delivery schedules;
•	potential liability for expenses incurred by third-party contract manufacturers in reliance on our forecasts that later prove to be inaccurate;
•	potential lack of adequate capacity to manufacture all or a part of the products we require; and
•	potential labor unrest affecting the ability of the third-party manufacturers to produce our products.

If any of our third-party contract manufacturers experience a delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, or if a primary third-party contract manufacturer does not renew its agreement with us, our operations could be significantly disrupted, and our product shipments could be delayed. Qualifying a new manufacturer and commencing volume production is expensive and time consuming. Ensuring that a contract manufacturer is qualified to manufacture our products to our standards is time consuming. In addition, there is no assurance that a contract manufacturer can scale its production of our products at the volumes and in the quality that we require. If a contract manufacturer is unable to do these things, we may have to move production for the products to a new or existing third-party manufacturer, which would take significant effort and our business, results of operations and financial condition could be materially adversely affected.

As we contemplate moving manufacturing into different jurisdictions, we may be subject to additional significant challenges in ensuring that quality, processes, and costs, among other issues, are consistent with our expectations. For example, while we expect our third-party contract manufacturers to be responsible for penalties assessed on us because of excessive failures of the products, there is no assurance that we will be able to collect such reimbursements from these manufacturers, which causes us to take on additional risk for potential failures of our products.

In addition, because we use a limited number of third-party contract manufacturers, increases in the prices charged may have an adverse effect on our results of operations, as we may be unable to find a contract manufacturer who can supply us at a lower price. As a result, the loss of a limited source supplier could adversely affect our relationships with our customers and our results of operations and financial condition.

All of our products must satisfy safety and regulatory standards and some of our products must also receive government certifications. Our third-party contract manufacturers are primarily responsible for conducting the tests that support our applications for most regulatory approvals for our products. If our third-party contract manufacturers fail to timely and accurately conduct these tests, we may be unable to obtain the necessary domestic or foreign regulatory approvals or certifications to sell our products in certain jurisdictions. As a result, we would be unable to sell our products and our sales and profitability could be reduced, our relationships with our sales channel could be harmed and our reputation and brand would suffer.

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If our suppliers become unavailable or inadequate, our customer relationships, results of operations and financial condition may be adversely affected.

We acquire certain of our materials, which are critical to the ongoing operation and future growth of our business, from several third parties. Generally, our third-party contract manufacturers contract directly with component suppliers and we rely on our contract manufacturers to manage their supply chains. If one of our contract manufacturers has a supply chain disruption, or our relationship with our contract manufacturer terminates, we could experience delays. We also source some materials directly from suppliers. While most manufacturing equipment and materials for our products are available from multiple suppliers, certain of those items are only available from limited sources. Should any of these suppliers become unavailable or inadequate, or impose terms unacceptable to us, such as increased pricing terms, we could be required to spend a significant amount of time and expense to develop alternate sources of supply, and we may not be successful in doing so on terms acceptable to us, or at all. As a result, the loss of a limited source supplier could adversely affect our relationship with our customers as well as our results of operations and financial condition.

Our third-party contract manufacturers’ facilities, and our suppliers’ and our customers’ facilities, are vulnerable to disruption due to natural or other disasters, strikes and other events beyond our control.

A major earthquake, fire, tsunami, hurricane, cyclone or other disaster, such as a pandemic, major flood, seasonal storms, nuclear event or terrorist attack affecting our facilities or the areas in which they are located, or affecting those of our customers or third-party manufacturers or suppliers, could significantly disrupt our or their operations and delay or prevent product shipment or installation during the time required to repair, rebuild or replace our or their damaged manufacturing facilities. These delays could be lengthy and costly. If any of our third-party contract manufacturers’, suppliers’ or customers’ facilities are negatively impacted by such a disaster, production, shipment and installation of our 3D printing machines could be delayed, which can impact the period in which we recognize the revenue related to that 3D printing machine sale. Additionally, customers may delay purchases of our products until operations return to normal. Even if we are able to respond quickly to a disaster, the continued effects of the disaster could create uncertainty in our business operations. In addition, concerns about terrorism, the effects of a terrorist attack, political turmoil, labor strikes, war or the outbreak of epidemic diseases (including the outbreak of COVID-19) could have a negative effect on our operations and sales.

Risks Related to Compliance Matters

Failure of our global operations to comply with anti-corruption laws and various trade restrictions, such as sanctions and export controls, could have an adverse effect on our business.

We operate in a number of countries throughout the world, including countries known to have a reputation for corruption. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Cuba, Iran, Syria, North Korea and the Crimea Region of Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the U.S. government has had a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.

We are committed to doing business in accordance with applicable anti-corruption laws and regulations and with applicable trade restrictions. We are subject, however, to the risk that our affiliated entities or our and our affiliates’ respective officers, directors, employees and agents (including distributors of our products) may take action determined to be in violation of such laws and regulations. Any violation by any of these persons could result in substantial fines, sanctions, civil and/or criminal penalties, or curtailment of operations in certain jurisdictions, and might adversely affect our operating results. In addition, actual or alleged violations could damage our reputation and ability to do business.

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We are subject to environmental, health and safety laws and regulations related to our operations and the use of our additive manufacturing systems and consumable materials, which could subject us to compliance costs and/or potential liability in the event of non-compliance.

We are subject to domestic and foreign environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees. Under these laws, regulations and requirements, we could also be subject to liability for improper disposal of chemicals and waste materials, including those resulting from the use of our systems and accompanying materials by end-users. Accidents or other incidents that occur at our facilities or involve our personnel or operations could result in claims for damages against us. In the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake expensive remedial obligations. If our operations fail to comply with such laws or regulations, we may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances that we generate, use, store, handle, transport, manufacture or dispose of), property damage or contribution claims. Some environmental laws allow for strict, joint and several liabilities for remediation costs, regardless of fault. We may be identified as a potentially responsible party under such laws. The amount of any costs, including fines or damages payments that we might incur under such circumstances could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition and results of operations and could adversely affect our reputation.

The export of our products internationally from our production facilities subjects us to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as the United States Toxic Substances Control Act and the Registration, Evaluation, Authorization and Restriction of Chemical Substances. These laws and regulations require the testing and registration of some chemicals that we ship along with, or that form a part of, our systems and other products. If we fail to comply with these or similar laws and regulations, we may be required to make significant expenditures to reformulate the chemicals that we use in our products and materials or incur costs to register such chemicals to gain and/or regain compliance. Additionally, we could be subject to significant fines or other civil and criminal penalties should we not achieve such compliance.

The cost of complying with current and future environmental, health and safety laws applicable to our operations, or the liabilities arising from past releases of, or exposure to, hazardous substances, may result in future expenditures. Any of these developments, alone or in combination, could have an adverse effect on our business, financial condition and results of operations.

Aspects of our business are subject to privacy, data use and data security regulations, which could increase our costs.

We collect personally identifiable information from our employees, prospects, and our customers. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past or prospective customers. We must comply with privacy laws in the United States, Europe and elsewhere, including GDPR in the European Union, which became effective May 25, 2018, and the California Consumer Privacy Act of 2018, which was enacted on June 28, 2018 and became effective on January 1, 2020. These laws create new individual privacy rights and impose increased obligations, including disclosure obligations, on companies handling personal data. In many jurisdictions, consumers must be notified in the event of a data security breach, and such notification requirements continue to increase in scope and cost. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past or prospective customers. While we have invested in, and intend to continue to invest in, resources to comply with these standards, we may not be successful in doing so, and any such failure could have an adverse effect on our business, results of operations and reputation.

As privacy, data use and data security laws are interpreted and applied, compliance costs may increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place. In recent years, there has been increasing

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regulatory enforcement and litigation activity in this area in the United States, Germany and in various other countries in which we operate.

Compliance with regulations for medical devices and solutions is expensive and time-consuming, and failure to obtain or maintain approvals, clearances, or compliance could impact financial projections and/or subject us to penalties or liabilities.

Our Desktop Health products and services, and its healthcare provider customers and distributors, are and will be subject to extensive federal, state, local and foreign regulations, including, without limitation, regulations with respect to approvals and clearances for products, design, manufacturing and testing, labeling, marketing, sales, quality control, and privacy. Unless an exemption applies, we must obtain clearance or approval from the Food and Drug Administration (or comparable foreign regulatory body) before a medical device or solution can be marketed or sold; this process involves significant time, effort and expense. The healthcare market overall is highly regulated and subject to frequent and sudden change. Our failure to secure clearances or approvals or comply with regulations could have an adverse impact on our business and reputation and subject us to lost research and development costs, withdrawal of clearance/approval, operating restrictions, liabilities, fines, penalties and/or litigation.

Risks Related to Intellectual Property

Third-party lawsuits and assertions alleging our infringement of patents, trade secrets or other intellectual property rights may have a significant adverse effect on our financial condition.

Third parties may own issued patents and pending patent applications that exist in fields relevant to additive manufacturing. Some of these third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims related to additive manufacturing. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that our additive technologies may infringe. In addition, third parties may obtain patents in the future and claim that our technologies infringe upon these patents. Any third-party lawsuits or other assertion to which we are subject alleging our infringement of patents, trade secrets or other intellectual property rights may have a significant adverse effect on our financial condition.

We may incur substantial costs enforcing and defending our intellectual property rights.

We may incur substantial expense and costs in protecting, enforcing and defending our intellectual property rights against third parties. Intellectual property disputes may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our products. Any of these could have an adverse effect on our business and financial condition.

If we are unable to adequately protect or enforce our intellectual property rights, such information may be used by others to compete against us, in particular in developing consumables that could be used with our printing systems in place of our proprietary consumables.

We have devoted substantial resources to the development of our technology and related intellectual property rights. Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We rely on a combination of registered and unregistered intellectual property and protect our rights using patents, licenses, trademarks, trade secrets, confidentiality and assignment of invention agreements and other methods.

Despite our efforts to protect our proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes or improvements. We cannot assure you that any of our existing or future patents or other intellectual property rights will not be challenged, invalidated or circumvented, or will otherwise provide us with meaningful protection. Our pending patent applications may not be granted, and we may not be able to obtain foreign patents or

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pending applications corresponding to our U.S. patents. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.

Our trade secrets, know-how and other unregistered proprietary rights are a key aspect of our intellectual property portfolio. While we take reasonable steps to protect our trade secrets and confidential information and enter into confidentiality and invention assignment agreements intended to protect such rights, such agreements can be difficult and costly to enforce or may not provide adequate remedies if violated, and we may not have entered into such agreements with all relevant parties. Such agreements may be breached, and trade secrets or confidential information may be willfully or unintentionally disclosed, including by employees who may leave our company and join our competitors, or our competitors or other parties may learn of the information in some other way. The disclosure to, or independent development by, a competitor of any of our trade secrets, know-how or other technology not protected by a patent or other intellectual property system could materially reduce or eliminate any competitive advantage that we may have over such competitor. This concern could manifest itself in particular with respect to our proprietary consumables that are used with our systems. Portions of our proprietary consumables may not be afforded patent protection. Chemical companies or other producers of raw materials used in our consumables may be able to develop consumables that are compatible to a large extent with our products, whether independently or in contravention of our trade secret rights and related proprietary and contractual rights. If such consumables are made available to owners of our systems, and are purchased in place of our proprietary consumables, our revenues and profitability would be reduced, and we could be forced to reduce prices for our proprietary consumables.

If our patents and other intellectual property do not adequately protect our technology, our competitors may be able to offer products similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents and other intellectual property. Any of the foregoing events would lead to increased competition and reduce our revenue or gross margin, which would adversely affect our operating results.

If we attempt enforcement of our intellectual property rights, we may be, and have been in the past, subject or party to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation, regardless of merit, can be costly and disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Any of the foregoing could adversely affect our business and financial condition.

As part of any settlement or other compromise to avoid complex, protracted litigation, we may agree not to pursue future claims against a third party, including related to alleged infringement of our intellectual property rights. Part of any settlement or other compromise with another party may resolve a potentially costly dispute but may also have future repercussions on our ability to defend and protect our intellectual property rights, which in turn could adversely affect our business.

Our additive manufacturing software contains third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to sell our products.

Our additive manufacturing software contains components that are licensed under so-called “open source,” “free” or other similar licenses. Open source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. We currently combine our proprietary software with open source software, but not in a manner that we believe requires the release of the source code of our proprietary software to the public. We do not plan to integrate our proprietary software with open source software in ways that would require the release of the source code of our proprietary software to the public; however, our use and distribution of open source software may entail greater risks than use of third-party commercial software. Open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release to the public or remove the source code of our proprietary software. We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or remove the software. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the sale of our offerings if re-engineering could not be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We cannot guarantee that we have incorporated open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.

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Risks Related to Our Class A Common Stock

Our issuance of additional shares of Class A common stock or convertible securities may dilute your ownership of us and could adversely affect our stock price.

From time to time, we have issued, and we expect in the future to issue, additional shares of our Class A common stock or securities convertible into our Class A common stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Class A common stock may also be issued upon exercise of outstanding stock options and warrants to purchase our Class A common stock. The issuance by us of additional shares of our Class A common stock or securities convertible into our Class A common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Class A common stock. Subject to the satisfaction of vesting conditions and the expiration of lockup agreements, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Class A common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Class A common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Class A common stock bear the risk that our future offerings may reduce the market price of our Class A common stock and dilute their percentage ownership.

Future sales, or the perception of future sales, of our Class A common stock by us or our existing stockholders in the public market could cause the market price for our Class A common stock to decline.

The sale of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In connection with the Business Combination, certain of our stockholders agreed that, subject to certain exceptions, they will not, during the period beginning at the effective time of the Business Combination and continuing to and including June 7, 2021, or the Restricted Period, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A common stock, or any options or warrants to purchase any shares of Class A common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock, or any interest in any of the foregoing.

In addition, pursuant to the terms of the Fourth Amended and Restated Investors’ Rights Agreement of Legacy Desktop Metal, as amended, the former preferred stockholders of Legacy Desktop Metal are prohibited, through June 7, 2021, from lending, offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, purchasing any option or contracting to sell, granting any option, right, or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Class A common stock held immediately following the effective time of the Business Combination, or entering into any swap or other arrangement that transfers to another, in whole or in party, any of the economic consequences of ownership of such securities.

Upon the expiration or waiver of the lock-ups described above, shares held by these stockholders will be eligible for resale, subject to, in the case of stockholders who are our affiliates, volume, manner of sale and other limitations under Rule 144 promulgated under the Securities Act.

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In addition, in connection with the Business Combination, we amended and restated the registration rights agreement with certain of our stockholders pursuant to which we are obligated to register the stockholders’ shares of Class A common stock and shares of Class A common stock that the stockholders may acquire upon exercise of warrants or other rights to acquire Class A common stock. Those shares of Class A common stock have been registered pursuant to a Registration Statement on Form S-1 declared effective by the SEC on February 4, 2021 and are available for resale without restriction, subject to any lock-up agreement.

In addition, shares of our Class A common stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our Class A common stock reserved for future issuance under our 2020 Incentive Award Plan, or the 2020 Plan, including pursuant to the evergreen provision that allows our board of directors to reserve additional shares of Class A common stock for future issuance under the 2020 Plan each calendar year, may become available for sale in future.

The market price of shares of our Class A common stock could drop significantly if the holders of the shares described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Class A common stock or other securities.

Our directors, executive officers and stockholders affiliated with our directors and executive officers own a significant percentage of our Class A common stock and, if they choose to act together, will be able to exert significant control over matters subject to shareholder approval.

Our directors, executive officers, and stockholders affiliated with our directors and executive officers exert significant influence on us. As of December 31, 2020, these holders owned approximately 60.9% of our outstanding Class A common stock. As a result, these holders, acting together, have significant control over all matters that require approval of our stockholders, including the election of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. The interests of these holders may not always coincide with our corporate interests or the interests of other stockholders, and they may act in a manner with which you may not agree or that may not be in the best interests of our other stockholders.

Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Class A common stock.

Our certificate of incorporation, bylaws, and Delaware law contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. Among other things, our certificate of incorporation and bylaws include the following provisions:

•

a staggered board, which means that our board of directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;

•	limitations on convening special stockholder meetings, which could make it difficult for our stockholders to adopt desired governance changes;
•

a prohibition on stockholder action by written consent, which means that our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

•	a forum selection clause, which means certain litigation against us can only be brought in Delaware;
•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by our stockholders; and
•	advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

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These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding Class A common stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, our board of directors approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our Class A common stock, or (iii) following board approval, such business combination receives the approval of the holders of at least two-thirds of our outstanding Class A common stock not held by such interested stockholder at an annual or special meeting of stockholders.

Any provision of our certificate of incorporation, our bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock and could also affect the price that some investors are willing to pay for our Class A common stock.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, as amended, or JOBS Act, through December 31, 2021. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of Trine; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Class A common stock less attractive if we rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our share price may be more volatile.

As of December 31, 2021, we will no longer be able to rely on these exemptions, which could increase the costs and demands placed on our management.

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Our certificate of incorporation and bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, the (a) Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to us or to our stockholders; (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our certificate of incorporation or bylaws; or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our certificate of incorporation and bylaws provide that the federal district courts of the United States of America shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

General Risk Factors

Our Class A common stock price may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The trading price of our Class A common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:

•	the impact of the COVID-19 pandemic on our financial condition and the results of operations;
•	our operating and financial performance and prospects;
•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;
•	conditions that impact demand for our products;
•	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;
•	the public’s reaction to our press releases, other public announcements and filings with the SEC;
•	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;
•	the size of our public float;
•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

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•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	changes in laws or regulations which adversely affect our industry or us;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	changes in senior management or key personnel;
•	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;
•	changes in our dividend policy;
•	adverse resolution of new or pending litigation against us; and
•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Class A common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A common stock is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our Class A common stock, the price of our Class A common stock could decline.

The trading market for our Class A common stock depends, in part, on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Class A common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Class A common stock to decline. Moreover, if one or more of the analysts who cover us downgrades our Class A common stock, or if our reporting results do not meet their expectations, the market price of our Class A common stock could decline.

The obligations associated with being a public company, particularly once we cease to be an “emerging growth company”, involve significant expenses and require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. Once we cease to be an “emerging growth company”, an attestation report on internal control over financial reporting will be required to be issued by our independent registered public accounting firm. As a result, we will incur increased legal, accounting and other expenses that we did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT

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controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.

These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.

As a public reporting company, we will be subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

We are subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting. For additional information related to the risks and uncertainties of our compliance with the Sarbanes-Oxley Act, see “— Risks Related to Our Business and Operations — Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.”

We are, and have been in the recent past, subject to litigation.

We are currently, and have been in the recent past, subject to litigation, and we could be subject to further litigation in the future. In 2018, we brought a claim in Massachusetts federal court against Markforged, Inc., or Markforged, a competitor in the additive manufacturing industry, regarding patent infringement and trade secret misappropriation. Markforged counterclaimed for trade secret misappropriation. We and Markforged entered into a confidential settlement agreement covering such matters in October 2018. In July 2019, Markforged brought a claim against us in Massachusetts federal court alleging false and misleading statements about their products in violation of the settlement agreement, which includes mutual non-disparagement and confidentiality obligations. The hearing was held in December 2020 and the arbitrator has ruled that we do not owe Markforged any damages associated with the claim.

Although we vigorously pursue favorable outcomes, we can provide no assurance as to the outcome of any current or future lawsuits or allegations, and any such actions may result in judgments against us for significant damages. Resolution of any such matters can be prolonged and costly, and the ultimate results or judgments are uncertain due to the inherent uncertainty in litigation and other proceedings. In addition, the additive manufacturing industry has been, and may continue to be, litigious, particularly with respect to intellectual property claims. Moreover, our potential liabilities are subject to change over time due to new developments, changes in settlement strategy or the impact of evidentiary requirements. Regardless of the outcome, litigation has resulted in the past, and may result in the future, in significant legal expenses and require significant attention and resources of management. As a result, any present or future litigation that may be brought against us by any third party could result in losses, damages and expenses that have a significant adverse effect on our financial condition.

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We do not intend to pay dividends on our Class A common stock for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends and other factors that our board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Class A common stock. As a result, you may have to sell some or all of your Class A common stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our Class A common stock.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Recent Sales of Unregistered Securities

During the three months ended June 30, 2021, the registrant issued an aggregate of 21,861 shares of Class A common stock upon the exercise of stock options to employees and non-employees for aggregate consideration of approximately $0.2 million. These securities were issued in reliance on Rule 701 promulgated under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act.

During the three months ended June 30, 2021, the registrant issued an aggregate of 34,749 shares of Class A common stock upon the vesting of restricted stock units held by employees and non-employees. These securities were issued in reliance on Rule 701 promulgated under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act.

During the three months ended June 30, 2021, the registrant issued an aggregate of 4,013,198 shares of Class A common stock in consideration for the acquisitions of Adaptive 3D and Aerosint. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

All other issuances of unregistered securities by us during the three months ended June 30, 2021 have been included previously in a Current Report on Form 8-K.

Issuer Purchases of Equity Securities

The following table sets forth purchases of our common stock for the three months ended June 30, 2021:

Period	Total number of shares purchased (1)	Average price paid per share	Total number of shares purchased as part of a publicly announced program	Approximate dollar value of shares that may yet be purchased under the program
April 1, 2021 through April 30, 2021	2,240	$11.81	—	—
May 1, 2021 through May 31, 2021	4,691	$13.68	—	—
June 1, 2021 through June 30, 2021	—	$—	—	—
Total	6,931		—

(1) All of the shares were withheld from employees in satisfaction of minimum tax withholding obligations associated with the issuance of shares of Class A common stock in connection with acquisitions during the period.

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Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

(a)	Exhibits

The exhibits listed in the Exhibit Index are filed as part of this Quarterly Report on Form 10-Q and are incorporated herein by reference.

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EXHIBIT INDEX

Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, dated as of August 26, 2020, by and among the Company, Sparrow Merger Sub, Inc. and Legacy Desktop Metal	10-K	2.1	3/15/2021
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 11, 2020, by and among the Company, Sparrow Merger Sub, Inc. and Legacy Desktop Metal	10-K	2.2	3/15/2021
31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a)			*
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a)			*
32.1	Certification of Chief Executive Officer and Chief Financial Officer of Periodic Report Pursuant to 18 U.S.C. Section 1350			*
101.INS	Inline XBRL Instance Document			*
101.SCH	Inline XBRL Taxonomy Extension Schema Document			*
101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document			*
101.DEF	Inline XBRL Taxonomy Definition Linkbase Document			*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document			*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document			*
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)			*

*	Filed with this Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESKTOP METAL, INC.

Date: August 11, 2021	By:	/s/ Ric Fulop
Ric Fulop
Chief Executive Officer
(Principal Executive Officer)

Date: August 11, 2021	By:	/s/ James Haley
James Haley
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) of RULE 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Ric Fulop, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q of Desktop Metal, Inc. for the quarter ended June 30, 2021;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements and other financial information included in this report, fairly present, in all material respects, the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4.           The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)          Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)          Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.            The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s Board of Directors:

(a)          All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

(b)          Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2021	/s/ Ric Fulop
Ric Fulop
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, James Haley, certify that:

1.            I have reviewed this Quarterly Report on Form 10-Q of Desktop Metal, Inc. for the quarter ended June 30, 2021;

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.            Based on my knowledge, the financial statements and other financial information included in this report, fairly present, in all material respects, the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4.            The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)          Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)          Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with generally accepted accounting principles;

(c)          Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.            The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s Board of Directors:

(a)          All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

(b)          Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

. JK
Date: August 11, 2021	/s/ James Haley
James Haley
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Desktop Metal, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ric Fulop, the Chief Executive Officer of the Company, and James Haley, the Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2021	/s/ Ric Fulop	Chief Executive Officer
	Ric Fulop	(Principal Executive Officer)

Chief Financial Officer
August 11, 2021	/s/ James Haley	(Principal Financial Officer and Principal
	James Haley	Accounting Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Desktop Metal, Inc. and will be retained by Desktop Metal, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.